AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 2, 2007

FILE NO. 333 - 136586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

API Nanotronics Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

3670

(Primary Standard Industrial Classification Code Number)

98-0200798

(I.R.S. Employer Identification Number)

505 University Avenue, Suite 1400, Toronto, Ontario Canada M5G1X3

(416) 593-6543

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Company Corporation

2711 Centreville Road, Suite 400

Wilmington, Delaware 19808

(800) 818 - 0204

(Name, address, including zip code, and telephone number, including area code, of agent of service)

With copies to:

Leslie J. Weiss

Sugar, Friedberg & Felsenthal LLP

30 North LaSalle Street, Suite 3000

Chicago, Illinois 60602

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act regulation statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act regulation statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box  ☐.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statements shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Post-Effective Amendment No. 1 to amend our registration statement to reflect the effects of our acquisition of National Hybrid, Inc. and Pace Technology, Inc. on January 25, 2007. In connection with this we have updated the financial information in this registration statement. Also, we have reduced the number of shares being registered because as of January 25, 2007, 15,960,380 shares of API Nanotronics Corp. common stock had been issued for API Electronics Group Corp. common shares or with respect to the exchange of 1,998,980 previous issued exchangeable shares, and therefore will not be issued upon the exchange of API Nanotronics Sub, Inc. exchangeable shares in the future. Only shares of API Nanotronics Corp. stock issued upon such an exchange in the future are covered by this registration statement.

Subject to Completion, Dated February 2, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

API NANOTRONICS CORP.

12,293,680 SHARES

COMMON STOCK

We may issue from time to time up to 12,293,680 shares of our common stock in exchange for exchangeable shares of our special purpose subsidiary, API Nanotronics Sub, Inc., formerly known as RVI Sub, Inc., which we refer to in this prospectus as Nanotronics Sub. Nanotronics Sub issued exchangeable shares to certain shareholders of API Electronics Group Corp., which we refer to in this prospectus as API, in connection with a business combination transaction between API and us, which we refer to in this prospectus as the Business Combination. These shareholders may now exchange their exchangeable shares for our common stock at any time following the effectiveness of the Registration Statement of which this prospectus is a part. Nanotronics Sub will redeem any exchangeable shares that remain outstanding on a date established by Nanotronics Sub’s board of directors, which will be no earlier than November 6, 2016. Nanotronics Sub also will redeem the exchangeable shares before November 6, 2016 if certain events occur.

Prior to the Business Combination, we were called Rubincon Ventures Inc. However, as part of the Business Combination and to better capture the nature of the combined companies, we changed our name to “API Nanotronics Corp.” We refer to the combined company in this prospectus as API Nanotronics.

Because the shares of our common stock offered by this Prospectus will be issued only in exchange for, or to purchase the exchangeable shares, we will not receive any cash proceeds from this offering. We are paying all expenses of this offering.

Our common stock is currently traded on the over-the-counter bulletin board operated by NASDAQ (the “OTCBB”). Prior to November 7, 2006 it traded under the symbol RBCV. Effective as of November 7, 2006, the symbol under which our common stock traded became APIO. On January 25, 2007, the last reported sale price for our common stock as reported on the OTCBB was $2.48 per share.

Our executive offices are located at 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5G 1X3.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated February     , 2007.

i

EXHIBITS

EXHIBIT A	–	Support Agreement
EXHIBIT B	–	Voting and Exchange Trust Agreement
EXHIBIT C	–	Exchangeable Share Provisions

WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFERING OF THESE SHARES OF COMMON STOCK. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

The information regarding our company included in this document, including our audited financial statements are reported in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

iii

SUMMARY

The following summarizes the information contained elsewhere in this Prospectus. This summary is qualified in its entirety by and should be read in conjunction with the more detailed information contained in this Prospectus, including the risk factors, the financial statements and the exhibits.

Glossary

Unless the context requires otherwise,

“API” means API Electronics Group Corp. and its subsidiaries.

“API Nanotronics,” “we,” “us,” “our” or “the Company” means API Nanotronics Corp., formerly known as Rubincon Ventures Inc., a Delaware corporation

“Business Combination” means the business combination among API Nanotronics, Nanotronics Sub and API, that became effective on November 6, 2006. In the business combination, API became a wholly-owned subsidiary of our wholly-owned direct subsidiary, Nanotronics Sub. The combination occurred pursuant to a Plan of Arrangement approved by the Ontario Superior Court of Justice.

“Exchangeable Shares” means the shares of Nanotronics Sub that were exchanged for certain common shares of API in the Business Combination. These shares are exchangeable into our common shares on a one-for-one basis as more fully described in this Prospectus.

“GAAP” means United States generally accepted accounting principles.

“Nanotronics Sub” means API Nanotronics Sub, Inc., formerly known as RVI Sub, Inc., an Ontario corporation, a wholly-owned subsidiary of API Nanotronics and the issuer of the Exchangeable Shares.

“Prospectus” means this prospectus.

“Rubincon” means Rubincon Ventures Inc., the name of API Nanotronics prior to the Business Combination. We use this term to refer to our company during the period prior to the Business Combination.

“Rubincon Holdings” means API Nanotronics Holding Corp., formerly known as Rubincon Holdings Corp., an Ontario corporation and our wholly-owned direct subsidiary.

The Company

We are engaged in the manufacture of electronic components and systems for the defense and communications industries. Our operations are conducted through our subsidiaries. We have ten subsidiaries:

(1)	Nanotronics Sub, which holds the stock of API and issued the Exchangeable Shares;

(2)	API, which is a holding company for our operating companies;

(3)	API Nanotronics Holding Corp., formerly known as Rubincon Holdings Corp., which was incorporated to facilitate the exchange of Exchangeable Shares;

(4)	API Electronics, Inc., which is a designer and manufacturer of critical elements for advanced military, industrial, commercial, automotive and medical applications;

(5)	Filtran Group, which consists of Filtran Ltd., an Ontario corporation, and Filtran Inc., a New York corporation, and which is a designer and supplier of electronic components to major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation;

(6)	TM Systems II Inc., which supplies the defense sector with naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, as well as aircraft ground support equipment;

(7)	Keytronics, Inc., which is a designer and manufacturer of electronic components of major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation; and

(8)	National Hybrid Group, which consists of National Hybrid, Inc. and Pace Technology, Inc., and is a developer and manufacturer of 1553 data bus products, solid state power controllers, opto-controllers, high density multi-chip modules and custom hybrid micro-circuits for the military/aerospace market and the industrial process control market.

We have operations in the U.S. in New York and Florida and in Canada in Ontario. After the Business Combination we moved our executive offices to the executive offices of API in Toronto, Ontario. Our operating subsidiaries are located in Endicott, New York, Hauppauge, New York, Ogdensburg, New York, Ronkonkoma, New York, Islip, New York, Largo, Florida and Ottawa, Ontario.

The mailing address and telephone number for our executive offices are: 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5G 1X3, (416) 593-6543.

On November 6, 2006, we completed the Business Combination with API. Prior to that, we were a shell company. We did not have an operating business and our assets consisted of cash and cash equivalents. We were seeking to acquire an operating company and accomplished that objective through the Business Combination. We continue to seek additional acquisitions in the nanotechnology industry as well as in industries that complement our existing subsidiaries.

The Source of the Exchangeable Shares

The Business Combination

The Business Combination was implemented through a Plan of Arrangement, which was approved by the Ontario Superior Court of Justice on November 3, 2006. Upon or immediately prior to completion of the Business Combination:

1.	We changed our name to “API Nanotronics Corp.” from Rubincon Ventures Inc. and amended our Certificate of Incorporation and bylaws to implement the Business Combination.

2.	Nanotronics Sub became the sole owner of API. Except for the Exchangeable Shares held by former API shareholders, described below, Nanotronics Sub is our wholly-owned subsidiary.

3.	Holders of common shares of API ceased to be shareholders of API (other than dissenting shareholders) and received ten shares of our stock, or at the election of shareholders resident in Canada, ten Exchangeable Shares, for each common share of API. The Exchangeable Shares are exchangeable, at the option of the holder, on a one-for-one basis, for our common stock. Under certain other circumstances other than the election of the holder, the Exchangeable Shares may be exchanged for our common stock.

4.	Each Exchangeable Share has economic and voting rights, to the extent practical, equivalent to one share of our common stock.

5.	The stockholders of Rubincon prior to the Business Combination retained their shares of common stock, which remained outstanding as shares of API Nanotronics common stock.

The Exchangeable Shares

The Exchangeable Shares, which were issued by our subsidiary, Nanotronics Sub, in the Business Combination, have the following attributes:

1.	holders of Exchangeable Shares are entitled to receive dividends, if any, on a per share basis, equivalent to the per share dividends that we may pay from time to time on our common stock, and to vote at our shareholders meetings indirectly through a voting trust arrangement;

2.	holders of Exchangeable Shares generally are not entitled to receive notice of or to attend or vote at any meeting of the shareholders of Nanotronics Sub;

3.	the Exchangeable Shares are entitled to a preference over the common shares of Nanotronics Sub, and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Nanotronics Sub; and

4.	in the event of the liquidation, dissolution or winding-up of Nanotronics Sub, a holder of Exchangeable Shares is entitled to receive for each Exchangeable Share one share of our common stock, together with the amount of all dividends payable on our common stock which have not also been paid on the Exchangeable Shares.

Tax Consequences of the Exchange of Exchangeable Shares

The receipt of Exchangeable Shares rather than our common stock in the Business Combination provided the opportunity for a tax deferral for most Canadian residents holding API common shares. To take advantage of this deferral, an appropriate tax election had to be made. This tax deferral continues as long as such holders continue to hold the Exchangeable Shares. The exchange of the Exchangeable Shares for our common stock may be required after ten years from the Business Combination or sooner under specified circumstances, which would end such holder’s tax deferral.

Accounting Treatment of the Exchange

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a recapitalization by API rather than a purchase of API by Rubincon was because Rubincon was a shell company. As reported in its Form 10-QSB for the quarter ended October 31, 2006, (the final quarterly filing requirement for Rubincon under its prior year end of January 31, 2006), Rubincon had cash of approximately $4,200,000, other assets of approximately $117,000 and liabilities of approximately $187,000.

In conjunction with this reverse acquisition, Rubincon changed its year end from January 31 to May 31, the year-end of API. Assets, liabilities and equity of the Company continue to be that of the operating company, API, as adjusted for the cash, other assets and liabilities of Rubincon. No additional goodwill or intangible assets were recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon, now known as API Nanotronics, including the shares issued to affect the reverse acquisition for the period after the consummation of the Plan of Arrangement and the capital structure of API modified by the 10 for 1 exchange ratio in the Plan of Arrangement for the period prior to the consummation of the plan of arrangement.

The Offering

Securities Offered: We are offering shares of our common stock.

You are in receipt of this prospectus because you received Exchangeable Shares in the Business Combination. Exchangeable Shares have the right to convert into our common stock as described in this prospectus.

The Exchangeable Shares were designed to give you, to the extent practicable, rights equivalent to owning our common stock. These equivalent rights were created by agreements, and are not the same as directly owning our common stock. The Exchangeable Shares were not issued by us, but Nanotronics Sub, an Ontario corporation and our subsidiary. By exercising your exchange rights, you will receive our common stock for your Exchangeable Shares. Such an exchange may have tax consequences to you. See “Tax Considerations” on page 35.

Use of Proceeds: Because our common stock will be issued in exchange for Exchangeable Shares or to purchase the Exchangeable Shares, we will not receive any cash proceeds from this offering.

Trading: Our common stock is traded on the OTCBB under the symbol APIO.

Dividend Policy: We do not expect to pay dividends on our common stock in the foreseeable future.

Risk Factors: See “Risk Factors” on page 7 and the other information in this prospectus for a discussion of the factors you should carefully consider before electing to exchange your Exchangeable Shares for shares of our common stock being offered by us in this prospectus.

RISK FACTORS

The Exchange

The Exchange of Exchangeable Shares for Shares of Our Common Stock is Generally a Taxable Event in Canada (Under Current Law) and in The United States

The exchange of Exchangeable Shares for shares of our common stock is generally a taxable event in Canada (under current law) and in the United States. Your tax consequences can vary depending on a number of factors, including your residency, your tax cost, the length of time that the Exchangeable Shares were held by you prior to an exchange and, for Canadian tax consequences, the method of the exchange (redemption or purchase). See “Tax Considerations” on page 35 for information regarding potential tax liability. You should consult your own tax advisor as to the tax consequences to you of an exchange of Exchangeable Shares for shares of our common stock.

Holders May be Required to Make An Election to Avoid Future United States Taxes

While there can be no assurance with respect to the classification, for U.S. federal income tax purposes, of Nanotronics Sub as a passive foreign investment company, know as “PFIC”, Nanotronics Sub believes that it will not constitute a PFIC. At the present time, we intend to cause Nanotronics Sub to avoid PFIC status in the future, although there can be no assurance that they will be able to do so or that our intent will not change. A determination of a foreign corporation’s status as a PFIC cannot be made until the close of the taxable year. Nanotronics Sub intends to monitor its status regularly, and promptly following the end of each taxable year Nanotronics Sub will notify U.S. holders of record of its Exchangeable Shares if it believes that it was a PFIC that taxable year.

If Nanotronics Sub becomes a PFIC during a U.S. holder’s holding period for Exchangeable Shares, and the U.S. holder does not make an election to treat Nanotronics Sub as a “qualified electing fund” under Section 1295 of the U.S. Internal Revenue Code, then a U.S. holder may be subject to additional tax and penalties on excess dividend payments with respect to, and gains from the disposition of, the Exchangeable Shares.

Some of the Shares of our Common Stock May Be Withheld and Sold to Pay Any Withholding Tax That We Are Required To

The exchange or redemption of your Exchangeable Shares for our common stock is for most holders of Exchangeable Shares a taxable event. Under applicable tax laws, we may be required to withhold some of the consideration to be received by you in an exchange or purchase of your Exchangeable Shares. The documents governing the Exchangeable Shares allow us to withhold some of the shares of our common stock that you would otherwise receive and sell such shares to pay tax owed with respect to your sale or redemption of Exchangeable Shares.

You Will Experience a Delay In Receiving Shares of Our Common Stock From The Date That You Request An Exchange, Which May Affect The Value of The Shares You Receive In A Subsequent Sale of Our Common Stock

If you request to receive our common stock in exchange for your Exchangeable Shares, you will not receive our common stock for 10 business days or more after the applicable request is received. During this 10 or more business day period, the market price of our common stock may increase or decrease. Any such increase or decrease would affect the amount to be received by you on a subsequent sale if you were waiting to receive our common stock before selling it.

Trading and Corporate Matters

Future Trading In Our Stock May Be Restricted By the SEC’s Penny Stock Regulations, Which May Limit A Stockholder’s Ability To Buy And Sell Our Common Shares

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our shares most likely will be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to entities with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income for the current and the past two years exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. We believe that the penny stock rules may discourage investor interest in and limit the marketability of our common stock if the price remains below $5.00 after the Business Combination.

The Securities Of The Combined Entities May Not Be More Liquid Than The Securities Of Each Of The Company Individually.

Although our common stock is quoted on the OTCBB, there was only one trade from November 2005 (when our stock qualified for trading on the OTCBB) through early March 2006. Since early March, the common stock has traded regularly. We believe that now that the Business Combination has been effected, our common stock will be more liquid that either the stock of API or of Rubincon. In particular, we believe that broker and investor interest will be greater than was previously the case with either company. However, there can be no assurance what such superior liquidity for our securities will actually develop.

Our Stock Market Price and Trading Volume May Be Volatile

The market for the common stock of API was volatile. API’s stock price was volatile for reasons both related to its performance or events pertaining to its industries, as well as factors unrelated to API or its industries. We expect that our common stock will be subject to similar volatility in both price and volume arising from market expectations, announcements and press releases regarding our business, and changes in estimates and evaluations by securities analysts or other events or factors.

Over the years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small-capitalization companies like us, have experienced wide fluctuations which have not necessarily been related to the operations, performances, underlying asset values, or prospects of such companies. For these reasons, our shares of common stock also can be expected to be subject to significant volatility resulting from purely market forces over which we will have no control. Further, despite the existence of a market for API’s common stock in the United States, the market had limited liquidity. The market for our common stock has been very thin. As a result, our stockholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of the stock.

We May Have Difficulty to Attract and Hold Outside Board Members and This May Affect the Quality of Our Management

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them in connection with their positions with publicly-held companies. Outside directors are becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors and officers liability insurance has become much more expensive and difficult to obtain than it had been in the past. It has become increasingly more difficult for small companies like us to attract and retain qualified outside directors to serve on its Board.

We Do Not Expect to Pay Dividends

We intend to invest all available funds to finance our growth. Therefore our stockholders cannot expect to receive any dividends on our common stock in the foreseeable future. Even if we were to determine that a dividend could be declared, we could be precluded from paying dividends by restrictive provisions of loans, leases or other financing documents or by legal prohibitions under applicable corporate law.

Since Some of Our Directors and Assets Are Located Outside United States It May Be More Difficult to Enforce Judgments Against Us and Our Directors

Half of our directors are domiciled outside of the United States. As a result, it may not be possible to effect service of process upon such directors. Also, since all or a substantial portion of the assets of such directors are located outside the United States, it may be difficult to enforce judgments obtained in United States courts against such directors. Also, because a significant portion of our assets will be located outside the United States, it may be difficult to enforce judgments obtained in United States courts against us.

Some of Our Directors and Officers May be Subject to Conflicts of Interest

Some of our directors and officers after the Business Combination will also be directors and/or officers and/or shareholders of other companies. Such associations may give rise to conflicts of interest from time to time. Our directors are required by law to act honestly and in good faith with a view to our best interests and to disclose any interest, which they may have in any project or opportunity applicable to us. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict must disclose his interest and abstain from voting on such matter. In determining whether or not we will participate in any project or opportunity, the directors will primarily consider the degree of risk to which we may be exposed and our financial position at the time.

Control of Us by Our Officers and Directors Could Adversely Affect the Company’s Stockholders Because of Their Control of Our Affairs and By Discouraging Our Potential Acquisition

Our officers and directors as a group beneficially own over approximately 22% of our stock, treating Exchangeable Shares as the equivalent of our common stock. Therefore, directors and officers, acting together may have a controlling influence on (i) matters submitted to our stockholders (and the trustee holding the special share of our stock issued in connection with the Business Combination which allows each holder of exchangeable shares, other than us and our affiliates, one vote at our meeting for each exchangeable share) for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and (ii) our management and affairs. These persons, acting alone or together, do not have sufficient numbers of votes to approve matters submitted to stockholders. However, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us. This in turn could materially adversely affect the market price of our stock.

We Are Dependent on Key Personnel

We are dependent upon a small number of key personnel, who were the key personnel for API prior to the Business Combination. Thomas W. Mills, who is our President and Chief Operating Officer, held similar positions with API since 1991 and has been employed by API’s subsidiary since 1981. He is extremely familiar with all aspects of our business, and has a proven track record of capable leadership. Mr. Phillip DeZwirek was the Chief Executive Officer of API prior to the Business Combination and was instrumental in directing the growth of API. We are depending upon Mr. DeZwirek to continue to act in such capacity. The loss of the services of such personnel could have a material adverse effect on our business. Our success will depend in large part on the efforts of these individuals. It is not currently proposed that there will be any long-term employment agreements or key-man insurance in respect of such key personnel. However, Mr. DeZwirek is a major stockholder of ours

We May Require Additional Financing Which We May Not be Able to Obtain

We may require additional financing in order to support expansion, develop new or enhanced services or products, respond to competitive pressures, acquire complementary businesses or technologies, or take advantage of unanticipated opportunities. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing under satisfactory terms. If additional financing is raised by the issuance of additional shares of our common stock, our shareholders may suffer dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.

The Success of the Business Combination is Not Certain

The success of the Business Combination will depend upon our ability to continue to grow and expand the business operations of the former API and to add to that business with additional acquisitions in the nanotechnology industry or the industries in which API is presently engaged. In addition, we expect the transaction to result in greater liquidity for our stock. There can be no assurance that we can consummate any acquisitions in the nanotechnology industry and if we make an acquisition, that we can successfully integrate the operations of the acquired business into our own. Further, there can be no assurance that the market for our common stock will have greater liquidity or that the Business Combination will ultimately have a positive effect on our stock price.

We May Be Unable To Obtain The Increased Access To Capital Anticipated To Be Available After The Business Transaction

Before the Business Combination we were a shell corporation without any operations making periodic filings with the SEC, and API was an operating company filing as a private foreign issuer with the SEC. We anticipated the combined companies will have increased access to the U.S. capital markets. However, there can be no assurance that such greater access will be available to the combined companies.

The Securities Of The Combined Companies May Not Be A Superior Tool For Use In The Acquisition Of Additional Operating Subsidiaries

We anticipate using our common stock to acquire additional operating companies. We believe that our common stock will be a superior tool for acquiring new operating companies than the common shares of API used in past acquisitions. However, owners of such operating companies may not find our common stock more attractive consideration than API common shares previously were.

Nanotechnology Opportunities May Not Occur or May Not be Profitable

We believe that we will benefit from the nanotechnology expertise of Prof. Martin Moskovitz, who we have engaged as a consultant, in identifying potential nanotechnology investments and acquisitions. There can be no assurances that such investments or acquisitions will be realized. Moreover, Prof. Moskovitz has only recently become associated with us and his agreement with us only has a term of one year. There can be no assurance that he will continue as a consultant of ours beyond such term. Moreover, we have no experience with nanotechnology investments or acquisitions, and there can be no assurance that any such investment, if undertaken, will be profitable.

Listing Our Stock on Markets Other than the OTCBB Could be Costly for Us

Our common stock is currently quoted and trades on the OTCBB in the United States. The OTCBB is operated by NASDAQ. In the future, we may file an application to be quoted on the NASDAQ small cap market or a national securities exchange (collectively, an “Exchange”). Unlike the OTCBB, every Exchange has corporate governance and other public interest standards, which we will have to meet. Such standards and regulations may restrict our capital raising or other activities by requiring stockholder approval for certain issuances of stock, for certain acquisitions, and for the adoption of stock option or stock purchase plans.

The Exchange will require that a majority of the members of our Board of Directors be independent directors as defined by the Exchange. The independent directors must have regularly scheduled meetings at which only independent directors are present. Compensation of our chief executive officer must be determined, or recommended to the Board of Directors for determination, either by (i) a majority of the independent directors, or (ii) a compensation committee comprised solely of independent directors, and the chief executive officer cannot be present during voting or deliberations. Compensation of our other executive officers must be determined, or recommended to the Board of Directors either by (i) a majority of the independent directors, or (ii) a compensation committee comprised solely of independent directors. Director nominees must either be selected, or recommended for selection by the Board of Directors either by (i) a majority of the independent directors, or (ii) a nominations committee comprised solely of independent directors. The nominations process must be set forth in a formal written charter or a Board of Directors’ resolution.

We will have to adopt a new written audit committee charter. In addition, the audit committee will have to be composed of at least three (3) members, all of whom are independent as defined by the Exchange and under SEC Rule 10A-3(c), and who have not participated in the preparation of the financial statements of us or any subsidiary of us during the past three (3) years. One member of the audit committee must have specified employment experience in finance or accounting. Accordingly, we would have to appoint three independent directors to serve on our audit committee and one of those audit committees members would need the required experience in finance and accounting. We do not currently meet these corporate governance requirements.

Some Exchanges have lesser requirements for small business issuers, but such requirements would still require us to make substantial changes in our Board structure and internal procedures. It is likely that after an acquisition we would continue to qualify as a small business issuer. The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal liability. In order to attract independent directors, we anticipate that we will need to purchase directors and officers insurance, which is costly. Consequently, our compliance with the rules necessary to have our stock listed in any other market could be quite costly to us.

Shareholders May Experience Dilution Through Employee, Director and Consultant Options; Such Options May Also Negatively Impact Our Net Income

Because our success is highly dependent upon our employees, directors and consultants, we have and intend in the future to grant to some or all of our key employees, directors and consultants options or warrants to purchase shares of our common stock as non-cash incentives. We have adopted a stock option plan for this purpose. To the extent that significant numbers of such options may be granted and exercised when the exercise price is below the then current market price for our common stock, the interests of the other stockholders of the company may be diluted. As of the date of this prospectus, we have granted outstanding options to purchase 5,925,000 shares of common stock to employees, directors, and consultants (which number includes API options which were each converted into ten Rubincon options per API option as a result of the Business Combination).

As a result of the Business Combination, API is the successor entity for financial reporting purposes, and API’s historical financial statements have become our financial statements. Accordingly, the accounting policies discussed in this risk factor, were the policies adopted by API. We have accounted for employee stock-based compensation using the intrinsic value method prescribed in APB No. 25, Accounting Stock Issued to Employees, or APB 25, and related interpretations. We have recognized non-cash compensation expense for stock options by measuring the excess, if any, of the estimated fair value of our common stock at the date of grant over the amount an employee must pay to acquire the stock, and amortizing the excess on a straight-line basis over the vesting period of the applicable stock options. Options issued to non-employees have been accounted for in accordance with SFAS 123, “Accounting for Stock-Based Compensation”, and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services”, using a fair value approach.

Under APB 25, the full costs to us and our stockholders of granting stock options are not reflected on our statement of operations, because APB 25 assumes that an option with an exercise price equal to the market value of stock on the date of grant has no value.

We adopted SFAS No. 123R, Share-Based Payments (“ SFAS 123R”), on June 1, 2006. The impact on our financial statements of adopting SFAS 123R will depend on the level of stock-based payments we grant in the future and the value of the exercise price. However, had we adopted SFAS 123R in prior periods, the impact would have approximated the impact of SFAS 123R as described in Note 1 to our financial statements.

The Possibility of Goodwill Impairments Exist

The company evaluates the recoverability annually or more frequently if impairment indicators arise, as required under SFAS 142, “Goodwill and Other Intangible Assets” of the goodwill carried on our financial statements as an asset. Goodwill is reviewed for impairment by applying a fair-value to the reporting unit level, which is the same as the business segment level. A Goodwill impairment loss will be reported for any goodwill impaired. Consequently, a loss of goodwill could have a significant adverse effect on our financial results.

Post Business Combination Business Risks

Downturns in the Highly Cyclical Semiconductor Industry and/or the Electronic Component Industry Would Adversely Affect Our Operating Results and Our Value

The semiconductor and electronic component industries are highly cyclical, and our value business may decline during the “down” portion of these cycles. The markets for our products depend on continued demand in the aerospace, military defense systems, and commercial end-markets, and these end-markets may experience changes in demand that could adversely affect our operating results and financial condition. The markets for Filtran Group’s products depend upon continued demand in the military defense, telecommunications, computer, instrumentation and process control end-markets, and these end-markets may experience changes in demand that could adversely affect our operating results and financial condition. The markets for TM Systems’ products depend primarily upon continued demand within the military defense industry for its products, which include naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, and aircraft ground control equipment.

The Semiconductor and Electronic Components Businesses Are Highly Competitive and Increased Competition Could Adversely Affect Our Operating Results

The areas of the semiconductor and electronic component industries in which we do business are highly competitive. We expect intensified competition from existing competitors and new entrants. Competition is based on price, product performance, product availability, quality, reliability and customer service. Even in strong markets, pricing pressures may emerge. For instance, competitors may attempt to gain a greater market share by lowering prices. The market for commercial products is characterized by declining selling prices. We anticipate that average selling prices for our products will continue to decrease in future periods, although the timing and amount of these decreases cannot be predicted with any certainty. We compete in various markets with companies of various sizes, many of which are larger and have greater financial and other resources than we have, and thus may be better able to pursue acquisition candidates and to withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future. We or any of our subsidiaries may not be able to compete successfully in the future and competitive pressures may harm our financial condition and/or operating results.

We Are Highly Reliant on Defense Spending

We are dependent upon the US defense industry and its military subcontractors for the sale of many of our products. While the US government currently plans increases in defense spending, the actual timing and amount of such increases has been occurring at a rate that has been slower than expected. In addition, changes in appropriations and in the national defense policy and decreases in ongoing defense programs could adversely affect our performance. Such occurrences are beyond our control. The effects of defense spending increases are difficult to estimate and subject to many sources of delay.

Our contracts with prime US Government contractors contain customary provisions permitting termination at any time, at the convenience of the US Government or the prime contractors upon payment to us for costs incurred plus a reasonable profit. If we experience significant reductions or delays in procurements of our products by the US Government, or terminations of government contracts or subcontracts, our operating results could be materially and adversely affected.

Because Some of Our Products are Adaptations of Existing Products, New Technologies Could Make Our Products Obsolete; Additionally, Because We Make Some of Our Products Based on Existing Technologies, Few Barriers Exist to Others Attempting to Sell to the Same Market

The products sold by our subsidiary, API Electronics, Inc., are typically adaptations of existing products formerly manufactured by others. Because these products are typically based on older technologies, the rapidly changing technologies and industry standards, along with frequent new product introductions, that characterize much of the semiconductor and electronic component industries, could render our products obsolete. Our financial performance depends on our ability to design, develop, manufacture, assemble, test, market and support new products (which for API Electronics, Inc. are typically adaptations of existing products formerly manufactured by others), and enhancements on a timely and cost-effective basis. Additionally, the lack of significant amounts of new technology in our products means that there are not significant barriers to the entry of competitors who might attempt to sell into the markets to which we presently cater.

We May Not be Able to Develop New Products to Satisfy Changes in Demand

The industries in which we operate are dynamic and constantly evolving. We cannot assure that we will successfully identify new product opportunities and develop and bring products to market in a timely and cost-effective manner, or those products or technologies developed by others will not render our products or technologies obsolete or noncompetitive. We may not be able to accomplish these goals.

The introduction of new products presents significant business challenges because product development commitments and expenditures must be made well in advance of product sales. The success of a new product depends on accurate forecasts of long-term market demand and future technological developments, as well as on a variety of specific implementation factors, including:

•	timely and efficient completion of process design and development;

•	timely and efficient implementation of manufacturing and assembly processes;

•	product performance;

•	the quality and reliability of the product;

•	effective marketing, sales and service; and

•	sufficient demand for the product.

The failure of our products to achieve market acceptance due to these or other factors could harm our business.

Our Products May be Found to be Defective, Product Liability Claims May Be Asserted Against Us and We May Not Have Sufficient Liability Insurance

One or more of our products may be found to be defective after shipment, requiring a product replacement, recall or repair which would cure the defect but impede performance of the product. We may also be subject to product returns, which could impose substantial costs and harm to our business.

Product liability claims may be asserted with respect to our technology or products. Although we currently have insurance, there can be no assurance that we have obtained a sufficient amount of insurance coverage, that asserted claims will be within the scope of coverage of the insurance, or that we will have sufficient resources to satisfy any asserted claims.

Our Substantial Reliance on Products that Do Not Embody Proprietary Technology Make Us Particularly Vulnerable to Competition

We rely heavily on our skill in the manufacture of our products and not on any proprietary technologies that we develop or license on an exclusive basis. Such manufacturing know-how is primarily embodied in our drawings and specifications, and information about the manufacture of these products purchased from others. Our future success and competitive position may depend in part upon our ability to obtain licenses of certain proprietary technologies used in principal products from the original manufacturers of such products. Our reliance upon protection of some of our production technology as “trade secrets” will not necessarily protect us from the others independently obtaining the ability to manufacture our products. We cannot assure that we will be able to maintain the confidentiality of our production technology, dissemination of which could have a material adverse effect on our business.

We Must Commit Resources to Product Production Prior to Receipt of Purchase Commitments and Could Lose Some or All of the Associated Investment

We sell many of our products pursuant to purchase orders for current delivery, rather than pursuant to long-term supply contracts. This makes long-term planning difficult. Further, many of these purchase orders may be revised or canceled prior to shipment without penalty. As a result, we must commit resources to the production of products without advance purchase commitments from customers. The cancellation or deferral of product orders, the return of previously sold products, or overproduction due to the failure of anticipated orders to materialize, could result in our holding excess or obsolete inventory. This could cause inventory write-downs. Our inability to sell products after we have devoted significant resources to them could have a material adverse effect on our business, financial condition and results of operations.

Variability of Our Manufacturing Yields May Affect Our Gross Margins

Our manufacturing yields vary significantly among products, depending on the complexity of a particular integrated circuit’s design and our experience in manufacturing that type of integrated circuit. From time to time, we have experienced difficulties in achieving planned yields, which have adversely affected our gross margins.

The fabrication of integrated circuits is a highly complex and precise process. Problems in the fabrication process can cause a substantial percentage of wafers to be rejected or numerous integrated circuits on each wafer to be nonfunctional, thereby reducing yields. These difficulties include:

•	defects in masks, which are used to transfer circuit patterns onto our wafers;

•	impurities in the materials used;

•	contamination of the manufacturing environment; and

•	equipment failure.

The manufacture of filters and transformers is a multi-level process. Each component has dependency on the other. Each raw material must yield consistent results or productivity is adversely affected. The difficulties that may be experienced in this process include:

•	impurities in the materials used;

•	equipment failure; and

•	bottlenecks (product cannot move to the next stage until the previous stage is completed).

The manufacturing process for the stabilized Glide Slope Indicator (SGSI) is a unique process in that it is highly reliant on subcontractors. These units are comprised of four major units, three of which are manufactured by separate manufacturing companies.

The difficulties that may be experienced in this process include:

•	defects in subcontractors components;

•	impurities in the materials used;

•	equipment failure; and

•	unreliability of a subcontractor.

Because a large portion of our costs of manufacturing these products are relatively fixed, it is critical for us to improve the number of shippable integrated circuits per wafer and increase the production volume of wafers in order to maintain and improve our results of operations. Yield decreases can result in substantially higher unit costs, which could materially and adversely affect our operating results and have done so in the past. Moreover, we cannot assure that we will be able to continue to improve yields in the future or that we will not suffer periodic yield problems, particularly during the early production of new products or introduction of new process technologies. In either case, our results of operations could be materially and adversely affected.

Our Inventories May Become Obsolete

The life cycles of some of our products depend heavily upon the life cycles of the end products into which these products are designed. Products with short life cycles require us to manage closely our production and inventory levels. Inventory may also become obsolete because of adverse changes in end-market demand. The life cycles for electronic components have been shortening over time at an accelerated pace. We may be adversely affected in the future by obsolete or excess inventories which may result from unanticipated changes in the estimated total demand for our products or the estimated life cycles of the end products into which our products are designed.

Interruptions, Delays or Cost Increases Affecting Our Materials, Parts, Equipment or Subcontractors May Impair Our Competitive Position

Some of the our products are assembled and tested by third-party subcontractors. We do not have any long-term agreements with these subcontractors. As a result, we may not have assured control over our product delivery schedules or product quality. Due to the amount of time typically required to qualify assemblers and testers, we could experience delays in the shipment of our products if we are forced to find alternative third parties to assemble or test them. Any product delivery delays in the future could have a material adverse effect on our operating results and financial condition. Our operations and ability to satisfy customer obligations could be adversely affected if our relationships with these subcontractors is disrupted or terminated.

Certain of Our Divisions Are Reliant One Key Customer

The Filtran Group and TM are each highly reliant on a single key customer. For Filtran, Harris Corporation accounted for 47%, 35% and 30.6%, respectively, of divisional sales, which translated to 24.9%, 16.7% and 16%, respectively of API’s total annual sales for the fiscal years ended May 31, 2006, 2005 and 2004. For TM Systems II, NASSCO accounted for 43%, 37% and 42%, respectively, of divisional sales, which translated into 6.6%, 8.5% and 11.7% respectively of API’s total annual sales for the fiscal years ended May 31, 2006, 2005 and 2004. If either customer should decide to purchase components from other suppliers, it could have an adverse impact on the applicable division and our revenues and net income.

Environmental Liabilities Could Adversely Impact Our Financial Position

United States federal, state and local laws and regulations and federal, provincial and local laws, rules and regulations in Canada, impose various restrictions and controls on the discharge of materials, chemicals and gases used in our manufacturing processes. In the conduct of our manufacturing operations, we have handled and continue to handle materials that are considered hazardous, toxic or volatile under US federal, state and local laws and Canadian, federal, provincial and local laws, rules and regulations. The risk of accidental release of such materials cannot be completely eliminated. In addition, contaminants may migrate from or within, or through real property. These risks may give rise to substantial claims.

Fixed Costs May Reduce Operating Results If Our Sales Fall Below Expectations

Our expense levels are based, in part, on our expectations as to future sales. Many of our expenses, particularly those relating to capital equipment and manufacturing overhead, are relatively fixed. Decreases in lead times between orders and shipments and customers’ ordering practices could adversely affect our ability to project future sales. We might be unable to reduce spending quickly enough to compensate for reductions in sales. Accordingly, shortfalls in sales could materially and adversely affect our operating results.

Acquisitions

The Integration of Acquisitions May Be Difficult and May Not Yield the Expected Results

We recently completed the Business Combination. Prior to the Business Combination, API had recently expanded its operations through strategic acquisitions, specifically, the TM Systems acquisition and the Keytronics Inc. acquisition. We expect to continue to expand and diversify our operations with additional acquisitions and are currently the party to a non-binding letter of intent to acquire two affiliated companies. While we believe that TM Systems and Keytronics are adequately integrated into our operations, risks are involved with this process. Some of the risks that may continue to affect our ability to integrate acquired companies include those associated with:

•	unexpected losses of key employees or customers of the acquired companies;

•	conforming the acquired company’s standards, processes, procedures and controls with our operations;

•	coordinating our new product and process development;

•	integrating administrative processes, accounting practices and technologies;

•	retaining management from the acquired companies, hiring additional management and other critical personnel;

•	increasing the scope, geographic diversity and complexity of our operations; and

•	the need to implement controls and procedures and policies appropriate for a public company and a company that prior to their acquisition lacked these controls, procedures and policies.

For certain acquisitions, we have raised the capital required to make such acquisitions from the sale of stock, warrants and options, which has been dilutive to our stockholders.

Additionally, in the period following an acquisition, we are required to evaluate goodwill and acquisition-related intangible assets for impairment. When such assets are found to be impaired, they are written down to estimated fair value, with a charge against earnings.

Integrating acquired organizations and their products and services may be difficult, expensive, time-consuming and a strain on our resources and our relationships with employees and customers. Ultimately acquisitions may not be as profitable as expected or profitable at all.

The Integration of National Hybrid Group May be Difficult

National Hybrid, Inc. and Pace Technology, Inc. (collectively “National Hybrid Group”) were acquired by the Company on January 25, 2007. The stock purchase agreement used to purchase these companies had limited representations and warranties and limited indemnification provisions. Therefore, there may be more liabilities associated with these acquisitions than contemplated and the Company may not be fully reimbursed with respect to these liabilities.

National Hybrid Group created a significant increase in the size of the Company. National Hybrid Group had gross revenues of $12,771,293 for the fiscal year ended December 31, 2005 while the Company had net revenues of $15,634,093 for the fiscal year ended May 31, 2006. The National Hybrid Group acquisition increased the total number of employees at the Company from approximately 225 to approximately 345. The National Hybrid Group acquisition adds new product lines and new personnel to the Company. There can be no assurance that the National Hybrid Group can be successfully integrated into the Company either in terms of personnel, sales or product development and manufacture. The Company has never had to integrate an acquisition of this size.

The Financing of the National Hybrid Group Acquisition May be Detrimental to the Company’s Stockholders

The Company has borrowed $6 million at 12% interest and has sold shares of its common stock in Regulation S private placements overseas to finance the acquisition of National Hybrid Group. The debt service may materially impact earnings. The common stock issued to fund the acquisition is at prices significantly below the current market price of the Company’s stock. Consequently, such sales of stock may have a dilutive effect on existing stockholders of the Company. There can be no assurance that the new acquisitions will have a positive impact on the Company’s profits or earnings per share.

FORWARD LOOKING STATEMENTS

This document and the documents incorporated in this document by reference contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements.

The forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

Among the important factors that could cause actual results to differ materially from those indicated by forward-looking statements are the risks and uncertainties described under “Risk Factors” and elsewhere in this document and in our other filings with the SEC.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise.

USE OF PROCEEDS

Because our common stock will be issued in exchange for or to purchase Exchangeable Shares, we will not receive any cash proceeds upon the issuance of our common stock registered in this prospectus. No broker, dealer or underwriter has been engaged with this offering. The Exchangeable Shares were issued to former shareholders of API in connection with the Business Combination.

PLAN OF DISTRIBUTION

Under the terms of a Plan of Arrangement approved by the Ontario Superior Court of Justice and in connection with the Business Combination among Rubincon, API and Nanotronics Sub, Nanotronics Sub has issued and may issue ten shares of our common stock, or at a Canadian shareholder’s option, ten Exchangeable Shares, for each existing common share of API (other than dissenting shares). The Exchangeable Shares have economic rights (including the right to equivalent dividends) and voting attributes substantially equivalent to those of our common stock. Holders of API common shares who properly exercised their rights of dissent were not issued any Exchangeable Shares or shares of our common stock and have been or will be paid fair value for their API common shares. Our common stock may be issued to holders of Exchangeable Shares through the holder’s election, upon Nanotronics Sub’s redemption or purchase, or upon Nanotronics Sub’s or our liquidation.

Although our common stock will be issued to you in exchange for your Exchangeable Shares, our stock may be issued to you using various legal mechanisms. For instance, you have the right to exchange or cause the redemption of your Exchangeable Shares. By exercising these rights, you may require an exchange by us or redemption by Nanotronics Sub, as the case may be, of your Exchangeable Shares for our common stock. Your rights to require us to exchange the Exchangeable Share for our common stock are called:

•	exchange put rights; and

•	retraction rights;

Also, we may issue our common stock to you as a result of an automatic exchange or redemption. Upon the occurrence of specified triggering event, you will be required to exchange your Exchangeable Shares for our common stock. These rights arise automatically upon the occurrence of triggering events and are called:

•	the automatic redemption right;

•	the optional exchange right;

•	the liquidation right; and

•	the automatic exchange right;

Finally, we may exercise our rights to require you to sell your Exchangeable Shares for our common stock and receive the identical consideration that you would receive upon an exchange of your Exchangeable Shares. Our call rights permit us to require you to sell your Exchangeable Shares for our common stock if you exercise your retraction rights or in any circumstance where Nanotronics Sub would otherwise be required to redeem your Exchangeable Shares. We plan to exercise our call rights, when available, through our wholly-owned subsidiary Rubincon Holdings Corp., and currently foresee limited, if any, circumstances under which we would not exercise our call rights rather than permit your Exchangeable Shares to be redeemed by Nanotronics Sub. Accordingly, we expect that you will receive our common stock only through an exchange with Rubincon Holdings Corp., as opposed to upon redemption by Nanotronics Sub, of your Exchangeable Shares for our common stock. While in either case you would receive the same consideration, the tax consequences resulting from an exchange with us will be substantially different from the tax consequences resulting from a redemption by Nanotronics Sub. We may, at our option, cause Rubincon Holdings Corp., another Canadian subsidiary of ours, to acquire your Exchangeable Shares in our place and deliver to you your shares of our common stock. Thus, for purposes of describing our call right below, references to our acquisition of your Exchangeable Shares and our delivery of our common stock for your Exchangeable Shares includes the acquisition and delivery by our Canadian subsidiary of our common stock for your Exchangeable Shares. Our call rights are called, depending on the circumstances under which they are exercised, our:

•	retraction call rights;

•	liquidation call rights; and

•	redemption call rights.

Your Rights to Exchange or Redeem Your Shares

Your right to receive our common stock. We have granted your exchange put right described below to Equity Transfer & Trust Company as trustee (the “Trustee”), for the benefit of the holders of the Exchangeable Shares. You also have the right to retract (i.e., require Nanotronics Sub to redeem, subject to our retraction call rights) any or all of your Exchangeable Shares.

Your exchange put right. You may require us to exchange all or any part of your Exchangeable Shares for an equivalent number of shares of our common stock, plus cash equal to the cash dividends declared on our common stock and not also paid to holders of the Exchangeable Shares between the closing of the Business Combination and the date of exchange (“the “Unpaid Dividends”), if any. You may exercise your exchange put right by presenting to the Trustee at its principal offices in Toronto, Ontario:

•	written notice;

•	a certificate or certificates for the Exchangeable Shares you want to exchange; and

•	other documents and instruments as may be required to effect a transfer of Exchangeable Shares as provided in the voting and exchange trust agreement among us, Nanotronics Sub and the Trustee.

An exchange pursuant to this right will be completed not later than the close of business on the third business day following receipt by the trustee of the items listed above.

Your retraction rights. Subject to applicable law and our retraction call right, you are entitled at any time to retract (i.e., require Nanotronics Sub to redeem) any of your Exchangeable Shares and to receive an equal number of shares of our common stock plus the equivalent amount of Unpaid Dividends on the Exchangeable Shares, if any. You may cause a redemption by presenting certificates representing the number of Exchangeable Shares you wish to redeem to the Trustee or Nanotronics Sub, together with a duly executed retraction request:

•	specifying the number of Exchangeable Shares you desire to have redeemed;

•	stating the retraction date on which you desire to have us redeem your Exchangeable Shares, which must be a business day between five and ten days from the date of delivery of the request; and

•	acknowledging our retraction call right to purchase all but not less than all of the retracted Exchangeable Shares directly from you and that the retraction request will be deemed to be a revocable offer by you to sell the retracted shares to us in accordance with our retraction call right on the terms and conditions described below.

Upon receipt of a retraction request, Nanotronics Sub will promptly notify us upon receipt of a retraction request.

Your retraction rights are subject to our retraction call rights. In order to exercise our retraction call right, we must notify Nanotronics Sub of our determination to do so within two business days of our receipt of notification. If we deliver the call notice within two business days, and you have not revoked your retraction request in the manner described below, Nanotronics Sub will not redeem the retracted shares and we (or Nanotronics Holdings) will purchase from you the retracted shares on the retraction date. If we do not deliver the call notice within the two business day period, and you have not revoked your retraction request, Nanotronics Sub will redeem the retracted shares on the retraction date.

You may withdraw you retraction request by giving notice in writing to Nanotronics Sub before the close of business on the business day immediately preceding the date specified as the retraction date. If you withdraw your retraction request, your offer to sell the retracted Exchangeable Shares to us will be deemed to have been revoked.

If, as a result of liquidity or solvency requirements or other provisions of applicable law, Nanotronics Sub is not permitted to redeem all those Exchangeable Shares you desire to retract, Nanotronics Sub will redeem only those Exchangeable Shares you have tendered as would be permitted by applicable law.

If any of your Exchangeable Shares are not redeemed by Nanotronics Sub as a consequence of applicable law or purchased by us, you will be deemed to have required us to purchase your unretracted shares in exchange for an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any, on the retraction date pursuant to your exchange put right as provided for in the voting and exchange trust agreement described below.

In connection with the payment of the retraction price by Nanotronics Sub, Nanotronics Sub is authorized to liquidate some of our shares to otherwise be received by a shareholder to fund any statutory withholding tax obligation.

Your Automatic Rights to Receive Shares of Our Common Stock

The automatic redemption right. Subject to applicable law and our redemption call rights, on an automatic redemption date, Nanotronics Sub will redeem all but not less than all of the then outstanding Exchangeable Shares in exchange for an equal number of shares of our common stock, plus the equivalent amount of all Unpaid Dividends, if any. Notwithstanding any proposed redemption of the Exchangeable Shares, our redemption call rights give us the overriding right to acquire on an automatic redemption date, all but not less than all, of the outstanding Exchangeable Shares in exchange for an equal number of shares of our common stock, plus the amount of all Unpaid Dividends, if any.

An automatic redemption date is the first to occur of:

•	the date selected by the Nanotronics Sub Board of Directors, if the selected date is later than the tenth anniversary of the closing of the Business Combination;

•	the date selected by the Nanotronics Sub Board of Directors, if the selected date is later than the third anniversary of the closing of the Business Combination with API and if less that 10% of the number of Exchangeable Shares issuable at the closing of the Business Combination with API, other than Exchangeable Shares held by us and entities controlled by us , are outstanding;

•	the business day prior to the record date for any meeting or vote of the Nanotronics Sub shareholders to consider any matter in which the holders of Exchangeable Shares would be entitled to vote as Nanotronics Sub shareholders, but excluding any meeting or vote as described in the paragraph immediately below; and

•	the business day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent the action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, if the approval or disapproval, as applicable, of the change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and our common stock.

At least 45 days before an automatic redemption date or before a possible automatic redemption date which may result from a failure of the holders of the Exchangeable Shares to take a necessary action as described above, Nanotronics Sub shall provide you with written notice of the proposed redemption or possible redemption of the Exchangeable Shares by Nanotronics Sub. In the case of a possible automatic redemption date, the notice will be given contingently and will be withdrawn if the contingency does not occur.

The optional exchange right. Upon the occurrence and during the continuance of a Nanotronics Sub insolvency event, you will be entitled to instruct the Trustee, to exercise the optional exchange right, with respect to any of your Exchangeable Shares, requiring us to acquire your Exchangeable Shares. Immediately upon the occurrence of a Nanotronics Sub insolvency event or any event which may, with the passage of time of the giving of notice, become a Nanotronics Sub insolvency event, we and Nanotronics Sub will give written notice to the Trustee. The Trustee will then promptly notify you of the event or potential event and will advise you of your rights with respect to the optional exchange right. The consideration for each Exchangeable Share to be acquired under the optional exchange right will be one share of our common stock, plus the Unpaid Dividends, if any.

Nanotronics Sub insolvency event means:

•	the institution of, or the consent of Nanotronics Sub to the institution of, any proceeding for Nanotronics Sub to be adjudicated bankrupt or insolvent or to be dissolved or wound-up, or the filing of a petition, answer or consent seeking dissolution or winding-up under bankruptcy, insolvency or analogous laws;

•	the failure of Nanotronics Sub to contest in good faith any bankruptcy, insolvency, dissolution, winding-up or analogous proceeding commenced against it within 15 days of becoming aware of the proceeding, or if so contested, the adjudication that Nanotronics Sub is insolvent or bankrupt;

•	the consent of Nanotronics Sub to the filing of any bankruptcy, insolvency, dissolution, winding-up or analogous petition or to the appointment of a receiver;

•	the making by Nanotronics Sub of a general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due; or

•	Nanotronics Sub’s not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Exchangeable Shares pursuant to a retraction request.

If, as a result of liquidity or solvency requirements or other provisions of applicable law, Nanotronics Sub is not permitted to redeem all of your Exchangeable Shares tendered for retraction in accordance with your retraction call rights, you will be deemed to have exercised the optional exchange right with respect to your unredeemed Exchangeable Shares, and we will be required to purchase (i.e. issue our common stock to you and pay you your Unpaid Dividends in exchange for your shares) your unredeemed shares.

The liquidation right. Subject to our liquidation call right, in the event of the liquidation, dissolution or winding-up of Nanotronics Sub or any other distribution of assets of Nanotronics Sub among its shareholders for the purpose of winding-up its affairs, you will be entitled to receive for each Exchangeable Share one share of our common stock, together with the amount of all Unpaid Dividends, if any.

The automatic exchange right. In the event of an API Nanotronics liquidation event, you will be deemed to have sold your Exchangeable Shares to us for an equal number of shares of our common stock, plus the equivalent amount of all Unpaid Dividends, if any.

An API Nanotronics liquidation event is:

1.	any determination by our Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings of API Nanotronics or to effect any other distribution of our assets among our shareholders for the purpose of winding-up our affairs; or

2.	the earlier of receipt of notice of, and our otherwise becoming aware of, any threatened or instituted claim or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of API Nanotronics or to effect any other distribution of our assets among our shareholders for the purpose of winding-up our affairs.

An automatic exchange will be deemed to have occurred immediately prior to the effective time of an event contemplated by the definition of API Nanotronics liquidation event.

Our Call Rights

In the circumstances described below, we will have overriding call rights to acquire your Exchangeable Shares by delivering an equal number of shares of our common stock, plus the equivalent amount of all Unpaid Dividends, if any. Different Canadian federal income tax consequences may arise depending upon whether we exercise our call rights or whether your Exchangeable Shares are redeemed by Nanotronics Sub. See “Tax Considerations – Canadian Federal Income Tax Considerations.”

Our retraction call right. If you exercise your retraction call rights by requesting Nanotronics Sub to redeem your Exchangeable Shares, then you will be deemed to offer your Exchangeable Shares to us, and we will have an overriding retraction call right to acquire all, by not less than all, of the Exchangeable Shares that you have requested Nanotronics Sub to redeem in exchange for an equal number of shares of our common stock, plus the amount of all Unpaid Dividends, if any.

Our liquidation call right. We have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding-up of Nanotronics Sub or any other distribution of the assets of Nanotronics Sub among its shareholders for the Exchangeable Shares then outstanding in exchange for an equal number of shares of our common stock, plus the amount of all Unpaid Dividends, if any. Upon the exercise of our liquidation call right, you will be obligated to transfer your Exchangeable Shares to us. Our acquisition of all of the outstanding Exchangeable Shares upon the exercise of our liquidation call right will occur on the effective date of the voluntary of involuntary liquidation, dissolution or winding-up of Nanotronics Sub.

Our redemption call right. We have an overriding redemption call right to acquire on an automatic redemption date all, but not less than all, or the Exchangeable Shares then outstanding in exchange for an equal number of shares of our common stock, plus the equivalent amount of all Unpaid Dividends, if any, and upon the exercise of our redemption call right, you will be obligated to transfer your Exchangeable Shares to us in exchange for such consideration.

If we exercise one or more of our call rights, we will issue our common stock directly to you and will become the holder of your Exchangeable Shares. We will not be entitled to exercise any of the voting rights attached to your Exchangeable Shares. If we decline to exercise our call rights when available, we will be required to issue our common stock as Nanotronics Sub directs, including to Nanotronics Sub, which will, in turn, transfer our common stock to you in consideration for the return and cancellation of your Exchangeable Shares. If we do not exercise our call rights when applicable and instead deliver our common stock as Nanotronics Sub directs, you would receive the same consideration, but the Canadian tax consequences will be substantially different. See “Tax Considerations - Canadian Federal Income Tax Consideration.” However, we anticipate that we will exercise our call rights, when available, and currently foresee limited, if any, circumstances under which we would not exercise our call rights. In addition, we do not anticipate any restriction or limitation on the number of Exchangeable Shares we would acquire upon the exercise of our call rights.

In any circumstance where we are required to purchase your Exchangeable Shares, we may establish a separate Canadian subsidiary solely for the purpose of acquiring from us and delivering to you those shares of our common stock. In either case, the tax consequences of the exchange to you will be substantially identical.

DESCRIPTION OF OUR AND NANOTRONICS SUB’S SHARE CAPITAL

Our Share Capital

Common Stock

We are authorized by our certificate of incorporation to issue up to 200,000,000 shares of common stock, $0.001 par value per share, of which 55,967,052 shares were issued and outstanding as of January 25, 2007. Each share of our common stock has one vote on all matters to be voted upon by our stockholders. No share of our common stock affords any cumulative voting or preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of our common stock will be entitled to dividends in such amounts and at such times as our board, in its discretion, may declare out of funds legally available for the payment of dividends. We do not anticipate paying dividends in the foreseeable future. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in our remaining property and assets.

Additionally, in connection with the Business Combination, 11,717,030 Exchangeable Shares have been issued as of January 25, 2007 and 576,650 shares of either our common stock or Exchangeable Shares are being issued for the remaining API common share that have not elected to receive either our common stock or Exchangeable Shares. While we do not yet know what portion of the API common shares will become share of our common stock and what portion will become Exchangeable Shares, the exact proportions are not material to us because the Exchangeable Shares are equivalent, to the extent practicable, of shares of our common stock.

The Corporation has conditionally recently sold 1,935,000 shares of its common stock for $1.85 per share to investors located outside the United States in private placement transactions, which were made pursuant to Regulation S under the Securities Act of 1933 and were exempt from registration under such act. However, because the terms of this offering was a minimum amount raised of $7,500,000, which minimum amount has not yet been met, these shares have been paid for but not yet issued by the Corporation. The Corporation anticipates that the minimum amount will be raised, and if not, that it will seek a waiver of such requirement from the investors.

Special Voting Stock and Rights Related to the Exchangeable Shares

Special Voting Stock. A single share of special voting stock, par value $0.01 per share, designated as special voting stock, was created pursuant to the amendment to our certificate of incorporation that was filed in connection with the closing of the Business Combination and was issued to the Trustee. Except as otherwise required by law or our certificate of incorporation, the special voting stock possesses the number of votes equal to the number of outstanding Exchangeable Shares from time to time not owned by us or our affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of our stockholders. With respect to any written consent sought from our stockholders, each vote attached to the special voting stock is exercisable in the same manner as a vote at a meeting.

The holders of our common stock and the holder of the special voting stock will vote together as a single class on all matters. The special voting stock has been issued to the Trustee, who was appointed under the voting and exchange trust agreement, for the benefit of the holders of Exchangeable Shares, other than us or our subsidiaries. The Trustee is not be entitled to receive dividends, and, in the event of our liquidation, dissolution or winding up, will receive an amount equal to the par value thereof. The rights of a holder of Exchangeable Shares to exercise the votes attached to the special voting stock will cease upon the exchange of such holder’s Exchangeable Shares for shares of our common stock. At such time as the special voting stock has no votes attached to it because there are no Exchangeable Shares outstanding not owned by us or our affiliates, the special voting stock will cease to have any rights.

Voting and Exchange Trust Agreements. The voting and exchange trust agreement provides the following mechanics for voting the special voting share (the full text of the voting and exchange trust agreement is attached to this prospectus as Exhibit B):

Each holder of an Exchangeable Share on the record date for any meeting at which our stockholders are entitled to vote will be entitled to instruct the Trustee to exercise one of the votes attached to the special voting stock for such Exchangeable Share. The Trustee will exercise each vote attached to the special voting stock only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise such votes. If a holder either has not previously given the Trustee voting instructions with respect to the meeting or submits to the Trustee written revocation of such previous instructions, a holder may, upon instructing the Trustee, obtain a proxy from the Trustee entitling the holder to vote directly at the relevant meeting the votes attached to the special voting stock to which the holder is entitled.

The Trustee will send to the holders of the Exchangeable Shares the notice of each meeting at which our shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Trustee to exercise the votes attaching to the special voting stock, at the same time as we send such notice and materials to our stockholders. The Trustee will also send to the holders of Exchangeable Shares copies of all information statements, interim and annual financial statements, reports and other materials sent by us to our stockholders at the same time as such materials are sent to our stockholders. To the extent that we provide such materials to the Trustee, the Trustee will also send to the holders of Exchangeable Shares all materials sent by third parties to our stockholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to our stockholders.

With the exception of administrative changes, for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making necessary amendments or curing ambiguities or clerical errors (in each case provided that our board of directors and the board of directors of Nanotronics Sub and the Trustee and its counsel are of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the voting and exchange trust agreement may not be amended without the approval of the holders of the Exchangeable Shares.

Support Agreement. We have entered into a support agreement with Nanotronics Sub containing agreements that affect our share capital. The following is a summary description of the material provisions of the support agreement, and is qualified in its entirety be reference to the full text of the support agreement, the form of which we have included as Exhibit A hereto.

Under the support agreement, we have agreed that so long as any Exchangeable Shares are outstanding we will:

•	not declare or pay dividends on our common stock unless Nanotronics Sub is able to and simultaneously pays an equivalent dividend on the Exchangeable Shares;

•	advise Nanotronics Sub in advance of the declaration of any dividend on the our common stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for our common stock;

•	ensure that the record date for any dividend declared on our common stock is not less than ten business days after the declaration date for such dividend;

•	take all actions and do all things necessary to ensure that Nanotronics Sub is able to provide to the holders of the Exchangeable Shares the equivalent number of shares of our common stock in the event of the automatic conversion of Exchangeable Shares into our common stock, the exercise by a holder of Exchangeable Shares of the holder’s redemption right or a liquidation, dissolution, or winding-up of Nanotronics Sub or any other distribution of the assets of Nanotronics Sub for the purpose of winding-up its affairs, a retraction request by a holder of Exchangeable Shares, or a redemption of Exchangeable Shares by Nanotronics Sub;

•	not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of Nanotronics Sub; and

•	not take any action that, or omit to take any action the omission of which would result in a meeting of Nanotronics Sub shareholders other than a meeting relating to certain changes required to maintain the economic and legal equivalence of the Exchangeable Shares and our common stock.

The support agreement also provides that we will not (i) distribute additional shares of our common stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of our common stock, unless we are or Nanotronics Sub is permitted under applicable law to, and we do or Nanotronics Sub does, distribute the economic equivalent simultaneously to the holders of Exchangeable Shares; or (ii) make any changes (either by subdivision, combination or otherwise) to our outstanding common shares which would result in a greater or lesser number of our common shares or make any other changes or effect any mergers or other transactions involving or affecting our common shares, unless we are or Nanotronics Sub is permitted under applicable law to, and we effect or Nanotronics Sub effects simultaneous to such changes, the same or economically equivalent changes to the Exchangeable Shares.

We have further agreed that in the event a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to our common stock is proposed by us or is proposed to us or our stockholders and is recommended by the our board or directors, then we, in good faith, shall take all actions as are necessary to permit the holders of the Exchangeable Shares to participate in such transaction to the same extent and on an equivalent basis as the holders of our common stock.

We have agreed that as long as there remain outstanding Exchangeable Shares not owned by us or any entity controlled by us, we will remain the beneficial owner, directly or indirectly, of all outstanding common shares of Nanotronics Sub. Notwithstanding this agreement, we will not violate this agreement if any person or group of persons acting jointly or in concert acquires our common stock pursuant to a merger and we are not the survivor.

With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making necessary amendments or curing ambiguities or clerical errors (in each case provided that our board of directors and the board of directors of Nanotronics Sub is of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the support agreement may not be amended without the approval of the holders of the Exchangeable Shares.

Under the support agreement, we have agreed not to exercise any voting rights attached to the Exchangeable Shares owned by us or any entity controlled by us on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the support agreement).

Nanotronics Sub’s Share Capital

The share capital of Nanotronics Sub is as summarized below. This summary is qualified in its entirety by reference to the share capital of Nanotronics Sub and other provisions included in Nanotronics Sub’s articles of incorporation, which we have attached as Exhibit C hereto.

Common Shares

Nanotronics Sub is authorized to issue an unlimited number of shares of common stock, no par value per share. There are 100 common shares issued and outstanding, all of which are owned by us. The holders of Nanotronics Sub common shares will be entitled to receive notice of and to attend all meetings of the shareholders of Nanotronics Sub and will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of Nanotronics Sub common shares. Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the common shares, the holders of Nanotronics Sub common shares will be entitled to receive such dividends as may be declared by the Nanotronics Sub Board of Directors out of funds legally available therefore. We, as holder of the Nanotronics Sub common shares, will be entitled upon any liquidation, dissolution or winding-up of Nanotronics Sub, subject to the prior rights of the holders of the Exchangeable Shares and to any other shares ranking senior to our common stock, to share ratably in the remaining property and assets of Nanotronics Sub.

Exchangeable Shares

General. Nanotronics Sub is authorized to issue an unlimited number of Exchangeable Shares, no par value per share. Nanotronics Sub has issued 11,717,030 Exchangeable Shares as of January 25, 2007 and may issue up to an additional 576,650. Exchangeable Shares pursuant to the Business Combination. If former holders of common stock of API request to receive shares of our common stock instead of Exchangeable Shares, Nanotronics Sub will not issue Exchangeable Shares to those former holders of API common stock. The exchangeable share provisions are attached to this prospectus as Exhibit C.

Ranking. The exchangeable shares will be entitled to a preference over the Nanotronics Sub common shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Nanotronics Sub.

Dividends. Holders of Exchangeable Shares will be entitled to receive dividends equivalent to dividends paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as that for the corresponding dividends on the our common stock.

Certain Restrictions. Without the approval of the holders of the Exchangeable Shares, Nanotronics Sub may not:

1.	pay any dividend on the Nanotronics Sub commons shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in such other shares ranking junior to the Exchangeable Shares;

2.	redeem, purchase or make any capital distribution in respect of Nanotronics Sub common shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

3.	redeem or purchase any other shares of Nanotronics Sub ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

4.	amend the certificate of incorporation or bylaws of Nanotronics Sub in any manner that would affect the rights or privileges of the holders of Exchangeable Shares.

The restriction in the first three points above will not apply at any time when the dividends on the outstanding Exchangeable Shares corresponding to dividends declared on our common stock have been declared and paid in full. Nanotronics Sub is not restricted from issuing additional common shares or Exchangeable Shares.

Liquidation. In the event of the liquidation, dissolution or winding-up of Nanotronics Sub, a holder of Exchangeable Shares will be entitled to receive for each Exchangeable Share one share of our common stock, together with the equivalent amount of all Unpaid Dividends, if any.

Retraction Right, Exchange Put Right and Automatic Redemption Right. The Exchangeable Share provisions also provide for the retraction right, the exchange put right and the automatic redemption right. See “Plan of Distribution” on page 22.

Voting Rights. Except as required by applicable law, the holders of the Exchangeable Shares will not be entitled as such to receive notice of or attend any meeting of the shareholders of Nanotronics Sub or to vote at any such meeting.

Amendment and Approval. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be changed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the Exchangeable Shares will be sufficiently given if given in accordance with applicable law and subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than 66 2/3% of the votes cast thereon at a meeting of the holders of Exchangeable Shares (other than shares beneficially owned by us or entities controlled by us) duly called and held at which holders of at least 20% of the then outstanding Exchangeable Shares present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefore, then the meeting will be adjourned to such place and time not less than 10 days later as may be designated by the chairman of such meeting, and the holders of Exchangeable Shares present or represented by proxy at the adjourned meeting may transact the business for which the meeting was originally called. At the adjourned meeting, a resolution passed by the affirmative vote of not less than 66 2/3% of the votes cast thereon (other than shares beneficially owned by Nanotronics Sub or entities controlled by us) will constitute the approval or consent of the holders of the Exchangeable Shares.

Actions of Nanotronics Sub under Support Agreement. Under the Exchangeable Shares provisions, Nanotronics Sub has agreed to take all such actions and do all such things as are necessary or advisable to perform and comply with its obligations under, and to ensure the performance and compliance by us with our obligations under, the support agreement.

TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations

Subject to the qualifications and assumptions contained herein, the following is a summary of the material Canadian federal income tax considerations, as of the date of this Prospectus relating to the transactions that are applicable to a former API shareholder who, for purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”) and at all relevant times holds the Exchangeable Shares and holds or will hold our common stock as capital property, and deals at arm’s length and was not, is not and will not be affiliated with API, Nanotronics Sub, Rubincon Holdings or us. This discussion does not apply to any holder who acquired shares on the exercise of an employee stock option, or with respect to whom we are a foreign affiliate within the meaning of the Canadian Tax Act, nor to a person who is a financial institution or a specified financial institution within the meaning of the Canadian Tax Act.

All holders of Exchangeable Shares and our common stock should consult their own tax advisors as to whether, as a matter of fact, they hold their Exchangeable Shares and/or our common stock as capital property for the purposes of the Canadian Tax Act.

This discussion is based on the current provisions of the Canadian Tax Act and the regulations thereto, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “U.S. Treaty”), counsel’s understanding of the current published administrative practices of the Canada Revenue Agency (the “CRA”), all in effect as of the date of this Prospectus and officers’ certificates from API, Nanotronics Sub and us as to certain factual matters. This discussion takes into account all specific proposed amendments to the Canadian Tax Act and the regulations thereto that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form. No assurances can be given that the proposed amendments will be enacted in the form proposed, if at all.

Except for the foregoing, this summary does not take into account or anticipate any changes in law or administrative practices, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or non-Canadian income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance income tax ruling has been sought or obtained from the CRA to confirm the Canadian tax consequences of any of the transactions described herein.

THIS DISCUSSION IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE NOR ANY OPINION OR REPRESENTATION TO ANY PARTICULAR FORMER API SHAREHOLDER, HOLDER OF EXCHANGEABLE SHARES OR HOLDER OF OUR

COMMON STOCK. THEREFORE, FORMER API SHAREHOLDERS, HOLDERS OF EXCHANGEABLE SHARES AND HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of our common stock, including the receipt of dividends and the calculation of any adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

Former API Shareholders Resident In Canada

The following portion of this discussion is generally applicable to a former API shareholder who, for purposes of the Canadian Tax Act, is resident or deemed to be resident in Canada at all relevant times (a “Canadian Holder”).

Holders of Exchangeable Shares and Ancillary Rights Where No Election is Made under Section 85 of the Canadian Tax Act. Where a Canadian Holder has exchanged API common shares for Exchangeable Shares and ancillary rights without making a valid joint election under subsection 85(1) or 85(2) of the Canadian Tax Act then the cost to such holder of the Exchangeable Shares acquired on the exchange of API common shares is equal to the fair market value of the Exchangeable Shares at the effective time of the exchange. The cost to such holder of the ancillary rights acquired on the exchange of the API common shares is equal to the fair market value of such rights at the effective time of the exchange.

The cost of Exchangeable Shares and the cost of ancillary rights received by a Canadian Holder on the exchange of API common shares will be averaged with the adjusted cost base to such holder of other Exchangeable Shares and the adjusted cost base to such holder of other ancillary rights, respectively, that are held at that time by such holder as capital property.

Holders of Exchangeable Shares and Ancillary Rights Where an Election was Made under Section 85 of the Canadian Tax Act. Where a Canadian Holder of API common shares has made a valid joint election under subsection 85(1) or 85(2) of the Canadian Tax Act in respect of an exchange of API common shares for Exchangeable Shares, then, in general, the cost to the eligible holder of Exchangeable Shares received on the exchange is equal to the elected amount minus the sum of (i) any cash received in respect of a fractional Exchangeable Share, and (ii) the fair market value at the effective time of the exchange of the ancillary rights received on the exchange. The cost to the eligible holder of the ancillary rights received on the exchange is equal to their fair market value at the effective time of the exchange.

The cost of Exchangeable Shares and the cost of ancillary rights received by a Canadian Holder on the exchange of API common shares will be averaged with the adjusted cost base to such holder of other Exchangeable Shares and the adjusted cost base to such holder of other ancillary rights, respectively, that are held at that time by such holder as capital property.

Call Rights. API is of the view, and has advised counsel, that the liquidation call right, the redemption call right and the retraction call right granted by API shareholders who have acquired the Exchangeable Shares have only a nominal value. Accordingly, no amount has been allocated to these rights. These determinations of value are not binding on the CRA and it is possible that the CRA could take a contrary view.

Dividends on Exchangeable Shares. In the case of a Canadian Holder of Exchangeable Shares who is an individual, dividends received or deemed to be received by the holder on Exchangeable Shares will be included in computing the holder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

In the case of a Canadian Holder of Exchangeable Shares that is a corporation, other than a “specified financial institution”, dividends received or deemed to be received by the holder on Exchangeable Shares will be included in computing the holder’s income and, subject to the special rules and limitations described below, will normally be deductible in computing its taxable income.

A Canadian Holder of Exchangeable Shares that is a “private corporation” (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the Exchangeable Shares to the extent that such dividends are deductible in computing the holder’s taxable income. A holder of Exchangeable Shares that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) throughout the relevant taxation year may be liable to pay an additional refundable tax of 6 2/3% on dividends or deemed dividends on Exchangeable Shares that are not deductible in computing the holder’s taxable income.

The Exchangeable Shares are “taxable preferred shares” and “short-term preferred shares” for the purposes of the Canadian Tax Act. A Canadian resident holder of Exchangeable Shares who receives or is deemed to receive dividends on such shares will not be subject to the 10% tax under Part IV.1 of the Canadian Tax Act.

Redemption, Retraction or Exchange of Exchangeable Shares. A holder of Exchangeable Shares may not control whether such holder will receive our common stock by way of redemption (or retraction) of the Exchangeable Shares by Nanotronics Sub or by way of purchase of the Exchangeable Shares by us. However, a holder who exercises the right of retraction will be notified if we will exercise our retraction call right, and if such holder does not wish to proceed, the holder may revoke its retraction request. As described below, the Canadian federal income tax consequences of a redemption (or retraction) by Nanotronics Sub differ from those of an exchange by us (or Rubincon Holdings) using our common stock.

We plan to exercise our call rights, when available, through our wholly owned subsidiary Rubincon Holdings, and currently foresee limited, if any, circumstances under which we would not exercise our call rights rather than permit your Exchangeable Shares to be redeemed by

Nanotronics Sub. Accordingly, we expect that you will receive our common stock only through an exchange with Rubincon Holdings Corp., as opposed to upon redemption by Nanotronics Sub, of your Exchangeable Shares for our common stock.

Redemption or Retraction by Nanotronics Sub. On the redemption (or retraction) of Exchangeable Shares by Nanotronics Sub, a Canadian Holder of the Exchangeable Shares will be deemed to receive a dividend equal to the amount, if any, by which the redemption (or retraction) proceeds (i.e. the fair market value at the time of shares of our common stock received by the holder of the Exchangeable Shares from Nanotronics Sub on the redemption or retraction) exceeds the paid-up capital (for purposes of the Canadian Tax Act) at the time of the redemption (or retraction) of the Exchangeable Shares. On the redemption (or retraction) of Exchangeable Shares, the Canadian Holder of the Exchangeable Shares will also be considered to have disposed of the Exchangeable Shares for proceeds of disposition equal to the redemption (or retraction) proceeds (determined as described above) less the amount of such deemed dividend. The Canadian Holder of the Exchangeable Shares redeemed (or retracted) will, in general, realize a capital gain (or a capital loss) equal to the amount by which the adjusted cost base to the holder of the Exchangeable Shares immediately before redemption (or retraction) is less than (or exceeds) such proceeds of disposition. In the case of a Canadian Holder of Exchangeable Shares that is a corporation, in some circumstances, the amount of any deemed dividend arising on redemption (or retraction) may be treated as proceeds of disposition and not as a dividend.

Exchange by Us of Exchangeable Shares for Our Common Stock. On the exchange of Exchangeable Shares by a Canadian Holder with us or Rubincon Holdings, as the case may be, for shares of our common stock, the holder will, in general, realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Exchangeable Shares exceed (or are less than) (i) the adjusted cost base to the holder of the Exchangeable Shares immediately before the exchange, and (ii) any reasonable costs of disposition. For these purposes, the proceeds of disposition will be the fair market value at that time of the shares of our common stock received by the holder of the Exchangeable Shares from us or Rubincon Holdings on the exchange.

In the February 23, 2005 budget, the Department of Finance (Canada) indicated that it intended to release a detailed proposal for future amendments to the Canadian Tax Act to allow holders of shares of a Canadian corporation to exchange such shares for shares of a foreign corporation on a tax-deferred basis. This proposal reiterated statements made by the Department of Finance in 2000, 2003 and 2004. It is possible that the proposed amendments, if enacted into law, could, from the time any such change takes effect, allow a Canadian Holder of Exchangeable Shares to exchange such shares for our common stock on a tax-deferred basis. However, as of the date of this Prospectus the Department of Finance has not released any draft legislation or details regarding the requirements for the tax-deferred share exchange, and there are no assurances that the requirements could be satisfied in the circumstances or that the proposed amendments will be enacted.

Disposition of Exchangeable Shares other than on Redemption or Exchange. A disposition or deemed disposition of Exchangeable Shares by a Canadian Holder, other than on a redemption (or retraction) by Nanotronics Sub or an exchange of the shares with us or Rubincon Holdings, as the case may be, will generally result in a capital gain (or capital loss) in an amount by which the proceeds of disposition exceed (or are less than) (i) the adjusted cost base to the holder of such shares immediately before the disposition, and (ii) any reasonable costs of disposition.

Taxation of Capital Gains and Capital Losses. One-half of any capital gain (the “taxable capital gain”) realized by a Canadian Holder will be included in the holder’s income for the year of disposition. One-half of any capital loss realized (the “allowable capital loss”) may be deducted by the Canadian Holder against taxable capital gains realized by the holder for the year of disposition. Any excess of allowable capital losses over taxable capital gains for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Canadian Tax Act.

Capital gains realized by a Canadian Holder that is an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

If the Canadian Holder of an Exchangeable Share is a corporation, the amount of any capital loss realized on a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns an Exchangeable Share, or where a trust or partnership of which a corporation is a beneficiary or a member, is a member of a partnership or a beneficiary of a trust that owns any such share.

Dividends on Shares of Our Common Stock. Dividends on shares of our common stock will be included in the recipient’s income for the purposes of the Canadian Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A shareholder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Canadian Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include such dividends. United States non-resident withholding tax on such dividends received by Canadian residents will be generally eligible for foreign tax credit or deduction treatment, where applicable, under the Canadian Tax Act. See “—United States Federal Income Tax Considerations – Consequences to Non-U.S. Holders” below.

Disposition of Shares of Our Common Stock. The cost of shares of our common stock received on a retraction, redemption or exchange of Exchangeable Shares will be equal to the fair market value of such shares at the time of such event. The adjusted cost base to a Canadian Holder of our common stock acquired on a retraction, redemption or exchange of Exchangeable Shares will be determined by averaging the cost of such shares with the adjusted cost base of all other shares of our common stock held by such holder as capital property immediately before the retraction, redemption or exchange, as the case may be. A disposition or deemed disposition of our common stock by a Canadian Holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such shares immediately before the disposition. The taxation of capital gains and capital losses is described above.

Foreign Property Information Reporting. With some exceptions, a taxpayer resident in Canada is a “specified Canadian entity” (as defined in the Canadian Tax Act) and is required to file an annual information return disclosing prescribed information concerning the ownership of “specified foreign property” (as defined in the Canadian Tax Act) where the cost amount of such property to the taxpayer exceeds CDN$100,000. Specified foreign property is defined in the Canadian Tax Act to include shares of the capital stock of a non-resident corporation and property that, under the terms or conditions thereof or any agreement related thereto, is convertible into, exchangeable for or confers a right to acquire, property that is a share of the capital stock of a non-resident corporation.

The Exchangeable Shares and the shares of our common stock are specified foreign property. As a result, if the aggregate cost amount of any specified foreign property held by a Canadian Holder (including any Exchangeable Shares and our common stock) at any time in a taxation year or fiscal period exceeds CDN$100,000, the holder will be required to file an information return for the year or period disclosing prescribed information, such as the cost amount of the specified foreign property and the amount of any dividends, interest and gains or losses realized in the year in respect of such specified foreign property. Canadian Holders should consult their own advisors to determine whether they will be subject to these rules with respect to their ownership of Exchangeable Shares and our common stock.

Proposed Tax Amendments Regarding Foreign Investment Entities (“FIE”). On October 30, 2003, the Minister of Finance released proposed amendments to the Canadian Tax Act generally applicable for taxation years commencing after 2002, regarding the taxation of certain interest in non-resident entities that are “foreign investment entities”. To the extent that these new FIE rules apply and are enacted as proposed, unless exemptions are available, a Canadian resident that holds certain interest in a foreign investment entity will be required to include in income for each taxation year an amount of income or gains computed in accordance with the new rules, regardless of whether the taxpayer actually receives any income or realizes any gains. A corporation is not a foreign investment entity if the “carrying value” of all of its “investment property” is not greater than one-half of the “carrying value” of all its property or if its principal business is not an “investment business” within the meaning of those terms in the proposed FIE amendments.

The determination of whether we are a foreign investment entity must be made on an annual basis at the end of each of our taxation year-end and no assurances can be given that we will not be a foreign investment entity at the end of any of our taxation years.

Even if we were a foreign investment entity at the end of one of our taxation years, the new rules will not apply in respect of a Canadian Holder of Exchangeable Shares or shares of our common stock to whom such securities are an “exempt interest” within the meaning of the proposed tax amendments. The determination of whether Exchangeable Shares or shares of our common stock constitute an exempt interest must be made on an annual basis at the end of our taxation year and no assurances can be given that the Exchangeable Shares or shares of our common stock will constitute an exempt interest at any taxation year-end of ours. These rules are complex and have been subject to extensive commentary and amendment. No assurances can be given that the proposed FIE amendments will be enacted in the form anticipated. Canadian Holders should consult their own tax advisors regarding the application of the new FIE rules in their particular circumstances.

Former API Shareholders Not Resident In Canada

The following portion of the discussion is applicable to former API shareholders who, for purposes of the Canadian Tax Act and any applicable tax treaty or convention and at all relevant times (i) have not been, are not and will not be resident or deemed to be resident in Canada at any time while they have held API common shares or hold or will hold our common stock; (ii) deal and will deal at arm’s length and are not affiliated with API, Nanotronics Sub, Rubincon Holdings and us; and (iii) do not use or hold, are not deemed to use or hold and will not use or hold the API common shares or shares of our common stock in the course of carrying on a business (including an insurance business) in Canada. (“Non-resident Holders”).

United States Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below, and together with U.S. Holders, “Holders”) who exchange Exchangeable Shares for our common stock. (U.S. Holders will not be able to receive Exchangeable Shares as part of the Business Combination.) Except where noted, this summary deals only with Holders who held their Exchangeable Shares as capital assets, and does not represent a detailed description of the U.S. federal income tax consequences applicable to Holders who are subject to special treatment under the U.S. federal income tax laws, including Holders who are Special Taxpayers (defined below).

This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the income tax regulations, proposed and final, issued under the Code, and judicial and administrative interpretations of the Code and regulations in each case as in effect and available as of the date of this document. These authorities may change at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. These authorities are also subject to various interpretations, and the U.S. Internal Revenue Service (the “IRS”) or the U.S. courts could later disagree with the explanations or conclusions contained in this summary.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Exchangeable Shares or our common stock, as the case may be, that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the U.S., including some former citizens or residents of the U.S.;

•	a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) it has validly elected to be treated as a United States person for U.S. federal income tax purposes or (ii) if a U.S. court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

A “Non-U.S. Holder” is a beneficial owner of Exchangeable Shares or our common stock, as the case may be, other than a U.S. Holder.

The tax consequences to the following parties (“Special Taxpayers”) are not addressed in this summary:

•	persons that may be subject to special tax treatment such as financial institutions, real estate investment trusts, tax-exempt organizations, qualified retirement plans, individual retirement accounts, regulated investment companies, insurance companies, and brokers and dealers or traders in securities or currencies;

•	persons having a functional currency for U.S. federal income tax purposes other than the U.S. dollar;

•	persons that hold or will hold Exchangeable Shares or our common stock, as the case may be, as part of a position in a straddle or as part of a hedging or conversion transaction;

•	persons that own, or are deemed to own, 5% or more, by voting power or value, of the outstanding stock of Nanotronics Sub or us, as the case may be; and

•	persons subject to the alternative minimum tax.

U.S. Holders who do not maintain a substantial presence, permanent home or habitual abode in the U.S. or whose personal and economic relations are not closer to the U.S. than to any other country (other than Canada) may be unable to benefit from the provisions described herein of the Convention. These holders should consult their own tax advisors concerning the availability of benefits under the U.S. Treaty.

No statutory, judicial, or administrative authority exists which directly addresses some of the U.S. federal income tax consequences of the issuance and ownership of instruments and rights comparable to the Exchangeable Shares and the related rights. Therefore, some aspects of the U.S. federal income tax treatment of the exchange of Exchangeable Shares for shares of our common stock are not certain. No advance income tax ruling has been sought or obtained from the IRS regarding any of the tax consequences of the transaction.

This summary does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address all aspects of U.S. federal income taxation that may be applicable to particular holders. In addition, this summary does not address the U.S. state or local tax consequences or the tax consequences in jurisdictions other than the U.S. of the transaction.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES TO YOU ARISING UNDER THE LAWS OF ANY OTHER TAXING REGIME OR JURISDICTION THAT MAY APPLY TO YOU, INCLUDING ESTATE, GIFT, STATE AND LOCAL TAX CONSEQUENCES.

Consequences to U.S. Holders

Exchange or Sale of Exchangeable Shares. It is anticipated that a United States Holder that exchanges Exchangeable Shares and the related rights for our common stock either by exercising such holder’s rights to exchange or upon a purchase by us or Rubincon Holdings pursuant to the rights granted to us generally will recognize gain or loss on the receipt of the shares of our common stock in exchange for such Exchangeable Shares and the related rights. Such gain or loss will be equal to the difference between the fair market value of the shares of our common stock at the time of the exchange or purchase and the U.S. Holder’s tax bases in the Exchangeable Shares and the related rights exchanged therefor. The gain or loss will be capital gain or loss. Capital gain or loss will be long-term capital gain or loss if the Exchangeable Shares have been held as capital assets for more than one year at the time of the exchange. The U.S. Holder will take as such holder’s tax basis in the shares of our common stock the fair market value of the shares of our common stock received by the U.S. Holder in the exchange, and such holder’s holding period will begin on the day after the U.S. Holder received the shares of our common stock.

For United States federal income tax purposes, gain realized on the exchange of Exchangeable Shares for shares of our common stock generally will be treated as United States source gain, except that, under the terms of the U.S. Treaty, such gain may be treated as sourced in Canada. Any Canadian tax imposed on the exchange generally will be available as a credit against United States federal income taxes, subject to applicable limitations. A U.S. Holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to a deduction therefor in computing United States taxable income.

Distributions on the Exchangeable Shares. A U.S. Holder of Exchangeable Shares generally will be required to include in gross income as dividends paid on the Exchangeable Shares to the extent paid out of the current or accumulated earnings and profits of Nanotronics Sub, as determined under United States federal income tax principles. Such dividends generally will be treated as foreign source passive income for foreign income tax credit limitation purposes. Subject to certain conditions and limitations (including minimum holding periods) such dividends should be taxed at a rate of 15 percent for individuals and certain trusts and estates unless Nanotronics Sub is a PFIC or CFC (discussed below), in which case such dividends will be taxed at ordinary income rates. Under the U.S. Treaty, such distributions will be subject to Canadian withholding tax at a maximum rate of 15 percent. Subject to certain limitations of United States federal income tax law, a U.S. Holder generally should be entitled to credit such withholding tax against such holder’s United States federal income tax liability or to deduct such tax in computing United States taxable income.

Passive Foreign Investment Company and Controlled Foreign Corporation Considerations. For United States federal income tax purposes, a foreign corporation (hereinafter, the “tested corporation”) generally will be classified as a passive foreign investment company, known as a “PFIC,” for any taxable year during which either (i) 75 percent or more of its gross income is passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50 percent or more of its assets produce or are held for the production of passive income. For purposes of applying the foregoing tests, the assets and gross income of corporations with respect to which the tested corporation owns at least 25 percent of the value of the stock will be attributed to the tested corporation.

While there can be no assurance with respect to the classification of Nanotronics Sub as a PFIC, Nanotronics Sub believes that it is not and will not constitute a PFIC during its taxable years ending prior to consummation of the Business Combination. At the present time, we intend to endeavor to cause Nanotronics Sub to avoid PFIC status in the future, although there can be no assurance that it will be able to do so or that our intent will not change.

If Nanotronics Sub is a PFIC during a U.S. Holder’s holding period for such holder’s Exchangeable Shares, and the U.S. Holder does not make an election to treat Nanotronics Sub as a qualified electing fund (a “QEF”) under Section 1295 of the Code (a “QEF Election”), then (1) the U.S. Holder would be required to allocate income recognized upon receiving certain excess dividends with respect to, and gain recognized upon the disposition of, such U.S. Holder’s Exchangeable Shares (including upon the exchange of Exchangeable Shares for shares of our common stock) ratably over the U.S. Holder’s holding period for such Exchangeable Shares, (2) the amount allocated to each year other than (x) the year of the excess dividend payment or disposition of the Exchangeable Shares or (y) any year prior to the beginning of the first taxable year of Nanotronics Sub for which it was a PFIC, would be subject to tax at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which such income is allocated, and an interest charge would be imposed upon the resulting tax attributable to each such year (which charge would accrue from the due date of the return for the taxable year to which such tax was allocated), and (3) amounts allocated to periods described in (x) and (y) will be taxable to the U.S. Holder as ordinary income.

If the U.S. Holder of Exchangeable Shares makes a QEF Election, then the U.S. Holder generally will be currently taxable on such holder’s pro rata share of Nanotronics Sub’s ordinary earnings and net capital gains (at ordinary income and capital gains rates, respectively) for each taxable year of Nanotronics Sub in which Nanotronics Sub is classified as a PFIC, even if no dividend distributions are received by such U.S. Holder, unless such U.S. Holder makes an election to defer such taxes. If Nanotronics Sub believes that it was a PFIC for a taxable year, it will provide U.S. Holders of Exchangeable Shares with information sufficient to allow eligible holders to make a QEF Election and report and pay any current or deferred taxes due with respect to their pro rata shares of Nanotronics Sub’s ordinary earnings and profits and net capital gains for such taxable year. U.S. Holders should consult their tax advisors concerning the merits and mechanics of making a QEF Election and other relevant tax considerations if Nanotronics Sub is a PFIC for any applicable taxable year.

Because more than 50% of the voting power of all classes of stock or the total value of the stock of Nanotronics Sub is owned by us, a Delaware corporation, (“United States shareholder”), Nanotronics Sub could be treated as a “controlled foreign corporation” under Subpart F of the Code. This classification would result in many complex consequences including the required inclusion into income by such U.S. holders of 10% or more of our common stock of their pro rata shares of “Subpart F income” (as specially defined by the Code). Because of the complexity of Subpart F, and because it is not clear that Subpart F would apply to the holders of Exchangeable Shares, a more detailed review of these rules is outside the scope of this discussion.

The foregoing summary of the possible application of the PFIC and CFC rules to Nanotronics Sub and holders of Exchangeable Shares is only a summary of material aspects of those rules. Because the United States federal income tax consequences to U.S. Holders of Exchangeable Shares under the PFIC and CFC provisions are significant, U.S. Holders of Exchangeable Shares are urged to discuss those consequences with their tax advisors.

Foreign Tax Credit. A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of Exchangeable Shares of Nanotronics Sub may be entitled, at the option of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. Generally, it will be more advantageous to claim a credit because a credit reduces United States federal income taxes on a dollar for dollar basis, while a deduction merely reduces the taxpayer’s income subject to tax. This election is made on a year by year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations, which apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder’s United States income tax liability that the US Holder’s foreign source income bears to his or her or its worldwide taxable income. In the determination of the application of this limitation, the various items of income deduction must be classified into foreign and domestic sources. Complex rules govern this classification process. There are further limitations on the foreign tax credit for certain types of income such as “passive income,” “high withholding tax interest,” “financial services income,” “shipping income,” and certain other classifications of income. The availability of the foreign tax credit and the application of the limitations on the credit are fact specific and U.S. Holders of Exchangeable Shares should consult their own tax advisors regarding their individual circumstances.

Sale or Exchange of our Common Stock. A U.S. Holder who sells shares of our common stock for cash or exchanges such shares for other property generally will recognize gain or loss on such sale measured by the difference between the cash sale price of such shares or the fair market value of the property received in exchange for such shares and the U.S. Holder’s tax basis in such shares. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if such shares have been held as capital assets for more than one year at the time of the sale or exchange.

Distributions on our Common Stock. A U.S. Holder of our common stock generally will be required to include in gross income as dividends amounts paid on our common stock to the extent paid out of our current earnings and profits, as determined under United States income tax principles. Subject to certain conditions and limitations (including minimum holding periods) such dividends should be fixed at a rate of 15 percent for individuals and certain trusts and estates.

Consequences to Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to United States federal income tax on gain (if any) recognized on the sale or exchange of the Exchangeable Shares for our common stock, or on the receipt of or sale of shares of our common stock unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, if a tax treaty applies, is attributable to a permanent establishment of the Non-U.S. Holder in the United States; (ii) such gain is recognized by a Non-U.S. Holder who is an individual and the Non-U.S. Holder is present in the United States for 183 days or more during the taxable year of disposition or other conditions set forth in the Code are met; or (iii) in the case of the sale or exchange of our common stock, we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes.

We do not believe that we are and do not anticipate becoming a USRPHC. If we nevertheless constitute a USRPHC at the relevant time, a Non-U.S. Holder who at no time actually or constructively owned more than 5% of our common stock generally would not be subject to U.S. federal income or withholding tax on the relevant gain or the proceeds of sale, provided that our common stock was regularly traded on an established securities market within the meaning of the applicable regulations.

Dividends received by a Non-U.S. Holder with respect to the Exchangeable Shares should not be subject to United States withholding tax, and we do not intend that Nanotronics Sub will withhold any amounts in respect of such tax from such dividends. However, no statutory, judicial or administrative authority exists that directly addresses the U.S. federal income tax treatment of dividends on the Exchangeable Shares. There is some possibility that the IRS may assert that United States withholding tax is payable with respect to dividends paid on the Exchangeable Shares to Non-U.S. Holders. In such case, holders of Exchangeable Shares could be subject to United States withholding tax at a rate of 30 percent, which rate may be reduced by an income tax treaty in effect between the United States and the Non-U.S. Holder’s country of residence. This reduction would result in a withholding tax of 15 percent on dividends paid to residents of Canada under the U.S. Treaty. A Non-U.S. Holder will be required to satisfy certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the U.S withholding tax described above.

Dividends paid to Non-U.S. Holders with respect to the our common stock generally will be subject to United States withholding tax at a rate of 30 percent, which rate may be subject to reduction by an applicable income tax treaty. This reduction would result in a withholding tax of 15 percent on dividends paid to residents of Canada under the U.S. Treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (or, where a tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) are not subject to withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, those dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person as defined under the Code. Any effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder will be required to satisfy certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the U.S withholding tax described above.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the amount of dividends paid to a Holder of Exchangeable Shares or our common shares, unless the Holder is eligible for an exemption. Backup withholding may be imposed (currently at a 28% rate) on the above payments if a Holder (i) fails to provide a taxpayer identification number or certification of exempt status or (ii) fails to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

BUSINESS OF THE COMPANY

Historical Overview of the Company

We were incorporated on February 2, 1999 under the laws of the State of Delaware under the name Rubincon Ventures Inc. We have not been in bankruptcy, receivership or similar proceedings since our inception. Our Business Combination with API became effective on November 6, 2006 and in connection with the Business Combination we changed our name to “API Nanotronics Inc.”

As a result of the Business Combination with API, we now are engaged in the manufacture of electronic components and systems for the defense and communications industries. Our operations are conducted through our subsidiaries. We have ten subsidiaries: (1) Nanotronics Sub, which holds the stock of API, (2) API, which holds the stock of our operation companies, (3) Rubincon Holdings, which was incorporated to facilitate the exchange of Exchangeable Shares, (4) API Electronics, Inc., which is a designer and manufacturer of critical elements for advanced military, industrial, commercial, automotive and medical applications; (5) Filtran Group, consisting of Filtran Limited and Filtran Inc. and which is a designer and supplier of electronic components to major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation; (6) TM Systems II Inc., which supplies the defense sector with naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, as well as aircraft ground support equipment; (7) Keytronics, Inc., which is a designer and manufacturer of electronic components of major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation; and (8) National Hybrid Group, which consists of National Hybrid, Inc. and Pace Technology, Inc., and is a developer and manufacturer of 1553 data bus products, solid state power controllers, opto-controllers, high density multi-chip modules and custom hybrid micro-circuits for the military/aerospace market and the industrial process control market.

We have operations in the U.S. in New York and Florida and in Canada in Ontario. After the Business Combination we moved our executive offices to the executive offices of API in Toronto, Ontario. Our operating subsidiaries are located in Endicott, New York, Hauppauge, New York, Ogdensburg, New York, Ronkonkoma, New York, Islip, New York, Largo, Florida and Ottawa, Ontario. The mailing address and telephone number for our executive offices are: 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5G 1X3. The telephone numbers of our registered office and principle place of business in Ontario, Canada are (416) 593-6543 and (800) 606-2326.

As a result of the Business Combination API became a wholly-owned subsidiary of ours. This was accomplished by our forming an Ontario subsidiary, RVI Sub, Inc. which we refer to as Nanotronics Sub. API became a wholly-owned subsidiary of Nanotronics Sub pursuant to a Plan of Arrangement approved by the Ontario Superior Court of Justice. The holders of common shares of API were given the right to receive either ten shares Exchangeable Shares of Nanotronics Sub, or if the API shareholder elected, ten shares of our common stock. Each Exchangeable Share of Nanotronics Sub is exchangeable at any time during a ten year period into one share of our common stock. For a description of the exchange mechanisms, see Plan of Distribution in this prospectus. As a result of the Business Combination, our management and the management of Nanotronics Sub is the same as the former management of API and the former members of the Board of Directors of API constitute a majority of the members of our Board of Directors and the Board of Directors of Nanotronics Sub.

Accounting Treatment of the Business Combination

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a recapitalization by API rather than a purchase of API by Rubincon was because Rubincon was a shell company. As reported in its Form 10-QSB for the quarter ended October 31, 2006, (the final quarterly filing requirement for Rubincon under its prior year end of January 31, 2006), Rubincon had cash of approximately $4,200,000, other assets of approximately $117,000 and liabilities of approximately $187,000.

In conjunction with this reverse acquisition, Rubincon changed its year end from January 31 to May 31, the year-end of API. Assets, liabilities and equity of the Company continue to be that of the operating company, API, as adjusted for the cash, other assets and liabilities of Rubincon. No additional goodwill or intangible assets were recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon, now known as API Nanotronics, including the shares issued to affect the reverse acquisition for the period after the consummation of the Plan of Arrangement and the capital structure of API modified by the 10 for 1 exchange ratio in the Plan of Arrangement for the period prior to the consummation of the plan of arrangement.

Rubincon’s Activities Prior to the Business Combination

Prior to the completion of the Business Combination we were a shell company. We had no subsidiaries and no affiliated companies, other than the Ontario subsidiaries that we established solely for the purpose of the Business Combination. Prior to the Business Combination, we had no operations other than the discontinued operations described below and our assets consisted of cash and cash equivalents. Our business plan consisted of seeking an acquisition or business combination with an operating company. We accomplished that objective through the Business Combination with API.

We are also seeking additional acquisitions in the nanotechnology industry. To this end, we have entered into a consulting arrangement with Professor Martin Moskovits, a Professor of Physical Chemistry in the Department of Chemistry and Biochemistry and the Dean of the Division of Mathematical and Physical Sciences in the College of Letters and Sciences at the University of California Santa Barbara. Mr. Moskovits has been engaged to identify a nanotechnology acquisition or acquisitions for us. The consulting arrangement with Professor Moskovits is for a term of one year and is extendable upon the mutual agreement of the parties.

From inception through December 2005, we were engaged in the exploration of mineral properties. Originally we acquired the mineral rights to a claim, called “Rubincon”, located in the Zeballos mining area of British Columbia but due to the terrain of the claim, management decided to allow the claim to lapse on February 28, 2002 and no longer has any interest in the property.

Our shares were qualified and first quoted on the system of the National Association of Securities Dealers, Inc. (“NASD”) known as the OTC Bulletin Board (the “OTCBB”) in November 2005. There was only one trade in November, 2005 and our common stock did not start trading after that until March 2006. Effective November 7, 2006 we have changed the symbol for our common stock to APIO from RBCV.

History of API

Nanotronics Sub, a Canadian subsidiary was incorporated solely for the purpose of affecting the Business Combination. It has no operations. Nanotronics Sub is an Ontario corporation and operates under the Business Corporations Act (Ontario). API is a wholly-owned subsidiary of Nanotronics Sub. The legal and commercial names of our primary businesses and wholly-owned subsidiaries are API Electronics, Inc., the Filtran Group of companies consisting of Filtran Inc. and Filtran Limited, TM Systems II, Inc., and Keytronics Inc., and the National Hybrid Group of Companies consisting of National Hybrid, Inc. and Pace Technology, Inc.

API was incorporated in the Province of Ontario, Canada on May 14, 1985 under the name Shediac Bay Resources. From the time of API’s incorporation on May 14, 1985 until June 6, 2000, API was in the business of locating, acquiring, exploring, and, if warranted, developing and exploiting, mineral properties. On July 25, 2000, API changed its name from Opus Minerals Inc. to InvestorLinks.com Inc. From June 6, 2001 through August 31, 2001, API’s primary business was that of a financial resource and directory portal provider on the Internet through its website www.InvestorLinks.com. That business was effectively closed down prior to the end of the fiscal year ending April 30, 2001 and the assets of that business were sold during the fiscal year ending May 31, 2002. In September, 2001 API acquired API Electronics in a reverse acquisition and commenced to engage in the basis of API Electronics, the manufacturer and distribution of semiconductors and microcircuits for military, aerospace and commercial applications.

On September 10, 2001, API’s common shares began trading on the OTCBB under the symbol “APIEF.” API’s trading symbol on the OTCBB was changed to AEGCF in connection with the September 15, 2004 one (1) for ten (10) common share consolidation.

Effective May 31, 2002, API acquired the 100% of the shares of the Filtran Group of companies. The Filtran Group of companies included Filtran Limited, Filtran Inc., Canadian Dataplex Ltd. and Tactron Communications (Canada) Limited. Canadian Dataplex Ltd., Filtran Limited and Tactron Communications (Canada) Limited were amalgamated under the name Filtran Limited under the Business Corporations Act (Ontario) as of June 1, 2003. The Filtran Group of companies is a manufacturer of electronic components, particularly inductors, filters and transformers, for customers in the communications, computer, instrumentation and process control industries, with manufacturing facilities in the United States and Canada.

Effective February 6, 2003, API through its wholly-owned subsidiary TM Systems, acquired the assets of TM Systems, Inc. The assets purchased by TM Systems include inventory, equipment, work-in-progress, contracts, orders, files, ledgers and furniture. TM Systems also assumed lease obligations for two separate premises which are manufacturing facilities located in Albertson, New York and Bridgeport, Connecticut from TM Systems, Inc. We no longer lease the facility in Albertson, New York or Bridgeport, Connecticut. TM Systems now operates out of the facilities of API Electronics in Hauppauge, New York and of Keytronics in Endicott, New York. TM Systems is a manufacturer of naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, and aircraft ground control equipment.

Effective March 23, 2004, API acquired the assets of Islip Transformer & Metal Co., Inc., a supplier of critical systems and components to the U.S. Department of Defense. The assets acquired included certain Department of Defense contracts, the seller’s CAGE code, the right to use the seller’s name, all test fixtures, test equipment, plans, specifications and files relating to previous contracts performed, inventory and equipment.

Effective August 29, 2005, API acquired certain assets of Sensonics, Inc. Sensonics is a designer and manufacturer of electronic circuits and aircraft instrumentation.

Effective April 28, 2006, API purchased 100% of Keytronics Inc.’s shares. Keytronics is a design and manufacturing company of electrical components and equipment, specifically transformers, chokes, inductors, reactors, power supplies, power converters, battery charges and rope cutters.

Effective November 6, 2006, API was acquired by Rubincon Ventures Inc. in the Business Combination discussed above. In that transaction API became a wholly-owned subsidiary of API Nanotronics Corp., the name that Rubincon Ventures Inc. adopted in connection with the Business Combination. The combined companies continued to engage in the historic business of API.

API changed its name from API Electronics Group Inc. to API Electronics Group Corp. on September 15, 2004 in connection with the one (1) for ten (10) Common share consolidation.

The acquisition of API and the purchases of the Filtran Group of companies and the assets of TM Systems was funded by API’s predecessor and API primarily from the private sale of securities. The acquisition of certain assets of Sensonics was funded by an earn-out provision in the acquisition agreement. The acquisition of the stock of Keytronics was funded out of API’s working capital.

History of the Combined Companies

Following the consummation of the Business Combination, the Company acquired on January 25, 2007 the stock of the National Hybrid Group, which consists of National Hybrid, Inc. and Pace Technology, Inc. National Hybrid Group is a developer and manufacturer of 1553 data bus products, solid state power controllers, opto-controllers, high density multi-chip modules and custom hybrid micro-circuits for the military/aerospace market and the industrial process control market.

The acquisition of the National Hybrid Group companies was funded with cash received from Rubincon Ventures Inc. as part of the Business Combination and from a loan from a related party.

The Company will continue to integrate these recent acquisitions.

Financial Information About Segments

(a) The Company’s operations are conducted in two reportable segments which are distinguished by geographic location in Canada and United States. Both segments design and manufacture electronic components. Inter-segment sales are recorded at market value.

Year Ended May 31, 2006	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$6,613,699	$9,020,394	$—	$—	$15,634,093
Inter-Segment Sales	—	365,360	—	(365,360)	—

Total	6,613,699	9,385,754	—	(365,360)	15,634,093

Gross Income	1,455,051	822,380	—	—	2,277,431
Corporate Head Office Expenses	—	—	604,387	—	604,387
Amortization	83,426	552,619	168,359	—	804,404
Interest on Long term Debt	—	39,890	—	—	39,890
Other Expense (Income)	152,311	—	(145,637)	—	6,674
Income Tax Expense (Recovery)	(7,706)	25,062	88,122	—	105,478

Net income (loss)	1,227,020	204,809	(715,231)	—	716,598

Segment Assets	4,769,319	8,795,638	541,345	—	14,106,302

Goodwill included in assets	1,137,166	—	—	—	1,137,166
Capital Expenditures	52,728	86,593	—	—	139,321

Year Ended May 31, 2005	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$4,722,205	$7,825,346	$—	$—	$12,547,551
Inter-Segment Sales	—	649,821	—	(649,821)	—

Total	4,722,205	8,475,167	—	(649,821)	12,547,551

Gross Income	398,759	1,206,551	—	—	1,605,310
Corporate Head Office Expenses	—	—	589,866	—	589,866
Amortization	108,392	485,448	171,093	—	764,933
Interest on Long term Debt	11,256	16,793	—	—	28,049
Other Expense (Income)	68,712	—	(43,096)	—	25,616
Income Tax Expense (Recovery)	(1,837)	26,774	(129,097)	—	(104,160)

Net income (loss)	212,236	677,536	(588,766)	—	301,006

Segment Assets	2,254,285	6,572,759	3,825,784	—	12,652,828

Goodwill included in assets	997,611	—	—	—	997,611
Capital Expenditures	41,871	270,875	21,214	—	333,960

Year Ended May 31, 2004	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$5,013,986	$6,264,201	$—	$—	$11,278,187
Inter-Segment Sales	22,639	776,243	—	(798,882)	—

Total	5,036,625	7,040,444	—	(798,882)	11,278,187

Gross Income	392,894	564,925	—	—	957,819
Corporate Head Office Expenses	—	—	785,802	—	785,802
Amortization	111,610	520,781	171,416	—	803,807
Interest on Long term Debt	2,188	44,468	38,407	—	85,063
Other Expense (Income)	29,774	(45,232)	(102,498)	—	(117,956)
Income Tax Expense (Recovery)	(25,921)	18,569	(46,714)	—	(54,066)
Cumulative effect of change in accounting policy	—	—	48,531	—	48,531

Net income (loss)	275,243	26,339	(894,944)	—	(593,362)

Segment Assets	2,052,518	6,480,097	2,652,520	—	11,185,135

Goodwill included in assets	918,529	1,000	—	—	919,529
Capital Expenditures	55,517	159,250	8,200	—	222,967

(b) Major Customer

	2006	2005	2004
Revenue
U.S. Department of Defense	25%	12%	17%
U.S. Department of Defense subcontractors	40%	39%	40%

Geographical Revenue	2006	2005	2004
United States	$12,199,898	$9,629,218	$8,933,612
Canada	1,104,713	836,335	944,039
United Kingdom	1,712,629	1,659,463	1,057,691
South America	147,009	159,936	201,465
All Other	469,844	262,599	141,380

Total	$15,634,093	$12,547,551	$11,278,187

Business Overview – API Electronics, Inc., the Filtran Group of Companies, TM Systems, Keytronics and National Hybrid Group

API Electronics, Inc. (“API Electronics”) – Operations, Activities and Products

API Electronics manufactures niche specialty products that major semiconductor manufacturers no longer produce or do not plan on producing in the future. API Electronics has focused on the discontinued parts niche of the electronic component industry since its formation approximately 27 years ago. In support of API Electronics’ goals and objectives, API Electronics has focused on maximizing the potential of the various products for which it has become the sole source supplier. Through the implementation of engineering process controls and total quality management principles, API Electronics has achieved manufacturing efficiencies and effectiveness via specialization and concentration on these niche products.

API Electronics’ reputation is that of a preferred supplier of custom replacement parts for critical, fixed-design systems. Such niche products include Varactor tuning diodes, specialty suppressor diodes for the relay market, and custom microelectronic hybrid circuits designed, built and tested to customer specifications. API Electronics also manufactures power and small-signal transistors, silicon rectifiers, zener diodes, high-voltage diodes, and resistor/capacitor networks. All microelectronic products are manufactured using semiconductor, hybrid, and surface-mount technologies or a combination. All methods and processes are controlled and monitored by API Electronics’ Quality Assurance programs.

Applications for API Electronics’ semiconductor products include: Telecommunications, Aerospace, Military Defense Systems, Automated Test Equipment, Computing Equipment, Medical Equipment, Robotics, Instrumentation and Automotive Systems. API Electronics currently serves a broad group of customers with products and services falling into four main categories: Hybrid Circuit, Power and Small-Signal Transistor, Varactor Tuning Diode and Value-Added Distribution. API Electronics’ products facilitate the power supply in end products such as missiles, the space shuttle, F-15 and F-16 fighter planes and B-1 bombers.

API Electronics’ principal markets consisted of the government and military markets (approximately 57% of revenues), laboratory and commercial equipment, and other replacement parts (approximately 43% of revenues) during the fiscal year ended May 31, 2006. APIE’s customers include government agencies, Departments of Defense, and large military contractors such as Honeywell, BAE Systems Controls, Deutch Relays, Litton Systems and Lockheed-Martin. Other customers include Raytheon, Northrop Grumman Litton, Alcatel, Thales, Leitch, Ball Aerospace and the Defense Electronic Supply Center.

The main thrust of API Electronics’ strategy has been to increase its market penetration through the addition of the following competitors’ product lines:

1.	Ampower – Power Transistors

2.	Unitrode – Power and Darlington Transistors

3.	Solid Power Corp. – Homotaxial Power Transistors

4.	MSI Electronics – Varactor Tuning, Abrupt, and Hyperabrupt Diodes

5.	ASI Microsystems – Custom Hybrid Circuits

6.	REL Labs – Standard Hybrid Amplifiers, Oscillators, and Networks

API Electronics has obtained the original designs of these companies to manufacture brand new spare parts for aircraft, military, medical and commercial systems that were built over the past three decades and are still providing essential services.

API Electronics continues to be proactive in the power control industries. Having already manufactured and delivered components for this industry, API Electronics is presently developing systems that use these components. API Electronics is now listed on the U.S. Department of Defense Qualified Products List (QPL) and was awarded Laboratory Suitability Certification for Military Semiconductors. These U.S. Government Certifications allow APIE to produce and test approved U.S. Military devices. In fiscal 2006, API Electronics was listed on the Qualified Manufacturer’s List (QML) as a certified member. The QPL and QML consist of a supplier base that has successfully demonstrated their products meet the specified performance, quality, and reliability levels via the U.S. Department of Defense (DoD) product qualification program. API Electronics will join the select suppliers meeting the exacting criteria (design, fabrication, assembly and test processes) required to be QPL/QML listed.

API Electronics has instituted a cost-effective sales and marketing program. Catalogs, brochures, line cards, and product lists are augmented by its website describing API Electronics and its capabilities. API Electronics seeks to improve its product sales in overseas markets through an increased emphasis on that part of its domestic direct sales force and improved communication with overseas sales representatives and distributors.

Principal Markets in which API Electronics Competes

API Electronics’ customers are located primarily in the United States. The United States, United Kingdom and Canada are the markets in which API Electronics competes.

The geographical breakdown of revenue for API Electronics (where its customers are located) for the year ended May 31, 2006 is as follows (000’s):

United States	$5,221	95%
Canada	$115	2%
United Kingdom	$172	3%

Total	$5,508	100%

New Products

In 2005, API Electronics’ Islip Transformer Division introduced a redesigned model of an Aircraft Radar Indication System using Liquid Crystal Display (LCD) technology. API Electronics has not introduced any other significant new products or services since that date.

Seasonality

API Electronics’ revenues and business are not, in general, seasonal.

Raw Materials

Raw materials required by API Electronics’ business consist primarily of silicon wafers. A broad market for silicon wafers exists worldwide, and the prices of silicon wafers have not historically been volatile.

Marketing Channels

API Electronics’ marketing channels consist primarily of the use of an in-house sales manager with a sales staff of two persons, and regional agents who act as independent contractors to API Electronics. API Electronics does not use any special sales methods such as installment sales.

Dependence on Patents, Licenses, Contracts and Processes

API Electronics is not dependent on patents, licenses, industrial contracts, commercial contracts, financial contracts, or new manufacturing processes in such a manner that such dependence would be material to API Electronics’ business or profitability.

Material Effects of Government Regulations

Except as noted below, government regulations of the United States and the State of New York related to environmental compliance, labor conditions, and government contracting are typical in API Electronics’ industry and do not have a material effect on API Electronics’ business. During the fiscal year ended May 31, 2003, API Electronics received certification that it is ISO 9001:2000. API Electronics believes it is also complaint under 9100:2001 but has not yet received certification. API Electronics has obtained certification under MIL-PRF-19500 (QML-19500) and is the process of obtaining MIL-PRF-38534 (QML-38534) certification. API Electronics is listed as a Qualified Source of Supply to the United States Defense Electronics Supply Centers (“DESC’s”). The United States Department of Defense regulates certification and qualification requirements of the DESC’s, while ISO certifications are granted by independent organizations. ISO certifications are recognized on a worldwide basis.

Backlog of Orders

API Electronics’ backlog as of May 31, 2006 was $3,156,932. As of May 31, 2005, API Electronics’ backlog was $4,415,043.

Filtran Group of Companies - Operations, Activities and Products

API acquired 100% of the stock of the Filtran Group of companies as of May 31, 2002. The companies included in the group were Filtran, Inc., Canadian Dataplex Ltd., Tactron Communications (Canada) Inc. and Filtran Limited. Canadian Dataplex Ltd., Tactran Communications (Canada ) Inc. and Filtran Limited were amalgamated under the name Filtran Limited as of June 1, 2003.

Filtran Limited was incorporated in 1969 to manufacture filters and transformers. Filters are frequency selective networks, usually consisting of a combination of capacitors and inductors or transformers. Widely used in telegraphy and telex networks that worked on the principle of frequency division multiplexing, these analog techniques devices have been superseded by digital transmission methods.

Approximately 26 years ago Filtran Inc. established itself in the US, initially in eastern Florida but relocated in Ogdensburg, N.Y., which is a one-hour drive from Ottawa. Filtran Limited located in Ottawa does the engineering, purchasing, and marketing and provides the overall administration for Filtran Inc. as well as manufacturing of all products for Canadian and European customers. Filtran Inc. is strictly a manufacturing facility for US customers.

Manufacturers of military, aerospace electronics, telecommunications equipment, computers and computer peripherals, process control equipment, power supplies, test equipment, medical devices and similar products use these products. The power rating of these specialty transformers ranges from microwatts in signal transformers to 2,000W - 3,000W for laminated power transformers. Filtran Group does not make the larger transformers of the type used in power distribution networks to cities, businesses or private homes.

Many changes have been made to Filtran Group’s product lines over the years. As linear power supplies have been superseded, in most instances, by switched mode designs, Filtran Group has developed a range of ferrite based transformers and inductors for high frequency applications and all the commonly used topologies. Similarly, signal transformers have become smaller and the pulse rate for most digital telecommunications systems has increased dramatically. Many newer products use a number of toroidal transformers or inductors in a miniature flat pack case. The Filtran Group’s products facilitate the power supply in end products such as army field radios and various types of telecommunications equipment.

Filtran was the first transformer manufacturer in Canada to produce surface mount devices (SMD’s). Millions of these are in use all over the world. Because of the coplanarity requirements of SMD’s the company has invested in automatic equipment to solder these under a blanket of dry nitrogen.

The main demand today for the Filtran Group’s products comes from military, aerospace, telecom, audio, video, voice / data, and transportation OEM’s. Filtran produces a wide variety of magnetic components over 85% of which are custom designed (build to print) for specific customer applications. Filtran has invested heavily in upgrading its engineering, quality control/test and manufacturing processes to support these markets and is now poised to grow significantly in the coming years.

Filtran Limited and Filtran Inc. have always been custom manufacturers, both building the product to the customer’s print or designing and then building to its specifications. The products include transformers of all kinds from small signal types to large laminated units weighing 50 lb. or more.

About 10 years ago, as part of its long-term growth plan, Filtran Limited acquired a local company called Canadian Dataplex Ltd., which was established 26 years ago. Canadian Dataplex Ltd. had engineering skills in the design and manufacturing of custom power supplies, which have now been integrated into the Filtran Group.

Filtran Group is ISO 9001-2000 certified, which enables it to design, manufacture and sell electronic components with the ISO 9001-2000 designation. This certification recognizes the product under one of the highest measure of quality standards for electronic components. This certification is an international measure and applies to products world-wide.

Filtran Group builds a wide variety of inductors (chokes) from small signal units up to heavy laminated devices. Filtran also designs and manufactures filters for use by others. Some of these operate at frequencies into the GHz region while others block the ripple from diesel generators delivering several hundred amps at frequencies of a few hundred Hz. Most filters are passive; i.e. they are formed by arrays of inductors and capacitors.

Principal Markets in which the Filtran Group Competes

Filtran’s customers are located primarily in the United States, the United Kingdom and Canada; however, it sells a limited amount of products to customers in a number of other countries.

The geographical breakdown of revenues for the Filtran Group for the year ended May 31, 2006 is as follows (000’s):

United States	$4,576	60%
Canada	915	12%
United Kingdom	1,525	20%
South America	153	2%
All Other	457	6%

Total	$7,626	100%

There are three major markets for Filtran’s products – military and defense, telecommunications companies and high-end equipment manufacturers.

The breakdown of revenues for the Filtran Group for the year ended May 31, 2006 by industry of end users is as follows (000’s):

High-end Equipment Manufacturers	$1,602	21%
Telecommunications Companies	534	7%
Military and Defense	5,490	72%

Total	$7,626	100%

1. Telecommunications Companies

All Canadian and US telecommunications equipment manufacturers are potential customers for the Filtran Group companies. Filtran also does business with telecommunications companies in Europe and Asia. In the past years, the high labor costs in Canada and the US excluded the Filtran Group from the high volume product sales. Since 2000, the Filtran Group has established the relationships to outsource the manufacturing of certain products to companies in Asia, particularly China, and labor costs are no longer a barrier for Filtran Group to compete for these orders.

2. High End Equipment Manufacturers

Filtran’s target customers for non-telecommunications products are high-end equipment manufacturers. There are an enormous variety of these high-end product equipment manufacturers in every major city in Canada and the US, which constitutes a large untapped market for Filtran Group who has always built products to “Best Commercial Standards”.

3. Military and Defense

The Filtran Group has aggressively pursued growth opportunities in the Military and Aerospace industry since 2002. In an effort to support these strategies, Filtran has invested in training, enhanced engineering and manufacturing process controls, added resources in the Quality Department and successfully obtained their ISO 9001:2000 certification at the Ogdensburg, NY manufacturing facility (Filtran Limited in Ottawa, Ontario has been ISO certified since 1999). To further support the Military and Aerospace industries, Filtran successfully applied for a Controlled Goods Certificate in the spring of 2005 from the Canadian Government, enabling Filtran to produce goods that carry a level of security. These investments and achievements have resulted in efficient, quality products that meet the high standards of the Military and Aerospace industry.

4. Major Customers

Harris Corporation, R.F. Communications Division	US

TT EMS	US & UK

Ameritherm	US

Star Headlight	US

Alstom Signaling	US & Brazil

Electronics 2000	UK & Europe

General Dynamics	UK & Canada

Sterne Medical	Canada

Wescan	Canada

Ross Video	Canada

The volume of business provided to the Filtran Group by these customers equals about 80% of total sales. No single customer represents more than 40% of total sales.

For the fiscal years ended May 31, 2006, 2005 and 2004 Harris Corporation represented approximately 47%, 35% and 30.6%, respectively, of total Filtran’s sales and also represented 24.9%, 16.7% and 16%, respectively, our consolidated sales.

New Products

Due to the custom and proprietary nature of Filtran Group’s products, Filtran Group has not introduced any significant new products or services in the past eighteen months; however, in fiscal year 2005, Filtran Group has designed, developed and produced over 150 new parts for both new and existing customers.

Seasonality

The revenues and business of the Filtran Group are not, in general, seasonal.

Raw Materials

The primary raw materials required by Filtran Group’s business consist of cores, bobbins, wire, lamination, tapes (polyamide, polyfilm, masking, copper, glasscloth, antistatic), epoxy, solder tips, varnish, metal plates, PVC insulation, diodes, and circuit boards. Filtran Group’s purchasing policies require the companies to find alternate sources for materials; however, some materials have a single source supplier due to customer specifications or unique construction requirements. Most of Filtran Group’s raw material suppliers are located in the US. These materials are readily available. The lead time for ordering manufactured materials has decreased to 4 to 6 weeks from up to 24 months during the technology boom of the late 1990s. The prices for these materials are relatively stable.

Marketing Channels

Filtran’s principal markets are the US, United Kingdom and Canada. Filtran also sells products in a large number (over 30) of European and Asian countries. Filtran primarily sells directly to customers but also uses independent sales representatives and distributors and uses its website as a sales channel. Filtran uses a performance based compensation system for its direct sales force and independent representatives that focus on increasing sales and market share to targeted accounts. Filtran has two internal sales representatives. Filtran does not use any special sales methods such as installment sales.

Dependence on Patents, Licenses, Contracts and Processes

Filtran Group is not dependent on patents, licenses, industrial contracts, commercial contracts financial contracts, or new manufacturing processes in such a manner that such dependence would be material to Filtran Group’s business or profitability.

Material Effects of Government Regulations

Government regulations of the US, the State of New York, the Province of Ontario and Canada related to environmental compliance and labor conditions are typical in Filtran Group’s industry and do not have a material effect on Filtran Group’s business.

Backlog of Orders

Filtrans’ backlog as of May 31, 2006 was $4,729,390. Filtran’s backlog as of May 31, 2005 was $4,018,861.

TM Systems - Operations, Activities and Products

TM Systems manufactures highly engineered products and systems for defense and aerospace applications. TM System’s advanced electronic, electromechanical systems and engineered materials are mission-critical, standard equipment on a wide range of military platforms. TM Systems provides equipment and services that are purchased by military contractors for use by many countries, military forces and governments.

TM Systems supplies the defense sector with naval aircraft landing and launching equipment — including Visual Landing Aids (VLA) and the Stabilized Glide Slope Indicator (SGSI) — flight control and signaling systems, radar systems alteration, data communication and test equipment as well as aircraft ground support equipment.

Principal Markets in which TM Systems Competes

TM Systems’ principal market is the military/defense industry. TM Systems acts as a Prime Contractor or Subcontractor to this market and realizes 100% of its sales revenue from this market. Its customers are all US companies, most of which have foreign subsidiaries and divisions. TM Systems sells products to these companies and their foreign subsidiaries and divisions for use in products that are sold in many countries.

TM’s System’s customers are located primarily in the United States; however, it sells a limited amount of products to customers in other countries.

The geographical breakdown of revenues for TM Systems (where the customers are located) for the year ended May 31, 2006 is as follows (000’s):

United States	$2,328	98%
Other	47	2%

Total	$2,375	100%

New Products

TM Systems has not introduced any significant new products or services since the June 1, 2004, the beginning of its 2005 fiscal year.

Major Customers

NASSCO (National Steel & Shipbuilders)

NORTHRUP GRUNMAN

BAE SYSTEMS

NAWC (Navel, Air, Warfare Center)

US Military

For the fiscal years ended May 31, 2006, 2005 and 2004, NASSCO represented approximately 43%, 37% and 42%, respectively, of TM’s sales, and also represented 7%, 9% and 11%, respectively, of our consolidated sales.

Seasonality

TM Systems’ revenues and business are not, in general, seasonal.

Raw Materials

TM Systems purchases most of its raw materials on a purchase order basis from a number of vendors. Although TM Systems tries to have alternative supply sources for all necessary materials, some materials and services have a single source supplier. If any subcontractors or vendors are unable to provide these materials in the future, the relationships with TM Systems’ customers could be seriously affected and its revenues, financial condition and cash flows could be severely damaged. Although TM Systems seeks to reduce its dependence on sole and limited source suppliers both for services and for materials, disruption or financial, operational, production or quality assurance difficulties at any of these sources could occur and cause delivery problems.

Market Channels

TM Systems’ marketing channels consist primarily of the use of an in-house sales manager with a one-person sales staff, and regional agents who act as independent contractors to TM Systems. TM Systems does not use any special sales methods such as installment sales.

Dependence on Patents Licenses, Contracts and Processes

TM Systems is not dependent on patents, licenses, industrial contracts, commercial contracts, financial contracts, or new manufacturing processes in such a manner that such dependence would be material to the company’s business or profitability.

Material Effects of Government Regulations

Except as noted below, government regulations of the US and the State of New York related to environmental compliance, labor conditions, and government contracting are typical in TM Systems industry and do not have a material effect on the company’s business. While TM Systems complies with many of the ISO requirements, it is not ISO-9002 certified.

TM Systems sells its products to the military/defense industry, which is subject to the business risks of changes in governmental appropriations (Department of Defense) and changes in national defense policies and priorities. All of TM Systems’ contracts with prime US Government contractors contain customary provisions permitting termination at any time, at the convenience of the US Government or the prime contractors upon payment to the company for costs incurred plus a reasonable profit. If the company experiences significant reductions or delays in procurements of its products by the US Government, or terminations of government contracts or subcontracts, its operating results could be materially and adversely affected. Certain contracts are also subject to price renegotiation in accordance with US Government sole source procurement provisions.

US and international military program sales, follow-on procurement, contract continuance, and future program awards, upgrades and spares support are subject to: US and international military budget constraints and determinations; US congressional and international legislative body discretion; US and international government administration policies and priorities; changing world military threats, strategies and missions; competition from foreign manufacturers of platforms and equipment; NATO country determinations regarding participation in common programs; changes in US and international government procurement timing, strategies and practices; and the general state of world military readiness and deployment.

Backlog of Orders

TM Systems backlog as of May 31, 2006 was $2,043,977. TM Systems backlog as of May 31, 2005 was $1,919,278.

Keytronics, Inc. - Operations, Activities and Products

API acquired 100% of the stock of the Keytronics Inc. on April 28, 2006.

The primary industries served include the military, aerospace electronics, telecommunications equipment, computers and computer peripherals, process control equipment, power supplies, test equipment, medical devices and similar products use these products.

Keytronics designs and manufacturers a wide variety of power transformers, charging chokes, reactors, magnetic amplifiers, pulse transformers (radar and scr), telephone coupling transformers, switching transformers, isolation transformers, ferro resonant transformers, current transformers and saturable reactors.

Keytronics also manufactures electronic equipment, including power supplies, battery chargers, power converters, hot blade rope cutters and a wide variety of special purpose electronic assemblies including capacitor modules and medical electronics.

Principal Markets in which the Keytronics Inc. Competes

Keytronics’ customers are located primarily in the US, however, it sells a limited amount of products to customers in a number of other countries.

Major Customers

BAE Systems	US

DFAS Columbus	US

Lockheed Martin	US

Smith Industries Aerospace	US

Ametek	US

Raytheon	US

Honeywell	US

The volume of business provided to Keytronics by these customers equals about 80% of total sales. BAE Systems represents approximately 50% of Keytronics total sales.

New Products

Due to the custom and proprietary nature of Keytronics’ products, Keytronics has not introduced any significant new products or services in the past twelve months.

Seasonality

The revenues and business of Keytronics is not, in general, seasonal.

Raw Materials

The primary raw materials required by Keytronics’ business consist of cores, bobbins, wire, lamination, tapes (polyamide, polyfilm, masking, copper, glasscloth, antistatic), epoxy, solder tips, varnish, metal plates, PVC insulation, diodes, and circuit boards. Keytronics’ purchasing policies require it to find alternate sources for materials; however, some materials have a single source supplier due to customer specifications or unique construction requirements. Most of Keytronics’ raw material suppliers are located in the US. These materials are readily available. The lead time for ordering manufactured materials has decreased to 4 to 6 weeks from up to 24 months during the technology boom of the late 1990s. The prices for these materials are relatively stable.

Marketing Channels

Keytronics’ marketing channels consist primarily of the use of an in-house sales manager whose principle focus in the US market. Keytronics’ does not use any special sales methods such as installment sales.

Dependence on Patents, Licenses, Contracts and Processes

Keytronics’ is not dependent on patents, licenses, industrial contracts, commercial contracts financial contracts, or new manufacturing processes in such a manner that such dependence would be material to Keytronics’ business or profitability.

Material Effects of Government Regulations

Government regulations of the United States and the State of New York related to environmental compliance, labor conditions, and government contracting are typical in Keytronics’ industry and do not have a material effect on Keytronics’ business.

Backlog of Orders

Keytronics’ backlog as of May 31, 2006 was $1,019,833.

National Hybrid Group of Companies – Operations, Activities and Products

National Hybrid, Inc. (NHI) was founded in 1974 to respond to the military/aerospace market’s critical and growing need for reliable, high-performance microcircuits. In 1999 Pace Technology, Inc. (Pace) opened. Pace is a related company, which possesses a state of the art automated low-cost production facility (together NHI and Pace are referred to as National Hybrid Group). National Hybrid Group has maintained a focus on designing and manufacturing increasingly complex, cost-effective, high-reliability microcircuits such as 1553 data bus products, solid state power controllers, opto-couplers, high-density multi-chip modules and custom hybrid-microcircuits. National Hybrid Group has identified and developed products for niche opportunities in the industrial / process control market. In support of its goals and objectives National Hybrid Group continues to develop products that maximize its potential as a sole source supplier in the military/aerospace market.

National Hybrid Group’s expertise includes analog and digital designs as well as application specific integrated circuits and gate-array implementations. Extensive in-house simulation, prototype testing and analysis facilities allow National Hybrid Group to develop products for both standard and custom applications with heightened reliability.

National Hybrid Group leads the avionics industry in key military communications technologies and manufacturers state of the art components. National Hybrid Group has developed the world’s smallest complete Mil-Std-1553 communications terminal. National Hybrid Group has recently introduced COTS (commercial off the shelf) circuit board implementations that allow customers to bring their products to market in a more timely fashion with a minimum of hardware design.

National Hybrid Group’s products are designed into the most advanced airborne platforms worldwide, including the C-17 Globemaster III and C-130J Hercules aircraft, AH-64 Apache helicopter, F-15, F-16, F-18, F-22, and EF2000 fighter aircraft programs, among others.

National Hybrid Group is headquartered in a 20,000 sq. ft. facility in Ronkonkoma, New York, adjacent to the Long Island MacArthur Airport. National Hybrid Group’s hybrid microcircuit manufacturing capabilities in Ronkonkoma, New York are state of the art. National Hybrid’s Islip, New York facility will be used for warehousing and manufacturing. The 13,500 sq. ft. Pace Technology facility located in Largo, Florida is an automated high volume production plant that augments the production capability of the New York facilities. Advanced statistical engineering processes and analyses are employed by National Hybrid Group in the production process to optimize test times, improve reliability of components and production yield.

National Hybrid Group has clean room and comprehensive test facilities with full environmental screening capabilities. The stringent requirements of military and aerospace quality have been certified by the applicable agencies. Teams routinely perform design reviews, self-audits, and comprehensive error analyses at National Hybrid Group plants to insure high quality.

National Hybrid Group has been recognized by many customers as a key supplier. Rockwell Collins named NHI a top preferred supplier for both 2005 and 2006. In 2006 NHI was recognized as Commodity Supplier of the Year by Rockwell Collins.

National Hybrid Group’s principal markets consist of the government and military as well as commercial aerospace and industrial controls. During the year ended December 31, 2006 National Hybrid Group customers included Raytheon, Boeing, Lockheed Martin, BAE, Honeywell and Rockwell Collins. The focus of National Hybrid Group’s growth strategy is to continue to develop cost-effective products to meet the needs of these and other key customers for high performance micro-circuits.

National Hybrid Group has implemented a sales and marketing program. National Hybrid Group has an in-house sales staff of three. Catalogs, brochures and data sheets are supplemented by the website describing National Hybrid Group, its products and capabilities. National Hybrid Group seeks to improve its product sales in overseas markets through the increased emphasis on sales management and improved communication with overseas sales representatives and distributors.

Principal Markets in which National Hybrid Group Competes

National Hybrid Group’s customers are located primarily in the United States. The Mil-Std-1553 micro-circuit \products are sold worldwide to a large customer base.

The geographical breakdown of revenue for National Hybrid Group (where its customers are located) for the calendar year ended December 31,2006 is as follows (000’s):

United States	$9,496	67%

Europe	$4,750	33%

Total	$14,246	100%

New Products

In 2006 National Hybrid Group completed development of a low voltage transmitter/receiver chip for the military market that will be packaged for both surface mount and thru-hole technology. In addition National Hybrid Group completed and introduced a plastic ball grid array (PBGA) complete Mil-Std-1553 terminal that is the smallest and most cost effective in the world. A commercial off the shelf (COTS) Mil-Std-1553 PMC (PCI Mezzanine Card) was completed and introduced to compete in the computer circuit board market.

Seasonality

National Hybrid Group’s revenues and business are not, in general, seasonal.

Raw Materials

Raw materials required by National Hybrid Group’s business consist of primarily silicon wafers and ceramic packages. A broad market for both these commodities exists worldwide, and the prices have not been historically volatile.

Marketing Channels

National Hybrid Group sells its products worldwide. Marketing channels consist primarily of the use of National Hybrid Group sales and marketing personnel both in the US and Europe. Independent sales representatives are utilized to work closely with customers at the point of sale.

Dependence on Patents, Licenses, Contracts and Process

National Hybrid Group is not dependent on patents, licenses, industrial contracts, financial contracts, or new manufacturing processes in such a manner that such dependence would be material to its business or profitability. However, National Hybrid Group does patent features of certain of the products it develops.

Research and Development

New product research and development at National Hybrid Group relates to four main areas: (1) Application Specific Integrated Circuits (ASICS) used in our MIL-STD-1553/1760 communications products; (2) Plastic Packages for 1553/1760 terminals; (3) Plastic Packages for 1553/1760 Transceivers; and (4) Hermetically Sealed Optical Couplers for use in harsh environments. Such research and development is primarily engaged in when a customer has requested a product from National Hybrid Group which National Hybrid Group does not then manufacture. Such new products are generally of the same type as products that National Hybrid Group has produced in the past.

Material Effects of Government Regulations

Except as noted below, government regulations of the United States and the States of New York and Florida related to environmental compliance, labor conditions, and government contracting are typical in National Hybrid Group’s industry and do not have a material effect on National Hybrid Group’s business.

National Hybrid’s quality system has been audited and its ISO 9001 (2000) certification has been renewed effective November 1, 2006. ISO certifications are granted by independent auditing organizations such as Underwriters Laboratories. ISO certifications are recognized on a worldwide basis.

National Hybrid have been audited by the United States Department of Defense and certified to MIL-PRF-38534. This certification is required to supply the highest reliability level microcircuits to the military market. National Hybrid is listed as a qualified Source of Supply to the United States Defense Electronics Supply Centers (“DESC’s”).

Backlog of Orders

National Hybrid Group’s backlog as of December 31, 2006 was $5,789,125.

Revenue Breakdown

Set forth below is a breakdown of  the Company’s revenues by business and by geographical market (where the customer is located) for the fiscal years ended May 31, 2006, May 31, 2005 and May 31, 2004.

For the fiscal years ended May 31, 2006, May 31, 2005 and May 31, 2004

Revenues by Category of Activity:

	2006	2005	2004
API Electronics Activities	$5,508,000	$3,713,000	$2,375,000
Filtran Group Activities	$7,626,000	$6,012,000	$5,760,000
TM Systems Activities	$2,375,000	$2,822,000	$3,143,000
Keytronics Activities	$123,000	—	—

Total Revenues	$15,634,000	$12,547,000	$11,278,000

Revenues by Geographic Market:

United States	$12,200,000	$9,629,000	$8,934,000
Canada	$1,105,000	$836,000	$944,000
United Kingdom	$1,712,000	$1,659,000	$1,058,000
South America	$147,000	$160,000	$201,000
All Other	$470,000	$263,000	$141,000

Total Revenues	$15,634,000	$12,547,000	$11,278,000

Research and Development, Patents and Licenses

During the last three fiscal years ended May 31, 2006, 2005 and 2004, the Company did not spend material amounts of money on research and development activities, and did not have formal research and development policies.

Competition

We are engaged in an industry that is highly competitive and characterized by technological change and cyclical cycles. In each of our product lines, we face significant competition from large semiconductor and electronic component companies to small specialized firms, and other companies. Many of these companies have substantially greater capital resources, industry presence, name recognition, research and development staffs, facilities and experience at developing and manufacturing these products.

We believe that the major competitive factors in our markets are strong customer relationships, a reputation for quality, a record of successful past delivery performance, a staff with distinctive technical competencies and competitive prices. Our failure to compete effectively with respect to any of these or other factors could have a material adverse effect on our business, prospects, financial condition or operating results.

Some of the Company’s current major competitors include Microsemi Corporation (NASDAQ National Market Symbol “MSCC”), Semtech Corp. (NASDAQ: “SMTC”), International Rectifier Corp. (NYSE: “IRF”), Knox Semiconductor, National Hybrid, Aeroflex Incorporated, and Skyworks Solutions. The Filtran Group and Keytronics have numerous and similar competitors. Some of Filtran Group’s current major competitors include Pulse Engineering, a division of Technitrol (NYSE:TNL), Midcom Inc., Bel Fuse, Inc. (NASDAQ:BELFA and NASDAQ:BELFB), ATC Frost Magnetics, Inc. and Halo Electronics. TM Systems also has various competitors, including EMW, Leatherwood, S&W. The major competitors of National Hybrid Group include Data Device Corporation, Aeroflex Incorporated (NASDAQ:ARXX), Holt Integrated Circuits, GE Fanuc Embedded Systems, SBS Technologies, Inc. (NASDAQ:SBSE) and Excalibur Systems. We or any of our subsidiaries may not be able to compete successfully in the future and competitive pressures may harm our financial condition and/or operating results.

Description Of Property

Our executive offices are located in leased facilities at 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5G 1X3. We occupy approximately 2,500 square feet at such facilities. Our Chief Executive Officer operates out of this office. We lease these facilities from an entity controlled by our Chief Executive Officer for an annual rental of $60,000.

We have seven manufacturing facilities located in Endicott, NY, Hauppauge, NY, Ottawa, ON, Ogdensburg, NY, Largo, FL, Ronkonkoma, NY and Islip, NY.

APIE owns outright, without any major encumbrances, a 15,000 square foot manufacturing facility in Hauppauge, New York. The productive capacity of this manufacturing facility is sufficient to meet its present needs and its needs in the foreseeable future. All of APIE’s products are produced at this manufacturing facility, which is located at 375 Rabro Drive, Hauppauge, New York 11788.

The executive offices for Filtran Limited are located at 229 Colonnade Road, Ottawa, Ontario K2E 7K3. Filtran Limited owns the facility and there are no outstanding mortgages on the property. The facility is approximately 16,000 square feet and it is used to manufacture electronic components comprised primarily of: transformers, filters, inductors and power supplies. We believe that the capacity of this manufacturing facility is sufficient to meet the present needs of Filtran Limited and its needs in the foreseeable future.

The executive office for Filtran Inc. is located at 102 Ford Street, Bldg 5A, Ogdensburg,

NY 13669. Filtran Inc. has a lease to own agreement with the City of Ogdensburg for the facility. Filtran Inc. has financed the “purchase” of this facility. As of May 31, 2006, the outstanding principal balance on the note evidencing such financing was $NIL. The loan is secured by a mortgage on the property. The facility is approximately 16,500 square feet and it is used to manufacture electronic components comprised primarily of: transformers, filters and inductors. We believe that the capacity of this manufacturing facility is sufficient to meet the present needs of Filtran Inc. and its needs in the foreseeable future.

TM Systems, Inc. uses the facilities of API Electronics in Hauppauge, New York and of Keytronics in Endicott, New York for its manufacturing operations. We believe that these plants are sufficient to meet the present needs of TM Systems and the needs of TM Systems for the foreseeable future.

Keytronics owns an approximately 10,500 square foot manufacturing facility at 707 North Street, Endicott, NY, 13760-5011. In addition, Keytronics leases another 15,000 square feet of adjoining space in Endicott, NY. The annual rent for this facility is $60,764. The leased facility is primarily used to design and manufacture electronic components. We believe the capacity of these facilities is sufficient to meet the present and foreseeable future needs of Keytronics.

National Hybrid Group leases a 20,000 square feet joint executive office and manufacturing facility in Ronkonkoma, NY, a 20,000 square foot warehouse and manufacturing facility in Islip, NY and a 13,500 square foot manufacturing and testing facility in Largo, FL. The Ronkonkoma and Islip facilities are leased for annual rent of $132,000 and $50,000 respectively. National Hybrid, Inc. has the option to buy these facilities at the end of these leases. The annual rent for facility in Largo, FL is $94,644. We believe that the capacity of these facilities is sufficient to meet the present and foreseeable future needs of the National Hybrid Group.

As of the date of this prospectus we do not have any other material plans to construct, expand, or improve our facilities or the facilities of our subsidiaries.

Employees

Immediately following the acquisition of National Hybrid Group, the Company had approximately 345 employees including employees at National Hybrid Group. None of our employees are subject to a collective bargaining agreement.

Legal Proceedings

There are no material legal proceedings to which we are a party or to which our property is subject, nor to the best of management’s knowledge are any material legal proceedings contemplated.

MARKET PRICE OF OUR STOCK

Our common stock (the stock of Rubincon Ventures Inc.) qualified for quotation in the OTCBB under the symbol RBCV in November 2005. Effective November 7, 2006, with our change of name, we changed our symbol and our common stock began trading under the symbol APIO. The OTCBB is operated by NASDAQ. Prior to November, 2005 there was no established trading market for our common stock. There was one trade of our common stock in November 2005 at a price of $1.20. There were no other trades until March 7, 2006. None of the shares of our subsidiaries are publicly traded.

The following table sets forth the reported high and low bid prices of our common shares for each quarter as reported by NASDAQ for the fiscal periods indicated (the common stock commenced trading on the OTCBB in November 2005 but only one trade was reported from November 2005 until March 7, 2006). Such over-the-counter market quotations are based on high and low bid prices and reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. During August 2005, we completed a four-for-one common stock split and during October 2005, we completed a second four-for-one common stock split. The bid prices set forth below reflect the bids subsequent to both stock splits. The below bid prices were obtained from otcbb.com and stockwatch.com.

	Period	High Bid		Low Bid
	Third Quarter (until 1/23/07)		$2.58		$1.93
Fiscal 2007	Second Quarter (11/30/06) First Quarter (8/31/06)	$ $	2.75 2.85	$ $	1.86 2.35
Fiscal 2006	Fourth Quarter (3/7/06 to 5/31/06)		$3.06		$1.10
			N/A		N/A

The price of our common stock on January 25, 2007 as reflected by the last trade of that day was $2.48.

STOCKHOLDERS AND RELATED STOCKHOLDER MATTERS

Holders

As of January 25, 2007 we had 38 shareholders of record and 55,967,052 shares of our common stock were outstanding. We cannot accurately estimate the total number of beneficial holders of our common stock because a portion of our common stock is held by agents in street name. Because the conversion of the API common shares for our common stock or Exchangeable Shares is still in process, we do not know the effect this will have on the number of holders of our stock. As of January 25, 2007, Nanotronics Sub had 9 stockholders of record holding 11,717,030 Exchangeable Shares. As of January 25, 2007, the shareholder’s list for API showed 1,231 holders of record holding 57,665 API common shares (equivalent to 576,650 shares of our common stock) who have not elected to obtain either our common stock or Exchangeable Shares.

Nanotronics Sub may still issue a maximum of 576,650 shares of our common stock in connection with the Business Combination. If former holders of common shares of API who are Canadian residents request to receive Exchangeable Shares instead of shares of our common stock, Nanotronics Sub will not issue our common shares to those former holders of API common shares. However, given that the Exchangeable Shares were structured to be the equivalent, to the extent practicable, of our shares, whether or not API common shares are converted to Exchangeable Shares or our common stock will have little affect on us. For example, through the share of our special voting stock held by the Trustee and issued to the Trustee in connection with the Plan of Arrangement, the holders of Exchangeable Shares (other than us and our subsidiaries) will have the number of votes equal to the number of our shares of common stock that are exchangeable for the Exchangeable Shares on all matters on which holders of our common stock can vote.

The following table sets forth as at January 25, 2007, the name and address and the number of shares of our common stock (assuming for such purposes that the Exchangeable Shares and the Exchangeable Shares or common stock issued or to be issued in the Business Combination for API common shares all constitute outstanding shares of our common stock), beneficially owned by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each director and each named executive officer and (iii) all officers and directors as a group, are as follows. The total number of shares of our common stock outstanding as of January 25, 2007 (assuming that the Exchangeable Shares issued and the Exchangeable Shares or our common stock to be issued in the Business Combination for API common shares all constitute outstanding shares of our common stock) is 68,260,732.

Name and Address of Beneficial Owner	Number of Our Shares of Common Stock Beneficially Owned (1)(2)	Percentage of Our Shares of Common Stock Beneficially Owned (3)

Donald A. Wright 2655 Camino Del Rio North Suite 450 San Diego, CA 92108 (5)	175,930	0.26%

Phillip DeZwirek 505 University, Suite 1400 Toronto Ontario Canada M5G 1X3 (6)	9,611,740	13.60%

Jason DeZwirek 505 University, Suite 1400 Toronto Ontario Canada M5G 1X3 (7)	8,786,780	12.43%

Thomas Mills 375 Rabro Drive Hauppauge, NY 11788 (8)	398,250	0.58%

Claudio Mannarino 229 Colonnade Road Ottawa, Ontario K2E 7K3 (9)	-0-	0.0%

Arnold Markowitz 229 Colonnade Road Ottawa, Ontario K2E 7K3 (10)	-0-	0.0%

All Officers and Directors as a group	16,360,920	22.32%

(1)	All shares are owned directly and beneficially by the shareholder indicated and such shareholder has sole voting, investment and dispositive power, unless otherwise indicated. Includes both our common stock and Exchangeable Shares of Nanotronics Sub convertible into our common stock. Does not include Exchangeable Shares owned by us or our subsidiaries.

(2)	Management knows of no other stockholder having five percent (5%) or more of the outstanding shares of our common stock, the Exchangeable Shares or API common shares (considered on a post-conversion basis), taken as a single class, other than those parties included in this chart.
(3)	Computed by dividing the number of shares beneficially held by each stockholder, including his Exchangeable Shares and shares of common stock underlying options exercisable within 60 days, by the sum of (i) the total number of issued and outstanding shares of our common stock, plus (ii) the total number of issued and outstanding Exchangeable Shares (other than Exchangeable Shares owned by us and our affiliates) plus (iii) shares of common stock underlying such shareholder’s options exercisable within 60 days plus (iv) API common shares (considered as if they had been converted into our common stock or Exchangeable Shares). Does not show the effect of the 1,935,000 shares of our common stock that we conditionally sold in December 2006 and January 2007 for $1.85 per share in a Regulation S offering of our common stock occuring outside of the United States in private placement transactions. Because the terms of this offering required a minimum amount of $7,500,000 to be raised, which minimum has not been met, these shares have been paid for and not yet issued. We anticipate that the minimum will be raised, and if not, the Company will seek a waiver of such requirement by the investors. None of the investors to date would be required to be disclosed on this chart if the sale was completed.
(4)	For purpose of this calculation, Exchangeable Shares are treated as the same as our common shares and unconverted common shares of API Electronics are treated as Exchangeable Shares.
(5)	Donald A. Wright became a director of Rubincon in February 2006. Mr. Wright holds options to purchase 25,000 shares of our common stock, 12,500 of which are vested and 12,500 which will vest within 60 days. All of such options are exercisable within 60 days. Mr. Wright’s shareholdings listed above reflect all these options. Mr. Wright shares voting and investment power on such 150,930 shares with his wife.
(6)	Phillip DeZwirek became our Chairman, Chief Executive Officer and Treasurer and a director of ours on the effective date of the Business Combination. Includes 2,611,780 Exchangeable Shares held of record by Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (“Green Diamond Corp.”). Mr. Phillip DeZwirek is the President of Green Diamond Corp., and holds a 50% equity interest in Icarus Investments Corp., which in turn holds a 50.01% equity interest in Green Diamond Corp. Mr. Phillip DeZwirek directly holds 4,499,960 Exchangeable Shares. Also includes 2,500,000 shares of our common stock underlying options exercisable within 60 days held of record by Phillip DeZwirek.

(7)	Jason DeZwirek became our Secretary and a director of ours on the effective date of the Business Combination. Includes 2,611,780 Exchangeable Shares held of record by Green Diamond Corp. Mr. Phillip DeZwirek, Mr. Jason DeZwirek’s father, is the President of Green Diamond Corp., and Mr. Jason DeZwirek holds a 50% equity interest in Icarus Investments Corp., which in turn holds a 50.01% equity interest in Green Diamond Corp. Mr. Jason DeZwirek directly holds 3,675,000 Exchangeable Shares. Also includes 2,500,000 shares of our common stock underlying options exercisable within 60 days held of record by Jason DeZwirek.
(8)	Thomas Mills became our President and Chief Operating Officer and a director of ours on the effective date of the Business Combination. Includes 398,250 shares of common stock. Mr. Mills also holds options to purchase 100,000 shares of common stock, which vest ratably over a five year period commencing in December 27, 2007. These options are not included in the foregoing chart.
(9)	Claudio Mannarino is our Chief Financial Officer and Vice President. Mr. Mannarino also holds options to purchase 75,000 shares of common stock, which vest ratably over a five year period commencing in December 27, 2007. These options are not included in the foregoing chart.
(10)	Arnold Markowtiz is General Manager of our Filtran Group. Mr. Markowtiz also holds options to purchase 75,000 shares of common stock, which vest ratably over a five year period commencing in December 27, 2007. These options are not included in the foregoing chart.

Shares Eligible For Future Sale

We cannot predict the effect, if any, that market sales of our shares or the availability of shares of our common stock for sale will have on the market price prevailing from time to time. As described below, a number of shares of our common stock will not be available for sale in the public market after this offering due to legal restrictions on resale. However, sales of our common stock in the public market after the restrictions lapse, or the perception that these sales may occur, could cause the market price of our common stock to decline.

As of January 25, 2007, 55,967,052 shares of our common stock were outstanding and 11,717,030 Exchangeable Shares were outstanding. In addition, as of such date, there were shares of API Electronics Group Corp. that can be converted into either 576,650 shares of our common stock or Exchangeable Shares. As of January 25, 2007, 11,335,920 shares of our common stock and Exchangeable Shares and warrants and options to purchase 5,225,000 shares of our common stock were held by our affiliates, as such term is defined in Rule 144 of the Securities Act. The common stock held by such affiliates, and the common stock such affiliates will receive upon exchange of the Exchangeable Shares and exercise of their warrants and options will be restricted under Rule 144 and will be subject to volume limitations upon sale, unless such shares are included in an effective registration statement. As of January 25, 2007, we had outstanding stock options held by employees and third-party consultants who are not affiliates under Rule 144 of the Securities Act for the purchase of an aggregate of 1,500,000 shares of common stock.

The common stock being issued pursuant to this registration statement upon the exchange of Exchangeable Shares is freely tradable without restriction or further registration under the Securities Act, unless the shares are owned or purchased by affiliates of our Company, as that term is defined in Rule 144 of the Securities Act. Except for 20,000 shares issued privately in February 2006, all remaining shares of common stock outstanding were (i) issued and sold by us in private transactions more than two years ago and are eligible for public sale if registered under the Securities Act, or sold in accordance with Rule 144 thereunder, (ii) were sold pursuant to an effective registration statement and are freely tradeable or (iii) were issued in connection with the Business Combination and are freely tradeable, except, in each case, to the extent such shares are held by affiliates.

Eligibility of Restricted Shares For Sale In The Public Market

Rule 144

In general, under Rule 144, a person or persons whose shares are aggregated who has beneficially owned restricted securities for at least one year, including the holding period of any holder who is not an affiliate, and who files a Form 144 with respect to this sale, is entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of:

•	1% of the then outstanding shares of our common stock, or approximately 559,670 shares; and

•	the average weekly trading volume during the four calendar weeks preceding the date of which notice of the sale is filed on Form 144.

Sales under Rule 144 are also subject to restrictions relating to manner of sale and the availability of current public information about us.

Rule 144(k)

A person who is not deemed to have been our affiliate at any time during the 90 days immediately preceding a sale and who has beneficially owned his or her shares for at least two years, including the holding period of any prior owner who is not an affiliate, is entitled to sell these shares of common stock pursuant to Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information or notice requirements of Rule 144. Affiliates must always sell pursuant to Rule 144, even after the applicable holding periods have been satisfied.

Registration Rights

Pursuant to the subscription agreements for the 5,000,000 shares of our common stock purchased by the Armen Investments LLC and James H. Batmasian, these stockholders have been granted certain registration rights, including the rights to have their 5,000,000 shares of common stock registered on Form S-1 and piggyback registration rights with respect to the 5,000,000 shares of our common stock that they purchased.

Dividends

Since our inception, we have not paid any dividends on our common stock. We have no limit on our ability to pay dividends on our common stock but do not anticipate that we will pay dividends in the foreseeable future. Nanotronics Sub has not and does not intend to pay any dividends on its common stock. Dividends on Exchangeable Shares will only be paid to the extent that dividends, if any are paid on our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of November 30, 2006:

•	on an actual basis;

•	on a pro forma basis to give effect to the January 25, 2007 acquisition of National Hybrid, Group as if the acquisition had occurred as of November 30, 2006.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes which are included elsewhere in this prospectus. See also “Description of Our and Nanotronics Sub’s Share Capital” for a description of Exchangeable Shares and the conversion rights of the remaining API Electronics Group Corp. common shares.

	As of November 30, 2006
	Actual	Pro forma including National Hybrid Group
	(in thousands)	(in thousands) (unaudited)
Cash and cash equivalents	$4,547	$697

Marketable securities	$24	$24
Long-term debt, net of current portion	603	6,603
Capital leases payable, net of current portion	15	15
Stockholders equity:
Common Stock, par value $0.001 per share, 200,000,000 shares authorized, 48,939,342 shares issued and outstanding, actual; 200,000,000 shares authorized 48,939,342 shares issued and outstanding, pro forma	49	49
Special voting stock ($0.001 par value), 1 share authorized, 1 share outstanding, actual; 1 share authorized, 1 share outstanding, pro forma	—	—
Additional paid-in capital	15,999	15,999
Accumulated deficit	(3,115)	(3,115)
Accumulated other comprehensive income	819	819
Total stockholders’ equity	13,752	13,752
Total Capitalization	$17,705	$7,855

SUMMARY FINANCIAL INFORMATION

Pro Forma Financial Statements of the Combined Companies

Accounting Treatment

On January 25, 2006 the Company purchased all of the capital stock of National Hybrid, Inc. and Pace Technology, Inc. (collectively, “National Hybrid Group”) from the Estate of Benedict G. Pace.

The unaudited pro forma combined consolidated financial statements of the Company have been prepared by management after giving effect to the acquisition of National Hybrid Group by the Company. The unaudited pro forma combined consolidated balance sheet has been presented as of November 30, 2006 and gives effect to the transaction as if it occurred on that date. The unaudited pro forma combined consolidated statement of operations for the year ended May 31, 2006 gives effect to the transaction as if occurred on June 1, 2005 and the unaudited pro forma combined consolidated statement of operations for the six months ended November 30, 2006 gives effect to the transaction as if it occurred on June 1, 2006.

The unaudited pro forma combined consolidated balance sheet has been constructed from the unaudited balance sheet of the Company as of November 30, 2006 prepared in accordance with U.S. generally accepted accounting principles and the combined unaudited balance sheet of National Group as of September 30, 2006 prepared in accordance with U.S. generally accepted accounting principles.

The unaudited pro forma combined consolidated statement of operations for the year ended May 31, 2006 has been constructed using the following:

•	Audited statement of operation for the year ended May 31, 2006 of the Company

•	Unaudited consolidated statement of operations for the twelve months ended June 30, 2006 of National Hybrid Group

The unaudited pro forma combined consolidated statement of operations for the six months ended November 30, 2006 has been constructed using the following:

•	Unaudited statement of operation for the six months ended November 30, 2006 of the Company

•	Unaudited consolidated statement of operations for the six months ended September 30, 2006 of National Hybrid Group

The unaudited pro forma combined consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the years ended May 31, 2006, 2005 and 2004 and the unaudited financial statements for the six months ended November 30, 2006 and 2005 of the Company and the audited financial statements for the years ended December 31, 2005 and 2004 and the unaudited financial statements for the nine months ended September 30, 2006 of National Hybrid Group.

The unaudited pro forma combined consolidated financial statements are prepared for illustrative purposes only and, are not necessarily indicative of the financial position which would have resulted if the transaction had actually occurred on November 30, 2006.

API Nanotronics Corp.

Pro Forma Combined Consolidated Balance Sheet

As of November 30, 2006

(Unaudited)

	November 30, 2006 API Nanotronics	September 30, 2006 National Hybrid Group	Combined	Adjustments			API Nanotronics Pro Forma
	(note 1)	(note 1)		(note 2)
ASSETS

Current
Cash and cash equivalents	$4,547,489	$3,383,277	$7,930,766		$(3,383,277	)b	$697,489
					$(9,750,000	)b
					$(200,000	)b
					$100,000	b
					$6,000,000	d
Marketable securities	24,088	—	24,088		—		24,088
Accounts receivable, less doubtful accounts	1,816,464	1,881,729	3,698,193		—		3,698,193
Inventories	4,973,323	4,300,000	9,273,323		—		9,273,323
Prepaid expenses and other current assets	338,845	360,542	699,387		(100,000	)b	599,387

	11,700,209	9,925,548	21,625,757		(7,333,277)		14,292,480

Fixed assets, net	3,615,827	110,509	3,726,336		5,999,156	c	9,725,492
Deferred income taxes	23,308	—	23,308		—		23,308
Goodwill	1,130,906	—	1,130,906		—		1,130,906
Intangible assets, net	939,987	—	939,987		—		939,987

	$17,410,237	$10,036,057	$27,446,294		$(1,334,121)		$26,112,173

Liabilities and Shareholder’s Equity

Current
Bank indebtedness	$673,444	$—	$673,444		—		$673,444
Accounts payable and accrued expenses	2,283,837	1,342,223	3,626,060		—		3,626,060
Deferred revenue	19,850	—	19,850		—		19,850
Current portion of long-term debt	304,749	—	304,749		—		304,749
Current portion of capital leases	11,757	—	11,757		—		11,757

	3,293,637	1,342,223	4,635,860		—		4,635,860

Deferred income taxes	63,300	—	63,300		1,359,713	c	1,423,013
Long term debt, net of current portion	298,070	—	298,070		6,000,000	d	6,298,070
Capital leases payable, net of current portion	3,465	—	3,465		—		3,465

	3,658,472	1,342,223	5,000,695		$7,359,713		12,360,408
Commitments

Shareholders’ equity
Common stock	48,939	2,000	50,939		(2,000	)a	48,939
Special voting stock	—	—	—		—		—
Additional paid-in capital	15,998,854	—	15,998,854		—		15,998,854
Treasury stock, at cost	—	(706,990)	(706,990)		706,990	a	—
Retained earning	—	9,387,725	9,387,725		(9,387,725	)a	—
Non-controlling interest in (deficit) equity	—	11,099	11,099		(11,099	)a	—
Accumulated deficit	(3,114,714)	—	(3,114,714)		—		(3,114,714)
Accumulated other comprehensive income	818,686	—	818,686		—		818,686

	$13,751,765	$8,693,834	$22,445,599	-$	8,693,834		$13,751,765

	$17,410,237	$10,036,057	$27,446,294	-$	1,334,121		$26,112,173

API Nanotronics Corp.

Pro Forma Combined Consolidated Statement of Operations

For the Twelve Months Ended May 31, 2006

(Unaudited)

	May 31, 2006 API Nanotronics	June 30, 2006 National Hybrid Group	Adjustments		API Nanotronics Pro Forma
	(note 1)	(note 1)	(note 2)
Revenue, net	$15,634,093	$13,837,115	$2,210,749	f	$31,681,957
Cost of revenues	11,460,467	8,284,773	1,648,081	f	22,186,205
			42,989	f
			749,895	c

Gross profit	4,173,626	5,552,342	(230,216)		9,495,752

Operating expenses
Business development	14,296	—	—		14,296
Research and development	—	—	—		—
Selling expenses	1,176,171	1,150,270	18,006	f	2,344,447
General and administrative	2,108,318	2,129,435	312,751	f	4,550,504

	3,298,785	3,279,705	330,757		6,909,247

Operating income (loss)	874,841	2,272,637	(560,973)		2,586,505

Other (income) expenses
Other (income) expenses	(110,798)	(10,789)	(5,471	)f	(127,058)
Interest expense	46,091	(34,012)	720,000	d	732,676
			597	f
Loss on foreign currency transactions	117,472	—	—		117,472

	52,765	(44,801)	715,126		723,090

	822,076	2,317,438	(1,276,099)		1,863,415

Income taxes	105,475	—	543,128	e	734,460
			85,857	f

Net income (loss)	$716,601	$2,317,438	$(1,905,084)		$1,128,955

Basic earnings (loss) per common share	$0.03				$0.04

Diluted earnings (loss) per common share	$0.03				$0.04

Weighted average shares outstanding
Basic	26,899,575				26,899,675

Diluted	29,136,671				29,136,671

API Nanotronics Corp.

Pro Forma Combined Consolidated Statement of Operations

For the Six Months Ended November 30, 2006

(Unaudited)

	November 30, 2006 API Nanotronics	September 30, 2006 National Hybrid Group	Adjustments		API Nanotronics Pro Forma
	(note 1)	(note 1)	(note 2)
Revenue, net	$8,033,331	$7,021,947			$15,055,278
Cost of revenues	6,118,067	4,280,060			10,398,127
					0

Gross profit	1,915,264	2,741,887	—		4,657,151

Operating expenses
Business development	—	—	—		—
Research and development	58,760	—	—		58,760
Selling expenses	2,296,105	457,067	—		2,753,172
General and administrative	545,657	1,127,220	374,947	c	2,047,824

	2,900,522	1,584,287	374,947		4,859,756

Operating income (loss)	(985,258)	1,157,600	(374,947)		(202,605)

Other (income) expenses
Other (income) expenses	(15,006)	(47,298)	—		(62,304)
Interest expense	—	(27,315)	360,000	d	332,685
Loss on foreign currency transactions	(140,249)	—	—		(140,249)

	(155,255)	(74,613)	360,000		130,132

	(830,003)	1,232,213	(734,947)		(332,737)
Income taxes (benefit)	(213,553)	—	296,552	e	82,999

Net income (loss)	$(616,450)	$1,232,213	$(1,031,499)		$(415,736)

Basic earnings (loss) per common share	(0.02)				(0.01)

Diluted earnings (loss) per common share	(0.02)				(0.01)

Weighted average shares outstanding
Basic	33,474,641				33,474,641

Diluted	33,474,641				33,474,641

1.	REPORTING CURRENCY

The unaudited pro forma combined consolidated financial statements are expressed in US dollars, to be consistent with the reporting currency.

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma combined consolidated financial statements incorporate the following pro forma assumptions and adjustments:

a)	National Hybrid Group’s historic retained earnings, common stock and additional paid-in capital have been eliminated upon consolidation. Because the Company has acquired both National Hybrid Inc. and Pace Technology, Inc., non-controlling interest of variable interest entity has been eliminated from the pro forma financial statements.

b)	In accordance with the purchase agreement, the Company purchased all the capital stock of National Hybrid Group from the Estate of Benedict Pace for the purchase price of $9,750,000. The acquisition did not include National Hybrid Group’s cash on hand at the date of latest period financials as of September 30, 2006. During the period ended November 30, 2006 the Company paid $100,000 to the Estate of Benedict Pace to extend negotiations under the non-binding Letter of Intent which is included in the prepaid expenses and other current assets. At closing this $100,000 will be deducted from the purchase price. The estimated acquisition costs for National Hybrid Group is $200,000.

c)	The purchase price allocation related to the National Hybrid Group acquisition, included a step up in fixed assets of $5,999,156. The Company has estimated depreciation on a straight line basis estimating that 75% of the step up value will be amortized over 10 years and 25% over 5 years. Deferred income tax has been calculated on the step up in fixed asset value net of tax base.

d)	On January 24, 2007 Can-Med Technology, Inc., d/b/a Green Diamond Oil Corp., an affiliated company of Phillip DeZwirek and Jason DeZwirek whom are also officers and directors of the Company, loaned $6,000,000 to the Company. It is a 61 month loan at 12% simple interest. Interest is payable semi-annually. The loan is pre-payable by the Company at any time without penalty. Upon default the interest rate increases to 15% and the interest becomes cumulative. Initially the loan is unsecured, but if it is not repaid in full within 90 days, the lender has the right to have the loan secured with substantially all of the Company’s assets and the assets of its subsidiaries. Interest expense has been calculated on the pro forma statement of operations.

e)	Represents the income tax payable on National Hybrid Group’s net income less pro forma adjustments at the Company’s effective tax rate of 34%.

f)	The results of operations for the eleven months ended April 30, 2006 for Keytronics, Inc. of $ 107,939 have been added to the pro forma financial statements to reflect the acquisition of Keytronics had it occurred on June 1, 2005. The amortization for the eleven months ended April 30, 2006 attributable to the step up in value of certain assets of Keytronics at the date of acquisition have been added to the pro forma financial statements.

3.	EARNINGS PER SHARE

The Company’s basic pro forma earnings (loss) per share was calculated based on the net income (loss) and the weighted average number of shares outstanding during the reporting period. The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period.

All outstanding options as of November 30, 2006, representing 6,225,000 additional shares, have been excluded from the computation of diluted pro forma earnings (loss) per share as they are anti-dilutive due to the losses generated.

Selected Historical Financial Data

The following financial information includes historical information for the Company as of and for each of the years ended May 31, 2002 through 2006 and the six month periods ended November 30, 2006 and 2005. We derived the annual historical information from the audited consolidated financial statements of API as of and for each of the years ended May 31, 2006, 2005 and 2004 as included in this prospectus. The data as of and for the six months ended November 30, 2006 and 2005 was derived from the unaudited consolidated financial statements for the six month periods ended November 30, 2006 and 2005 and, in the opinion of management, includes all adjustments, consisting solely of normal and recurring adjustments, that are considered necessary for the fair presentation of the results of the interim periods. We derived the annual historical information from the audited consolidated financial statements of API as included in Form 20-F as filed with the Security and Exchange Commission as of and for each of the years ended May 31, 2003 and 2002. Such statements included a footnote which reconciled the financial statements presented in accordance with US GAAP.

The information below is only a summary and should be read in conjunction with API’s audited and unaudited historical consolidated financial statements and related notes contained in this prospectus and the audited consolidated financial statements of API as included in API’s Form 20-F. The historical results included below and elsewhere in this document are not indicative of the future performance of the Company.

	(Unaudited)				For the years ended May 31,
	Six months ended November 30, 2006		Six months ended November 30, 2005		2006 (4)(5)		2005		2004		2003 (1)(2)		2002
Revenues, net	$8,033,331		$8,244,179		$15,634,093		$12,547,551		$11,278,187		$8,253,541		$2,903,120

Cost of revenues	6,118,067		6,098,472	(8)	11,460,467		9,352,592	(8)	8,876,482	(8)	6,432,775	(8)	2,255,841

Gross profit	1,915,264		2,145,707		4,173,626		3,194,959		2,401,705		1,820,766		647,279

Operating expenses	2,900,522		1,565,747	(8)	3,298,785		2,958,988	(8)	3,033,495	(8)	3,734,650	(8)	1,578,378

Operating income (loss)	(985,258)		579,960		874,841		235,971		(631,790)		(1,913,884)		(931,099)

Other (income) expenses	(155,255)		(49,574)		52,765		53,665		(32,893)		18,473		(38,098)

Income tax (benefit)	(213,553)		16,471		105,478		(118,700)		(54,066)		(63,729)		16,642

Net income (loss) before cumulative effect of change in accounting principle	(616,450)		613,063		716,598		301,006		(544,831)		(1,868,628)		(909,643)

Cumulative effect for change in accounting principle	—		—		—		—		(48,531)		—		—

Net income (loss)	$(616,450)		$613,063		$716,598		$301,006		$(593,362)		$(1,868,628)		$(909,643)

Basic earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$(0.02	)(6)	$0.02	(3)	$0.03	(3)	$0.01	(3)	$(0.02	)(3)	$(0.11	)(3)	$(0.09	)(3)
Cumulative effect of change in accounting principle	—		—		—		—		(0.00	)(3)	—		—

Basic earnings (loss) per common share	$(0.02	)(6)	$0.02	(3)	$0.03	(3)	$0.01	(3)	$(0.02	)(3)	$(0.11	)(3)	$(0.09	)(3)

Weighted average number of common shares outstanding (000’s) – basic	33,475	(6)	25,098	(3)	26,073	(3)	25,352	(3)	23,390	(3)	17,780	(3)	10,740	(3)

Diluted earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$(0.02	)(6)	$0.02	(3)	$0.03	(3)	$0.01	(3)	$(0.02	)(3)	$(0.11	)(3)	$(0.09	)(3)
Cumulative effect of change in accounting principle	—		—		—		—		—		—		—

Diluted earnings (loss) per common share	$(0.02	)(6)	$0.02	(3)	$0.03	(3)	$0.01	(3)	$(0.02	)(3)	$(0.11	)(3)	$(0.09	)(3)

Weighted average number of common shares outstanding (000’s) – diluted	33,475	(6)	25,098	(3)	28,542	(3)	26,528	(3)	23,390	(3)	17,780	(3)	10,740	(3)

	(Unaudited) As at November 30,		As at May 31,
Balance Sheet Data	2007 (6)		2006 (4)(5)		2005		2004		2003 (2)		2002 (1)
Working capital	$8,343,272		$4,812,859		$4,109,557		$3,081,804		$2,247,091		$2,151,265
Total assets	$17,410,237		14,106,302		12,652,828		11,185,134		13,546,790		8,538,351
Long-term debt (including current portion) and capital leases payable	618,041		583,034		120,031		174,643		2,931,687		2,371,831
Shareholders’ equity	13,751,765	(7)	10,205,787	(7)	9,510,777	(7)	8,629,790	(7)	8,332,339	(7)	4,477,763	(7)

(1)	On May 31, 2002, API acquired the assets of the Filtran Group of companies. The assets are first reflected in the May 31, 2002 year-end and the operations for the year ended May 31, 2003 are first reflected in the May 31, 2003 year-end.
(2)	On February 6, 2003, API acquired the assets of TM System II Inc. The assets are first reflected in the May 31, 2003 year-end and their operations for the period from February 3, 2003 to May 31, 2003 are first reflected in that year-end.
(3)	All API share numbers have been adjusted 10 to 1 to reflect the effects of the Business Combination.
(4)	On August 29, 2005, API acquired certain assets of Sensonics, Inc. The assets are first reflected in the May 31, 2006 year-end and their operations for the period from August 29, 2005 to May 31, 2006 are first reflected in that year-end.
(5)	On April 27, 2006, API acquired the assets of Keytronics, Inc. The assets are first reflected in the May 31, 2006 year-end and their operations for the period from April 27, 2006 to May 31, 2006 are first reflected in that year-end.
(6)	On November 6, 2006 the Company and API engaged in the Business Combination. The Business Combination is treated as a reverse acquisition, and API was considered the acquirer for accounting purposes, notwithstanding the form of the transaction.
(7)	API has not paid cash dividends on its common stock during its history and does not anticipate paying cash dividends in the near future.
(8)	Comparative figures have been reclassified to conform to the current period presentation. The Company reclassified $158,514, $210,439, $207,275 and $107,235 of amortization expense attributable to the amortization of customer contracts from operating expenses to cost of revenues for the six month interim period ended November 30, 2005 and for the years ended May 31, 2005, 2004 and 2003, respectively.

MANAGEMENT DISCUSSION AND ANALYSIS

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company

Accounting Treatment

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, was considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a purchase by API rather than a business combination was because Rubincon was a shell company at the time of the Business Combination.

Consequently, reverse takeover accounting was applied to the transaction. No additional goodwill or intangible assets was recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon (now known as API Nanotronics Inc.), including the shares issued to affect the reverse takeover. The assets, liabilities and dollar amounts attributed to share capital are those of API. The financial statements of the Company, API Nanotronics, will present a continuation of API’s financial statements. Consequently, references below to actions taken by the Company prior to November 6, 2006 were taken at that time by API.

Overview

The Company is a North American based company focused on the manufacture of specialized electronic components and microelectronic circuits. The corporate office of the Company is located in Toronto, Canada. Overviews of its subsidiaries are discussed below:

•	API Electronics, Inc. of Hauppauge, New York (“API Electronics”) is a leading designer and manufacturer of power transistors, small signal transistors, tuning diodes, hybrid circuits, resistor/capacitor networks, diodes, and other critical elements with precisely defined functional capabilities for advanced military, industrial, commercial, automotive and medical applications. API Electronics is a leading supplier of defense electronic components to the U.S. Department of Defense and its subcontractors as well as having a strong commercial user base. In March, 2004, the Company purchased certain assets of Islip Transformer & Metal Co. Inc. (“Islip”), a private company that supplies critical systems and components to the U.S. Department of Defense. In August 2005, the Company purchased certain assets of Sensonics, Inc. (“Sensonics”), a private company that supplies components to the U.S. Department of Defense. These acquisitions further augment the Company’s in-demand components and systems for both government and corporate clients.

•

The Filtran Group (“Filtran Group”) comprised of Filtran Inc. of Ogdensburg, New York and Filtran Limited of Ottawa, Ontario, Canada, is a leading global supplier of superior quality electronic components to major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation. In business since 1969, Filtran Group is ISO 9001:2000 registered and offers off-the-shelf and custom designed products and regularly ships components to clients in more than 34 countries. The Company acquired Filtran Group in May 2002. The acquisition broadened the Company’s product offerings for current and potential customers as well as providing synergies in the areas of engineering and technological capabilities.

•	TM Systems II Inc. of Hauppauge, New York (“TM II”), in business for over 30 years, supplies the defense sector with naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment as well as aircraft ground support equipment. The Company acquired TM II in February 2003 thereby expanding the Company’s core-military and defense-related electronics business.

•	In April 2006, the Company acquired Keytronics Inc (“Keytronics”) of Endicott, New York, a manufacturer of a wide variety of power transformers, reactors, magnetic amplifiers, power supplies and converters and numerous special purpose electronic assemblies, including capacitor modules and medical electronics.

•	In January 2007, the Company acquired the stock of the National Hybrid Group, which consists of National Hybrid, Inc. and Pace Technology, Inc. The National Hybrid Group is a developer and manufacturer of 1553 data bus products, solid state power controllers, opto-controllers, high density multi-chip modules and custom hybrid micro-circuits for the military/aerospace market and the industrial process control market.

The Company’s business strategy has been to strengthen its leadership position for its components through continued emphasis on technological advances, operational efficiencies, cost reductions, competitiveness and acquisitions.

The Company’s objectives are to seek long-term stable growth for all of its operating segments (API Electronics, Filtran Group, TM II, Keytronics and National Hybrid Group) through continuous capital investment, employing today’s production methods and technologies and by demanding uncompromising quality control.

Trends in Our Industry and Business

API Electronics believes that new orders should increase as a result of the $489B military budget approved by the U.S. Congress. API Electronics has spent more than $400,000 on upgrades to its Hauppauge, New York facility in the past few years. In addition it has also put in place its ISO 9000-2000 system and, on June 1, 2005, received military certification from the Defense Logistics Agency as a certified manufacturer of silicon high power transistor devices in accordance with the requirements of MIL-PRF-19500M.

Filtran Group’s main market is military subcontractors with a strong demand for filters, power supplies, transformers and inductors. Filtran Group has outsourced the manufacturing of certain products to China and is working closely with its Chinese manufacturers to maintain quality control and decrease the cost of production. Filtran Group is aggressively pursuing growth strategies with the hiring of additional sales persons in the United States, setting up a nationwide sales representative network, and a product catalogue. Filtran Group has also developed a synergistic partnership with API Electronics targeting the military relay market.

TM II’s customer base consists primarily of various U.S. government departments, including the U.S. Navy, as well as numerous domestic and foreign corporations. The U.S. government has recently approved significant funds for ongoing defense and homeland security. TM II believes that new domestic orders should increase as a result of this development. Furthermore, foreign country demand may also increase in response to global terror concerns. TM II’s Stabilized Glide Slope Indicator (SGSI) is an electro-hydraulic-optical landing system and designed for use on air capable and amphibious assault ships. Increasing operational readiness will require the Navy to be independent of land-based command centers. Furthermore, political conflicts have led to a reduction of land-bases available in certain foreign countries.

Operating Revenues

Operating revenues of the Company are derived from the sales of electronic components and systems, specifically semiconductors, transformers, inductors, filters and mission critical systems. The principle markets for these products are the government and military, commercial equipment, and other replacement parts.

Semiconductor Revenues

The Company currently serves a broad group of customers with the following category of semiconductor products: Varactor tuning diodes, specialty suppressor diodes for the relay market, custom microelectronic hybrid circuits, small-signal transistors, silicon rectifiers, zener diodes, high-voltage diodes, and resistor/capacitor networks. These products facilitate the power supply in end products such as missiles, the space shuttle, F-15, F-16 fighter planes and B-1 bombers.

Magnetic & Power Supply Revenues

Revenues are derived from the manufacturing of electronic transformers, inductors, filters and power supplies. The main demand today for these products come from the military, aerospace, telecom, audio, video, voice, voice/data, and transportation OEM’s.

Mission Critical System Revenues

The principle market for these products is the military/defense industry. These highly engineered products and systems include, naval aircraft landing and launching equipment, Visual Landing Aids (VLA) and Stabilized Glide Slope Indicators (SGSI), flight control and signaling systems, radar systems alteration, data communication and test equipment, aircraft ground support equipment, Aircraft Radar Indication Systems using Liquid Crystal Display (LCD) technology and other mission critical systems and components.

Operating Expenses

Operating Expenses consist of business development, selling expenses, general and administrative.

Cost of Goods Sold

Cost of Goods Sold primarily consists of costs that we incur to design, manufacturer, test and ship the product. These costs include:

•	The cost of raw materials, including freight, direct labor and tooling required to design and build the parts.

•	The cost of testing (labor & equipment) the products throughout the manufacturing process and final testing before the parts are shipped to the customer.

•	The cost of shipping and handling the products shipped to the customer.

Selling, general and administrative expense

Selling, general and administrative expenses include:

•	Compensation and benefit costs for all employees, including sales and customers service, sales commissions, executive, legal, finance and human resource personnel.

•	Compensation related to stock-based awards to employees and directors.

•	Professional services, for accounting, legal, tax, information technology and public relations fees.

•	Rent and related expenses.

Other Income (Expense)

Other income and (expense) consists of:

•	Interest income on cash, cash equivalents and marketable securities.

•	Interest expense on notes payable, operating loans and capital leases.

•	Gain or losses on disposal of property and equipment.

•	Gain or loss on foreign currency transactions.

Key Operating Data

The Company’s management uses a number of data to measure the growth of the business and operating performance. The key measure for growth is sales backlog figures:

	As of November 30		As of August 31,		As of May 31,
Backlog by Segment Company	2006	2005	2006	2005	2006	2005	2004
API Electronics	$2,815,386	$3,578,732	$2,948,865	$3,930,889	$3,156,932	$4,415,043	$1,925,753
Filtran Group	$3,538,744	$3,108,317	$4,050,165	$3,613,582	$4,729,390	$4,018,861	$2,475,711
TM II	$2,202,240	$1,346,609	$1,335,195	$1,467,642	$2,043,977	$1,919,278	$2,862,470
Keytronics	$979,132	N/A	$949,495	N/A	$1,019,833	N/A	N/A

Overall	$9,535,502	$8,033,658	$9,283,720	$9,013,113	$10,950,132	$10,353,182	$7,263,934

The Company’s backlog figures represent confirmed customer purchase orders that the Company has not shipped at the time the figures were calculated, which have a delivery date within a 12 month period. Filtran Group’s backlog figures will also be affected by the US/Canadian exchange rate.

The key measure for performance is Gross Margin by Segment.

	Six Months ended November 30,			Three Months ended August 31,			Fiscal Year
Gross Margin by Segment Company	2006	2005	2006 vs. 2005 % Change	2006	2005	2006 vs. 2005 % Change	2006	2005	2004	2006 vs. 2005 % Change	2005 vs. 2004 % Change
API Electronics	33.7%	27.0%	+6.7%	27.4%	22.1%	+5.3%	34.4%	32.8%	16.6%	+1.6%	+16.2%
Filtran Group	18.4%	27.6%	-9.2%	18.2%	26.8%	-8.6%	21.0%	23.6%	19.3%	-2.6%	+4.3%
TM II	27.2%	43.6%	-16.4%	20.6%	27.0%	-6.4%	25.2%	26.8%	27.6%	-1.6%	-0.8%
Keytronics	16.6%	N/A	N/A	31.5%	N/A	N/A
Overall	23.8%	26.0%	-2.2%	22.9%	23.7%	-0.8%	26.7%	25.5%	21.3%	+1.2%	+4.2%

The Company’s gross margin represents the excess of operating revenues less cost of goods sold. Cost of goods sold contains direct material, labor and manufacturing overhead costs. Gross margins are further discussed under results of operations.

Acquisition of Keytronics, Inc.

On April 27, 2006, the Company acquired all of the common shares of Keytronics, Inc. Keytronics, Inc. is a designer and manufacturer of electronic components for major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation.

Acquisition of the Filtran Group

Effective May 31, 2002, the Company acquired the Filtran Group of companies, consisting of Filtran, Inc., Filtran Limited, Canadian Dataplex Limited and Tactron Communications (Canada) Limited, the holding company for Filtran Limited. Canadian Dataplex, Tactron Communications (Canada) Limited and Filtran Limited were amalgamated under the name Filtran Limited as of June 1, 2003. The Filtran Group of companies are suppliers of electronic components (primarily inductors, transformers and filters) for customers in the communications, computer, instrumentation and process control industries, with manufacturing facilities in the United States and Canada.

Acquisition of Assets of TM Systems, Inc.

Effective February 6, 2003, the Company through its wholly-owned subsidiary, TM Systems, acquired the assets of TM Systems, Inc., a manufacturer of naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, and aircraft ground control equipment for military use. As part of the asset purchase, TM Systems assumed the leases for two facilities operated by TM Systems, Inc., one located in Albertson, New York and the other in Bridgeport, Connecticut. The Company no longer leases either facility.

Acquisitions of National Hybrid, Inc. and Pace Technology, Inc.

On January 25, 2007, the Company acquired all the stock of the National Hybrid Group. National Hybrid Group, which consists of National Hybrid, Inc. and Pace Technology, Inc. and is a developer and manufacturer of 1553 data bus products, solid state power controllers, opto-controllers, high density multi-chip modules and custom hybrid micro-circuits for the military/aerospace market and the industrial process control market.

The Company’s business strategy has been to strengthen its leadership position for its components through continued emphasis on technological advances, operational efficiencies, cost reductions, competitiveness and acquisitions.

The Company’s objectives are to seek long-term stable growth for all of its operating segments (API Electronics, Filtran Group, TM II, Keytronics and National Hybrid Group) through continuous capital investment, employing today’s production methods and technologies and by demanding uncompromising quality control.

Business Combination

On May 8, 2006 Rubincon Ventures Inc. as API Nanotronics was formerly known (“Rubincon”), entered into a combination agreement contemplating a Plan of Arrangement with API Electronics Group Corp. (“API”). Rubincon is a Delaware corporation and API is an Ontario corporation. Rubincon formed an Ontario subsidiary, RVI Sub, Inc. now known as API Nanotronics Sub, Inc., to facilitate the Plan of Arrangement. On November 6, 2006 Rubincon and API completed the transaction contemplated by the Plan of Arrangement. We refer to this transaction in this prospectus as the “Business Combination.” The combined companies now operate under the name “API Nanotronics Corp.” .

Pursuant to the court approved Plan of Arrangement API Nanotronics Sub, Inc. became the sole shareholder of API, and each holder of the 2,825,406 outstanding API common shares was granted the right to receive for each API common share, 10 shares of API Nanotronics common stock, or if a Canadian shareholder elects, 10 API Nanotranics Sub, Inc. exchangeable shares. Each API Nanotronics Sub, Inc. exchangeable share is exchangeable into one share of API Nanotronics common stock at the option of the holder. The API Nanotronics Sub, Inc. exchangeable shares may be converted into API Nanotronics common stock at the option of API Nanotronics ten years from the date of the combination of Rubincon and API or sooner under certain circumstances. In addition, pursuant to the Plan of Arrangement, outstanding options of API were converted into options of API Nanotronics adjusted to reflect the aforementioned ten-for-one exchange ratio.

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a recapitalization by API rather than a purchase of API by Rubincon was because Rubincon was a shell company. As reported in its Form 10-QSB for the quarter ended October 31, 2006, (the final quarterly filing requirement for Rubincon under its prior year end of January 31, 2006), Rubincon had cash of approximately $4,200,000, other assets of approximately $117,000 and liabilities of approximately $187,000.

In conjunction with this reverse acquisition, Rubincon changed its year end from January 31 to May 31, the year-end of API. Assets, liabilities and equity of the Company continue to be that of the operating company, API, as adjusted for the cash, other assets and liabilities of Rubincon. No additional goodwill or intangible assets were recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon, now known as API Nanotronics, including the shares issued to affect the reverse acquisition for the period after the consummation of the Plan of Arrangement and the capital structure of API modified by the 10 for 1 exchange ratio in the Plan of Arrangement for the period prior to the consummation of the Plan of Arrangement.

Results of Operations for the Six Months Ended November 30, 2006 and 2005

The following discussion of results of operations is a comparison of the Company’s six month periods ending November 30, 2006 and November 30, 2005.

Operating Revenue

	Six months ended November 30,
Sales by Subsidiary	2006	2005		% age Change
API Electronics	$2,214,819		$2,588,833	-14.4%
Filtran Group	$3,808,514		$3,794,662	+0.4%
TM II	$1,087,659		$1,860,684	-41.5%
Keytronics	$922,339	$	N/A	N/A

	$8,033,331		$8,244,179	-2.6%

Overall, the Company recorded a small decrease in sales for the six months ended November 30, 2006 as total sales revenue decreased by 2.6% over the same period in 2005. This decrease resulted from markedly decreased sales at API Electronics and TM II that were not offset by the slight increase in sales at the Filtran Group and the inclusion of Keytronics sales revenues in 2006.

API Electronics sales revenues decreased by 14.4% in the six months ended November 30, 2006 over the same period in 2005 and this decrease was attributed primarily to the Islip sales revenue decrease in the second quarter compared to the same quarter last year, for mission critical systems, primarily Radar Indicators and Counter Measure Control Electronics for US Military helicopters.

Filtran Group sales revenue increased by $13,852 or 0.4% in the six months ended November 30, 2006 over the corresponding period in 2005.

TM II recorded sales revenue levels in the six months ended November 30, 2006 that were 41.5% less than 2005. The decrease was attributed primarily to decreased progress billings on the US Navy Stabilized Glide Scope Indicators (SGSI) and on Visual Landing Aids (VLA) sold to Avondale Shipyards (Northrop Grumman).

Keytronics was acquired on April 27, 2006. The $922,339 reflects the company’s first full two quarters of operational revenues since the acquisition.

The Company’s electronic products are sold through operations in Canada and the US to several countries around the world.

Geographical Information

	Six months ended November 30,
	2006		2005
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$6,681,905	$4,318,949	$6,536,888	$2,850,765
Canada	546,629	1,367,771	634,044	2,571,324
United Kingdom	754,873	—	1,012,710	—
All Other	49,924	—	60,537	—

	$8,033,331	$5,686,720	$8,244,179	$5,422,089

The Company saw United States sales increase by 2.2% from $6,536,888 for the six months ended November 30, 2005 to $6,681,905 for the six months ended November 30, 2006. Canadian sales decreased by 13.8% from $634,044 for the six months ended November 30, 2005 to $546,629 for the six months ended November 30, 2006 and UK sales decreased by 25.5% from $1,012,710 for the six months ended November 30, 2005 to $754,873 for the six months ended November 30, 2006 mainly as a result of reduced sales to a UK distributor and a reduction in power supply sales to a United Kingdom military subcontractor. The decrease in non-United States sales accounts for the decrease in sales for the six months ended November 30, 2006 from the prior period in 2005.

The US Department of Defense and its subcontractors accounts for a significant amount of the Company’s sales revenue as follows:

	Six months ended November 30,
	2006	2005
Revenue
U.S. Department of Defense	20%	21%
U.S. Department of Defense subcontractors	48%	50%

Operating Expenses

Cost of Goods Sold and Gross Margin

	Six months ended November 30,
Gross Margin by Segment Company	2006	2005	% age Change
API Electronics	33.7%	27.0%	+6.7%
Filtran Group	18.4%	27.6%	-9.2%
TM II	27.2%	43.6%	-16.4%
Keytronics	16.6%	N/A %	N/A %
Overall	23.8%	26.0%	-2.2%

The Company’s overall gross margin was 23.8% of sales for the six months ended November 30, 2006, a decrease from the 26.0% gross margin for the six months ended November 30, 2005. Accordingly, the overall cost of sales was 76.2% for the six months ended November 30, 2006 compared to 74.0% for the six months ended November 30, 2005. The Company expects gross margins to show improvement in the second half of fiscal 2007.

API Electronics posted a gross margin improvement by 6.7% for the six months ended November 30, 2006 to the 33.7% level. This increase is attributed to stronger gross margins on continued operational efficiencies.

Filtran Group saw their gross margin decrease to 18.4% for the six months ended November 30, 2006 from the 27.6% gross margin for the six months ended November 30, 2005. The decrease was attributed largely to the introduction of a new power supply product launch and some temporary inefficiencies in their electronic filter manufacturing. Filtran Group expects gross margins to improve in the second half of fiscal 2007.

TM II’s gross margin decreased by 16.4% to 27.2% for the six months ended November 30, 2006 from the prior period in 2005 due to the large reduction of sales in the first quarter. TM II expects margins to remain at current levels in fiscal 2007.

The major components of cost of sales for the six months ended November 30 are as follows:

	2006	% age of sales	2005	% age of sales
Materials Used	$2,616,365	32.6%	$2,670,373	32.4%
Manufacturing Labor	$1,203,506	15.0%	$1,276,673	15.5%
Manufacturing Overhead	$2,298,196	28.6%	$2,151,426	26.1%

	$6,118,067	76.2%	$6,098,472	74.0%

As a percentage of sales, for the six months ended November 30, 2006 materials used percentage increased slightly compared to the six months ended November 30, 2005. The six months ended November 30, 2006 labor percentage reasonably in line with the six months ended November 30, 2005. The six months ended November 30, 2006 manufacturing overhead percentage increased by 2.5%, mainly due to costs associated with a new product launch at Filtran Group and as a result of lower sales volumes at TM Systems.

Selling Expenses

Selling expenses decreased to $545,657 for the six months ended November 30, 2006 from $616,194 for the six months ended November 30, 2005. As a percentage of sales, selling expenses were 6.8% for the current period, a decrease from the 7.2% posted for the six months ended November 30, 2005. The Company expects selling expenses to remain at current levels in fiscal 2007.

The major components of selling expenses are as follows:

	Six months ended November 30,
	2006	% age of sales	2005	% age of sales
Payroll Expense – Sales	$257,153	3.2%	$246,330	3.0%
Commissions Expense	$158,408	2.0%	$238,404	2.9%

The overall decrease in selling expenses was attributed to commission expenses related to TM’s sales decrease from long-term contract revenue. Payroll expense increased modestly by $10,823 as compared to the six months ended November 30, 2005.

Business Development

The Company did not incur any business and development expense decreased for the six months ended November 30, 2006, a decrease from $13,939 incurred during the six months ended November 30, 2005 as a result of the elimination of investor relation expenditures.

General and Administrative Expenses

General and administrative expenses increased to $2,296,105 for the six months ended November 30, 2006 from $935,614 incurred during the six months ended November 30, 2005. An increase of $1,030,167 is due to stock-based compensation of which $888,360 relates to the new options issued shares under the Plan of Arrangement for the then existing API options. In addition, approximately $210,000 of the increase is due to the addition of Keytronics’ operations in the current fiscal year. As a percentage of sales, for the six months ended November 30, 2006 general and administration expenses were 28.6%, an increase of 17.3% over the percentage for the six months ended November 30, 2005. The Company expects general and administrative expenses to increase in fiscal 2007 as the result of the April 26, 2006 Keytronics acquisition and the Rubincon merger.

The major components of general and administrative expenses are as follows:

	Six months ended November 30,
	2006	2005	$ Change
Officer Salary	$1,023,981	$104,750	$919,231
Rent and Management Fees	$95,171	$91,674	$3,497
Professional Services	$146,845	$151,196	$-4,351
Office Salary	$198,009	$118,502	$79,507
Consultants	$191,983	$52,983	$139,000

Officer salaries expense increased to $1,023,981 for the six months ended November 30, 2006 from $104,750 for the six months ended November 30, 2005 – an increase of $919,231 largely due to the stock-based compensation on exchangeable shares in the amount of $888,360.

Rent and management fees increased slightly for the six months ended November 30, 2006 in the amount of $3,497 to $95,171.

Professional services include legal, accounting, audit and taxation services decreased for the six months ended November 30, 2006 to $146,845 from $151,196 for the six months ended November 30, 2005, an decrease of 2.9%.

Consulting expenses increased to $191,983 for the six months ended November 30, 2006 from $52,983 for the six months ended November 30, 2005 due to stock option expense amortized on stock options granted to consultants.

Research and Development Expenses

Research and development increased to $58,760 for the six months ended November 30, 2006 (2005 – $0).

Office salary increased to $198,009 for the six months ended November 30, 2006 from $118,502 for the six months ended November 30, 2005 largely as a result of Keytronics’ inclusion of operations in 2006.

Operating Income (Loss)

The Company posted an operating loss for the six months ended November 30, 2006 of $985,258 compared to operational income of $579,960 for the six months ended November 30, 2005. The decrease in operating income is mainly attributed to non-cash stock-based compensation expense of $1,030,167 (2005 - $0), lower sales volumes at TM Systems II and Keytronics and an increase in cost of goods sold at Filtran Group due to a power supply product launch and operational inefficiency in the manufacturing of electronic filters that affected the first half of the fiscal year.

Other Income And Expense

Other income was $155,255 for the six months ended November 30, 2006 compared to other income of $49,574 for the six months ended November 30, 2005.

Foreign currency translation gains increased from $16,210 in the six months ended November 30, 2005 to $140,249 for the six months ended November 30, 2006.

Income Taxes

The Company and its subsidiaries have non-capital losses of approximately $415,000 to apply against future taxable income. The losses will expire as follows: $28,000 in 2009, $21,000 in 2010, $303,000 in 2011, and $63,000 in 2012.

Net Income (Loss)

The Company incurred a net loss for the six months ended November 30, 2006 of $616,450 compared to net income of $613,063 for the six months ended November 30, 2005. The decrease in operating income is primarily attributed to non-cash stock based compensation expense of $1,030,167 (2005 - $0), lower sales volumes at TM Systems II and API Electronics and an increase in cost of goods sold at Filtran Group due to a power supply product launch and operational inefficiency in the manufacturing of electronic filters that affected the first half of the year.

Liquidity and Capital Resources

Six Months Ended November 30, 2006 compared to the Year Ended May 31, 2006

Liquidity

At November 30, 2006, the Company had cash reserves of $4,547,489 compared to $946,680 at May 31, 2006. The increase is largely due to the net cash of $3,329,660 acquired from the Plan of Arrangement. In addition, the Company had marketable securities of $24,088 at November 30, 2006 compared to $41,598 at May 31, 2006.

As at November 30, 2006, the Company’s working capital was sufficient to meet the Company’s current requirements.

Inventory increased 8.1% from $4,599,616 at May 31, 2006 to $4,973,323 at November 30, 2006. This increased resulted because management increased production to meet anticipated future sales demand. Accounts receivable increased 1.4% from $1,791,569 at May 31, 2006 to $1,816,464 at November 30, 2006. Accounts payable increased 14.7% to $2,200,837 at November 30, 2006 from $1,918,117 at May 31, 2006.

Long-term debt (current and long-term portion) increased from $545,303 at May 31, 2006 to $602,819 at November 30, 2006.

Total assets increased to $17,386,929 at November 30, 2006 from $13,692,302 at May 31, 2006. The increase resulted primarily from the Plan of Arrangement and the increase in inventory.

Operating, Investing and Financing Activities

Cash generated (used) in operating activities increased to $515,589 for the six months ended November 30, 2006 compared to $352,373 for the six months ended November 30, 2005. Cash from operating activities increased to $515,589 as a result of reporting a net loss for the six month period ending November 30, 2006 of $616,450 offset by non-cash expenses of $1,282,702 and a change in operating assets and liabilities which utilized cash in the amount of $150,663.

Investing activities for the six months ended November 30, 2006 consisted of the purchase of capital assets of $160,488 (2005 - $75,231), the purchase of marketable securities of $0 (2005 - $86,288) and proceeds from the sale of marketable securities $0 (2005 -$ 269,792).

The Plan of Arrangement resulted in the Company acquiring net cash of $3,296,383, net of transaction costs (2005 – $0). In addition for the six months ended November 30, 2006 financing activities included the issuance of common stock with proceeds of $60,000 (2005 – $0), the purchase and retirement of common stock of $57,000 (2005 - $1,497,566), bank indebtedness advances, net of repayments, of $160,936 (2005 – -$3,256) and long-term debt repayments of $57,516 (2005 - $40,971).

Capital Resources

The Company’s subsidiary API Electronics has a working capital line of credit of $500,000. At November 30, 2006, API Electronics had borrowed $400,147 (May 31, 2006 - $340,147) against this line. The credit is secured by all of its assets pursuant to a general security agreement and is guaranteed by Chief Operating Officer of the Company. The bank indebtedness is due on demand and bears interest at US prime plus 1%. The line is subject to annual renewal on April 14, 2007.

The Company’s subsidiary Filtran Limited has a line of credit of $902,000 (Cdn$1,000,000). At November 30, 2006, Filtran Limited had borrowed $273,297 (May 31, 2006 - $172,367). The interest rate on any borrowed funds is charged at Canadian prime. The agreement also allows Filtran to lease capital purchases at Canadian prime plus 1% up to $33,000. The lender has a general security agreement and a first collateral mortgage on Filtran’s assets and building. The line is subject to annual renewal on May 31, 2007.

The Company’s subsidiary Keytronics has a working capital line of credit of $125,000. At November 30, 2006, Keytronics has not borrowed against this line. This credit is secured by all Keytronics’ assets pursuant to a general security agreement. This line charges prime plus 1 % for borrowings.

The Company is not committed to any significant capital expenditures at present.

The Company believes that cash flows from operations, funds available under its credit facilities and other sources of cash will be sufficient to meet its anticipated cash requirements.

Results of Operations - Year Ended May 31, 2006 Compared to the Year Ended May 31, 2005

The following discussion of results of operations of the Company is a comparison of the Company’s two fiscal year periods May 31, 2006 and May 31, 2005.

Operating Revenue

Sales by Subsidiary	2006	2005	% age Change
API Electronics	$5,508,887	$3,712,734	+48.4%
Filtran Group	$7,626,637	$6,012,306	+26.9%
TM II	$2,375,028	$2,822,511	-15.9%
Keytronics	$123,541	$—	N/A

	$15,634,093	$12,547,551	+24.6%

Overall, the Company recorded strong sales growth in 2006 as total sales revenue increased by 24.6% over 2005.

API Electronics sales revenues increased by 48.4% in 2006 and this was attributed primarily to the Islip sales revenue increase of $1,991,000 for mission critical systems, primarily Radar Indicators and Counter Measure Control Electronics for US Military helicopters. API Electronics expects 2007 sales revenue to increase by 6-8% over the 2006 level as demand continues to be strong and the recent military certification MIL-PRF-19500M adds benefit.

Filtran Group saw sales revenue increase by 26.9% in 2006. The increase was attributed primarily to an increase of approximately $1,785,000 in sales revenue from a US military subcontractor. The products that saw the increased demand were the electronic filters that are assembled in military radios. Filtran Group expects sales revenue to grow a further 5% in 2007.

TM II recorded sales revenue levels in 2006 that were 15.9% less than 2005. The decrease was attributed primarily to decreased progress billings on the US Navy Stabilized Glide Scope Indicators (SGSI). TM II expects sales revenue growth levels to remain relatively flat in 2007.

Keytronics was acquired on April 27, 2006. The $123,541 reflects slightly more than one month’s sales revenue. Keytronics projects for annual revenue to be in the range of $2,000,000 to $2,200,000 in 2007.

The Company’s electronic products are sold through operations in Canada and the US to several countries around the world.

Geographical Information

	May 31, 2006		May 31, 2005
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$12,199,898	$3,467,797	$9,629,218	$3,300,532
Canada	1,104,713	2,540,978	836,335	2,347,700
United Kingdom	1,712,629	—	1,659,463	—
South America	147,009	—	159,936	—
All Other	469,844	—	262,599	—

	$15,634,093	$6,008,775	$12,547,551	$5,648,232

The Company saw United States sales increase by 26.7% from $9,629,218 in 2005 to $12,199,898 in 2006 as a result of increased sales to the US Department of Defense and US Department of Defense subcontractors, Canadian sales increased by 32.1% from $836,335 in 2005 to $1,104,713 in 2006 as a result of increased demand from the commercial product industry and the relocation of a UK customer to Canada, and UK sales increased by 3.2% from $1,659,463 in 2005 to $1,712,629 in 2006.

The US Department of Defense and its subcontractors accounts for a significant amount of the Company’s sales revenue as follows:

	2006	2005
Revenue
U.S. Department of Defense	25%	12%
U.S. Department of Defense subcontractors	40%	39%

Operating Expenses

Cost of Goods Sold and Gross Margin

Gross Margin by Segment Company	2006	2005	% age Change
API Electronics	34.4%	32.8%	+1.6%
Filtran Group	21.0%	23.6%	-2.6%
TM II	25.2%	26.8%	-1.6%
Overall	26.7%	25.5%	+1.2%

The Company’s overall gross margin was 26.7% of sales in 2006 and a slight increase from the 25.5% gross margin posted in 2005. Accordingly, the overall cost of sales was 73.3% in 2006 compared to 74.5% in 2005. The Company expects gross margins to show improvement in 2007.

API Electronics posted a gross margin improvement by 1.6% in 2005 to the 34.4% level. This increase is attributed to the ongoing integration of the Islip and Sensonics acquisitions. The integration saw decreases in the labor force and a reduction of duplicated activities and expenses. API Electronics expects gross margins to continue to improve in 2007 as integration of operation continues.

Filtran Group saw their gross margin decrease to 21.0% in 2006 from the 23.6% margin posted in 2005. The decrease was attributed to a 3% increase in material costs largely due to increases in the prices for steel, copper, and petrochemicals. Filtran Group expects gross margins to increase in 2007 as they continue to expend efforts to improve operational efficiencies.

TM II’s gross margin saw a slight decrease of 1.6% to 25.2% in 2006. TM II expects margins to remain at current levels in 2007.

The major components of Cost of Sales are as follows:

	2006	% age of sales	2005	% age of sales
Materials Used	$4,738,517	30.3%	$3,773,911	30.1%
Manufacturing Labor	$2,653,129	17.0%	$2,377,026	19.0%
Manufacturing Overhead	$3,871,906	24.8%	$2,927,716	23.3%
Other	$196,915	1.2%	$273,939	2.1%

	$11,460,467	73.3%	$9,352,592	74.5%

As a percentage of sales, the 2006 Materials Used percentage was reasonably in line with the percentage in 2005. The 2006 Labor percentage decreased by 2.0% over 2005 as a result of a lower labor cost mix associated with the increased Islip product sales revenues. The 2006 Manufacturing Overhead percentage increased by 1.5% primarily as a result of tooling costs associated with new product lines and increased shop supplies.

Selling Expenses

Selling expenses increased to $1,176,171 for the year ended May 31, 2006 from $1,124,522 for the year ended May 31, 2005. As a percentage of sales the 2006 selling expenses came in at 7.5%, a decrease from the 8.9% posted in 2005. The Company expects selling expenses to remain at current levels in 2007.

The major components of Selling Expenses are as follows:

	2006	% age of sales	2005	% age of sales
Payroll Expense – Sales	$447,667	2.9%	$467,238	3.7%
Commissions Expense	$444,604	2.9%	$351,586	2.8%

The overall increase in selling expenses was attributed to higher sales revenue in 2006. As a percentage of sales, the 2006 Commission expense was reasonably in line with the comparative percentage of sales in 2005. Payroll Expense – Sales decreased as a result of the departure of the sales manager at API Electronics Inc. in the second quarter of 2006.

Business Development

Business and development expense decreased to $14,296 in 2006 from $43,131 in 2005 as a result of reduced investor relation expenditures. The Company expects business development expenses to increase in 2007 as the result of the Rubincon merger.

General and Administrative Expenses

General and administrative expenses increased to $2,108,318 for 2006 from $1,791,335 incurred during 2005. As a percentage of sales, the 2006 general and administration expenses were 13.5% and this was a decrease over the 14.3% posted in 2005. The Company expects general and administrative expenses to increase in 2007 as the result of the Rubincon merger.

The major components of General and Administrative Expenses are as follows:

	2006	2005	$ Change
Officer Salary	$198,677	$225,950	$11,477
Rent and Management Fees	$183,364	$183,364	$0
Professional Services	$302,204	$206,361	$95,843
Office Salary	$259,074	$225,950	$33,124
Depreciation and amortization	$391,890	$370,662	$21,228

Officer salaries expense decreased to $198,677 in 2006 from $225,950 in 2005 – A decrease of 12.1% due to departure of a sales employee.

Rent and management fees remained the same in 2006 compared to 2005 at an amount of $183,364.

Professional services include legal, accounting, audit and taxation services. The 2006 expense increased to $302,204 from $206,361 in 2005 as a result of increased audit fees for 2006 combined with an under-provision for fees in 2005.

Office salary increased to $259,074 in 2006 from $225,950 in 2005 as a result of the Canadian operation’s wages being translated to US at a higher exchange rate in 2006.

Depreciation and amortization increased to $391,890 in 2006 from $370,662 in 2005 as a result of assets acquired during the year and depreciation expense related to Canadian assets being translated to US at a higher exchange rate in 2006.

Operating Income

The Company posted operating income for the year ended May 31, 2006 of $874,841 an improvement over the operating income of $235,971 for the year ended May 31, 2005. The increase in operating income is attributed to higher sales volumes and gross margins.

Other Income And Expense

Other income was $110,798 for the year ended May 31, 2006 compared to other income of $20,688 for the year ended May 31, 2005. The components in 2006 were investment income in the amount of $29,338 and a gain of sale of marketable securities of $81,460. The components in 2005 were investment income in the amount of $21,079 and a loss on sale of marketable securities of $391.

Foreign currency translation losses increased from $46,304 in 2005 to $117,242 as a result of a weaker US dollar relative to the Canadian dollar.

Interest expense for the Company saw an increase from $28,049 in 2005 to $46,091 in 2006. The increase was attributed to higher debt levels following the Sensonics and Keytronics acquisitions in 2006.

Income Taxes

The provision for income taxes was an expense in the amount of $105,478 in 2006 compared to a recovery in the amount of $118,700 in 2005. The effective tax rate for 2006 was 12.8% and for 2005 -65.0%. The effective tax rate of 12.8 percent differs form the statutory rate of 34 percent due to non-deductible expenses, changes in the valuation allowance and other insignificant items. The Company and its subsidiaries have non-capital losses of approximately $415,000 to apply against future taxable income. The losses will expire as follows: $28,000 in 2009, $21,000 in 2010, $303,000 in 2011, and $63,000 in 2012.

Net Income

The Company earned net income for the year ended May 31, 2006 of $716,598 compared to net income of $301,006 for year ended May 31, 2005.

Results of Operations - Year Ended May 31, 2005 Compared to the Year Ended May 31, 2004

The following discussion of the results of operations of the Company is a comparison of the Company’s two fiscal year periods ended May 31, 2005 and 2004.

Operating Revenue

Sales by Subsidiary	2005	2004	% Change
API Electronics	$3,712,734	$2,375,239	+56.3%
Filtran Group	$6,012,306	$5,759,835	+4.4%
TM Systems	$2,822,511	$3,143,113	-10.2%

Overall	$12,547,551	$11,278,187	+11.3%

The Company recorded strong sales growth in 2005 as total sales revenue increased by 11.3% over 2004.

API Electronics’ sales revenues increased by an impressive 56.3% in 2005. This was attributed primarily to the Islip acquisition in March 2004 adding significantly to 2005 sales revenue. Islip product sales revenue in 2005 was $879,771 compared to $66,625 for fiscal 2004.

Filtran Group saw sales revenue increase by 4.4% in 2005. The increase was attributed to increased demand for its filter and power supply products in the military defense sector.

TM II recorded sales revenue levels in 2005 that were 10.2% less than 2004. The decrease was attributed primarily to the timing of TM II’s sales as demand and orders for TM II’s products continued to be strong.

The Company’s electronic products are sold through operations in Canada and the US to several countries around the world.

Geographical Information

	May 31, 2005		May 31, 2004
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$9,629,218	$3,300,532	$8,933,612	$3,426,193
Canada	836,335	$2,347,700	944,039	$2,436,782
United Kingdom	1,659,463	—	1,057,691	—
South America	159,936	—	201,465	—
All Other	262,599	—	141,380	—

	$12,547,551	$5,648,232	$11,278,187	$5,862,975

The Company saw United States sales increase by 7.8% from $8,933,612 in 2004 to $9,629,218 in 2005, Canadian sales decreased by 11.4% from $944,039 in 2004 to $836,335 in 2005, and UK sales increased by 56.9% from $1,057,691 in 2004 to $1,659,463 in 2005. Sales to South America decreased by 20.6% from $201,465 in 2004 to $159,936 in 2005 and sales to other countries increased by 85.7% from $141,380 in 2004 to $262,599 in 2005.

Sales to the US have increased due largely on the Company’s focus on the military market. The strong demand in this sector of the US economy has created growth opportunities for all the Company’s divisions and as a result has yielded significant revenue growth and a strong order backlog. Similarly, sales to the UK increased mainly due to one customer expediting a large order and another whose annual demand has continually increased.

The US Department of Defense and its Subcontractors accounts for a significant amount of the Company’s sales revenue as follows:

	2005	2004
Revenue
U.S. Department of Defense	12%	17%
U.S. Department of Defense subcontractors	39%	40%

Operating Expenses

Cost of Goods Sold and Gross Margin

Gross Margin by Segment Company	2005	2004	% Change
API Electronics	32.8%	16.6%	+16.2%
Filtran Group	23.6%	19.3%	+4.3%
TM II	26.8%	27.6%	-0.8%
Overall	25.5%	21.3%	+4.2%

The Company’s overall gross margin was 25.5% of sales in 2005, which represents a substantial increase from the 21.3% gross margin in 2004. Accordingly, the overall cost of sales was 74.5% in 2005 compared to 79.7 in 2004.

API Electronics posted a gross margin improvement by 16.6% in 2005 to 32.8%. This increase was attributed to substantially higher sales revenues, improved manufacturing efficiencies, and more profitable sales mix in 2005 including products related to the Islip acquisition. API Electronics had a substantial increase in its hybrid and diode sales supplied for the US military. Also, the Islip acquisition introduced significant radio signal indicator assembly sales.

Filtran Group saw its gross margin increase to 23.6% in 2005 from the 19.3% margin posted in 2004. The increase was attributed to a more profitable sales mix and improved manufacturing efficiencies. Filtran introduced a program called “Lean Manufacturing and Continuous Improvement.” The result was substantial productivity gains, and a reduction in costs and defects. Filtran also saw increased demand for its Harris filters in the telecommunication section in 2005. In addition, sales of DC-to-AC power supplies increased to General Dynamics UK for the UK Bowman project.

TM II’s gross margin saw a slight decrease of 0.8% to 26.8% in 2005.

The major components of Cost of Sales were as follows:

	2005	% of sales	2004	% of sales
Materials Used	$3,773,911	30.1%	$3,766,825	33.4%
Manufacturing Labor	$2,377,026	19.0%	$2,283,916	20.3%
Manufacturing Overhead	$2,927,716	23.3%	$2,390,769	21.2%
Other	$273,939	2.1%	$434,972	3.8%

Total	$9,352,592	74.5%	$8,876,482	78.7%

As a percentage of sales, each of the 2005 Manufacturing Labor and 2005 Manufacturing Overhead were reasonably in line with their comparative percentage of sales in 2004. The 2005 Materials Used percentage improved significantly over 2004 as a result of efficiencies and quality control in the manufacturing process.

Selling Expenses

Selling expenses increased to $1,124,522 for the year ended May 31, 2005 from $843,308 for the year ended May 31, 2004. As a percentage of sales the 2005 selling expenses came in at 8.9%, which represented an increase of 1.4% over selling expenses of 7.5% posted in 2004.

The major components of Selling Expenses were as follows:

	2005	% of sales	2004	% of sales
Payroll Sales	$467,238	3.7%	$401,058	3.6%
Commissions	$351,586	2.8%	$99,921	0.9%

The overall increase in Selling Expenses was attributed to higher sales revenue in 2005.

As a percentage of sales, the 2005 Payroll Sales was reasonably in line with its comparative percentage of sales in 2004. Commissions expense increased in 2005 as a result of recent acquisitions (TM Systems and Islip) whereby commissions were payable at specific percentages on certain sales orders.

General and Administrative Expenses

General and administrative expenses decreased to $1,791,335 for 2005 from $2,119,099 incurred during 2004. As a percentage of sales, the 2005 general and administration expenses were 14.2%, an improvement over the 18.8% posted in 2004.

The major components of General and Administrative Expenses were as follows:

	2005	2004	$ Change
Officer Salaries	$225,950	$303,453	$(77,503)
Rent and Management Fees	$183,364	$178,228	$5,136
Professional Services	$206,361	$286,855	$(80,494)
Office Salaries	$225,950	$209,271	$16,679
Depreciation and amortization	$370,662	$403,986	$(33,324)

Officer salaries expense decreased to $225,950 in 2005 from $303,453 in 2004. This was attributed primarily to the retirement of an individual at Filtran Group in 2005.

Rent and management fees increased slightly to $183,364 in 2005 from $178,228 in 2004 – an increase of 2.9%.

Professional services include legal, accounting, audit and taxation services. The 2005 expense was $206,361 which was a slight improvement from the 2004 expense amount of $286,855. The decrease was attributed to a large settlement of old legal fees in the amount of $34,392 in 2004 and in general a more concerted effort to perform more services in-house in 2005.

Office salaries increased to $225,950 in 2005 from $209,271 in 2004 - an increase of 8.0%.

Depreciation and amortization decreased to $370,662 in 2005 from $403,996 in 2004 as the result of some assets becoming fully depreciated in 2005 while having a full year depreciation in 2004.

Operating Income (Loss)

The Company posted operating income (loss) for the year ended May 31, 2005 of $235,971 an increase over the operating income (loss) of ($631,790) for the year ended May 31, 2004. The increase was attributed to an improved gross margin in 2005, higher sales revenue in 2005 and compensation expense for warrants modified in 2004 in the amount of $202,437.

Other Income and Expense

Other income during the quarter was an income amount of $20,688 for the year ended May 31, 2005 compared to other income of $123,279 for the year ended May 31, 2004. The major components in 2005 were investment income in the amount of $21,079 and a loss on sale of marketable securities of $391.

The major components in 2004 were the gain on settlement of debt in the amount of $39,000, the gain on sale of marketable securities of $45,795, and investment income in the amount of $40,941 and miscellaneous expense of $2,457.

Interest expense relates to interest on long-term debt and the Company had a decrease from $85,063 in 2004 to $28,049 in 2005. The decrease was attributed to lower debt levels in 2005.

Loss on foreign currency transactions increased in 2005 to $46,304 from $5,323 in 2004.

Income Taxes

The provision for income taxes was a recovery of $118,700 in 2005 compared to a recovery of $54,066 in 2004. The effective tax rate for 2005 was (65.0)% (2004 – (9.0%). The effective tax rate of (65) percent differs from the statutory rate of 34 percent due to nondeductible expenses, changes in the valuation allowance and other insignificant items. The Company and its subsidiaries have non-capital losses of approximately $1,354,000 to apply against future taxable income. The losses will expire as follows: $94,000 in 2009, $796,000 in 2010, $272,000 in 2011, and $192,000 in 2012.

Net Income (Loss)

The Company had net income for the year ended May 31, 2005 of $301,006 compared to a net loss of $593,362 for year ended May 31, 2004.

Liquidity and Capital Resources

Year Ended May 31, 2006 compared to the Year Ended May 31, 2005

Liquidity

At May 31, 2006, the Company had cash reserves of $946,680 compared to $1,513,130 as at May 31, 2005. In addition, the Company had marketable securities of $41,598 at May 31, 2006 (2005 - $336,355).

At May 31, 2006 working capital totaled $4,812,859 compared to $4,109,557 at May 31, 2005. The current ratio at May 31, 2006 was 2.7:1 compared to 2.6:1 at May 31, 2005. The quick ratio (which excludes inventory and prepaid expenses from current assets) was 0.97:1 at May 31, 2006 – a slight decrease from the 1.29:1 posted at May 31, 2005.

As at May 31, 2006, the Company’s working capital was sufficient to meet the Company’s current requirements.

Inventory increased 41.1% from $3,258,856 as at May 31, 2005 to $4,599,616 as at May 31, 2006. This was a result of increased production to meet sales demand and the April 2006 acquisition of Keytronics that added over $525,000 in inventory. Accounts receivable increased 25.5% from $1,427,395 as at May 31, 2005 to $1,791,569 as at May 31, 2006. This increase is consistent with the 24.6% increase in year over year sales. Accounts payable increased 32.2% to $1,918,117 at May 31, 2006 from $1,450,502 as at May 31, 2005. The increase is attributed primarily to increased production and purchasing to meet sales demand. Deferred revenue decreased 81% from $643,028 at May 31, 2005 to $119,850 as at May 31, 2006. The decrease is attributed to fewer progress amounts billed on current projects at May 31, 2006.

Long-term debt (current and long-term portion) increased from $33,005 at May 31, 2005 to $545,303 at May 31, 2006 as a result of debt assumed in the acquisitions of Keytronics and Sensonics. Capital leases payable (current and long-term portion) decreased from $87,026 at May 31, 2005 to $37,731 at May 31, 2006.

The debt to equity ratio (total debt to total shareholders’ equity) increased to 0.38 as at May 31, 2006 compared to 0.33 as at May 31. 2005.

Total assets increased to $14,106,302 at May 31. 2006 from $12,652,828 as at May 31, 2005. The increase is primarily attributed to the acquisition of Keytronics.

Operating, Investing and Financing Activities

Cash generated (used) in operating activities decreased to $539,270 for year ended May 31, 2006 compared to $1,113,944 for the year ended May 31, 2005. The decrease was attributed primarily to increased inventory levels to support increased demand and a reduction in deferred revenues on percentage of completion contracts as the Company earned those revenues in 2006.

Investing activities in 2006 consisted of the purchase of capital assets of $139,321 (2005 - $333,960), the business acquisition of Keytronics in the amount of $953,753 (2005 - $Nil), the purchase of marketable securities of $86,288 (2005 - $458,318), and the proceeds on sale of marketable securities of $494,953 (2005 - $79,240).

Financing activities in 2006 consisted of the issuance of common stock with proceeds of $1,000,000 (2005 - $1,056,000), the purchase and retirement of common stock of $1,497,566 (2005 - $723,289), bank indebtedness advances of $149,271 (2005 - $199,758), long-term debt repayments of $40,122 (2005 - $33,120), and repayments of obligations under capital leases of $45,337 (2005 - $21,492).

Capital Resources

The Company’s subsidiary API Electronics has a working capital line of credit of $500,000. At May 31, 2006 API Electronics had borrowed $340,147 (2005 - $167,000) against this line. The credit is secured by all of its assets pursuant to a general security agreement and is guaranteed by Chief Operating Officer of API. The bank indebtedness is due on demand and bears interest at US prime plus 1%. The line is subject to annual renewal on April 14, 2007.

The Company’s subsidiary Filtran Limited has a line of credit of $907,000 (Cdn$1,000,000). At May 31, 2006, the corporation had borrowed $172,367 (2005 - $175,090). The interest rate on any borrowed funds is charged at Canadian prime. The agreement also allows Filtran to lease an asset at Canadian prime plus 1% up to $33,000. The lender has a general security agreement and a first collateral mortgage on Filtran’s assets and building. The line is subject to annual renewal on May 31, 2007.

The Company is not committed to any significant capital expenditures at present.

The Company believes that cash flows from operations, funds available under its credit facilities and other sources of cash will be sufficient to meet its anticipated cash requirements.

Contractual Obligations and Other Commercial Commitments

The following table identifies the contractual obligations of the Company as at May 31, 2006.

	Total	Less Than 1 year	1 to 3 years	4-5 years	After 5 Years
Capital Lease Obligations	$41,795	$37,704	$4,091	$—	$—
Promissory Notes and Loans	$545,303	$240,921	$245,200	$49,933	$9,249
Operating Leases	$126,122	$88,364	$37,758	$—	$—

Total Contractual Obligations	$713,220	$366,989	$287,049	$49,933	$9,249

Year Ended May 31, 2005 compared to the Year Ended May 31, 2004

Liquidity

At May 31, 2005, the Company had cash reserves of $1,513,130 compared to $634,058 as at May 31, 2004. In addition, the Company had marketable securities of $336,355 at May 31, 2005 (May 31, 2004 - $10,095).

At May 31, 2005 working capital totaled $4,109,557 compared to $3,081,804 at May 31, 2004. The current ratio at May 31, 2005 remained at the 2.58:1 ratio as at May 31, 2004. The quick ratio (which excludes inventory and prepaid expenses from current assets) was 1.29:1 at May 31, 2005 – an increase from the 0.86:1 posted at May 31, 2004.

As at May 31, 2005, the Company’s working capital was sufficient to meet the Company’s current requirements.

Inventory decreased a slight 0.1% from $3,262,983 at May 31, 2004 to $3,258,856 at May 31, 2005. Accounts receivable increased 38.8% from $1,028,508 at May 31, 2004 to $1,427,395 as at May 31, 2005. The increase is attributed to higher sales volume and a lower turnover rate in 2005. Accounts payable decreased 4.4% from $1,517,304 at May 31, 2004 to $1,450,502 at May 31, 2005. The decrease is attributed to the timing of payments. Deferred revenue increased 415.6% from $124,723 at May 31, 2004 to $643,028 at May 31, 2005. The increase was attributed to the increased orders in production.

Long-term debt (current and long-term portion) decreased from $174,643 at May 31, 2004 to $33,005 at May 31, 2005 as a result of significant reductions in principal on the mortgage payable which will be fully paid off in 2006.

The debt to equity ratio (total debt to total shareholders’ equity) increased slightly to 0.33 at May 31, 2005 compared to 0.30 at May 31, 2004 primarily as a result of the increased deferred revenue.

Total assets increased to $12,652,828 at May 31, 2005 from $11,185,135 at May 31, 2004. This is attributed primarily to the increase in cash, marketable securities and accounts receivable and an offsetting decrease in intangible assets through amortization.

Operating, Investing and Financing Activities

Cash generated (used) in operating activities increased to $1,113,944 for year ended May 31, 2005 compared to $650,906 for the year ended May 31, 2004. This was attributed to higher cash generated by operations and reduced investments in non-cash working capital.

Cash flows provided by (used in) investing activities consisted of the purchase of capital assets of $(333,960), proceeds on sales of marketable securities of $79,240, and the purchase of marketable securities of $(458,318) in 2005 and consisted of the business acquisition of Islip of $(50,000), purchase of capital assets of $(222,967), proceeds on the sale of capital assets in the amount of $104,439, and the proceeds on sale of marketable securities of $474,819 in 2004.

Cash flows provided by (used in) financing activities consisted of the proceeds on the issue of common shares of $1,056,000, the purchase and retirement of common shares of $(723,289), short-term borrowing advances of $199,758 and the repayment of long-term debt of $(54,612) in 2005 and consisted of the proceeds on the issue of common shares of $705,000, short term borrowing advances of $128,616, and long-term debt repayments of $(2,718,044) in 2004.

Capital Resources

The Company’s subsidiary, API Electronics, has a working capital line of credit of $500,000. At May 31, 2005, the corporation had borrowed $167,000 (2004 - $100,000) against this line. The credit is secured by all of its assets pursuant to a general security agreement. The bank indebtedness is due on demand and bears interest at prime plus 1%.

The Company’s subsidiary, Filtran Limited, has a line of credit of $796,000. At May 31, 2005, the corporation had borrowed $175,090 (2004 - $28,675). The credit is secured by a general security agreement and a first collateral mortgage on Filtran Limited’s asset and building. The bank indebtedness bears interest at prime.

The Company is not committed to any significant capital expenditures at present.

The Company holds cash and cash equivalents in Canadian currency. Two of the Company’s subsidiaries (TM Systems and API Electronics) hold cash and cash equivalents in US currency. The Company’s other group of subsidiaries (Filtran Group) holds cash and cash equivalents in US and Canadian currencies. Neither the Company nor any of its subsidiaries uses financial instruments for hedging.

The Company believes that cash flows from operations, funds available under its credit facilities and other sources of cash will be sufficient to meet its anticipated cash requirements.

Summary of Critical Accounting Policies and Estimates

The Company’s significant accounting policies are fully described in the notes to its consolidated financial statements. Some of the Company’s accounting policies involved estimates that required management’s judgment in the use of assumptions about matters that were uncertain at the time the estimate was made. Different estimates, with respect to key variables used for the calculations, or changes to estimates, could potentially have had a material impact on the Company’s financial position or results of operations. The development and selection of the critical accounting estimates are described below.

Principles of Consolidation

The consolidated financial statements include the accounts of API Nanotronics, together with its wholly owned subsidiaries, API Electronics, TM II, the Filtran Group and Keytronics. The Filtran Group consists of Filtran Limited and Filtran Inc. All significant inter-company transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, bank balances and investments in money market instruments with original maturities of three months or less.

Marketable Securities

The Company’s investments in marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value, with any unrealized holding gains and losses, net of income taxes, reported as a component of accumulated other comprehensive income (loss). Marketable equity and debt securities available for sale are classified in the balance sheet as current assets.

The cost of each specific security sold is used to compute realized gains or losses on the sale of securities available for sale.

Inventory

Raw materials are recorded at the lower of cost and net realizable value. Finished goods and work in process are stated at the lower of cost, which includes material, labor and overhead, and net realizable value. Cost is generally determined on a first-in, first-out basis.

Long-Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and property and equipment, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation or amortization. Depreciation and amortization is provided using the following methods over the following periods:

Classification	Estimated Life (Years)
Straight line basis
Buildings	20
Computer equipment	3
Computer software	3
Furniture and fixtures	5
Machinery and equipment	5-10
Vehicles	3
Declining balance basis
Electronic manufacturing equipment	5-10

Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Computer Software Developed or Obtained For Internal Use

All direct internal and external costs incurred in connection with the development stage of software for internal use are capitalized. All other costs associated with internal use software are expensed when incurred. Amounts capitalized are included in property, equipment and leasehold improvements and are amortized on a straight-line basis over three years beginning when such assets are placed in service.

Goodwill and Intangible Assets

Goodwill and intangible assets result primarily from acquisitions accounted for under the purchase method. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment by applying a fair value based test.

Goodwill is subject to an impairment test on at least an annual basis or upon the occurrence of certain events or circumstances. Goodwill impairment is assessed based on a comparison of the fair value of a reporting unit to the underlying carrying value of the reporting unit’s net assets, including goodwill. When the carrying amount of the reporting unit exceeds its fair value, the fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of impairment loss, if any.

Intangible Assets

Intangible assets that have a finite life are amortized using the following basis over the following period:

Classification	Estimated Life (Years)
Non-compete agreements	Straight line over 5 years
Customer contracts	Based on the revenue earned on the contracts

Long Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and capital assets, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

Income Taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities and available loss carry forwards. A valuation allowance is established to reduce tax assets if it is more likely than not that all or some portions of such deferred tax assets will not be realized.

Revenue Recognition

Contract Revenue

Revenue from contracts is recognized using the percentage of completion method. The degree of completion is determined based on costs incurred, excluding costs that are not representative of progress to completion, as a percentage of total costs anticipated for each contract. Provision is made for losses on contracts in progress when such losses first become known. Revisions in cost and profit estimates, which can be significant, are reflected in the accounting period in which the relevant facts become known.

Non-Contract Revenue

The Company recognizes non-contract revenue when it is realized or realizable and earned. The Company considers non-contract revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped and risk of loss and ownership has transferred to the client.

Research and Development Expenses

Expenditures for research and development are expensed as incurred.

Deferred Revenue

The Company defers revenue should payment be received in advance or the service or product being shipped or delivered (See Contract Revenue and Non-Contract Revenue above.)

Stock-Based Compensation Plans

Effective June 1, 2006, the Company adopted the provisions of SFAS 123R, requiring the Company to recognize expense related to the fair value of stock-based compensation awards. The Company elected to use the modified prospective transition method as permitted by SFAS 123R and, therefore, has not restated the financial results for prior periods.

The Company recognizes stock-based compensation expense in the consolidated statement of operations based on the awards that are expected to vest. Accordingly, we have adjusted stock-based compensation expense to reflect estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We estimate forfeitures based on historical experience.

SFAS 123R supercedes our previous accounting under Accounting Principals Boards Opinion No. 25 “Accounting for Stock Issued to Employees” for periods subsequent to May 31, 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107, which provides interpretive guidance in applying the provisions of SFAS 123R. The Company has applied the provisions of SAB 107 in our adoption of Statement 123(R).

The assumptions used in calculating the fair value of stock-based compensation awards involve inherent uncertainties and the application of management judgment. If factors were to change, and we used different assumptions, depending on the level of our future stock-based awards, our stock-based compensation expense in the future could be materially different from that reported or pro forma amounts reported. In addition, if our actual forfeiture rate varies significantly from our current estimate, the amount of stock-based compensation expense recognized in future periods will be affected.

Fair Value of Financial Instruments

The fair value of long-tem debt is primarily determined using quoted market prices as compared to the recorded value. The fair value of the remaining financial instruments including cash and cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses, and short-tem borrowings approximate the carrying value due to the short-term nature of these instruments.

Foreign Currency Translation and Transactions

Foreign denominated assets and liabilities of the Company are translated into U.S. dollars at the prevailing exchange rates in effect at the end of the reporting period. Income statement accounts are translated at a weighted average of exchange rates which were in effect during the period. Translation adjustments that arise from translating the foreign subsidiary’s financial statements from local currency to U.S. currency are recorded in the other comprehensive income (loss) component of stockholders’ equity. Gains and loses from foreign currency transactions are recognized in the consolidated statements of operations.

Accounting Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s estimate of the amounts that will not be collected.

Advertising Costs

Advertising costs are expensed as incurred.

Concentration of Credit Risk

The Company maintains cash balances, at times, with financial institutions, which are in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). Management monitors the soundness of these institutions and considers the Company’s risk negligible.

The Company may, at times, have a concentration of their customer receivables or revenue with a specific customer. Management monitors the concentration to assess its risk.

Earnings (Loss) per Common Share

Basic earnings (loss) per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings (loss) per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

Comprehensive Income (Loss)

Other comprehensive income (loss), which includes foreign currency translation adjustments and unrealized gains on marketable securities, is shown in the Statement of Changes in Stockholders’ Equity.

Effects of Recent Accounting Pronouncements

In September 2006, the FASB issued “Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R)”, which will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. Under past accounting standards, the funded status of an employer’s postretirement benefit plan (i.e., the difference between the plan assets and obligations) was not always completely reported in the balance sheet. Past standards only required an employer to disclose the complete funded status of its plans in the notes to the financial statements. SFAS No. 158 applies to plan sponsors that are public and private companies and nongovernmental not-for-profit organizations. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006, for entities with publicly traded equity securities, and at the end of the fiscal year ending after June 15, 2007, for all other entities. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company does not expect that the adoption of SFAS No. 158 will have a significant impact on the consolidated results of operations or financial position of the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” to eliminate the diversity in practice that exists due to the different definitions of fair value and the limited guidance for applying those definitions in GAAP that are dispersed among the many accounting pronouncements that require fair value measurements. SFAS No. 157 retains the exchange price notion in earlier definitions of fair value, but clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or liability in the principal or most advantageous market for the asset or liability. Moreover, the SFAS states that the transaction is hypothetical at the measurement date, considered from the perspective of the market participant who holds the asset or liability. Consequently, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price), as opposed to the price that would be paid to acquire the asset or received to assume the liability at the measurement date (an entry price).

SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Finally, SFAS No. 157 expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. Entities are encouraged to combine the fair value information disclosed under SFAS No. 157 with the fair value information disclosed under other accounting pronouncements, including SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” where practicable. The guidance in this Statement applies for derivatives and other financial instruments measured at fair value under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” at initial recognition and in all subsequent periods.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, although earlier application is encouraged. Additionally, prospective application of the provisions of SFAS No. 157 is required as of the beginning of the fiscal year in which it is initially applied, except when certain circumstances require retrospective application. The Company is currently evaluating the impact of this statement on its results of operations or financial position of the Company.

In July 2006, the Financial Accounting Standards Board (“FASB”) has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company’s financial condition or results of operations.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” - an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for an a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 is not expected to have a material effect on the Company’s financial condition or results of operations.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements . Among other changes, SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The adoption of SFAS No. 153 did not have any affect on the Company’s financial statements.

On December 16, 2004, the FASB issued SFAS 153, Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29 . SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions , which was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have “commercial substance.” Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have any affect on the Company’s financial statements.

In December of 2004, the FASB issued SFAS 123R Share Based Payments, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation . This statement supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees . Among other things, this statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). This statement is to be applied as of the beginning of the first interim or annual period that begins after December 15, 2005, but earlier adoption is encouraged. The Company adopted this standard effective June 1, 2006 using the modified prospective basis. See note 3 for further discussion of the impact on the Company’s financial statements and required disclosures resulting from the adoption of SFAS 123R.

On November 24, 2004, the FASB issued SFAS 151, Inventory Costs - An amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company has determined that the adoption of this standard will have not have a material effect on the financial position and results of operations.

Off-Balance Sheet Arrangements

During 2006 and 2005, the Company did not use off balance sheet arrangements.

Share Capital

As of November 30, 2006 there were 43,939,342,342 shares of common stock of API Nanotronics Corp. issued and outstanding, warrants and stock options outstanding for 6,225,000 shares of common stock at exercise prices ranging from $0.464 to $2.06 with remaining average contractual lives of 5.07 years.

During the period ended August 31, 2006, API acquired and retired 30,000 common shares at a total cost of $57,000.

During the fiscal year 2006, 4,000,000 common shares of API were issued upon the exercise of stock options for proceeds of $1,000,000 plus $905,400 of additional paid in capital.

During the fiscal year 2005, 4,400,000 common shares of API were issued upon the exercise of stock options for proceeds of $1,056,000.

During the fiscal year 2004, 1,250,000 common shares of API were issued upon the exercise of warrants for proceeds of $705,000.

On February 17, 2005, the Board of Directors of API authorized API to purchase in open-market transactions up to 5% of the issued and outstanding common shares. During the year ended May 31, 2006, API acquired and retired 2,667,220 common shares at a total cost of $1,497,566. During the year ended May 31, 2005, API acquired and retired 1,397,350 common shares at a total cost of $723,289.

All the above members reflect the effect of the 10-for-1 conversion ratio of the Business Combination.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks related to changes in foreign currency and interest rates as discussed below. All amounts are in US dollars unless otherwise indicated.

Foreign Currency Risk

A substantial amount of our revenues and receivables are denominated in Canadian dollars. We translate revenue and the related receivable at the prevailing exchange rate at the time of the sale. Also, a substantial amount of our expenses and payables/bank operating loans are denominated in Canadian dollars. We translate expenses and the related payables at the prevailing exchange rate at the time of the purchase. Funds denominated in Canadian dollars are translated into US dollars at the rate in effect on the balance sheet date. Translation gains and losses resulting from variations in exchange rates, upon translation into US dollars, are included in results of operations for integrated operations. Our Canadian subsidiary, Filtran Limited, is a self-sustaining operation and it is translated at the current rates of exchange whereby all exchange gains and losses are accumulated in the foreign translation account on the balance sheet.

Any increase in the relative value of the Canadian dollar to the U.S. dollar results in increased revenue and increased expenses. A decrease in the relative value of the Canadian dollar to the US dollar would decrease sales revenue and decreased expenses.

Other income for the year ended May 31, 2006 included $117,472 of foreign exchange losses (2005 - $46,304 and 2004 - $5,323).

We do not use financial instruments for trading purposes and are not a party to any leverage derivatives. We do not engage in hedging transactions to manage our foreign currency risk.

Interest Rate Risk

We believe that we have limited exposure to changes in interest rates.

Long-term Debt Risk

At May 31, 2006, we had long-term debt of $545,303 (2005 $33,005). Substantially all of the debt is fixed rate debt and accordingly there is currently no significant impact on cash flows associated with its long-term debt.

Capital Leases Payable Risk

At May 31, 2006, we had capital leases payable of $37,731 (2005 $87,026). The debt underlying capital lease payable is fixed rate debt and accordingly there is currently no significant interest rate risk associated with its capital leases payable.

Short-Term Borrowings Risk

At May 31, 2006, we had a line of credit facilities in place for two of its subsidiaries (API Electronics Inc. $500,000; Filtran Limited $907,000 ($1,000,000 CDN). The total bank indebtedness at May 31, 2006 was $512,514 (2005 $342,090). The line of credit facilities are variable rate debt tied to the prime rates in the US and Canada respectively. Accordingly, we are subject to risk of the prime rate increases that would increase its interest expense. A hypothetical 1% increase in interest rates would result in an annual change in net income (loss) of approximately ($5,125) based on the May 31, 2006 bank indebtedness of $512,514.

Marketable Securities and Cash and Cash Equivalents Risk

We periodically hold cash equivalents consisting of investments in money market instruments with original maturities of three months or less. At May 31, 2006, the Company did not hold any cash equivalent investments (2005 - $1,250,311). This helps mitigate the risk of interest rate increases in its lines of credit. These cash equivalent investments are subject to interest changes and interest income will fluctuate directly with changes in interest rates. A hypothetical 1% increase in interest rates would result in an annual change in net income (loss) of approximately $9,467 based on the May 31, 2006 cash and cash equivalent balance of $946,680. The Company held marketable securities of $41,598 as of May 31, 2006 (2005 - $336,355). A hypothetical 10% market price increase would result in an annual change in net income (loss) of approximately ($4,160) based on the May 31, 2006 marketable securities balance of $41,598. A hypothetical 10% decrease in the market price of our marketable equity securities at May 31, 2006 would cause a corresponding 10% decrease in the carrying amounts of these securities or $4,160.

We do not enter into derivative instruments to manage interest rate exposure.

MANAGEMENT

Directors and Executive Officers

The following table sets forth as of January 25, 2007, the name, age, and position of each of our executive officers and directors and the term of office of each director.

Name	Age	Position Held	Term Commenced
Phillip DeZwirek	69	Chairman, Chief Executive Officer, Treasurer, and Director	2006
Donald Wright	69	Director	2006
Thomas Mills	61	President, Chief Operating Officer and Director	2006
Jason DeZwirek	36	Secretary and Director	2006
Claudio Mannarino	36	Chief Financial Officer	2006

Each director serves for a term of either (i) one year and until his or her successor is elected at our annual shareholders’ meeting or (ii) if such director was elected after our annual shareholders’ meeting for the relevant year, then until his or her successor is elected at our annual shareholders’ meeting and is qualified, and in all cases, subject to removal by our shareholders at anytime. Each officer serves, at the pleasure of the Board of Directors, for a term of one year or less, if appointed at a time other than the annual meeting of directors, and until his or her successor is elected at a meeting of the Board of Directors and is qualified.

API has the same officers and directors as we do and such officers and directors serve for the same terms for API as they do for us, provided that the annual shareholders meeting for API may occur at a different time than our annual shareholders meeting.

Set forth below is certain biographical information regarding each of our executive officers and directors.

Phillip DeZwirek

Phillip DeZwirek, age 69, became a director of ours and our Chairman, Chief Executive Officer and Treasurer on the effective date of the Business Combination, November 6, 2006. Mr. DeZwirek has held the positions of Chairman, Chief Executive Officer and Treasurer at API since May 2002. He also assumed the same positions with Nanotronics Sub and became a director of Nanotronics Sub on the effective date of the Business Combination. Mr. DeZwirek has been a director of API since September 2001. From September 2001 until November 2001 Mr. DeZwirek was the Chief Executive Officer and Treasurer of API. From November 2001 until May 2002, Mr. DeZwirek was the Vice-Chairman and Treasurer of API. Phillip DeZwirek was also the Chief Financial Officer of API from August 2001 until Claudio Mannarino assumed that position in 2004. Phillip DeZwirek has been a director, Chairman of the Board and the Chief Executive Officer of CECO Environmental Corp. (“CECO”) since August 1979 (NASDAQ-CECE). Mr. DeZwirek’s principal occupations during the past five years have been serving as Chairman of the Board and Chief Executive Officer of CECO; and serving as President of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (since 1990). Mr. DeZwirek has also been involved in private investment activities for the past five years.

Thomas W. Mills

Thomas W. Mills, age 61, became a director of ours and our President and Chief Operating Officer on the effective date of the Business Combination, November 26, 2006. He holds the same positions with Nanotronics Sub, TM Systems II and Keytronics. He has held those positions with API since August 31, 2001. Thomas W. Mills is also President and Chief Operating Officer of our wholly-owned subsidiary, API Electronics, Inc. He has worked within the electronics industry since 1967 and has specialized in semiconductors since 1969. His management career has spanned Production Control, Production/Manufacturing, Quality Control/Assurance and Program /Project Operation and Vice President of Operations. Mr. Mills, who has been with API Electronics, Inc. since 1981, holds an economics degree and has taken courses in Industrial Engineering. Mr. Mills has no other outside business activities.

Jason DeZwirek

Jason DeZwirek, age 36, became a director of ours and our Vice Chairman and Secretary on the effective date of the Business Combination, November 6, 2006. He holds the same positions with Nanotronics Sub as of the business combination. Jason DeZwirek has held those positions with API since May 31, 2002 and been a director of API since September 2001. From September 2001 until November 2001 Jason DeZwirek was Chairman, Executive Vice President, and Secretary of API. From November 2001 until May 2002, he was the Chairman, Chief Executive Officer and Secretary of API. Jason DeZwirek has been Vice President and a Director of CECO since February 1994 and the Secretary of CECO since February 20, 1998. He also serves as Vice President of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. Mr. DeZwirek’s principal occupation since October 1999 has been as Founder and Chief Executive Officer of Kaboose Inc., a company that operates an online media company servicing the children’s and family markets. Kaboose’s common stock is listed in the Toronto Stock Exchange and trades under the symbol KAB. Mr. DeZwirek has also been involved in private investment activities for the past five years.

Donald A. Wright

Donald Wright, age 69, became a director of ours on February 15, 2006. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company, which has been a real estate developer and apartment building syndicator since 1992. From November 1996 through January of 2005, Mr. Wright served as a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. Since January 2005, he has been a real estate broker with One Source Realty GMAC. Mr. Wright has been a director of CECO since February 20, 1998. Mr. Wright has also been a member of the Audit Committee of CECO since February 20, 1998 and since January 1, 2002 has been a member of the Committee established to administer CECO’s stock option plan. Mr. Wright has not been an officer or director of any other reporting company.

Claudio A. Mannarino, B.Com, C.M.A.

Claudio Mannarino, age 36, became our Chief Financial Officer and Vice President of Finance on the effective date of the Business Combination, November 26, 2006. He holds the same positions with Nanotroncs Sub and has had the same positions at API since 2004. Mr. Mannarino has over 10 years of professional accounting and finance experience. He holds a Bachelor of Commerce Degree from the University of Ottawa and is a Certified Management Accountant.

Mr. Mannarino spent three years as Controller for two divisions of GTC Transcontinental, a Canadian publicly traded company on the Toronto Stock Exchange. After three years in roles with progressively more responsibility at GTC he joined a Project Management Company as a senior accountant, whose role centered on developing long-term business strategies and improving business practices.

In addition to his role at GTC, Mr. Mannarino started his own business in the construction industry in 1994, which he successfully grew and then sold in 1999.

Mr. Mannarino joined Filtran Group in April of 2000. From April, 2000 to 2004, he was controller and manager of human resources and IT at Filtran Group. He was named CFO and VP of Finance for API in 2004. His responsibilities include managing the financial reporting function for API, and the finance, human resource and IT departments of the Filtran Group. Mr. Mannarino has also gained experience in business acquisitions specifically related to due diligence activities and has carried out several cost reduction initiatives at Filtran Group. Mr. Mannario has no other outside business activities.

Significant Employees

Arnold Markowitz

Arnold Markowitz, 48, is General Manager at Filtran Group. Mr. Markowitz has over 20 years of specialized experience in sales and marketing of electronic components and corporate management of electrical and electronic component manufacturers. He graduated from New York University in 1981.

From 1981 through 1984 he was employed as an account executive and sales manager for Tec Electronics a data communications equipment manufacturer and distributor in New York. From 1984 through 1987 he was a territory manager for Tritech Electronics / Bittan Associates an electronic component distributor/representative in New Jersey. From 1988 through 1998 he was worldwide sales manager for Sussex Semiconductor a manufacturer of semiconductors in New Jersey and Florida. From 1999 through 2002 he was a principal in and General Manager of Edal Industries, a manufacturer of semiconductors and electronic assemblies in East Haven, Connecticut.

Mr. Markowitz joined Filtran Group joined in October 2002 as Director of New Business Development. He became General Manager in July 2004. Mr. Markowitz has no other outside business activities.

Miki Narui, B.A.Sc., P.Eng.

Miki Narui, age 38, is the Engineering Manager at Filtran, with over thirteen years experience in power electronics, specializing in magnetic component design at Bell Northern Research / Nortel Networks, and later at the Canadian division of Pulse Engineering Ltd as its design center manager.

She graduated from University of Toronto in 1991 with a Bachelor’s degree in Applied Science and Engineering with honours in Electrical Engineering. From 1991 to 1995, she was a Ph.D. candidate and a research and teaching assistant in the Power Systems and Devices Group at the University of Toronto, specializing in the modelling of high power vortex stabilized arc lamps and the accompanying power supplies.

Miki Narui joined the Filtran Group in May 2003. As the engineering manager, she is responsible for the development of all varieties of magnetic components and special purpose power supplies from initial quotation stage, to final production run. She supervises a team of four electrical designers, a manufacturing process engineer, a senior power supply designer, a mechanical designer/documentation controller, and a lab technician. Ms. Narui has no other outside business activities.

Significant Consulting Arrangement

Effective March 15, 2006, we entered into a consulting arrangement with Professor Martin Moskovits. Since 2000 Mr. Moskovits has been a Professor of Physical Chemistry in the Department of Chemistry and Biochemistry and Dean of the Division of Mathematical and Physical Sciences in the College of Letters of Sciences at the University of California Santa Barbara. We have engaged Mr. Moskovits to identify a nanotechnology acquisition or acquisitions for us. The consulting arrangement with Professor Moskovits is for a term of one year and is extendable upon the mutual agreement of the parties. The consulting agreement is terminable earlier by us upon the occurrence of certain events and by Professor Moskovits upon 60 days notice.

Family Relationships

Jason DeZwirek is Phillip DeZwirek’s son. There are no other family relationships between any two or more of the directors or officers, senior management members or significant employees named above or with any person under consideration for nomination as a director or appointment as an executive officer of ours. There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director, officer or member of senior management.

CORPORATE GOVERANCE MATTERS

Board of Directors

Our Board of Directors consists of four directors, Phillip DeZwirek, Donald Wright, Jason DeZwirek and Thomas Mills, and includes, one committee: an audit committee. Each director is subject to election at each annual meeting of stockholders. Our securities are quoted on the OTCBB. Our securities are not listed on a national securities exchange or quoted on an inter-dealer quotation system, as such terms are defined under the securities laws, that requires that a majority of the board of directors be independent. We have chosen to use the Nasdaq Marketplace Rules, which require that a majority of the board of directors be independent, to determine whether a director is independent. Our board has determined that our one of our directors, Donald Wright, is an “independent” director as defined in Rule 4200 of the Nasdaq Marketplace Rules. Three of our four directors, Phillip DeZwirek, Jason DeZwirek and Thomas Mills, are not “independent” directors as defined in Rule 4200 of the Nasdaq Marketplace Rules.

We do not have a compensation committee or a nominating committee. As such our directors perform the functions generally performed by such committees. Given the size of the Company and the level of compensation paid to our officers and directors, we believe that, at this time we do not need a separate standing compensation committee or nominating committee. As part of management’s determination of the Company’s needs after the Business Combination, our Board of Directors is in the process of evaluating what committees to establish and the duties and responsibilities any new committees will have.

Prior to the Business Combination, our Board of Directors consisted of Guy Peckham and Donald Wright. Mr. Peckham is no longer an officer or director of our Company. Our board of directors has determined that prior to the Business Combination, one of our directors, Donald Wright, was an “independent’ director as defined in Rule 4200 of the Nasdaq Marketplace Rules. Guy Peckham was not an “independent” director within the meaning of such rules.

Audit Committee

Our audit committee consists of Phillip DeZwirek, Donald Wright and Jason DeZwirek. Messrs. Phillip DeZwirek and Jason DeZwirek are not independent directors as defined in Rule 4200 of the Nasdaq Marketplace Rules. There is no chairman of the audit committee.

The audit committee reviews and recommends to the Board internal accounting and financial controls and accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, the audit committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. We do not have an audit committee financial expert under the SEC rule implementing Section 4507 of Sarbanes-Oxley Act of 2002.

Special Loan Committee

We established a special loan committee with two members, Thomas Mills and Donald Wright, to approve the terms of our loan from Green Diamond, which entity is 50.1% owned by Icarus Investments Corp., which is owned 50% by Phillip DeZwirek and 50% by Jason DeZwirek (who are executive officers and directors). The special loan committee approved our loan from Green Diamond. That committee has no other authority.

Compensation Committee Interlocks and Insider Participation

We do not have a standing compensation committee. Our Board of Directors performs the functions of a compensation committee and all of our directors have participated in the deliberations of the Board of Directors concerning executive officers’ and directors’ compensation. Our Board of Directors does not have a charter governing (i) the manner in which compensation is determined or (ii) related matters. Our Board of Directors is responsible for reviewing and approving compensation of our Chief Executive Officer, our President and out other executive officers. Additionally, the Board of Directors reviews and recommends to our Chief Executive Officer, President and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and operation of employee benefit plans. The Board of Directors administers our equity incentive plan. The Board of Directors receives recommendations from our executive officers on compensation of executive officers, directors and managerial employees. We do not have any explicit policies on the type of recommendations that executive officers should make or the extent to which such recommendations will be relied upon. Our Board of Directors is not authorized to delegate its authority to determine the compensation of our executive officers and directors. We do not engage compensation consultants at this time. Three members of our Board of Directors are officers and/or employees of the Company and various subsidiaries of the Company: Phillip DeZwirek is our Chairman, Chief Executive Officer and Treasurer, Thomas Mills is our President and Chief Operating Officer and Jason DeZwirek is our Secretary. Phillip DeZwirek is the President, Thomas Mills is the Vice President and Jason DeZwirek is the Secretary of our subsidiaries Filtran Limited and Filtran, Inc. Thomas Mills is the President and a director and Phillip DeZwirek is the Secretary and a director of Keytronics. Jason DeZwirek is a director of Keytronics. Thomas Mills is the President and a director, Phillip DeZwirek is Executive Vice President and a director and Jason DeZwirek is the Secretary, Treasurer and a director of TM Systems. Thomas Mills is the President and a director and Phillip DeZwirek is the Treasurer and a director of API Electronics, Inc. Jason DeZwirek is a director of API Electronics, Inc. Phillip DeZwirek is the Chairman, Chief Executive Officer, Treasurer and a director, Thomas Mills as the President, Chief Operating Officer and a director and Jason DeZwirek is the Secretary and a director of API Electronics Group Corp.

Guy Peckham, who was one of two members of our Board of Directors prior to the Business Combination, was our sole officer. Mr. Peckham participated in the deliberation of the Board of Directors concerning executive officers’ and directors’ compensation.

On January 24, 2007 we borrowed $6,000,000 from Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (the “Lender”) in order to fund our purchase of the stock of National Hybrid, Inc., a New York corporation, and Pace Technology, Inc., a Florida corporation, from the Estate of Benedict Pace, and to provide us with additional working capital. This loan is evidenced by a promissory note (the “Note”) in favor of the Lender. The Note bears interest at 12% per annum and with interest payable semi-annually. The principal amount of the Note is due five years and one month from the date on which it was made and may be prepaid at any time at our option without penalty.

The note is not presently secured. However, if the Note is not repaid within three months of the date when the Note was made, the Lender may request that the Company and any of its subsidiaries enter into security agreements or other documents to grant the Lender a security interest in the assets of the Company and such subsidiaries.

Phillip DeZwirek, a director and the Chairman, Chief Executive Officer and Treasurer of the Company, is the President of the Lender and holds a 50% equity interest in Icarus Investments Corp., which in turn holds a 50.1% equity interest in the Lender. Jason DeZwirek, a director and the Secretary of the Company, owns the other 50% of the equity of Icarus Investments Corp. The Lender owns 2,611,780 Exchangeable Shares. Phillip DeZwirek owns directly 4,499,960 Exchangeable Shares and a warrant to purchase 2,500,000 shares of our common stock. Jason DeZwirek owns directly 3,675,000 Exchangeable Shares and a warrant to purchase 2,500,000 shares of our common stock. Additionally, the shares owned by the Lender may be attributed to both Phillip DeZwirek and Jason DeZwirek.

The terms of the loan were approved by a special committee of the board of directors of the Company consisting of the directors not affiliated with the Lender, Thomas Mills and Donald Wright.

Since June 1, 2003 to the date of this prospectus, the Company has been involved in the following material transactions or series of similar transactions and the following proposed transactions or series of similar proposed transactions, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who was known by the Company (at the time) to own of record or beneficially more than 5% of any class of API’s or now our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

API was a party to an oral agreement with Green Diamond Oil Corp., a shareholder of API that is controlled by Jason DeZwirek, the Vice-Chairman, Secretary and a director of API, and Phillip DeZwirek, the Chairman, Chief Executive Officer, Treasurer and a director of API. For the fiscal year ended May 31, 2005, the agreement provided that Green Diamond Oil Corp. would provide executive office space, office equipment and supplies, telecommunications, personnel and management services to API for an annual fee of $180,000 (plus certain expenses). We have assumed API’s obligations under the oral agreement with Green Diamond Oil Corp.

From June 1, 2006 through July 31, 2006, API has paid Green Diamond Oil Corp. $16,350 for such services. During the years ended May 31, 2006 and 2005, API paid Green Diamond Oil Corp. $183,364 per year for such services. During the year ended May 31, 2004, API had entered into a written Management Services Agreement with Green Diamond Oil Corp. The Management Services Agreement provided that Green Diamond Oil Corp. would provide executive office space, office equipment and supplies, telecommunications, personnel and management services to the Company for an annual fee of $180,000, plus certain expenses. During the fiscal year ended May 31, 2004, API paid Green Diamond Oil Corp. $178.228 for such services.

During the years ended May 31, 2006, 2005 and 2004, API paid Jason DeZwirek for consulting services $61,285, $57,154 and $53,623. These consulting services consisted of overseeing the financial and administrative operations of API.

During fiscal year 2006, API sold shares of CECO Environmental Corp. (“CECO”) it had previously acquired for a net gain of $81,460. These shares had been originally purchased and were later sold in open market transactions. Phillip DeZwirek and Jason DeZwirek serve as directors of CECO.

Phillip DeZwirek and Jason DeZwirek, both of whom are executive officers of the Company, are executive officers and directors of CECO Environmental Corp., a corporation whose common stock is traded on Nasdaq Global Market.

Jason DeZwirek, who is an executive officer of the Company, is an executive officer and director of Kaboose Inc., a corporation whose common stock is traded on the Toronto Stock Exchange.

Phillip DeZwirek and Jason DeZwirek are executive officers and directors of Green Diamond Oil Corp.

Indemnification of Directors and Officers

Our by-laws provide for mandatory indemnification for our officers and directors to the full extent provided by Delaware General Corporate Law. This Indemnification protection includes the right to be paid by us the expenses such officer or director incurs in defending a proceeding in advance of a final disposition of the matter. Our by-laws also provide for permissive indemnification for our employees and agents as authorized by our Board of Directors. We also are authorized to purchase insurance on behalf of an individual including a director, officer, employee, fiduciary or agent of ours for liabilities incurred whether or not we would have the power of obligation to indemnify him under our bylaws.

Involvement in Certain Legal Proceedings

To the knowledge of management, during the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1)	filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person or for a business of which such person was an executive officer, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)	was found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Recommendation of Nominees to the Board of Directors

There have been no changes to the procedures by which security holders may recommend nominees to our Board of Directors.

EXECUTIVE COMPENSATION

Executive Compensation with Respect to Rubincon

Cash Compensation

Except for $15,000 paid to Rubincon’s former President, there was no cash compensation paid to any of our directors or executive officers during Rubincon’s fiscal year ended January 31, 2006.

The following table sets forth compensation paid or accrued by us for the last three years ended January 31, 2006 to Rubincon’s named executive officers:

SUMMARY COMPENSATION TABLE (2004, 2005 AND 2006)

Long Term Compensation

Annual Compensation				Awards	Payouts
(a) Name and Principal Position	(b) Year	(c) Salary and Bonus	(e) Other Annual Comp.($)	(f) Restricted Stock awards ($)	(g) Options (#)	(h) LTIP payouts ($)	(i) All other compensation ($)
Guy Peckham[1] President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director	2006	$15,000	-0-	-0-	-0-	-0-	-0-

Ted Reimchen Former Chief Executive Officer, President and Director	2004 2005 2006	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

[1]	We paid Guy Peckham $5,000 per month for his services as our President. This arrangement became effective as of November 2005 and was formalized in a written agreement dated April 20, 2006. Mr. Peckham resigned as an officer and director of ours as of the effective date of the Business Combination.

Other than described above, Rubincon had no long term incentive plans for executive officers during the fiscal year ended January 31, 2006.

Bonuses And Deferred Compensation

None

Other Compensation

None

API Nanotronics Corp. 2006 Equity Incentive Plan

In connection with the closing of the Business Combination, our board of directors adopted the API Nanotronics Corp. 2006 Equity Incentive Plan. The plan provides for the award of incentive stock options and non-qualified stock options and grants of stock. The grants of stock can be made with or without restrictions. We will submit the plan to our stockholders for approval at the next annual meeting of stockholders.

Grants of non-qualified stock options and stock grants can be made to our employees, directors, consultants and other individuals who perform services for us. Grants of incentive stock options may only be made to our employees. The principal features of the plan are summarized below. The complete plan is filed as an exhibit to the registration statement of which this prospectus is a part.

The purpose of the plan is to advance the interests of the company and its stockholders by providing directors, consultants and those key employees of the company and its subsidiaries and affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the company largely depends, with additional incentive to perform in a superior manner. Another purpose of the plan is to attract and retain personnel of sufficient experience and ability to the service of the company, and to reward such individuals for achievement of corporate and individual performance goals.

Number of Shares of Our Common Stock Available Under the Plan

The plan as adopted provides for 15,000,000 shares that can be reserved for stock grants or for purchase pursuant to options. As part of the closing of the Business Combination, although we did not assume API’s stock option, options with respect to 5,800,000 non-qualified options were issued under the plan in exchange for previously outstanding options to purchase API common shares. The exchange ratio for the options was 10-to-1, which is the same as the exchange ratio for shares of our common stock exchanged for shares of API’s common stock in the Business Combination.

Following the closing of the Business Combination, a total of 9,200,000 shares remained available under the plan. The plan allows up to 15,000,000 incentive stock options to be granted. In connection with any change affecting our common stock by reason of stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the committee administering the plan may adjust appropriately the number of shares subject to outstanding options, the share prices of outstanding options, and any other revisions to outstanding options as such committee deems are equitably required. Subsequent to the Business Combination, the Company granted incentive options to purchase 500,000 shares to employees of the Company’s subsidiaries and non-qualified options to purchase 300,000 shares to a consultant.

Administration of the Plan

The compensation committee of the board of directors administers the plan, or if there is no such committee, the board of directors acts as the committee charged with the administration of the plan. The committee is authorized, subject to the provisions of the plan, to establish such rules and regulations as it deems necessary for the proper administration of the plan and to make whatever determinations and interpretations in connection with the plan it deems necessary or advisable with respect to plan participants. Subject to the limitations of the plan and the ultimate authority of the Board, the committee shall have the sole and complete authority to: (i) select participants, (ii) grant options in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such options as it shall deem appropriate, (iv) interpret the plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the plan, (v) correct any defect or omission or reconcile any inconsistency in the plan or in any option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the plan. The Board may amend or modify the plan at any time, provided that such modification may not effect the right of a participant under an outstanding except as provided below with respect to a change of control of the company.

Stock Options and Awards Under the Plan

Under the plan, each option will vest and be exercisable at such time and to such extent as specified in the pertinent option agreement between us and the option recipient. However, no incentive stock options will be exercisable with respect to any shares of our common stock more than 10 years after the date of grant. All options or other awards are nontransferable except by will or the laws of descent and distribution.

Upon or in anticipation of our change in control, our board of directors may, in its discretion: (1) cause outstanding options to become immediately and fully vested and exercisable, at least seven days prior to the change of control transaction and to terminate immediately prior to the change of control; (2) cancel any outstanding option and other awards in exchange for an option to purchase common stock of any successor corporation or a similar award to the cancelled award issued by the successor corporation; or (3) cancel outstanding options in exchange for cash and/or other consideration equal to the amount by which the fair market value of the shares of stock subject to the option exceeds the option exercise price.

Executive Compensation with Respect to API

Summary of Compensation

The following table is a summary of compensation paid to the Named Executive Officers for API’s fiscal years ended May 31, 2006, 2005 and 2004.

		Annual Compensation					Long Term Compensation Awards
Name and Position of Principal	Fiscal Year- ending May 31	Salary		Bonus	Other Annual Compensation		Securities Underlying Options Granted (1)		All Other Compensation
Jason DeZwirek (2) Secretary, Director	2006 2005 2004		Nil Nil Nil	Nil Nil Nil	$ $ $	61,285 57,154 53,623	2,500,000 2,000,000 2,200,000	(3)	$ $ $	6,350 4,987 1,620

Phillip DeZwirek (4) Chairman, Chief Executive Officer, Treasurer	2006 2005 2004		Nil Nil Nil	Nil Nil Nil		Nil Nil Nil	2,500,000 2,000,000 2,200,000		$ $ $	183,364 183,364 178,228

Thomas W. Mills(5)(6) President, Chief Operating Officer	2006 2005 2004	$ $ $	130,000 111,800 111,800	$3,000 Nil Nil	$ $ $	16,035 14,340 16,116	Nil Nil Nil			Nil Nil Nil

Claudio Mannarino(7) Chief Financial Officer, Vice President	2006 2005 2004	$ $ $	81,441 65,802 55,333	$4,255 Nil Nil	$ $ $	3,320 2,388 2,201	Nil Nil Nil			Nil Nil Nil

Arnold Markowitz (8) General Manager of Filtran Group	2006 2005 2004	$ $ $	105,000 105,000 100,000	$7,500 Nil Nil		$2,500 Nil Nil	Nil Nil Nil			Nil Nil Nil

+

(1)	All option numbers have been adjusted to reflect the Business Combination. As a result of the Business Combination each option to purchase an API common share became an option to purchase 10 shares of our common stock at one-tenth the original option exercise price per share. The options were issued under a stock option plan that has been approved by our Board of Directors. That plan must be approved by our stockholders in order for employee holders to receive incentive options, which receive favourable tax treatment, and in order for directors, executive officers and holders of more than 10% of our common stock to claim certain exemptions from the short swing profit rules.

(2)	Jason DeZwirek was elected a Director and appointed Secretary and Executive Vice President of API on August 31, 2001. He continued as Secretary and additionally assumed the positions of Chairman and Chief Executive Officer at the end of the 2001 calendar year. In 2004 he became Vice-Chairman and resigned as Chief Executive Officer. Later that year he resigned as Vice Chairman. Amounts paid to Jason DeZwirek by API and labeled “Other Annual Compensation” were paid to him as consulting fees. API paid consulting fees of $6,350, $4,987 and $1,620 for the fiscal years ended May 31, 2006, 2005 and 2004 to Kaboose Inc., a company controlled by Mr. DeZwirek. Jason DeZwirek exercised the 200,000 options (equivalent to option to purchase 2,000,000 shares of our common stock) issued to him during 2005 on January 26, 2006. API issued options to purchase 250,000 common shares of API (equivalent to 2,500,000 shares of our common stock) to Jason DeZwirek on January 27, 2006. These options were originally exercisable for $4.61 per share with an expiration date of January 27, 2011. These 250,000 options were exchanged for options to issue 2,500,000 shares of our common stock for $0.461 per share in connection with the Business Combination.
(3)	These options were issued in January 8, 2004 and were subsequently cancelled for no additional consideration.
(4)	Phillip DeZwirek was elected a Director and appointed Treasurer, Chief Financial Officer and Chairman of API on August 31, 2001. He continued as a Director and was elected to the positions of Vice-Chairman, Chief Financial Officer and Treasurer at the end of the 2001 calendar year. Mr. DeZwirek again became the Chairman and Chief Executive Officer in 2004. API paid Green Diamond Oil Corp., a corporation of which Mr. DeZwirek is an officer, director and shareholder, $183,364, $183,364 and $178,228 in fiscal years 2006, 2005 and 2004, respectively, to cover all overhead costs and expenses of the Corporation’s executive office in Toronto, Ontario, Canada, including, but not limited to, rent, utilities, telephone, and secretarial and administrative support. All costs and expenses were invoiced by Green Diamond Oil Corp. Phillip DeZwirek exercised the 200,000 options (equivalent to options for 2,000,000 of our shares) issued to him during 2005 on January 26, 2006. API issued options to purchase 250,000 shares of common stock of API to Phillip DeZwirek on January 27, 2006. These options were originally exercisable for $4.61 per share with an expiration date of January 27, 2011. These 250,000 options were exchanged for options to issue 2,500,000 shares of our common stock for $0.461 per share in connection with the Business Combination.
(5)	Thomas Mills was elected a Director and appointed President of API on August 31, 2001.
(6)	Thomas Mills received the use of a company car, resulting in expenses of $16,035, $14,340 and $16,116 to API for the fiscal years ended May 31, 2006, 2005 and 2004.
(7)	Claudio Mannarino became Chief Financial Officer of API in 2004. Claudio Mannarino received a car allowance resulting in expenses of $3,320, $2,388 and $2,201 to API for the fiscal years ended May 31, 2006, 2005 and 2004, respectively.
(8)	Arnold Markowitz became general manager of the Filtran Group in July 2004. Prior to that he was its Director of New Business Development. He receives a car allowance resulting in expenses of $2,500 to API for the fiscal year ended May 31, 2006.

Prior Stock Option Plan of API

On August 1, 2003, the board of directors of API authorized a stock option plan (“2003 Option Plan”) for directors, officers, employees and consultants of API and its subsidiaries. The terms of the 2003 Option Plan restricted options granted, at any one point in time, to a maximum of 20% of the outstanding common shares. Also, no optionee could be granted options of more than 5% of the outstanding Common Shares at any one point in time. The maximum term of any option granted was five years. The 2003 Option Plan was approved by API stockholders at the Annual Meeting of Shareholders held on October 8, 2003. Each options outstanding under the 2003 Option Plan were exchanged for ten options to purchase shares of our common stock in the Business Combination. In connection with the exchange ratio the exercise price per share was reduced to 1/10 of the original exercise price.

Stock Options Granted to Directors and Officers

API issued options on 250,000 of API’s common shares to each of Jason DeZwirek and Phillip DeZwirek on January 27, 2006. These options had an original an exercise price of $4.61 per share with an expiration date of January 27, 2011. Each of Phillip DeZwirek and Jason DeZwirek exchanged the 250,000 options for 2,500,000 of our options with a strike price of $0.461 per share and the same expiration date.

Option Related Compensation

Except as described above, API did not have a long-term incentive plan during the financial years ended May 31, 2006, 2005 or 2004.

The following table describes the stock options granted to API’s named executive officers during the fiscal year ended May 31, 2006. API did not grant any stock appreciation rights during the year ended May 31, 2006.

Name	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh) (1)	Expiration Date	Grant Date Present Value ($)(2)
Phillip DeZwirek	2,500,000	50%	$0.461	January 27, 2011	$750,000

Jason DeZwirek	2,500,000	50%	$0.461	January 27, 2011	$750,000

(1)	API did not grant any options to other executive officers or employees during API’s fiscal year ended May 31, 2006. These options were issued on January 27, 2006. The number of securities underlying options have been adjusted to reflect that as a result of the Business Combination each option to purchase one common share of API became an option to purchase 10 shares of our common stock at a per share exercise price equal to one-tenth of the original exercise price.
(2)	We used the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of API’s common stock during the applicable period. We made the following assumptions when calculating the grant date present values: the option will be exercised after five years, volatility of 80%, no annual dividend yield and a risk-free rate of return of 4.44% (the rate for 5 year U.S. Treasuries on the date of grant).

Aggregated Option

Exercises for the Fiscal Year Ended May 31, 2006

and Option Values as of May 31, 2006

Name	Shares Acquired on Exercise(1)	Value Realized(3)	Number of Securities Underlying Unexercised Options at 5/31/06(1)		Value of Unexercised In-The-Money Options at 5/31/06(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)
Phillip DeZwirek	2,000,000	$422,000	2,500,000	0	$3,522,500	N/A
Jason DeZwirek	2,000,000	$422,000	2,500,000	0	$3,522,500	N/A
Thomas Mills	—	—	100,000	0	$127,000	N/A

(1)	API did not grant any stock appreciation rights during the year ending May 31, 2006 and had no stock appreciation rights outstanding during the year ending May 31, 2006. No other employees of API other than other listed above held options on API common shares during the year ended May 31, 2006. The number of securities underlying options have been adjusted to reflect that as a result of the Business Combination each option to purchase one common share of API became an option to purchase 10 shares of our common stock at a per share exercise price equal to one-tenth of the original exercise price.
(2)	Unexercised options were valued at the difference between (i) $1.87, the value of API common shares at May 31, 2006, fiscal year end, using the last trade price on the OTCBB as reported to globeinvestor.com and (ii) the option exercise price. The market price of the API common shares has been adjusted by multiply such price by 1/10 to adjust for the effect of the Business Combination.
(3)	Value realized was calculated by subtracting from (i) $0.46, the last trade price of API common shares on the date of exercise, January 26, 2006, (ii) the option exercise price of $0.25 per share, and multiplying the difference by 2,000,000, the number of shares received upon exercise. All number have been adjusted (the trade price, option exercise price and of shares received upon exercise) for the effect of the Business Combination by multiplying the trade price and the option exercise price by 1/10 and multiplying the number of shares by 10.

Compensation Of Directors

There are no standard arrangements for the compensation of our directors. There were no other arrangements pursuant to which any director of the Company was compensated during the Company’s fiscal year ended January 31, 2006. Nanotronics Sub has no standard or other arrangements for the compensation of its directors.

We pay Donald A. Wright a quarterly fee of $2,500 for his services as a director. Mr. Wright became a director in February 2006. His compensation arrangement became effective in March 2006. In March 2006, Mr. Wright received options to purchase 25,000 shares of our common stock.

We expect to compensate our directors in the future. At this time, other than with respect to Donald A. Wright, no decision has been made as to the appropriate compensation for directors.

Compensation of Directors of API During the Financial Year Ended May 31, 2006

No directors of API were compensated in cash by API or any of its subsidiaries during the financial years ended May 31, 2006, 2005 or 2004, for their services in their capacity as directors. Two of our directors were issued options to purchase shares of our common stock during the fiscal years ended May 31, 2006, 2005 and 2004, which are described above.

Employment Contracts And Termination Of Employment And Change In Control Arrangements

1.	We had a compensation agreement with Guy Peckham who was at the time we entered into the agreement, our sole officer. Pursuant to the agreement we paid Mr. Peckham $5,000 per month for his services as our President. Mr. Peckham resigned as an officer and director as of the effective date of the Business Combination. Other than our agreement with Mr. Peckham, prior to the effective date of the Business Combination, there were and of the date of this Prospectus there are no employment contracts or similar agreements between us and any executive officer listed above.

2.	There are no compensatory plans or arrangements, including payments to be received from us, with respect to any executive officer named above, which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with us or its subsidiaries, or any change in control of us, or a change in the person’s responsibilities following a change in control of us.

Changes In Control

We know of no other arrangements, including the pledge by any person of our securities or the Exchangeable Shares of Nanotronics Sub, the operation of which may at a subsequent date result in a change of control of us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions With Management And Others With Respect To API

Since June 1, 2003 to the date of this prospectus, API has been involved in the following material transactions or series of similar transactions and the following proposed transactions or series of similar proposed transactions, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who was known by API (at the time) to own of record or beneficially more than 5% of any class of API’s common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

API was a party to an oral agreement with Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (“Green Diamond”), a shareholder of API that is controlled by Jason DeZwirek, the Vice-Chairman, Secretary and a director of API, and Phillip DeZwirek, the Chairman, Chief Executive Officer, Treasurer and a director of API. For the fiscal year ended May 31, 2005, the agreement provided that Green Diamond would provide executive office space, office equipment and supplies, telecommunications, personnel and management services to API for an annual fee of $180,000 (plus certain expenses). We have assumed API’s obligations under the oral agreement with Green Diamond.

From June 1, 2006 through July 31, 2006, API has paid Green Diamond $16,350 for such services. During the years ended May 31, 2006 and 2005, API paid Green Diamond $183,364 per year for such services. During the year ended May 31, 2004, API had entered into a written Management Services Agreement with Green Diamond. The Management Services Agreement provided that Green Diamond would provide executive office space, office equipment and supplies, telecommunications, personnel and management services to the Company for an annual fee of $180,000, plus certain expenses. During the fiscal year ended May 31, 2004, API paid Green Diamond $178,228 for such services.

During the years ended May 31, 2006, 2005 and 2004, API paid Jason DeZwirek for consulting services $61,285, $57,154 and $53,623. These consulting services consisted of overseeing the financial and administrative operations of API.

During fiscal year 2006, API sold shares of CECO Environmental Corp. (“CECO”) it had previously acquired for a net gain of $81,460. These shares had been originally purchased and were later sold in open market transactions. Phillip DeZwirek and Jason DeZwirek serve as directors of CECO.

Certain of our bank debt of is guaranteed by Thomas W. Mills. See Note 17 to the Financial Statements of API included in this prospectus.

Other Transactions With Management And Others With Respect To API Nanotronics

On January 24, 2007 we borrowed $6,000,000 from Green Diamond in order to fund our proposed purchase of the stock of National Hybrid, Inc., a New York corporation, and Pace Technology, Inc., a Florida corporation, from the Estate of Benedict Pace, and to provide us with additional working capital. This loan is evidenced by a promissory note (the “Note”) in favor of Green Diamond. The Note bears interest at 12% per annum and with interest payable semi-annually. The principal amount of the Note is due five years and one month from the date on which it was made and may be prepaid at any time at our option without penalty. As of February 2, 2007 no principal has been repaid nor any interest paid on the Note.

The Note is not presently secured. However, if the Note is not repaid within three months of the date when the Note was made, Green Diamond may require that the Company and any of its subsidiaries enter into security agreements or other documents to grant Green Diamond a security interest in the assets of the Company and such subsidiaries.

Phillip DeZwirek, a director and the Chairman, Chief Executive Officer and Treasurer of the Company, is the President of the Green Diamond and holds a 50% equity interest in Icarus Investments Corp., which in turn holds a 50.1% equity interest in Green Diamond. Jason DeZwirek, a director and the Secretary of the Company, owns the other 50% of the equity of Icarus Investments Corp. Green Diamond owns 2,611,780 Exchangeable Shares. Phillip DeZwirek owns directly 4,499,960 Exchangeable Shares and a warrant to purchase 2,500,000 shares of our common stock. Jason DeZwirek owns directly 3,675,000 Exchangeable Shares and a warrant to purchase 2,500,000 shares of our common stock. Additionally, the shares owned by Green Diamond may be attributed to both Phillip DeZwirek and Jason DeZwirek.

The terms of the loan were approved by a special committee of the board of directors of the Company consisting of the directors not affiliated with Green Diamond, Thomas Mills and Donald Wright.

Except as disclosed above, there were no other material transactions, or series of similar transactions, during our fiscal years ended January 31, 2004, 2005 and 2006, or any present or currently proposed transactions, or series of similar transactions, to which we or Nanotronics Sub were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Indebtedness Of Management With Respect To API Nanotronics, and API

None of the following persons: any director or executive officer of ours or API’s, respectively, or any security holder who is known by us or API to own of record or beneficially more than 5% of the common shares of our capital stock or the capital stock of API, respectively, or any member of the immediate family of any of the foregoing persons, or any corporation or organization (other than us or API’s or a subsidiary of ours or API’s) of which any director or executive officer of ours or API’s or nominee for director of ours or API’s is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, has been indebted to us or any of our subsidiaries or to API or any of API’s subsidiaries, with respect to us, since February 1, 2003 and with respect to API since June 1, 2003, in an amount in excess of $120,000.

The Company has no set policies or procedures with respect to related party transactions and they are dealt with on a case by case basis.

EXPERTS

The consolidated financial statements of API Electronics Group Corp. included in this Prospectus and in the Registration Statement have been audited by BDO Dunwoody LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Keytronics for the fiscal years ended September 30, 2005 and 2004 have been included in this prospectus and the registration statement in reliance upon the report of Thomas P. Curtain, Certified Public Accountant, independent auditors. The financial statements are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The financial statements of the National Hybrid Group for the fiscal years ended December 31, 2005 and 2004 have been included in this prospectus and registration statement in reliance upon the report of WithumBrown+Smith, Professional Corporation, independent auditors. The financial statements, are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock offered in this Prospectus is being passed upon for us by Sugar, Friedberg & Felsenthal LLP, Chicago, Illinois 60602.

WHERE YOU CAN FIND MORE INFORMATION

Prior to the Business Combination, API was a foreign private issuer that was a reporting company in the Unites States. API’s common shares were registered under Section 12 of the Securities Exchange Act. API filed annual reports on Form 20-F with the SEC. API also filed reports on Form 6-K with the SEC to disclose any information API filed with regulatory agencies or exchanges in Canada and any information or materials API distributed to its shareholders.

Since February 2000, the Company has been a reporting company filing periodic reports with the SEC. We remain a reporting company and continue to file reports with the SEC. We file Forms 10-KSB, 8-K and 10-QSB and proxy statements with the SEC.

You may read and copy any materials API, Rubincon or we have filed with the SEC at the SEC’s Public Reference Room as 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file and API and Rubincon filed reports with the SEC electronically. The SEC maintains an Internet site that contains annual reports, current reports, proxy and information statements and other information regarding issuers that file electronically, including the Company, with the SEC. The address for the SEC web site is www.sec.gov.

We have under construction an internet address of www.apinanotronics.com. Internet addresses of our subsidiaries are www.apielectronics.com, www.filtran.com, www.nationalhybrid.com and www.keytronics.com. We are not now posting our SEC filings on our web site. We did not post our SEC filings on our web sites because we provide electronic or paper copies of the reports we have filed with the SEC to persons who requested copies free of charge.

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

API Electronics Group Corp.

We have audited the consolidated balance sheets of API Electronics Group Corp. as of May 31, 2006 and 2005 and the consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended May 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of API Electronics Group Corp. at May 31, 2006 and 2005 and the results of its operations and its cash flows for each of the three years in the period ended May 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 23 to the consolidated financial statements, the Company restated total comprehensive income to include the cumulative translation adjustment for 2005 and 2004 and corrected diluted earnings per share for 2005.

As discussed in Note 16 to the consolidated financial statements, during fiscal 2004, the Company changed its method of accounting for the amortization of customer contracts.

/s/ BDO Dunwoody LLP

Toronto, Ontario

July 24, 2006 (except Note 22, as of November 6, 2006)

API Electronics Group Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	May 31, 2006	May 31, 2005
Assets

Current
Cash and cash equivalents	$946,680	$1,513,130
Marketable securities	41,598	336,355
Accounts receivable, less allowance for doubtful accounts of $82,475 and $46,802 in 2006 and 2005, respectively	1,791,569	1,427,395
Inventories	4,599,616	3,258,856
Deferred income taxes	40,400	76,000
Prepaid expenses	304,064	97,360

	7,723,927	6,709,096

Fixed assets, net	3,625,223	3,080,395
Deferred income taxes	373,600	295,500
Goodwill	1,137,166	997,611
Intangible assets, net	1,246,386	1,570,226

	$14,106,302	$12,652,828

Liabilities and Shareholders’ Equity

Current
Short-term borrowings	$512,514	$342,090
Accounts payable and accrued expenses	1,918,117	1,450,502
Deferred revenue	119,850	643,028
Deferred income taxes	85,400	85,400
Current portion of long-term debt	240,921	33,005
Current portion of capital leases payable	34,266	45,514

	2,911,068	2,599,539
Deferred income taxes	681,600	501,000
Long term debt, net of current portion	304,382	—
Capital leases payable, net of current portion	3,465	41,512

	3,900,515	3,142,051

Commitments and contingencies

Shareholders’ equity
Common stock, no par value, unlimited authorized shares at May 31, 2006 and 2005; 28,176,740 and 26,843,960 shares issued and outstanding at May 31, 2006 and 2005, respectively	11,408,989	10,756,496
Additional paid-in capital	309,255	1,459,314
Accumulated deficit	(2,498,264)	(3,214,862)
Accumulated other comprehensive income
Currency translation adjustment	946,859	503,329
Unrealized gain (loss) on marketable securities, net of tax	38,948	6,500

Total accumulated other comprehensive income	985,807	509,829

	10,205,787	9,510,777

	$14,106,302	$12,652,828

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

API Electronics Group Corp.

Consolidated Statements of Operations

(Expressed in U.S Dollars)

	For the Years Ended May 31,
	2006	2005	2004
Revenues, net	$15,634,093	$12,547,551	$11,278,187
Cost of revenues	11,460,467	9,352,592	8,876,482

Gross profit	4,173,626	3,194,959	2,401,705

Operating expenses
Business development	14,296	43,131	71,088
Selling expenses	1,176,171	1,124,522	843,308
General and administrative	2,108,318	1,791,335	2,119,099

	3,298,785	2,958,988	3,033,495

Operating income (loss)	874,841	235,971	(631,790)

Other (income) expenses
Other (income) expense	(110,798)	(20,688)	(123,279)
Interest expense	46,091	28,049	85,063
Loss on foreign currency transactions	117,472	46,304	5,323

	52,765	53,665	(32,893)

Income (loss) before income taxes and cumulative effect of changes in accounting principle	822,076	182,306	(598,897)
Income taxes (benefit)	105,478	(118,700)	(54,066)

Net income (loss) before cumulative effect of change in accounting principle	716,598	301,006	(544,831)
Cumulative effect of change in accounting principle	—	—	(48,531)

Net income (loss)	716,598	301,006	(593,362)

Basic earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$0.03	$0.01	$(0.03)
Cumulative effect of change in accounting principle	—	—	—

Basic earnings (loss) per common share	$0.03	$0.01	$(0.03)

Diluted earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$0.03	$0.01	$(0.03)
Cumulative effect of change in accounting principle	—	—	—

Diluted earnings (loss) per common share (Revised)	$0.03	$0.01	$(0.03)

Weighted average shares outstanding:
Basic	26,073,060	25,352,210	23,390,270
Diluted	28,542,450	26,528,140	23,390,270

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

API Electronics Group Corp.

Consolidated Statements of Shareholders’ Equity

(Expressed in U.S. Dollars)

	Common stock
	Number of shares	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total Shareholders’ equity
Balance, May 31, 2003	22,591,310	$9,515,297	$1,435,265	$(2,922,506)	$304,183	$8,332,239

Stock options issued for consulting services	—	—	25,000		—	25,000
Shares issued upon exercise of warrants	1,250,000	705,000	—		—	705,000
Warrants modified	—	—	202,437	—	—	202,437
Comprehensive income (loss):
Net income (loss)	—	—	—	(593,362)	—	(593,362)
Other comprehensive income (loss)
Currency translation adjustment	—	—	—	—	2,094	2,094
Unrealized gain (loss) on marketable securities	—	—	—	—	2,177	2,177
Recognized (gains) losses included in earnings	—	—	—	—	(45,795)	(45,795)

Total comprehensive income (loss) (Revised)				(593,362)	(41,524)	(634,886)

Balance, May 31, 2004	23,841,310	$10,220,297	$1,662,702	$(3,515,868)	$262,659	$8,629,790

Shares issued upon exercise of stock options	4,400,000	1,056,000		—	—	1,056,000
Stock options issued for consulting services		—	100	—	—	100
Shares repurchased and retired	(1,397,350)	(519,801)	(203,488)	—	—	(723,289)
Comprehensive income (loss):
Net income (loss)	—	—	—	301,006	—	301,006
Other comprehensive income (loss)
Currency translation adjustment	—	—	—	—	248,621	248,621
Unrealized gain (loss) on marketable securities	—	—	—	—	(52,818)	(52,818)
Recognized (gains) losses included in earnings	—	—	—	—	51,367	51,367

Total comprehensive income (loss) (Revised)				301,006	247,170	548,176

Balance, May 31, 2005	26,843,960	$10,756,496	$1,459,314	$(3,214,862)	$509,829	$9,510,777

Shares issued upon exercise of stock options	4,000,000	1,905,400	(905,400)	—	—	1,000,000
Shares repurchased and retired	(2,667,220)	(1,252,907)	(244,659)	—	—	(1,497,566)
Comprehensive income (loss):
Net income (loss)	—	—	—	716,598	—	716,598
Other comprehensive income (loss)
Currency translation adjustment	—	—	—	—	443,530	443,530
Unrealized gain (loss) on marketable securities	—	—	—	—	43,032	43,032
Recognized (gains) losses included in earnings	—	—	—	—	(10,584)	(10,584)

Total comprehensive income (loss)				716,598	475,978	1,192,576

Balance, May 31, 2006	28,176,740	$11,408,989	$309,255	$(2,498,264)	$985,807	$10,205,787

API Electronics Group Corp.

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

	For the Years Ended May 31,
	2006	2005	2004
Cash flows from operating activities
Net income (loss)	$716,598	$301,006	$(593,362)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, excluding the net effects of acquisitions:
Depreciation and amortization	804,405	764,933	803,807
Deferred income taxes	81,738	(138,613)	(39,000)
Stock based compensation	—	15,100	10,000
Warrants modified	—	—	202,437
Gain on settlement of debt	—	—	(39,000)
Loss (gain) on sale of marketable securities	(81,460)	391	(45,795)
Write-down of marketable securities	—	50,976	—
Loss on sale of fixed assets	—	—	8,688
Cumulative effect of change in accounting principle	—	—	48,531
Change in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(71,028)	(349,342)	592,197
Inventories	(637,841)	75,866	(319,082)
Unbilled revenue	—	—	324,078
Prepaid expenses	(56,961)	(11,908)	(16,428)
Accounts payable	313,133	(108,887)	250,518
Deferred revenue	(529,314)	514,422	(536,683)

Net cash provided by operating activities	539,270	1,113,944	650,906

Cash flows from investing activities
Business acquisitions, net of cash acquired	(953,753)	—	(50,000)
Purchase of fixed assets	(139,321)	(333,960)	(222,967)
Proceeds from sale of fixed assets	—	—	104,439
Proceeds from sale of marketable securities	494,953	79,240	474,819
Purchase of marketable securities	(86,288)	(458,318)	—

Net cash provided by (used in) investing activities	(684,409)	(713,038)	306,291

Cash flows from financing activities
Proceeds from issuance of common stock	1,000,000	1,056,000	705,000
Purchase and retirement of common stock	(1,497,566)	(723,289)	—
Short-term borrowings advances (repayments)	149,271	199,758	128,616
Repayments of long-term debt	(40,122)	(33,120)	(2,694,451)
Repayment of obligations under capital leases	(45,337)	(21,492)	(23,593)

Net cash provided by (used in) financing activities	(433,754)	477,857	(1,884,428)

Effect of exchange rate changes on cash and cash equivalents	12,443	309	90

Net increase (decrease) in cash and cash equivalents	(566,450)	879,072	(927,141)
Cash and cash equivalents, beginning of year	1,513,130	634,058	1,561,199

Cash and cash equivalents, end of year	$946,680	$1,513,130	$634,058

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

1. Nature of Business Operations

API Electronics Group Corp. (“the Company”) business focus is the manufacture and design of high reliability semiconductor and microelectronics circuits for military, aerospace and commercial applications. Through recent acquisitions, the Company has expanded its manufacturing and design of electronic components to include filters, transformers, inductors, and custom power supplies for land and amphibious combat systems, mission critical information systems and technologies, shipbuilding and marine systems, and business aviation.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company (the legal parent), together with its wholly owned subsidiaries, API Electronics, TM Systems II, Inc., and the Filtran Group and Keytronics, Inc. All inter-company transactions have been eliminated in consolidation.

Reclassifications

Comparative figures have been reclassified to conform to the current period presentation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, bank balances and investments in money market instruments with original maturities of three months or less.

Marketable Securities

The Company’s investments in marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value, with any unrealized holding gains and losses, net of income taxes, reported as a component of accumulated other comprehensive income (loss). Marketable equity and debt securities available for sale are classified in the balance sheet as current assets.

The cost of each specific security sold is used to compute realized gains or losses on the sale of securities available for sale.

Inventory

Raw materials are recorded at the lower of cost and net realizable value. Finished goods and work in process are stated at the lower of cost, which includes material, labor and overhead, and net realizable value. Cost is generally determined on a first-in, first-out basis.

Long-Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and property and equipment, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation or amortization. Depreciation and amortization is provided using the following methods over the following periods:

Classification	Estimated Life (Years)
Straight line basis
Buildings	20
Computer equipment	3
Computer software	3
Furniture and fixtures	5
Machinery and equipment	5-10
Vehicles	3
Website development	3
Reducing balance basis
Electronic manufacturing equipment	5-10

Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Computer Software Developed or Obtained For Internal Use

All direct internal and external costs incurred in connection with the development stage of software for internal use are capitalized. All other costs associated with internal use software are expensed when incurred. Amounts capitalized are included in property, equipment and leasehold improvements and are amortized on a straight-line basis over three years beginning when such assets are placed in service.

Goodwill and Intangible Assets

Goodwill and intangible assets result primarily from acquisitions accounted for under the purchase method. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment by applying a fair value based test.

Goodwill is subject to an impairment test on at least an annual basis or upon the occurrence of certain events or circumstances. Goodwill impairment is assessed based on a comparison of the fair value of a reporting unit to the underlying carrying value of the reporting unit’s net assets, including goodwill. When the carrying amount of the reporting unit exceeds its fair value, the fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of impairment loss, if any. The entire balance of the Company’s goodwill is contained in the Filtran reporting unit. Management has determined there is no impairment in goodwill as of May 31, 2006, 2005 and 2004.

Intangible assets that have a finite life are amortized using the following basis over the following period:

Classification	Estimated Life (Years)
Non-compete agreements	Straight line over 5 years
Customer contracts	Based on the revenue earned on the contracts

Income Taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities and available loss carry forwards. A valuation allowance is established to reduce tax assets if it is more likely than not that all or some portions of such deferred tax assets will not be realized.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Revenue Recognition

Contract Revenue

Revenue from contracts is recognized using the percentage of completion method. The degree of completion is determined based on costs incurred, excluding costs that are not representative of progress to completion, as a percentage of total costs anticipated for each contract. Provision is made for losses on contracts in progress when such losses first become known. Revisions in cost and profit estimates, which can be significant, are reflected in the accounting period in which the relevant facts become known.

The Company warrants its products against defects in design, materials and workmanship generally for a period of one year. Based on historical information, the Company has determined that a warranty provision is not necessary as of May 31, 2006 and 2005.

Non-Contract Revenue

The Company recognizes non-contract revenue when it is realized or realizable and earned. The Company considers non-contract revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped and risk of loss and ownership has transferred to the client.

Research and Development Expenses

Expenditures for research and development are expensed as incurred. During the years ended May 31, 2006, 2005 and 2004, the Company incurred $47,114, $37,398 and $24,775, respectively.

Stock-Based Compensation Plans

The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, using an intrinsic value approach to measure compensation expense, if any. Under this method, compensation expense is recorded on the date of the grant only if the current market price of the underlying stock exceeds the exercise price. Options issued to non-employees are accounted for in accordance with SFAS 123, “Accounting for Stock-Based Compensation”, and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services”, using a fair value approach.

SFAS No. 123 established accounting and disclosure requirements using a fair value-basis method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123. Had the Company elected to recognize compensation cost based on fair value of the stock options at the date of grant under SFAS No. 123, such costs would have been recognized ratably over the vesting period of the underlying instruments and the Company’s net loss and net loss per common share would have increased to the pro forma amounts indicated in the table below.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

The following table illustrates the effect on net income (loss) and income (loss) per share as if the Company had applied the fair value recognition provisions of SFAS No. 123.

	For the Years Ended May 31,
	2006	2005	2004
Net Income (Loss) as Reported	$716,598	$301,006	$(593,362)

Add: Total Stock-Based Employee Compensation Expense Included In Reported Net Income (Loss)	—	—	202,437

Deduct: Total Stock-Based Employee Compensation Expense Determined Under Fair Value Based Method	(1,500,000)	(905,400)	(1,687,254)

Pro Forma Net Loss Available to Common Stockholders	$(783,402)	$(604,394)	$(2,078,179)

Income (Loss) Per Share:
Basic, as reported	$0.03	$0.01	$(0.03)

Diluted, as reported	$0.03	$0.01	$(0.03)

Basic, pro forma	$(0.03)	$(0.02)	$(0.09)

Diluted, pro forma	$(0.03)	$(0.02)	$(0.09)

Options typically vest immediately and have a contractual life of 5 years. The pro forma results above are not intended to be indicative of or a projection of future results. The Company uses the Black-Scholes option pricing model to estimate the fair value at the date of grant of options using the following assumptions:

	2006	2005	2004
Risk free interest rate (%)	4.44	2	2 to 3.97
Expected volatility (%)	80	60 to 104	68
Expected life (in years)	5	3.583 to 5	0.37 to 4.667
Expected dividend yield (%)	0	0	0

Under FIN 44, variable accounting applies to certain option exchange and repricing situations. Generally, variable accounting applies whenever an optionee gives up an option with a high strike price and receives one with a lower strike price within six months.

Fair Value of Financial Instruments

The recorded and fair value of long-term debt is as follows:

	May 31, 2006		May 31, 2005
	Recorded Book Value	Fair Value	Recorded Book Value	Fair Value
Long-term debt	$545,303	$565,401	$33,005	$33,617

The fair value of long-tem debt was primarily determined using quoted market prices. The fair value of the remaining financial instruments including cash and cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses, and short-tem borrowings approximate the carrying value due to the short-term nature of these instruments.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Foreign Currency Translation and Transactions

Foreign denominated assets and liabilities of the Company are translated into U.S. dollars at the prevailing exchange rates in effect at the end of the reporting period. Income statement accounts are translated at a weighted average of exchange rates which were in effect during the period. Translation adjustments that arise from translating the foreign subsidiary’s financial statements from local currency to U.S. currency are recorded in the other comprehensive income (loss) component of stockholders’ equity. Gains and loses from foreign currency transactions are recognized in the consolidated statements of operations.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s estimate of the amounts that will not be collected.

Advertising Costs

Advertising costs are expensed as incurred. During 2006, 2005, and 2004, advertising expense was $19,064, $12,966, and $24,437, respectively.

Concentration of Credit Risk

The Company maintains cash balances, at times, with financial institutions, which are in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). Management monitors the soundness of these institutions and considers the Company’s risk negligible.

The Company may, at times, have a concentration of their customer receivables with a specific customer. At May 31, 2006 three customers accounted for approximately 33 percent of outstanding receivables (each customer accounting for approximately 10, 11 and 12 percent) and at May 31, 2005 two customers accounted for approximately 24 percent of outstanding receivables (each customer accounting for approximately 13 and 11 percent).

At May 31, 2004 two customers accounted for approximately 16 percent of outstanding receivables (each customer accounting for approximately 8 percent each).

The U.S. Department of Defense (directly and through subcontractors) accounts for approximately 65 percent, 51 percent, and 57 percent for 2006, 2005, and 2004, respectively, of the Company’s revenue. Management has determined that the Company is not economically dependent on this business as, if necessary; it could re-deploy resources to further service the commercial/industrial user.

Earnings (Loss) per Common Share

Basic earnings (loss) per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings (loss) per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. (See Note 23)

Comprehensive Income (Loss)

Other comprehensive income (loss), which includes foreign currency translation adjustments and unrealized gains on marketable securities, is shown in the Statement of Changes in Stockholders’ Equity. (See Note 23)

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Effects of Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company’s financial condition or results of operations.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” - an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for an a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 is not expected to have a material effect on the Company’s financial condition or results of operations.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005.

On December 16, 2004, the FASB issued SFAS 153, Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, which was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have “commercial substance.” Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have any affect on the Company’s financial statements.

In December of 2004, the FASB issued SFAS 123R Share Based Payments which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. This statement supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees. Among other things, this statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). This statement is to be applied as of the beginning of the first interim or annual period that begins after December 15, 2005, but earlier adoption is encouraged. The Company will adopt this standard effective June 1, 2006 using the modified prospective basis. The Company has determined that the affect of the adoption of this standard will be consistent with the affect shown on the pro forma disclosed under stock based compensation.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

On November 24, 2004, the FASB issued SFAS 151, Inventory Costs - An amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company has determined that the adoption of this standard will have not have a material effect on the financial position and results of operations.

3. Business Acquisitions

On March 31, 2004, the Company entered into an agreement to purchase certain assets of Islip Transformer & Metal Inc. Islip Transformer & Metal Co., Inc is a supplier of critical systems and components to the U.S. Department of Defense. The assets include certain Department of Defense contracts, the seller’s CAGE code, the right to use the seller’s name, all test fixtures, test equipment, plans, specifications and files relating to previous contracts performed, inventory and equipment. The consideration for the assets was $50,000 in cash plus 10% of the amount of confirmed orders received pursuant to the terms of the contract.

The Islip acquisition was made as the Company felt the product demand for Islip’s current and future generations of products would see significant growth potential over the years. In addition, Islip would be easily integrated into API Electronics, Inc. a subsidiary in Hauppague, NY enabling the Company to achieve significant cost savings and synergies, specifically in engineering and product quality. The Company also felt the acquisition would further strengthen the Company’s position in the defense sector, bringing additional complimentary product lines to the business.

The assets acquired at fair value, as at March 31, 2004 are as follows:

Inventory	$10,000
Machinery and equipment	39,000
Goodwill	1,000

Fair value of assets acquired	$50,000

The pro forma effects of this acquisition were immaterial.

The results of operations of each of the purchase acquisitions are included in the Company’s consolidated statements of operations from the date of each acquisition.

On August 29, 2005, the Company entered into an agreement to purchase certain assets of Sensonics, Inc. (“Sensonics”) Sensonics is a designer and manufacturer of electronic circuits and aircraft instrumentation. The assets include certain contracts, the seller’s CAGE code, the right to use the seller’s name, all test fixtures, test equipment, plans, specifications and files relating to previous contracts performed, inventory and equipment. The consideration for the assets was $200,000 payable solely from 25% of the Gross Profit earned by API Electronics Inc. on all orders or contracts received by it on or after August 29, 2005, for product previously manufactured or sold by Sensonics.

The assets acquired at fair value, as at August 29, 2005 were as follows:

Inventory	$49,000
Machinery and Equipment	35,000
Customer Contracts	116,000

Fair value of assets acquired	$200,000

On April 27, 2006, the Company acquired all of the common shares of Keytronics, Inc. for an aggregate purchase price of $1,369,236. Keytronics, Inc. is a designer and manufacturer of electronic components of major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation.The purchase price was satisfied through payment of cash in the amount of $1,169,236 and a $200,000 promissory note given. The Company also incurred legal costs in connection with the acquisition in the amount of $19,881 giving a total acquisition cost of $1,389,117.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

The assets acquired at fair value, as at April 27, 2006 are as follows:

Cash	$235,364
Current assets	832,292
Fixed assets	527,064
Current Liabilities	(98,062)
Long-term Liabilities	(107,541)

Fair value of assets acquired	$1,389,117

The following unaudited pro forma summary presents the combined results of operations as if the Sensonics, Inc. and Keytronics, Inc. acquisition described above had occurred at June 1, 2004 and June 1, 2005 for the years ended May 31, 2005 and 2006, respectively, and does not purport to be indicative of the results of operations that would have occurred had the transaction been completed as of that date or of results that may occur in the future.

	May 31, 2006	May 31, 2005
Sales	$17,633,041	$15,024,368
Net Income	$848,017	$511,940

Net Income (Loss) per share – basic	$0.03	$0.02
Net Income (Loss) per share – diluted	$0.03	$0.02

4. Marketable Securities

Marketable securities, which are classified as available for sale, consisted of the following at May 31 and are included in current assets:

	Cost 2006	Market 2006	Cost 2005	Market 2005
Shares in Canadian venture issuers	$2,650	$41,598	$2,325	$11,679
Units in Canadian publicly traded income trust	—	—	238,759	235,905
Shares in U.S. publicly-traded issuer	—	—	88,771	88,771

	$2,650	$41,598	$329,855	$336,355

Gross unrealized holding gains and losses amounted to $38,948 and $-0-, respectively at May 31, 2006 and $9,354 and $2,854, respectively, at May 31, 2005.

5. Inventories

	May 31, 2006	May 31, 2005
Raw materials	$1,122,855	$931,984
Work in process	1,617,334	1,224,922
Finished goods	1,859,427	1,101,950

	$4,599,616	$3,258,856

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

6. Fixed Assets

	May 31, 2006
	Cost	Accumulated Amortization	Net Book Value
Land	$504,493	$—	$504,493
Buildings	2,974,510	727,125	2,247,385
Computer equipment	194,724	192,688	2,036
Computer software	203,488	191,386	12,102
Furniture and fixtures	129,017	109,428	19,589
Machinery and equipment	2,663,879	1,832,880	830,999
Vehicles	53,096	44,477	8,619
Web site development costs	30,826	30,826	—

	$6,754,033	$3,128,810	$3,625,223

	May 31, 2005
	Cost	Accumulated Amortization	Net Book Value
Land	$434,411	$—	$434,411
Buildings	2,431,999	496,884	1,935,115
Computer equipment	155,397	137,311	18,086
Computer software	167,819	137,209	30,610
Furniture and fixtures	97,200	69,426	27,774
Machinery and equipment	2,124,131	1,507,303	616,828
Vehicles	47,003	29,432	17,571
Web site development costs	30,826	30,826	—

	$5,488,786	$2,408,391	$3,080,395

Depreciation expense amounted to $359,459, $382,751, and $424,790 for the years ended May 31, 2006, 2005, and 2004, respectively. Included in these amounts are $16,071, $31,754, and $31,754 of amortization of assets under capital lease for the years ended May 31, 2006, 2005, and 2004, respectively.

7. Goodwill and Intangible Assets

The following table summarizes the activity in goodwill for the periods indicated:

	May 31, 2006	May 31, 2005	May 31, 2004
Beginning balance, net	$997,611	$919,529	$918,529
Goodwill acquired during the period	—	—	1,000
Effects of currency translation	139,555	78,082	—

Ending balance, net	$1,137,166	$997,611	$919,529

	May 31, 2006	May 31, 2005	May 31, 2004
Non-compete agreements	$953,605	$867,799	$858,712
Less: Accumulated amortization	(694,136)	(439,877)	(268,134)
Customer contracts	1,831,784	1,715,784	1,715,784
Less: Accumulated amortization	(844,867)	(573,480)	(363,041)

	$1,246,386	$1,570,226	$1,943,321

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Amortization expense amounted to $444,946, $382,182, and $379,017 for the years ended May 31, 2006, 2005, and 2004, respectively. Amortization expense is expected to be approximately $423,560, $340,802, $250,000, $232,024 and $-0- for the years ended May 31, 2007, 2008, 2009, 2010 and 2011, respectively.

8. Short-Term Borrowings

	May 31, 2006	May 31, 2005
The Company’s wholly owned subsidiary, API Electronics has a working capital line of credit of $500,000. The credit is secured by all of its assets pursuant to a general security agreement. The bank indebtedness is due on demand and bears interest at US prime plus 1%. The line is subject to an annual renewal provision on April 14, 2007. (See Note 17).	$340,147	$167,000

The Company’s wholly owned subsidiary, Filtran Limited has a working capital line of credit in the amount of $907,000 ($1,000,000 Cdn$) with a major Canadian bank. The interest on any borrowed funds is charged at Canadian prime. The agreement also allows Filtran to lease an asset at Canadian prime plus 1% up to $33,000. The lender has a general security agreement and a 1stt Collateral Mortgage on Filtran’s assets and building. The line is subject to an annual renewal provision on May 31, 2006.	172,367	175,090

	$512,514	$342,090

At May 31, 2006 and 2005, the US prime rate was 8.00 and 6.00 percent per annum, respectively, and the Canadian prime rate was 6.00 and 4.25 percent per annum, respectively.

9. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	May 31, 2006	May 31, 2005
Accounts payable and accrued expenses	$1,485,660	$1,175,845
Wage and vacation accrual	297,327	199,117
Audit and accounting fees	135,130	75,540

Total	$1,918,117	$1,450,502

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

10. Long-term Debt

	May 31, 2006	May 31, 2005
Mortgage payable, secured by real estate, repayable in blended monthly installments of $3,133 at an interest rate of 8.75%, final payment is due May 2006.	$—	$33,005

Promissory note, repayable based on 25% of the Gross profit earned by the Company on all orders or contracts received by it on or after August 29, 2005, for product previously manufactured or sold by Sensonics. Non-interest bearing.	200,000	—

Loan payable, bearing interest of 10%, with monthly principle and interest payments of $4,467, secured by the assets of Keytronics, repayable by March 6, 2010	145,303	—

Promissory note payable to former shareholders of Keytronics with a first charge security interest in the common shares of Keytronics, repayable by October 27, 2007, bearing interest of 5%.	200,000	—

	545,303	33,005
Less: Current portion	240,921	33,005

Long-term debt, net of current portion	$304,382	$—

Aggregate maturities of long-term debt of the Company due within the next five years are as follows:

Year	Amount
2007	$240,921
2008	245,200
2009	49,933
2010	9,249
2011 and thereafter	—

Total	$545,303

11. Obligations Under Capital Lease

The Company is the lessee of equipment under various capital leases expiring between February 2007 and March 2009. The asset and liability under the capital leases are recorded at the fair value of the asset. The assets are amortized over the lower of their related lease terms or its estimated productive life.

A summary of property held under capital leases and included in Note 4, is as follows:

	May 31, 2006	May 31, 2005
Equipment	$168,449	$168,449
Less: Accumulated amortization	70,793	54,722

Equipment, net	$97,656	$113,727

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Obligations under capital leases consist of the following:

	May 31, 2006	May 31, 2005
Various equipment capital leases, with monthly lease payments of $3,760 including interest at approximately 9%, secured by the leased assets.	$37,731	$87,026
Less: Current maturities	34,266	45,514

Obligations under capital lease, net of current maturities	$3,465	$41,512

Future minimum lease payments for the next five years are as follows:

Year	Amount
2007	$37,704
2008	2,584
2009	1,507
2010	—
2011	—

41,795
Less imputed interest	4,064

$37,731

12. Income Taxes

The geographical sources of income (loss) before income taxes and cumulative effect of change in accounting principle for the three years ended May 31, 2006 were as follows:

	2006	2005	2004
Income (loss) before income taxes (benefit) and cumulative effect of change in accounting principle:
United States	$229,871	$704,310	$44,908
Non-United States	592,205	(522,004)	(643,805)

Total	$822,076	$182,306	$(598,897)

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

The income tax provision (benefit) is summarized as follows:

	2006	2005	2004
Current:
United States	$25,062	$34,453	$—
Non-United States	(1,322)	—	(7,335)
Research and development tax credits	—	(14,540)	(7,731)

	23,740	19,913	(15,066)
Deferred:
United States	—	(45,000)	(83,500)
Non-United States	81,738	(93,613)	44,500

	81,738	(138,613)	(39,000)

Income tax provision (benefit)	$105,478	$(118,700)	$(54,066)

The consolidated effective tax rate (as a percentage of income (loss) before income taxes (benefit) and cumulative effect of change in accounting principle) is reconciled to the U.S. federal statutory tax rate as follows:

	2006	2005	2004
U.S. federal statutory tax rate	34.0%	34.0%	(34.0)%
Non-deductible expenses	(16.8)	(74.0)	28.0
Change in valuation allowance	(7.9)	(17.0)	(1.0)
Other items, net	3.5	(8.0)	(2.0)

Effective tax rate	12.8%	(65.0)%	(9.0)%

The components of deferred taxes are as follows:

	May 31, 2006	May 31, 2005
Future income tax assets
Loss carry forwards	$153,000	$479,000
Other	29,000	20,000
Unrealized foreign exchange loss	475,000	260,000
Marketable securities	110,000	106,000
Intangible assets	345,000	279,000
Capital assets	57,000	48,000

	1,169,000	1,192,000

Future income tax liabilities
Capital assets	(663,000)	(468,000)
Non-compete agreement	(19,000)	(33,000)
Inventory	(85,000)	(85,400)

	(767,000)	(586,400)

Valuation allowance	(755,000)	(820,500)

	$(353,000)	$(214,900)

	2006	2005
Deferred taxes
Income statement effect	$81,738	$(138,613)
Cumulative translation adjustment	56,362	36,513

Change in deferred taxes	$138,100	$(102,100)

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Balance sheet presentation

Deferred income tax assets- current	$40,400	$76,000
Deferred income tax assets – long term	373,600	295,500
Deferred income tax liability – current	(85,400)	(85,400)
Deferred tax liabilities – long term	(681,600)	(501,000)

Net deferred tax liabilities	$(353,000)	$(214,900)

At May 31, 2006, the accompanying consolidated financial statements include $131,600 of deferred tax assets associated with operating loss carryforwards in tax jurisdictions outside the United States and deferred tax assets associated with operating loss carryforwards in the United States of $21,400. Although these losses will carry forward and are available to reduce future tax liabilities of the respective foreign entity and US entities, we do not currently believe the majority of these assets will be realized and have, accordingly, established a $113,000 valuation reserve.

The valuation allowance as of May 31, 2006 totaled $755,000 which consisted principally of established reserves for foreign operating loss carryforwards. The valuation allowance as of May 31, 2005 totaled $820,500 which consisted principally of established reserves for foreign operating loss carryforwards.

The Company has not provided additional taxes for the anticipated repatriation of certain earnings of its non-U.S. subsidiaries. It is not practicable to determine the amount of applicable taxes that would be incurred if any of such earnings were repatriated.

The American Jobs Creation Act of 2004 (the “Act”, which was enacted during the fourth quarter of 2004, creates a temporary incentive for U.S. corporations to repatriate accumulated earnings of non-U.S. subsidiaries by providing an 85 percent deduction for certain dividends from controlled foreign corporations. the Company continues to evaluate the provisions of the new tax law and, as of the current date, as final guidance has not been issued, management cannot reasonably estimate the amount, if any, of repatriations which would be subject to temporary tax relief. In accordance with FASB Staff Position No. 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004,” the tax deduction, if any, will be recorded in the period in which the effect becomes estimable.

The Company and its subsidiaries have non-capital losses of approximately $415,000 to apply against future taxable income. These losses will expire as follows: $28,000 in 2009, $21,000 in 2010, $303,000 in 2011, and $63,000 in 2012.

13. Shareholders’ Equity

Special Shares

At May 31, 2006 and 2005 the Company has authorized unlimited special shares.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Warrants

At May 31, 2006 there are no warrants outstanding and exercisable:

The activity of warrants issued to non-employees is as follows:

Number of Warrants
Warrants outstanding, May 31, 2003	3,900,000

Exercised - Re: Private Placement – February 2003	(950,000)

Warrants outstanding, May 31, 2004	2,950,000

Expired – June 2004	(500,000)
Expired – February 2005	(2,450,000)

Warrants outstanding, May 31, 2005	—

Warrants outstanding, May 31, 2006	—

There were no warrants granted to non-employees during the year ended May 31, 2006.

The activity of warrants issued to employees is as follows:

	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding, May 31, 2003	3,299,160	$.650

Exercised - Re: Private Placement – February 2003	(300,000)	$.450

Warrants outstanding, May 31, 2004	2,999,160	$.615
Expired – February 2005	(1,349,580)	$.450

Warrants outstanding, May 31, 2005	1,649,580	$.750

Expired – August 2005	(1,649,580)	$.750

Warrants outstanding, May 31, 2006	—	$—

There were no warrants issued to employees during 2006, 2005 and 2004.

In prior periods, the Company modified the terms of certain warrants for one year. The intrinsic value of the warrants at the modification date was $-0-, $-0-, and $202,437 for the years ended May 31, 2006, 2005, and 2004, respectively. The details of these modifications are as follows:

Year ended May 31, 2004

The 1,349,580 of Class A warrants which were due to expire in January 2004 were extended until February 2005. The intrinsic value of the modification was $.15 per warrant resulting in the charge of $202,437.

The 1,649,580 of Class B warrants which were due to expire in January 2004 were extended until August 2005. There was no intrinsic value of the modification and therefore no charge resulted.

Common Share Buyback

On February 17, 2005, the Board of Directors authorized the Company to purchase in open-market transactions up to 5% of the issued and outstanding common shares. During the year ended May 31, 2006, the Company acquired and retired 2,667,220 common shares at a total cost of $1,497,566. During the year ended May 31, 2005, the Company acquired and retired 1,397,350 common shares at a total cost of $723,289.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

14. Stock Based Compensation

Stock Options

On August 1, 2003, the board of directors of the Company authorized a new stock option plan (“2003 Option Plan”) for directors, officers, employees, and consultants of the Company and its subsidiaries, which reserves an aggregate of 4,603,260 Common Shares for issuance on the exercise of such options. The 2003 Option Plan supplants and replaces the Company’s then existing 1995 stock option plan (“Former Plan”). The terms of the 2003 Option Plan restrict options granted, at any one point in time, to a maximum of 20% of the outstanding Common Shares. The maximum term of any option granted is five years. The 2003 Option Plan was approved by the Company stockholders at the 2003 Annual Meeting.

The continuity of stock options is as follows:

	Number of Options	Weighted Average Exercise Price
Options outstanding, May 31, 2003	100,000	$.600

Issued – January, 2004	4,400,000	$.600
Issued – April, 2004	1,000,000	$1.000

Options outstanding, May 31, 2004	5,500,000	$.670

Cancelled – July, 2004	(4,400,000)	$(.600)
Reissued – July, 2004	4,400,000	$.350
Expired – August, 2004	(500,000)	$(.800)
Expired – December, 2004	(500,000)	$(1.200)
Cancelled – January, 2005	(4,400,000)	$(.350)
Reissued – January, 2005	4,400,000	$.240
Exercised – January, 2005	(4,400,000)	$(.240)
Issued – January, 2005	4,000,000	$.250

Options outstanding – May 31, 2005	4,100,000	$.259

Exercised – January, 2006	(4,000,000)	$(.250)
Issued – January, 2006	5,000,000	$.461

Options outstanding – May 31, 2006	5,100,000	$.464

Options exercisable – May 31, 2006	5,100,000	$.464

Options exercisable – May 31, 2005	4,100,000	$.259

Options exercisable – May 31, 2004	5,000,000	$.620

Options available for grant – May 31, 2006	535,535

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

The following table summarizes information on stock options outstanding at May 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Exercise Price	Weighted Average Contractual Life (Years)	Number Exercisable	Weighted Average Exercise Price
$.450	50,000	$.450	.25	50,000	$.450
$.461	5,000,000	$.461	4.6	5,000,000	$.461
$.750	50,000	$.750	.25	50,000	$.750

	5,100,000	$.464	4.6	5,100,000	$.464

The weighted average fair market value of stock options granted in 2006, 2005 and 2004 were $.300, $.173 and $.287 per share, respectively.

Under FIN 44, variable accounting applies to certain option exchange and repricing situations. Generally, variable accounting applies whenever an optionee gives up an option with a high strike price and receives one with a lower strike price within six months. However, due to the fact that the instrinsic value of the new option is either nil or negative, the Company has not recognized any additional compensation cost on such transactions.

Equity Instruments Issued for Services Rendered

During the years ended May 31, 2005 and 2004, the Company issued stock options in exchange for services rendered to the Company. The fair value of the stock options was valued using the Black Scholes pricing model which takes into account as of the grant date the exercise price and expected volatility, expected dividends on the stock and the risk free interest rate for the term of the stock option.

	May 31, 2005	May 31, 2004
500,000 stock options granted to a consultant on April 1, 2004 at an exercise price of $.80 expiring August 15, 2004. These options vested in August 2004.	$15,000	$10,000
500,000 stock options granted to a consultant on April 1, 2004 at an exercise price of $1.20 expiring December 31, 2004. These options vested in August 2004.	100	—

	$15,100	$10,000

During the years ended May 31, 2006, there were no stock options issued in exchange for services rendered to the Company.

15. Supplemental Cash Flow Information

	Year Ended May 31,
	2006	2005	2004
(a) Supplemental Cash Flow Information
Cash paid for income taxes	$63,313	$24,965	$15,199

Cash paid for interest	$46,091	$28,049	$85,063

(b) Non-cash transaction
Note payable from business acquisitions (See Note 3)	$400,000	$—	$—

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

16. Change in Accounting Policy

During fiscal 2004, the Company changed its accounting policy for the amortization of customer contracts from the straight line basis to a basis which more closely matches the revenue earned from these contracts to the amortization for the year. Amortization of customer contracts is calculated based on the ratio of current revenue to total anticipated revenues. The cumulative effect of the change as of June 1, 2003 was $48,531.

The effect of this change for the year ended May 31, 2004 was to decrease the net loss by $135,881 or by $0.01 per share.

The effect of this change for the year ended May 31, 2003 was to decrease the net loss by $48,531 or by $0.00 per share.

17. Related Party Transactions

(a) Included in general and administrative expenses are consulting fees of $61,285, $57,154 and $53,623 for the years ended May 31, 2006, 2005 and 2004, respectively, paid to an individual who is a director and officer of the Company and rent, management fees, and office administration fees of $183,364, $183,364 and $178,228 for the years ended May 31, 2006, 2005 and 2004, respectively, paid to a corporation in which two of the directors are also directors of the Company.

(b) Included in accounts payable at year end are amounts payable to an individual who is a director of the Company for consulting fees and expenses in the amount of $27,309, $12,106 and $11,437 as of May 31, 2006, 2005 and 2004, respectively.

(c) Included in marketable securities as of May 31, 2006, 2005 and 2004 are -0-, 39,630 and -0- common shares, respectively, acquired for $-0-, $139,747 and $-0-, respectively, of CECO Environmental Corp. at a carrying value of $-0-, $88,771 and $-0-, respectively acquired on the open market. CECO Environmental Corp. is a corporation in which two of its directors are also directors of the Company.

(d) The bank debt of the Company is guaranteed by the President and Chief Operating Officer of the Company. See Note 8.

18. Earnings (loss) per common share

The following table sets forth the computation of weighted-average shares outstanding for calculating basic and diluted earnings per share (EPS) for the fiscal year ended:

	May 31, 2006	May 31, 2005
Weighted-average shares - basic	26,073,600	25,352,210
Effect of dilutive securities:
Employee stock options	2,468,885	1,175,930

Weighted-average shares	28,542,450	26,528,140

For the year ended May 31, 2006, no options were excluded from the computation of the diluted earnings per share.

For the year ended May 31, 2005, 50,000 options with an exercise price of $.75 per share and 1,649,580 warrants with an exercise price of $.75 per share were excluded from the computation of the diluted earnings per share because the exercise price per share was greater than the average market price of the common stock.

Basic EPS and diluted EPS for the year ended May 31, 2004 have been computed by dividing the net loss available to common stockholders by the weighted average shares outstanding. The weighted average number of shares issued and outstanding for the periods ended May 31, 2004 is 23,390,270. All outstanding warrants and options, aggregating 11,449,160 have been excluded from the 2004 computation of diluted EPS as they are anti-dilutive due to the losses generated.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

19. Commitments and Contingencies

(a) Rent

The following is a schedule by years of approximate future minimum rental payments under operating leases that have remaining non-cancelable lease terms in excess of one year as of May 31, 2006.

2007	$88,364
2008	37,758

Included in cost of revenues are rental charges on these leases of $35,023, $27,600 and $35,434 for the years ended May 31, 2006, 2005 and 2004.

(b) Management Agreement

On January 1, 2005, the Company entered into a renewal of an oral agreement for management services with Can-Med Technology, doing business as Green Diamond Corp. Under the terms of the agreement, Green Diamond Corp. provides office space, office equipment and supplies, telecommunications, personnel, and management services. See Note 17.

20. 401(k) Plan

During 1998, the Company adopted a 401(k) deferred compensation arrangement. Under the provision of the plan, the Company is required to match 50% of employee contributions up to a maximum of 3% of the employee’s eligible compensation. Employees may contribute up to a maximum of 15% of eligible compensation. The Company may also make discretionary contributions up to a total of 15% of eligible compensation. During the years ended May 31, 2006, 2005 and 2004 the Company incurred $26,205, $22,859 and $8,652, respectively, as its obligation under the terms of the plan, charged to general and administrative expense.

21. Segment Information

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS No. 131). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

SFAS No. 131 uses a management approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. The Company’s operations are conducted in two reportable segments which are distinguished by geographic location in Canada and United States. Within the US reporting segment the Company has aggregated two operating segments. These segments have been aggregated as they share similar economic characteristics including similar product lines and shared manufacturing processes and equipment. Both segments design and manufacture electronic components. Inter-segment sales are recorded at market value

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Year Ended May 31, 2006	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$6,613,699	$9,020,394	$—	$—	$15,634,093
Inter-Segment Sales	—	365,360	—	(365,360)	—

Total	6,613,699	9,385,754	—	(365,360)	15,634,093

Gross Income	1,455,051	822,380	—	—	2,277,431
Corporate Head Office Expenses	—	—	604,387	—	604,387
Amortization	83,426	552,619	168,359	—	804,404
Interest on Long term Debt	—	39,890	—	—	39,890
Other Expense (Income)	152,311	—	(145,637)	—	6,674
Income Tax Expense (Recovery)	(7,706)	25,062	88,122	—	105,478

Net income (loss)	1,227,020	204,809	(715,231)	—	716,598

Segment Assets	4,769,319	8,795,638	541,345	—	14,106,302

Goodwill included in assets	1,137,166	—	—	—	1,137,166
Capital Expenditures	52,728	86,593	—	—	139,321

Year Ended May 31, 2005	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$4,722,205	$7,825,346	$—	$—	$12,547,551
Inter-Segment Sales	—	649,821	—	(649,821)	—

Total	4,722,205	8,475,167	—	(649,821)	12,547,551

Gross Income	398,759	1,206,551	—	—	1,605,310
Corporate Head Office Expenses	—	—	589,866	—	589,866
Amortization	108,392	485,448	171,093	—	764,933
Interest on Long term Debt	11,256	16,793	—	—	28,049
Other Expense (Income)	68,712	—	(43,096)	—	25,616
Income Tax Expense (Recovery)	(1,837)	26,774	(129,097)	—	(104,160)

Net income (loss)	212,236	677,536	(588,766)	—	301,006

Segment Assets	2,254,285	6,572,759	3,825,784	—	12,652,828

Goodwill included in assets	997,611	—	—	—	997,611
Capital Expenditures	41,871	270,875	21,214	—	333,960

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Year Ended May 31, 2004	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$5,013,986	$6,264,201	$—	$—	$11,278,187
Inter-Segment Sales	22,639	776,243	—	(798,882)	—

Total	5,036,625	7,040,444	—	(798,882)	11,278,187

Gross Income	392,894	564,925	—	—	957,819
Corporate Head Office Expenses	—	—	785,802	—	785,802
Amortization	111,610	520,781	171,416	—	803,807
Interest on Long term Debt	2,188	44,468	38,407	—	85,063
Other Expense (Income)	29,774	(45,232)	(102,498)	—	(117,956)
Income Tax Expense (Recovery)	(25,921)	18,569	(46,714)	—	(54,066)
Cumulative effect of change in accounting policy	—	—	48,531	—	48,531

Net income (loss)	275,243	26,339	(894,944)	—	(593,362)

Segment Assets	2,052,518	6,480,097	2,652,520	—	11,185,135

Goodwill included in assets	918,529	1,000	—	—	919,529
Capital Expenditures	55,517	159,250	8,200	—	222,967

Geographical Information	May 31, 2006		May 31, 2005		May 31, 2004
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$12,199,898	$3,467,797	$9,629,218	$3,300,532	$8,933,612	$3,426,193
Canada	1,104,713	2,540,978	836,335	2,347,700	944,039	2,436,782
United Kingdom	1,712,629	—	1,659,463	—	1,057,691	—
South America	147,009	—	159,936	—	201,465	—
All Other	469,844	—	262,599	—	141,380	—

	$15,634,093	$6,008,775	$12,547,551	$5,648,232	$11,278,187	$5,862,975

(b) Major Customer

	2006	2005	2004
Revenue
U.S. Department of Defense	25%	12%	17%
U.S. Department of Defense subcontractors	40%	39%	40%

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

22. Subsequent Events

On March 16, 2006, API signed a letter of intent with Rubincon Ventures Inc. to enter into a combination agreement to combine the two entities. The agreement between the two companies provides that shareholders of API will receive (i) 10 common shares of a Canadian subsidiary of Rubincon Ventures which are exchangeable on a share for share basis for shares of Rubincon Venture for each share of API, or (ii) 10 shares of Rubincon Ventures for each share of API. The new entity created by the business combination will be know as API Nanotronics Corp. Current API management will manage the combined company and the board of directors will be controlled by current members of board of directors of API. The completion of the transaction is subject to the approval of the shareholders of both companies and the completion of the required legal and regulatory documentation.

On June 29, 2006, the Company became a signatory to a consulting agreement between Rubincon and certain nanotechnology experts. Under the terms of the amendment of the original consulting agreement, the Company did not undertake Rubincon’s obligation of monthly cash compensation to the experts.

Also on June 29, 2006, the Company granted 800,000 options to the nanotechnology consultants. The options have an exercise price of $1.60 and vest over a three to four year period with certain vesting occurring only upon the achievement of certain operational milestones.

All the common share numbers of API presented in these financial statements have been adjusted for the 10 for 1 effect of the business combination of API and Rubincon Ventures Inc. that occurred on November 6, 2006 (as well as all past changes in API’s capitalization). With respect to the shares of API, this business combination was treated for accounting purposes as a recapitalization. Dollar amounts that are derived from the number of shares, such as earnings per share, or relate to a number of shares such as the price of shares repurchased or option exercise prices, have also been adjusted to reflect this change. Consequently, the share numbers and dollar amounts per share shown have been modified to use comparable units across all periods presented, and do not reflect the actual number of shares or associated dollar amounts on a historic basis.

23. Correction of an Error in Notes to the Financial Statements Previously Filed in Form 20-F

Subsequent to the filing with the Securities and Exchange Commission of the Company’s financial statements included in Form 20-F for the year ended May 31, 2005, management noted errors relating to the US GAAP reconciliation included in note 19 to the financial statements. The US GAAP reconciliation did not include the effects of the change in the Company’s cumulative translation adjustment. The Company has corrected total comprehensive income for US GAAP purposes by an increase of $248,621 for 2005 and the Company’s total comprehensive loss has been corrected by a decrease of $2,094 for 2004. Furthermore, management discovered a calculation error in 2005 related to the number of shares utilized in the computation of diluted income (loss) per shares. The diluted weighted average number of shares reflected in this footnote should have been 26,528,140 shares. There was no effect of this change on diluted net earnings (loss) per common share after giving effect to the business combination.

API NANOTRONICS CORP.

Consolidated Financial Statements For Nine Months Ended November 30, 2006 and 2005

API NANOTRONICS CORP.

(Formerly Rubincon Ventures Inc.)

Consolidated Balance Sheets

	November 30, 2006 (Unaudited)	May 31, 2006
Assets

Current
Cash and cash equivalents	$4,547,489	$946,680
Marketable securities	24,088	41,598
Accounts receivable, less allowance for doubtful accounts of $57,234 and $82,475 at November 30, 2006 and May 31, 2006, respectively	1,816,464	1,791,569
Inventories	4,973,323	4,599,616
Deferred income taxes	—	40,400
Prepaid expenses and other current assets	338,845	304,064

	11,700,209	7,723,927

Fixed assets, net	3,615,827	3,625,223
Deferred income taxes	23,308	373,600
Goodwill	1,130,906	1,137,166
Intangible assets, net	939,987	1,246,386

	$17,410,237	$14,106,302

Liabilities and Shareholders’ Equity

Current
Bank indebtedness	$673,444	$512,514
Accounts payable and accrued expenses	2,283,837	1,918,117
Deferred revenue	19,850	119,850
Deferred income taxes	63,300	85,400
Current portion of long-term debt	304,749	240,921
Current portion of capital leases	11,757	34,266

	3,356,937	2,911,068

Deferred income taxes	—	681,600
Long term debt, net of current portion	298,070	304,382
Capital leases payable, net of current portion	3,465	3,465

	3,658,472	3,900,515

Commitments
Shareholders’ equity
Common stock,	48,939	28,177

($0.001 par value, 200,000,000 authorized shares and 48,939,342 shares issued and outstanding at November 30, 2006; no par value, unlimited authorized shares and 28,176,740 shares issued and outstanding at May 31, 2006)

Special voting stock ($0.001 par value, 1 and 0 shares authorized, issued and outstanding at November 30, 2006 and May 31, 2006, respectively)	—	—
Additional paid-in capital	15,998,854	11,690,067
Accumulated deficit	(3,114,714)	(2,498,264)
Accumulated other comprehensive income	818,686	985,807

	13,751,765	10,205,787

	$17,410,237	$14,106,302

The accompanying notes are an integral part of these consolidated financial statements.

API NANOTRONICS CORP.

(Formerly Rubincon Ventures Inc.)

Consolidated Statement of Operations

	Six months ended November 30, 2006 (Unaudited)	Six months ended November 30, 2005 (Unaudited)	Three months ended November 30, 2006 (Unaudited)	Three months ended November 30, 2005 (Unaudited)
Revenue, net	$8,033,331	$8,244,179	$4,050,988	$4,335,659

Cost of revenues	6,118,067	6,098,472	3,045,359	3,116,292

Gross profit	1,915,264	2,145,707	1,005,629	1,219,367

Expenses
General and administrative	2,296,105	935,614	1,684,623	504,845
Research & development	58,760	—	58,760	—
Business development	—	13,939	—	5,859
Selling expenses	545,657	616,194	291,782	377,775

	2,900,522	1,565,747	2,035,165	888,479

Operating income (loss)	(985,258)	579,960	(1,029,536)	330,888
Other (Income) Expenses
Other (income) expense	(15,006)	(33,364)	(31,307)	(31,005)
Gain on foreign currency transactions	(140,249)	(16,210)	(135,248)	(11,464)

	(155,255)	(49,574)	(166,555)	(42,469)

Income (loss) before income taxes	(830,003)	629,534	(862,981)	373,357
Income taxes (benefit)	(213,553)	16,471	(248,187)	15,677

Net income(loss) for the period	$(616,450)	$613,063	$(614,794)	$357,680

Weighted average shares outstanding
Earning (loss) per share – Basic	$(0.02)	$0.02	$(0.02)	$0.01

Earning (loss) per share – Diluted	$(0.02)	$0.02	$(0.02)	$0.01

Basic	33,474,641	25,097,588	38,805,270	24,541,193
Diluted	33,474.641	25,097,588	38,805,270	24,541,193

The accompanying notes are an integral part of these consolidated financial statements.

API NANOTRONICS CORP.

(Formerly Rubincon Ventures Inc.)

Consolidated Statement of Cash Flows

	For the six months ended November 30,
	2006 (Unaudited)	2005 (Unaudited)
Cash provided by (used in)

Cash flows from operating activities

Net income (loss) for the period	$(616,450)	$613,063
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	482,543	492,342
Stock options expensed	1,030,167	—
Gain on sale of marketable securities	—	(69,950)
Deferred income taxes	(230,008)	—
Change in operating assets and liabilities
Accounts receivable	(24,895)	(27,851)
Inventories	(373,707)	(189,830)
Prepaid expenses and other current assets	65,220	(106,453)
Accounts payable and accrued expenses	282,720	198,669
Deferred revenue	(100,001)	(557,617)

Net cash provided by operating activities	515,589	352,373

Cash flows from investing activities
Purchase of fixed assets	(160,488)	(75,231)
Purchase of marketable securities	—	(86,288)
Proceeds on sale of marketable securities	—	269,792

Net cash (used in) provided by investing activities	(160,488)	108,273

Cash flows from financing activities
Proceeds from exercise of stock options	60,000	—
Repurchase of common shares	(57,000)	(1,497,566)
Plan of Arrangement, cash acquired net of transaction costs	3,296,383	—
Bank indebtedness advances (repayments), net	160,930	(3,256)
Repayment of obligations – capital lease	(22,509)	—
Repayments of long-term debt	(42,485)	(40,971)

Net cash provided by (used in) financing activities	3,395,319	(1,541,793)
Foreign exchange gain (loss) on cash held in foreign currency	(149,611)	(548)

Net increase (decrease) in cash and cash equivalents	3,600,809	(1,081,695)
Cash and cash equivalents, beginning of period	946,680	1,513,130

Cash and cash equivalents, end of period	$4,547,489	$431,435

The accompanying notes are an integral part of these consolidated financial statements.

API NANOTRONICS CORP.

(Formerly Rubincon Ventures Inc.)

Consolidated Statement of Changes in Shareholders’ Equity

(Unaudited)

	For the six months ended November 30, 2006
	Common stock-number of shares	Common stock amount	Additional paid-in capital	Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity
Balance at June 1, 2006	28,176,740	$28,177	$11,690,067	$(2,498,264)	$985,807	$10,205,787

Share issued upon exercise of stock options	100,000	100	59,900	—	—	60,000
Shares repurchased and retired	(30,000)	(30)	(56,970)	—	—	(57,000)
Adjustment of consolidation shares	7,320	7	(7)	—	—	—
Outstanding shares of parent company prior to plan of arrangement	40,006,672	40,007	3,256,376	—	—	3,296,383
Stock exchanged for subsidiary exchangeable shares and stock subject to issuance in connection with plan of arrangement (see Note 6)	(19,321,390)	(19,321)	19,321	—	—	—
Stock based compensation expense on options			1,030,167			1,030,167
Net loss for the period				(616,450)		(616,450)
Foreign currency translation					(188,651)	(188,651)
Unrealized gain(loss) on marketable securities					21,530	21,530

Balance at November 30, 2006	48,939,342	$48,939	$15,998,854	$(3,114,714)	$818,686	$13,751,765

The accompanying notes are an integral part of these consolidated financial statements.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the requirements of Form 10-QSB and Item 310 of Regulation S-B of the Securities and Exchange Commission (the Commission) and include the results API Nanotronics Corp. (the “API Nanotronics”), formerly known as Rubincon Ventures, Inc., and API Electronics Group Corp., the Filtran Group consisting of Filtran Limited and Filtran Inc., TM II and Keytronics., its wholly-owned subsidiaries (the “Subsidiaries”), which are collectively referred to as “the Company.” Accordingly, certain information and footnote disclosures required in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. statements are subject to possible adjustments in connection with the annual audit of the Company’s accounts for the year ended May 31, 2007. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the Company’s consolidated financial position as of November 30, 2006 and the results of its operations and cash flows for the six and three month periods ended November 30, 2006 and 2005. Results for the six and three months ended November 30, 2006 are not necessarily indicative of results that may be expected for the entire year. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto as of and for the year ended May 31, 2006 as included in the Company’s Form S-1/A filed with the Commission on November 6, 2006.

On May 8, 2006 Rubincon Ventures Inc. as API Nanotronics was formerly known (“Rubincon”), entered into a combination agreement contemplating a Plan of Arrangement with API Electronics Group Corp. (“API”). Rubincon is a Delaware corporation and API is an Ontario corporation. Rubincon formed an Ontario subsidiary, RVI Sub, Inc. now known as API Nanotronics Sub, Inc., to facilitate the Plan of Arrangement. On November 6, 2006 Rubincon and API completed the transaction contemplated by the Plan of Arrangement. The combined companies now operate under the name “API Nanotronics Corp.” .

Pursuant to the court approved Plan of Arrangement API Nanotronics Sub, Inc. became the sole shareholder of API, and each holder of the 2,825,406 outstanding API common shares was granted the right to receive for each API common share, 10 shares of API Nanotronics common stock, or if a Canadian shareholder elects, 10 API Nanotranics Sub, Inc. exchangeable shares. Each API Nanotronics Sub, Inc. exchangeable share is exchangeable into one share of API Nanotronics common stock at the option of the holder, (see Note 6). The API Nanotronics Sub, Inc. exchangeable shares may be converted into API Nanotronics common stock at the option of API Nanotronics ten years from the date of the combination of Rubincon and API or sooner under certain circumstances. In addition, pursuant to the Plan of Arrangement, outstanding options of API were converted into options of API Nanotronics adjusted to reflect the aforementioned ten-for-one exchange ratio. See Note 2 – Stock Based Compensation.

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a recapitalization by API rather than a purchase of API by Rubincon was because Rubincon was a shell company. As reported in its Form 10-QSB for the quarter ended October 31, 2006, (the final quarterly filing requirement for Rubincon under its prior year end of January 31, 2006), Rubincon had cash of approximately $4,200,000, other assets of approximately $117,000 and liabilities of approximately $187,000.

In conjunction with this reverse acquisition, Rubincon changed its year end from January 31 to May 31, the year-end of API. Assets, liabilities and equity of the Company continue to be that of the operating company, API, as adjusted for the cash, other assets and liabilities of Rubincon. No additional goodwill or intangible assets were recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon, now known as API Nanotronics, including the shares issued to affect the reverse acquisition for the period after the consummation of the Plan of Arrangement and the capital structure of API modified by the 10 for 1 exchange ratio in the Plan of Arrangement for the period prior to the consummation of the plan of arrangement.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company focus is the manufacture and design of high reliability semiconductor and microelectronics circuits for military, aerospace and commercial applications. The Company through acquisitions has expanded its manufacturing and design of electronic components to include filters, transformers, inductors, and custom power supplies for land and amphibious combat systems, mission critical information systems and technologies, shipbuilding and marine systems, and business aviation.

Principles of Consolidation

The consolidated financial statements include the accounts of API Nanotronics, together with its wholly owned subsidiaries, API Electronics, TM II, the Filtran Group and Keytronics. The Filtran Group consists of Filtran Limited and Filtran Inc. All significant inter-company transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, bank balances and investments in money market instruments with original maturities of three months or less.

Marketable Securities

The Company’s investments in marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value, with any unrealized holding gains and losses, net of income taxes, reported as a component of accumulated other comprehensive income (loss). Marketable equity and debt securities available for sale are classified in the balance sheet as current assets.

The cost of each specific security sold is used to compute realized gains or losses on the sale of securities available for sale.

Inventory

Raw materials are recorded at the lower of cost and net realizable value. Finished goods and work in process are stated at the lower of cost, which includes material, labor and overhead, and net realizable value. Cost is generally determined on a first-in, first-out basis.

Fixed Assets

Fixed assets are recorded at cost less accumulated amortization and are amortized using the following methods over the following periods:

Straight line basis
Buildings	20 years
Computer equipment	3 years
Computer software	3 years
Furniture and fixtures	5 years
Machinery and equipment	5 to 10 years
Vehicles	3 years

Declining balance basis
Electronic manufacturing equipment	5 to 10 years

Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Goodwill

Goodwill is subject to an impairment test on at least an annual basis or upon the occurrence of certain events or circumstances. Goodwill impairment is assessed based on a comparison of the fair value of the reporting unit to the underlying carrying value of the reporting unit’s net assets, including goodwill. When the carrying amount of the reporting unit exceeds its fair value, the fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of impairment loss, if any. Management has determined there is no impairment in goodwill as of November 30, 2006 or May 31, 2006.

Intangible Assets

Intangible assets that have a finite life are amortized using the following basis over the following period:

Non-compete agreements	Straight line over 5 years
Customer contracts	Based on revenue earned

Long Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and capital assets, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

Income taxes

Income taxes are accounted for under SFAS No. 109, “Accounting for Income Taxes.” Under this method, future income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities and available loss carry forwards. A valuation allowance is established to reduce tax assets if it is more likely than not that all or some portions of such tax assets will not be realized.

Contract Revenue

Revenue from contracts is recognized using the percentage of completion method. The degree of completion is determined based on costs incurred, excluding costs that are not representative of progress to completion, as a percentage of total costs anticipated for each contract. Provision is made for losses on contracts in progress when such losses first become known. Revisions in cost and profit estimates, which can be significant, are reflected in the accounting period in which the relevant facts become known.

Non-Contract Revenue

The Company recognizes non-contract revenue when it is realized or realizable and earned. The Company considers non-contract revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery is not considered to have occurred until products have been shipped and risk of loss and ownership has transferred to the client.

Provisions for warranty claims and other allowances are made based on contract terms and prior experience.

Deferred Revenue

The Company defers revenue should payment be received in advance or the service or product being shipped or delivered (See Contract Revenue and Non-Contract Revenue above.)

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Research and Development Expenses

Research and development expenses are recorded at net of applicable investment tax credits.

Stock-Based Compensation

Effective June 1, 2006, the Company adopted the provisions of SFAS 123R, “Share Based Payments”, requiring the Company to recognize expense related to the fair value of stock-based compensation awards. The Company elected to use the modified prospective transition method as permitted by SFAS 123R and, therefore, has not restated the financial results for prior periods. Under this transition method, stock-based compensation expense for the six months ended November 30 , 2006 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of November 30, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. The Company recognizes compensation expense for stock option awards on a straight-line basis over the requisite service period of the award.

On October 26, 2006 the Company adopted the new 2006 Equity Incentive Plan (the “Equity Incentive Plan”). All the prior options issued under the previous plans of API were carried over to this plan under the provision of the plan of arrangement.

The following table illustrates the pro forma effect on net income and earnings per share for the six and three months ended November 30, 2005, assuming the Company had applied the fair value recognition provisions of SFAS 123 to all previously granted share-based awards after giving consideration to potential forfeitures during such quarter. The fair value of each option grant is estimated at the grant date using the Black-Scholes option-pricing model based on the assumptions detailed below:

Expected volatility	80%
Expected dividends	0%
Expected term	5 years
Risk-free rate	4.44%

The following table represents the impact that would have occurred had the treatment been adopted at June 1, 2005.

	Six months ended November 30, 2005	Three months ended November 30, 2005
Net income, as reported	$613,063	$357,680

Add: Total Stock-Based Employee Compensation included in reported net loss	—	—

Deduct: Total stock-based employee compensation income determined under fair value	—	—

Pro forma net income	$613,063	$357,680

Per Share:
Basic and diluted, as reported	$0.02	$0.01
Basic and diluted, pro forma	$0.02	$0.01

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

As of November 30, 2006, there was $658,302 of total unrecognized compensation related to non-vested stock options. The cost is expected to be recognized over a weighted-average period of 3 years. During the six months ended November 30, 2006, $141,807 has been recognized as expense in general and administrative expense.

In accordance with the combination agreement, as of November 6, 2006, 5,800,000 API stock options (on a post-exchange basis) have been exchanged for 5,800,000 stock options of API Nanotronics. The fair value of the API Nanotronics options exceeded the fair value of the API options by $888,360 at November 6, 2006 under the Black-Scholes option pricing model with the following assumptions: Risk Free Rate - 2.50%, Volatility - 80%, Expected Life - 4.42 years to 4.83 years, Dividend Yield - 0%. The excess has been expensed as stock based compensation in general and administrative expense for the three and six month periods ended November 30, 2006 and a corresponding amount has been added to the additional paid-in capital as part of stockholders’ equity.

The following information relates to stock options that have been granted under the Company’s incentive plan as well as options issued outside of the company’s stock option plan. The stock option exercise price is at 100 percent of the fair market value of the underlying shares on the date the options are granted. Under the company’s equity incentive plan, options may have a term of up to ten years from the date of grant. The fair value of each option award is estimated using the Black-Scholes option pricing model.

The summary of the stock option activity during the six months ended November 30, 2006 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term(Years)	Aggregate Intrinsic Value
Stock Options outstanding - May 31, 2006	5,100,000	$.464	4.17
Issued June 2006	800,000	$1.600	4.58
Issued November 2006	300,000	$2.060	4.65
Exercised	(100,000)	($.600)
Outstanding options of Rubincon	125,000	$1.00	6.89

Stock Options outstanding - November 30, 2006	6,225,000	$0.697	5.07	$10,766,500

Stock Options exercisable - November 30, 2006	5,037,500	$0.737	4.38	$10,023,500

The weighted-average grant date fair value of options granted during the six months ended November 30, 2006 was $1.73 per option. The total intrinsic value of the options exercised during the six months period ended November 30, 2006 was $130,000.

Stock options entitling the holder to purchase 100,000 common shares of the Company at an option exercise price of $1.00 per common share expiring March 14, 2011 were issued prior to the Plan of Arrangement. Only 25,000 of these options have vested.

The Company granted 25,000 stock options entitling the holder to purchase common shares of the Company for proceeds of $1.00 per common share expiring March 28, 2016 prior to the Plan of Arrangement. A total of 12,500 of these stock options vested on the grant date of March 29, 2006. A total of 12,500 of these stock options vest on March 29, 2007.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

On June 29, 2006 the Company granted 800,000 options to purchase shares of common stock to consultants of the Company. The options have an exercise price of $1.60, expire on June 29, 2011, 520,000 vest over a four to six year period and 280,000 vesting only upon the achievement of certain milestones.

On November 28, 2006 the Board of Directors of the Company approved the grant of options to purchase 300,000 shares of common stock with an exercise price of $2.06 per share to a consultant of the Company. The 180,000 options vest over a period of four years starting June 2007 and ending in June 2010 and 120,000 vest only upon achievement of certain milestones.

During the six months ended November 30, 2006 stock options to purchase in aggregate 1,100,000 shares of common stock were issued to consultants as previously described. The Company has followed the guidance in EITF 96-18 “Accounting for Equity Instruments That Are Issued to Other Then Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” During the six months ended November 30, 2006, $141,807 compensation expense has been recorded with respect to such options.

The summary of the status of the Company non-vested options as of November 30, 2006, as a result of changes during the six months then ended is a follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Non-vested Stock Options - May 31, 2006	—	—
Granted June 2006	800,000	$1.60
Granted November 2006	300,000	$2.06
Outstanding options of Rubincon	125,000	$1.00
Cancelled	—	—
Vested	(37,500)	$1.00
Exercised	—	—

Non-vested Stock Options - November 30, 2006	1,187,500	$1.67	$343,800

Financial Instruments

The Company’s financial instruments include certain instruments with short-term maturity and long-term debt. The fair value of financial instruments including cash and cash equivalents, marketable securities, accounts receivable, accounts payable, and short-tem borrowings approximate the carrying value due to the short-term nature of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate, currency or credit risks arising from its financial instruments.

The Company carries out a portion of transactions in foreign currencies. Included in the Company’s cash, marketable securities, accounts receivable, accounts payable and bank indebtedness with balances denominated in US dollars.

Foreign Currency Translation

The Company’s functional currency is United States dollars and the consolidated financial statements are stated in United States dollars, “the reporting currency”. Integrated operations have been translated from Canadian dollars into United States dollars at the year-end exchange rate for monetary balance sheet items, the historical rate for non-monetary balance sheet items, and the average exchange rate for the year for revenues, expenses, gains and losses. The gains or losses on translation are included as a component of other comprehensive income (loss) for the period.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Accounting Estimates

The preparation of these consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. By their nature, these estimates are subject to uncertainty and the effect on the consolidated financial statements of changes in such estimates in future periods could be material.

Earnings (Loss) per Common Share

Basic earnings (loss) per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings (loss) per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings (see Note 9).

3. EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued “Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R)”, which will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. Under past accounting standards, the funded status of an employer’s postretirement benefit plan (i.e., the difference between the plan assets and obligations) was not always completely reported in the balance sheet. Past standards only required an employer to disclose the complete funded status of its plans in the notes to the financial statements. SFAS No. 158 applies to plan sponsors that are public and private companies and nongovernmental not-for-profit organizations. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006, for entities with publicly traded equity securities, and at the end of the fiscal year ending after June 15, 2007, for all other entities. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company does not expect that the adoption of SFAS No. 158 will have a significant impact on the consolidated results of operations or financial position of the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” to eliminate the diversity in practice that exists due to the different definitions of fair value and the limited guidance for applying those definitions in GAAP that are dispersed among the many accounting pronouncements that require fair value measurements. SFAS No. 157 retains the exchange price notion in earlier definitions of fair value, but clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or liability in the principal or most advantageous market for the asset or liability. Moreover, the SFAS states that the transaction is hypothetical at the measurement date, considered from the perspective of the market participant who holds the asset or liability. Consequently, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price), as opposed to the price that would be paid to acquire the asset or received to assume the liability at the measurement date (an entry price).

SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Finally, SFAS No. 157 expands disclosures about the use of fair value to measure assets and liabilities in and annual periods subsequent to initial recognition. Entities are encouraged to combine the fair value information disclosed under SFAS No. 157 with the fair value information disclosed under other accounting pronouncements, including SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” where practicable. The guidance in this Statement applies for derivatives and other financial instruments measured at fair value under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” at initial recognition and in all subsequent periods.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and periods within those fiscal years, although earlier application is encouraged. Additionally, prospective application of the provisions of SFAS No. 157 is required as of the beginning of the fiscal year in which it is initially applied, except when certain circumstances require retrospective application. The Company is currently evaluating the impact of this statement on its results of operations or financial position of the Company.

In July 2006, the Financial Accounting Standards Board (“FASB”) has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company’s financial condition or results of operations.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments”—an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for an a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 is not expected to have a material effect on the Company’s financial condition or results of operations.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Financial Statements. Among other changes, SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The adoption of SFAS No. 153 did not have any affect on the Company’s financial statements.

On December 16, 2004, the FASB issued SFAS 153, Exchanges of Non-monetary Assets—An Amendment of APB Opinion No. 29. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, which was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have “commercial substance.” Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have any affect on the Company’s financial statements.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

In December of 2004, the FASB issued SFAS 123R Share Based Payments which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. This statement supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees. Among other things, this statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). This statement is to be applied as of the beginning of the first or annual period that begins after December 15, 2005, but earlier adoption is encouraged. The Company adopted this standard effective June 1, 2006 using the modified prospective basis. See note 3 for further discussion of the impact on the Company’s financial statements and required disclosure resulting from the adoption of SFAS 123R.

On November 24, 2004, the FASB issued SFAS 151, Inventory Costs—An amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company has determined that the adoption of this standard will have not have a material effect on the financial position and results of operations.

4. Business Acquisitions

On August 29, 2005, the Company entered into an agreement to purchase certain assets of Sensonics, Inc. (“Sensonics”). Sensonics is a designer and manufacturer of electronic circuits and aircraft instrumentation. The assets include certain contracts, the seller’s CAGE code, the right to use the seller’s name, all test fixtures, test equipment, plans, specifications and files relating to previous contracts performed, inventory and equipment. The consideration for the assets was $200,000 payable solely from 25% of the Gross Profit earned by API Electronics Inc. on all orders or contracts received by it on or after August 29, 2005, for product previously manufactured or sold by Sensonics.

The assets acquired at fair value, as at August 29, 2005 were as follows:

Inventory	$49,000
Machinery and Equipment	35,000
Customer Contracts	116,000

Fair value of assets acquired (Note 7)	$200,000

On April 27, 2006, the Company acquired all of the common shares of Keytronics, Inc. for an aggregate purchase price of $1,369,236. Keytronics, Inc. is a designer and manufacturer of electronic components of major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation. The purchase price was satisfied through payment of cash in the amount of $1,169,236 and a $200,000 promissory note given. The Company also incurred legal costs in connection with the acquisition in the amount of $19,881 giving a total acquisition cost of $1,389,117.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

The assets acquired at fair value, as at April 27, 2006 are as follows:

Cash	$235,364
Current assets	832,292
Fixed assets	527,064
Current Liabilities	(98,062)
Long-term Liabilities	(107,541)

Fair value of assets acquired	$1,389,117

The following unaudited pro forma summary presents the combined results of operations as if the Sensonics, Inc. and Keytronics, Inc. acquisition described above had occurred at June 1, 2005 for the six and three month period ended November 30, 2005 and does not purport to be indicative of the results of operations that would have occurred had the transaction been completed as of that date or of results that may occur in the future.

	Six months ended November 30, 2005	Three months ended November 30, 2005
Sales	$9,353,502	$4,892,295
Net Income	$254,798	$(38,317)

Net Income (Loss) per share – basic	$0.01	$(0.00)
Net Income (Loss) per share – diluted	$0.01	$(0.00)

5.Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	November 30, 2006	May 31, 2006
Accounts payable and accrued expenses	$1,866,710	$1,485,660
Wage and vacation accrual	333,997	297,327
Audit and accounting fees	83,130	135,130

Total	$2,283,837	$1,918,117

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

6. Shareholders’ Equity

Pursuant to the court approved Plan of Arrangement API Nanotronics Sub, Inc., formerly known as RVI Sub, Inc., became the sole shareholder of API, and each holder of the outstanding API common shares was granted the right to receive for each API common share 10 shares of API Nanotronics Corp. common stock, or if an eligible Canadian shareholder elected, 10 API Nanotronics Sub, Inc., exchangeable shares. Each API Nanotronics Sub, Inc. exchangeable share is exchangeable into one share of API Nanotronics common stock at the option of the holder. All references in the financial statements to the number of shares outstanding, per share amounts, and stock option data of the Company’s common stock have been restated to reflect the effect of the Plan of Arrangement for all the periods presented. Stockholders’ equity reflects the Plan of Arrangement by reclassifying from “Common stock” to “Additional paid-in capital” an amount equal to the par value of the shares arising from the Plan of Arrangement.

In connection with the plan of arrangement that occurred on November 6, 2006, the Company was obligated to issue 28,254,060 shares of either API Nanotronics Corp. common stock or exchangeable shares of API Nanotronics Sub, Inc. in exchange for the API common shares previously outstanding. As of November 30, 2006, (i) API Nanotronics Corp. had issued 8,932,660 shares of its common stock for API common shares, (ii) API Nanotronics Sub, Inc. had issued 2,379,240 shares of its exchangeable shares for API common shares and (iii) API Nanotronics Corp.’s transfer agent was awaiting shareholder elections or was in the process of issuing shares for the 16,942,150 shares of API Nanotronics Corp. common stock or exchangeable shares of API Nanotronics Sub, Inc. issueable with respect to the remaining API common shares. Consequently, API Nanotronics Corp. has not issued but is obligated to issue 19,321,290 shares of its common stock under the plan of arrangement either directly for API common shares or in exchange for API Nanotronics Sub, Inc. exchangeable shares.

To the extent practicable, the API Nanotronics Sub, Inc. exchangeable shares are economically equivalent to common stock of API Nanotronics Corp. In connection with consummating the plan of reorganization with API, API Nanotronics Corp. amended its certificate of incorporation to allow it to issue one special voting share. This special voting share was issued to a trustee in connection with the plan of arrangement and allows the trustee to have at meetings of shareholders of API Nanotronics Corp. the number of votes equal to the number of exchangeable shares held by non-affiliates of API Nanotronics Corp. (The trustee is charged with obtaining the direction of the holders of exchangeable shares on how to vote at meetings of API Nanotronics Corp. stockholders.) The API Nanotronics Sub, Inc. exchangeable shares are convertible into shares of API Nanotronics Corp. common stock at any time at the option of the holder. API Nanotronics Corp. may force the conversion of API Nanotronics Sub, Inc. exchangeable shares into shares of API Nanotronics Corp. common stock on the tenth anniversary of the date of the plan of arrangement or sooner upon the happening of certain events.

On June 29, 2006 the Company granted 800,000 options to purchase shares of common stock to consultants of the Company (see Note 2).

During the six month period ended November 30, 2006 the Company acquired and retired 30,000 common shares at a total cost of $57,000.

During the six month period ended November 30, 2006, the Company received aggregate cash proceeds of $60,000 from the exercise of stock options. The Company issued 100,000 shares of common stock as the result of these transactions.

On November 28, 2006 the Board of Directors of the company approved the grant of 300,000 options with an exercise price of $2.06 per option to a consultant to the Company (see Note 2).

7. Supplemental Cash Flow Information

	For the six months ended November 30,
	2006	2005
(a) Supplemental Cash Flow Information
Cash paid for income taxes	$(19,565)	$43,765
Cash paid for interest	$31,840	$14,287
(b) Non cash transaction
Note payable issued in conjunction with purchase of assets from Sensonics, Inc.	$—	$200,000
Other current assets and long-term debt assumed in conjuction with the Plan of Arrangement	$100,000	$—

8. Related Party Transactions

(a)	Included in general and administrative expenses for the six months ended November 30, 2006 are consulting fees of $35,700 (2005 - $29,948) paid to an individual who is a director and officer of the Company and rent, management fees, and office administration fees of $95,171(2005 - $91,682) paid to a corporation in which two of the directors are also directors of the Company.

Included in general and administrative expenses for the three months ended November 30,2006 are consulting fees of $17,850 (2005 - $14,704) paid to an individual who is a director and office of the Company and rent, management fees, and office administration of fees of $46,129 (2005 - $45,841) paid to a corporation in which two of the directors are also directors of the Company.

(b)	The bank debt of API Electronics Inc. is guaranteed by the President and Chief Operating Officer of the Company. The fair value of this guarantee is not significant to these financial statements.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

9. Earnings (Loss) Per Common Share

The following table sets forth the computation of weighted-average shares outstanding for calculating basic and diluted earnings per share (EPS) for the six months ended November 30:

	Six months ended November 30,		Three months ended November 30,
	2006	2005	2006	2005
Weighted-average shares-basic	33,474,641	25,097,588	38,805,270	24,541,193
Effect of dilutive securities:
Stock options outstanding	*	**	*	**

Weighted-average shares	33,474,641	25,097,588	38,805,270	24,541,193

Basic EPS and diluted EPS for the six months period ended November 30, 2006 have been computed by dividing the net loss by the weighted average shares outstanding. The weighted average number of shares issued and outstanding for the six months period ended November 30, 2006 is 33,474,641. The weighted average numbers of shares of common stock outstanding includes exchangeable shares and shares to be issued under the Plan of Arrangement for the period ended November 30, 2006 of 19,321,390.

*All outstanding options, aggregating 6,225,000 incremental shares, have been excluded from the November 30, 2006 computation of diluted EPS as they are anti-dilutive due to the losses generated.

**During the six months period ended November 30, 2005 no options were outstanding and thus not excluded from the computation of the diluted earnings per share.

10. Comprehensive Income (Loss)

	Six months ended November 30,		Three months ended November 30,
	2006	2005	2006	2005
Net income (loss)	$(616,450)	$613,063	$(614,794)	$357,680
Foreign currency translation adjustment	188,651	115,408	208,294	32,600
Unrealized gains (losses) on available for sale securities, net of tax	21,530	1,068	3,481	(82,895)

Comprehensive income (loss)	$(406,269)	$729,539	$(403,019)	$307,385

11.Commitments

Management Agreement

On January 1, 2005, API entered into a renewal of an oral agreement for management services with Can-Med Technology, doing business as Green Diamond Corp. Under the terms of the agreement, Green Diamond Corp. provides office space, office equipment and supplies, telecommunications, personnel, and management services (see Note 8).

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

12. Letter Of Intent

On July 14, 2006 the Company entered into a non-binding letter of intent (the “Letter of Intent”) to purchase all of the capital stock of National Hybrid, Inc. and Pace Technology, Inc. from the Estate of Ben Pace. Pursuant to the Letter of Intent the Company has the option to purchase two thirty day extensions for $100,000 each. The extension payments are non-refundable, but such payments shall be applied to the purchase price. During the period ended November 30, 2006 the Company paid $100,000 to the Estate of Ben Pace to extend negotiations under the Letter of Intent to November 30, 2006 which is included in prepaid expenses and other current assets. Subsequent to November 30, 2006 the Company paid an additional $100,000 to extend negotiations under the Letter of Intent to January 31, 2007.

13. Segment Information

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS No. 131). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

SFAS No. 131 uses a management approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. The Company’s operations are conducted in two reportable segments which are distinguished by geographic location in Canada and United States. Within the US reporting segment the Company has aggregated two operating segments. These segments have been aggregated as they share similar economic characteristics including similar product lines and shared manufacturing processes and equipment. Both segments design and manufacture electronic components. Inter-segment sales are presented at their market value for disclosure purposes.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Six Months Ended November 30, 2006	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$3,129,382	$4,903,949	$—	$—	$8,033,331
Inter-Segment Sales	2,714	129,065	—	(131,779)	—

Total	3,132,096	5,033,014	—	(131,779)	8,033,331

Gross Income	76,704	744,107			820,811
Corporate Head Office Expenses	—	—	1,323,526	—	1,323,526
Depreciation and Amortization	38,296	295,040	149,207	—	482,543
Other Expense (Income)	(17,704)	23,559	(161,110)	—	(155,255)
Income Tax Expense (Benefit)	—	14,847	(228,400)	—	(213,553)

Net income (loss)	56,112	410,661	(1,083,223)	—	(616,450)

Segment Assets	3,061,600	8,416,966	5,931,671	—	17,410,237

Goodwill included in assets	1,130,906	—	—	—	1,130,906
Capital Expenditures	29,185	131,263	—	—	160,448

Six Months Ended November 30, 2005	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$3,471,455	$4,772,724	$—	$—	$8,244,179
Inter-Segment Sales		172,237	—	(172,237)	—

Total	3,471,455	4,944,961	—	(172,237)	8,244,179

Gross Income	314,408	1,201,560	—	—	1,515,968
Corporate Head Office Expenses	—	—	443,665	—	443,665
Depreciation and Amortization	53,246	368,428	84,834	—	492,343
Other Expense (Income)	43,180	17,095	(109,849)	—	(49,574)
Income Tax Expense	—	16,471	—	—	16,471

Net income (loss)	232,147	799,566	(418,650)	—	613,063

Segment Assets	2,583,730	6,085,040	5,023,532	—	13,692,302

Goodwill included in assets	1,137,166	—	—	—	1,137,166
Capital Expenditures	45,029	30,202	—	—	75,231

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Condensed Notes to Consolidated Financial Statements

(Unaudited)

	Six months ended November 30,
Geographical Information	2006		2005
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$6,681,905	$4,318,949	$6,536,888	$2,850,765
Canada	546,629	1,367,771	634,044	2,571,324
United Kingdom	754,873	—	1,012,710	—
All Other	49,924	—	60,537	—

	$8,033,331	$5,686,720	$8,244,179	$5,422,089

(b)	Major Customer

	Six months ended November 30,
	2006	2005
Revenue
U.S. Department of Defense	20%	21%
U.S. Department of Defense subcontractors	48%	50%

14. Subsequent Events

On December 27, 2006, the Company issued incentive stock options to purchase up to 500,000 shares in total of its common stock to 16 employees of its subsidiaries. The options have an exercise price of $2.00 per share, the closing price of the Company’s common stock on the date of grant and a term of ten years.

On January 12, 2007, the Company accepted subscriptions for 1,290,000 shares of its common stock which were sold in a Regulation S private placement to investors not located in the United States for $1.85 per share. The Company received gross proceeds of $2,386,500 for such shares.

Independent Auditor’s Report

To the Stockholders’ of

    Keytronics, Inc.

We have audited the accompanying balance sheet of the Keytronics, Inc. as of September 30, 2005 and 2004 and the related statement of income and retained earnings and cash flow for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keytronics, Inc. at September 30, 2005 and 2004, and the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.

/s/ Thomas P. Curtain
Thomas P. Curtain
Certified Public Accountant
Syracuse, NY

October 28, 2005

KEYTRONICS, INC.

BALANCE SHEETS

September 30, 2005 and 2004

	9-30-05	9-30-04
ASSETS
CURRENT ASSETS
Cash	$345,621	192,809
Accounts and Other Receivables, net of allowance for doubtful accounts $7,786	211,369	178,223
Inventory	477,996	474,243
Prepaid Expenses	17,015	23,750

Total Current Assets	1,052,001	869,025
FIXED ASSETS
Land and Building	226,495	226,495
Equipment	885,106	889,451
Leasehold Improvements	8, 486	8,486

	1,120,087	1,124,432
Less: Accumulated Depreciation & Amort	-928,077	-921,043

Total Fixed Assets	192,010	203,389
OTHER ASSETS
CSV Life Insurance	72,013	58,476

Total Other Assets	72,013	58,476

TOTAL ASSETS	$1,316,024	1,130,890

See Notes to Financial Statements

KEYTRONICS, INC.

BALANCE SHEETS

September 30, 2005 and 2004

	9-30-05	9-30-04
LIABILITIES AND CAPITAL
CURRENT LIABILITIES
Note Payable, (Current Portion)	$43,610	38,257
Accounts Payable	43,214	74,092
Accrued Payroll	63,091	54,914
Corporate Income Taxes Payable	37,148
Accrued Expense Payable	5,002	4,481

Total Current Liabilities	192,065	171,744

LONG-TERM LIABILITIES
Note Payable	129,973	199,170

CAPITAL
Common Stock	10	10
Paid-in Surplus	99,990	99,990
Retained Earnings	893,986	659,976

	993,986	759,976

TOTAL LIABILITIES AND CAPITAL	$1,316,024	1,130,890

See Notes to Financial Statements

KEYTRONICS, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

September 30, 2005 and 2004

	9-30-05	9-30-04
Sales	$2,541,608	2,347,239
Cost of Goods Sold
Purchases	672,536	717,557
Direct & Indirect Labor	750,832	662,233
Overhead Expenses	398,245	356,744

Total Cost of Goods Sold	1,821,613	1,736,534
Gross Profit	719,995	610,705
Administrative & Selling Expense
Salaries & Wages	229,506	214,751
Sales Expense	19,009	13,574
Office Supplies & Expense	9,294	7,731
Insurance Expense	37,956	46,771
Legal & Professional	21,906	24,027
Pension Expense	12,286	10,783
Service Charges	9,159	6,967
Telephone Expense	4,652	4,216
Depreciation Expense	4,410	5,246

Total Administrative & Selling Expense	348,178	334,066
Income from Operations	371,817	276,639
Other Income (Expense)
Interest Expense	-13,657	-17,493
Miscellaneous	7,850	4,798

	-5,807	-12,695
Net Income before Taxes	366,010	263,944
Federal and State Income Taxes	-132,000	-99,163

NET INCOME	234,010	164,781
Retained Earnings, Beginning	659,976	495,195

Retained Earnings, Ending	$893,986	659,976

See Notes to Financial Statements

KEYTRONICS, INC.

STATEMENTS OF CASH FLOW

YEARS ENDED SEPTEMBER 30, 2005 and 2004

	9-30-05	9-30-04
OPERATING ACTIVITIES
Cash Received
Sales of Goods and Services	$2,512,087	2,373,656
Interest Income	4,226	1,472.00

Total	2,516,313	2,375,128
Cash Paid
Acquire Material, Goods and Services	1,167,317	1,289,291
Employee Compensation	972,161	881,762
Interest and Income Taxes	145,657	116,656

Total	2,285,135	2,287,709
INVESTING ACTIVITIES
Cash Paid
Fixed Assets	985	5,600
Investments	13,537	8,304
FINANCING ACTIVITIES
Cash Paid
Loans	63,844	62,271

INCREASE (DECREASE) CASH	$152,812	11,244

Operating Activities
Net Income	$234,010	164,781
Reconciling Items:
Depreciation and Amortization	12,364	14,837
Increase in Current Assets	-30,164	16,149
Increase in Current Liabilities	14,968	-108,348

Net Cash Provided by Operations	231,178	87,419
Financing Activities	-63,844	-62,271
Investing Activities	-14,522	-13,904

Increase (Decrease) in Cash	152,812	11,244
Cash Beginning	192,809	181,565

Cash End of Year	$345,621	192,809

See Notes to Financial Statements

KEYTRONICS, INC.

NOTES TO FINANCIAL STATEMENT

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The company is engaged in the manufacture of electrical power supplys, reactors, and networks for commercial and government use. Over eighty percent of sales for the year were made to four customers.

Fixed Assets

Fixed assets are stated at cost. Additions, renewals and betterments of fixed assets are capitalized. Depreciation is provided on a straight-line method over the estimated useful lives of the assets. Depreciation for the year was $12,364 for September 30, 2005 and $14,837 for September 30, 2004.

Inventories

Inventories are stated at lower of cost or market. Cost is determined on a first in first out basis. The components of inventories at September 30, 2005 and 2004 were as follows:

Raw Material	219,201	167,167
Work in progress	158,124	178,618
Finished Goods	96,918	132,211

	474,243	477,996

Income Taxes

Corporation income taxes at September 30, 2005 and 2004 are as follows:

	2005	2004
Federal Income Tax	126,310	101,161
NYS Franchise Tax	5 ,690	4 ,644

	132,000	105,805

KEYTRONICS, INC.

NOTES TO FINANCIAL STATEMENT

2.	NOTES PAYABLE

On March 7, 2003, Visions Federal Credit Union refinanced the debt of Keytronics, Inc. with a seven year loan of $173,584. The corporation is currently paying $5000 per month on the the loan. The base interest being charged is 6.5 percent.

Keytronics, Inc. outstanding debt on this loan as of September 30, 2005 is as follows:

	Balance	Monthly Payment	Current Portion	Term
Visions FCU	$173,584	4,467	43,611	7 Years

The Credit Union has also offered a $125,000 line of credit thru March 7, 2006. The company has not borrowed on this line.

This loan is secured by land, building, all accounts, inventory, general intangibles and machinery and equipment. The loan is further secured by life insurance in the amount of $500,000 on the life of the principal stockholder. The principal stockholder is also a guarantor.

3.	LEASE

The Corporation operation lease expires December 31, 2007. The lease can be renewed for five years. Total rent expense for the year ending September 30, 2005 was $59,250 and $58,365 for 2004.

Lease 2006	60,380
Lease 2007	61,298

4.	PENSION

The company has a 401K pension plan with Oppenheimer Stock and Bond Funds. During the last fiscal year the company matched one-half up to five percent of employees’ wages, that eligible employees contributed. The cost to the company for the year ended September 30, 2005 was $12,286 and $10,783 for the prior year.

KEYTRONICS, INC.

BALANCE SHEET

March 31, 2006 and 2005

(Unaudited)

	3-31-06	3-31-05
ASSETS
CURRENT ASSETS
Cash	$222,659	142,591
Accounts and Other Receivables, net of allowance for doubtful accounts $7,786	199,245	306,990
Inventory	512,256	474,243
Prepaid Expenses	12,074	12,597

Total Current Assets	946,234	936,421
FIXED ASSETS
Land and Building	226,495	226,495
Equipment	886,466	891,121
Leasehold Improvements	8,486	8,486

	1,121,447	1,126,102
Less: Accumulated Depreciation & Amort	-933,785	-927,181

Total Fixed Assets	187,662	198,921
OTHER ASSETS
CSV Life Insurance	72,013	58,476

Total Other Assets	72,013	58,476

TOTAL ASSETS	$1,205,909	1,193,818

See Notes to Financial Statements

KEYTRONICS, INC.

BALANCE SHEETS

March 31, 2006 and 2005

(Unaudited)

	3-31-06	3-31-05
LIABILITIES AND CAPITAL
CURRENT LIABILITIES
Note Payable, (Current Portion)	$41,121	43,610
Accounts Payable	38,256	39,495
Accrued Payroll	15,567	29,114
Corporate Income Taxes Payable	-46,088	18,489
Accrued Expense Payable	3,506	6,541

Total Current Liabilities	52,362	137,249
LONG-TERM LIABILITIES
Note Payable	110,969	168,670
CAPITAL
Common Stock	10	10
Paid-in Surplus	99,990	99,990
Retained Earnings	942,578	787,899

	1,042,578	887,899

TOTAL LIABILITIES AND CAPITAL	$1,205,909	1,193,818

See Notes to Financial Statements

KEYTRONICS INC.

STATEMENT OF INCOME

(Unaudited)

	Six Months March 31 2006	Six Months March 31 2005
Sales	$990,874	$1,374,338
Cost of Sales
Purchases	241,373	430,254
Direct Labor	171,472	201,524

Supervision Salaries	111,344	112,100
Prod Engineering	27,519	27,560
Indirect Labor	43,486	42,675
Overhead Labor	29,408	29,653

Total Overhead Labor	211,757	211,988

Overhead	-13,752
Shop Supplies	4,922	5,861
Payroll Tax	41,507	44,947
Emp Agency Fee	3,136	7,457
Utilities	21,133	24,045
R/M Machinery	1,066	128
Depreciation	3,720	3,984
Test Equip Rep/Cal	1,511	1,951
Small Tools	798	3,742
Rent	29,964	29,514
Maint Bldg	9,573	11,552
Freight In	4,749	9,683
Ins Gen Hosp	47,213	44,955
Ins Dental	9,609	9,729
Ins Vision	-51	34
Real Estate Taxes	4,932	4,784

Total Overhead Exp	170,030	202,366

Cost of Sales	794,633	1,046,132

Gross Profit	196,241	328,206

Keytronics Inc.

Statement of Income (continued)

(Unaudited)

	Six Months March 31 2006	Six Months March 31 2005
SGA Expense
Ship/Rec Supplies	1,481	2,403
Clerical Salaries	56,225	55,661
Advertising	270	1,142
Commission Exp	4,949	5,215
Freight Out	1,557	1,287
Computer Maint	1,600	8,000
Ins Liability	8,544	6,176
Ins Worker Comp	7,385	5,508
Postage	375	400
Entertainment	225	141
Travel	7	1,397
Office Exp	3,565	3,575
Telephone Exp	2,376	2,328
Office Equip Rental	564	483
Office Equip Repairs	218	298
Administrative Exp	1,756	3,065
Legal & Acct	6,180	6,595
Officer Life Ins	14,280	14,280
Pension Exp	5,301	5,683
Late Pay Chg	4	3
Bank Service Chg	4,184	4,035
Bank Fee	476	420
Amort	0	0
Interest Exp	5,311	7,353
Depreciation	1,988	2,154

Total SGA Exp	128,820	137,602

Operating Income	87,421	190,604
Other Income
Interest	4,319	1,434
Rent	1,800	1,800

Pretax Income	73,539	193,838
NYS Franchise	1,103	2,908
Fed Corp Tax	23,844	63,007

Net Income	$48,592	$127,923

KEYTRONICS

STATEMENT OF CASH FLOWS

FOR THE SIX MONTH PERIODS ENDED MARCH 2006 AND 2005

(unaudited)

Description	Six Months March 31, 2006	Six Months March 31, 2005
	US$	US$
OPERATING ACTIVITIES
NET INCOME	$48,592	$127,923
ADD: AMORTIZATION	$5,708	$6,138
CHANGE IN CURRENT ASSETS
DECREASE IN ACCOUNTS RECEIVABLE	$12,124	($128,767)
INVENTORY	($34,260)	$0
CORPORATE TAX RECOVERABLE
PREPAID EXPENSES	$4,941	$11,153
CSV LIFE INSURANCE	$0	$0
FUTURE INCOME TAX	$0	$0
CHANGE IN CURRENT LIABILITIES
CURRENT PORTION OF LT DEBT	($2,489)	$5,353
CURRENT LIABILITIES	($4,958)	($34,597)
ACCURED PAYROLL	($47,524)	($25,800)
CORP. INC. TAX PAYABLE	($83,236)	$18,489
ACCRUED EXPENSE PAYABLE	($1,496)	$2,060

	($102,598)	($18,048)
INVESTING ACTIVITIES
LESS PURCHASE OF CAPITAL ASSETS	($1,360)	($1,670)
NET PROCEEDS FROM SALE OF BUILDING
FINANCING ACTIVITIES
INCREASE (DECREASE) in LONG TERM DEBT	($19,004)	($30,500)
EFFECT OF FOREIGN CURRENCY ON ITEMS	$0	$0

SUB TOTAL	($20,364)	($32,170)

NET CHANGE IN CASH & EQUIVALENTS	($122,962)	($50,218)

CASH BEGINNING OF THE PERIOD	$345,621	$192,809

ENDING CASH BALANCE	$222,659	$142,591

KEYTRONICS, INC.

NOTES TO FINANCIAL STATEMENT

(Unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The company is engaged in the manufacture of electrical power supplys, reactors, and networks for commercial and government use. Over seventy percent of sales for the year were made to four customers.

Fixed Assets

Fixed assets are stated at cost. Additions, renewals and betterments of fixed assets are capitalized. Depreciation is provided on a straight-line method over the estimated useful lives of the assets. Depreciation for the six-months was $5,708 for March 31, 2006 and $6,138 for March 31, 2005,

Inventories

Inventories are stated at lower of cost or market. Cost is determined on a first in first out basis. The components of inventories at March 31, 2006 and 2005 were as follows:

	2006	2005
Raw Material	192,050	166,167
Work in progress	101,650	177,618
Finished Goods	218,556	130,458

	$512,256	474,243

Income Taxes

Corporation income taxes at March 31, 2006 and 2005 are as follows;

	2006	2005
Federal Income Tax	23,844	63,007
NYS Franchise Tax	1,103	2,908

	24,947	65,915

KEYTRONICS, INC.

NOTES TO FINANCIAL STATEMENT

(Unaudited)

2.	NOTES PAYABLE

On March 7, 2003, Visions Federal Credit Union refinanced the debt of Keytronics, Inc. with a seven year loan of $173,584. The corporation is currently paying $4,467 per month on the loan. The base interest being charged is 10 percent.

Keytronics, Inc. outstanding debt on this loan as of May 31, 2006 is as follows:

	Balance	Monthly Payment	Current Portion	Term
Visions FCU	$152,090	4,467	41,121

The Credit Union has also offered a $125,000 line of credit. The company has not borrowed on this line.

This loan is secured by land, building, all accounts, inventory, general intangibles and machinery and equipment. The loan is further secured by Harold Horton’s life insurance policy of $500,000.

3.	LEASE

The Corporation operation lease expires December 31, 2007. The lease can be renewed for five years. Total rent expense for the six-month year ending March 31, 2006 was $29,864 and $29,514 for 2004.

Lease	2006	60,380
Lease	2007	61,298

4.	PENSION

The company has a 401K pension plan with Oppenheimer Stock and Bond Funds. During the last fiscal year the company matched one-half up to five percent of employees’ wages, that eligible employees contributed. The cost to the company for the six month year ended March 31, 2006 was $5,301 and $5,683 for 2004.

National Hybrid, Inc. and

Pace Technology, Inc.

Consolidated Financial Statements

With Supplementary Information

For the Nine Months Ended

September 30, 2006 and 2005

National Hybrid, Inc. and

Pace Technology, Inc.

Consolidated Financial Statements

With Supplementary Information

For the Nine Months Ended

September 30, 2006 and 2005

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Balance Sheet

September 30, 2006

Assets

Current Assets:
Cash	$3,383,277
Accounts receivable, net of allowance for doubtful accounts of $10,334	1,881,729
Inventories	4,300,000
Prepaid taxes, expenses and other current assets	357,300

Total Current Assets	9,922,306

Property and Equipment, net	110,509

Other Assets:
Security deposits	3,242

Total Assets	$10,036,057

See accountants’ compilation report

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Balance Sheet

September 30, 2006

Liabilities and Stockholder’s Equity

Current Liabilities:
Accounts payable and accrued expenses	$1,149,586
Other current liabilities	192,637

Total Current Liabilities	1,342,223

Stockholder’s Equity:
Common stock	2,000
Treasury stock, at cost	(706,990)
Retained earnings	9,387,725
Non-controlling interest in (deficit) equity	11,099

Total Stockholder’s Equity	8,693,834

Total Liabilities and Stockholder’s Equity	$10,036,057

See accountants’ compilation report

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Statements of Income

For the Nine Months Ended

September 30

	2006	2005
Sales	$11,143,926	$10,104,876

Cost of Goods Sold	6,794,467	6,186,747

Gross Profit	4,349,459	3,918,129

Operating Expenses:
Selling	802,018	708,210
General and administrative	1,637,201	1,311,134

Total Operating Expenses	2,439,219	2,019,344

Income from operations	1,910,240	1,898,785

Other Income:
Interest income	33,637	29,005
Other income	8,556	1,433

Income before non-controlling interest	1,952,433	1,929,223

Non-controlling interest in net (income)loss of variable interest entity	(13,660)	91,378

Net income	$1,938,773	$2,020,601

See accountants’ compilation report

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Statement of Changes in Stockholder's Equity

Nine Months Ended

September 30, 2006 and 2005

					Retained Earnings	Non-Controlling Interest In Deficit	Total Stockholder's Equity
	Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount
January 1, 2005	10	$2,000	11	$(706,990)	$6,337,487	$130,735	$5,763,232
Net income		—		—	2,020,601	—	2,020,601
Non-controlling interest in net loss		—		—	—	(91,378)	(91,378)
Distributions to stockholder		—		—	(614,106)	—	(614,106)

September 30, 2005	10	$2,000	11	$(706,990)	$7,743,982	$39,357	$7,078,349

January 1, 2006	10	$2,000	11	$(706,990)	$7,994,085	$(2,561)	$7,286,534
Net income		—		—	1,938,773	—	1,938,773
Non-controlling interest in net income		—		—	—	13,660	13,660
Distributions to stockholder		—		—	(545,133)	—	(545,133)

September 30, 2006	10	$2,000	11	$(706,990)	$9,387,725	$11,099	$8,693,834

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Statements of Cash Flows

For the Nine Months Ended

September 30

	2006	2005
Cash flows from operating activities:
Net income	$1,938,773	$2,020,601

Adjustments to reconcile net income to net cash provided by operating activities:
Non-controlling interest in net income (loss) of variable interest entities	13,660	(91,378)
Depreciation and amortization	24,262	39,090
Changes in assets and liabilities:
Accounts receivable	(701,296)	(613,163)
Prepaid expenses and other current assets	(242,946)	(85,235)
Inventories	(233,206)	693,809
Other assets	—	8,077
Accounts payable, accrued expenses and other liabilities	139,822	(41,293)

Total adjustments	(999,704)	(90,093)

Net cash provided by operating activities	939,069	1,930,508

Cash flows used in investing activities:
Acquisition of fixed assets	(14,350)	(89,618)

Cash flows from financing activities:
Distributions	(545,133)	(614,106)

Net increase in cash	379,586	1,226,784

Cash, beginning	3,003,691	1,969,576

Cash, ending	$3,383,277	$3,196,360

Supplemental disclosures of cash flow information:

Cash paid for interest	—	—

Cash paid for taxes	—	—

See accountants’ compilation report

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of National Hybrid Inc. (an S-Corporation) and Pace Technology, Inc. (an S-Corporation) which are affiliated through common ownership and management. Effective January 1, 2003 the Company has adopted FASB Interpretation No. 46R (Consolidation of Variable Interest Entities). In accordance with the interpretation National Hybrid Inc. and Pace Technology, Inc. (hereafter, the “Company”) are presented as consolidated financial statements. All significant transactions and balances have been eliminated in consolidation.

Nature of Operations

The Company, with a primary location in Ronkonkoma, New York, and a location in Largo, Florida, manufactures hybrid electronic components for military and industrial applications.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable.

The Company places its cash with high credit quality institutions. In general, such investments exceed the FDIC insurance limit of $100,000.

The Company provides credit to its customers in the normal course of business. The Company routinely assesses the financial strength of its customers, and as a consequence, believes that its trade accounts receivable exposure is limited.

AR Concentration

The Company may, at times, have a concentration of its customer receivables with a specific customer. At September 30, 2006, three customers accounted for approximately 44 percent of outstanding receivables (each customer accounting for approximately 12, 14 and 18 percent).

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, money market instruments and other investments having maturities of three months or less at the date of acquisition. Cash equivalents are stated at cost, which approximates fair value.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. The Company determines an account receivable to be delinquent when payments have not been made according to contractual terms. In addition to reviewing delinquent accounts receivable, management considers many factors in estimating the allowance, including historical data, experience, customer types, creditworthiness, and economic trends. From time to time, management may adjust its assumptions for anticipated changes in these or other factors expected to effect collectibility.

Income Taxes

The Company, with the consent of its stockholder, has elected under the Internal Revenue Code and applicable state law to be an S corporation. In lieu of corporation income taxes, the stockholder of an S corporation is taxed on his or her proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal, and a reduced provision for State income taxes have been included in these financial statements.

Deferred Income Taxes

Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. Due to immateriality, the Company has not established deferred income tax assets or liabilities at September 30, 2006.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are carried at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant expenditures that increase the value, or extend the useful lives, of the property are capitalized.

Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally from five to ten years.

Depreciation and amortization relating to property and equipment charged to income for the nine months ended September 30, 2006 and 2005 was $24,262 and $39,090, respectively.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method. The value of inventory has been estimated based on expected gross profit margins.

Revenue Recognition

The Company recognizes non-contract revenue when it is realized or realizable and earned. The Company considers non-contract revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped and risk of loss and ownership has transferred to the customer.

The Company reserves for returns and warranty costs based on the Company’s historical experience and industry standards.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies (continued)

Shipping Costs

Shipping costs for the nine months ended September 30, 2006 and 2005 amounted to $39,811 and $31,241 and are included in general and administrative expenses.

Research and Development Expenses

Expenditures for research and development are expensed as incurred. For the nine months ended September 30, 2006 and 2005, the Company incurred $558,903 and $568,169, respectively.

Advertising Costs

Advertising costs are expensed as incurred. For the nine months ended September 30, 2006 and 2005, advertising expense was $33,788 and $46,340, respectively.

Variable Interest Entities

In accordance with FASB Interpretation No. 46 (Consolidation of Variable Interest Entities), the Company consolidates variable interest entities (VIE’s) in which the Company is the primary beneficiary. VIE’s that share common ownership are reported at carrying value.

National Hybrid, Inc. is the primary beneficiary of Pace Technology, Inc. which qualifies as a variable interest entity. Accordingly, the assets and liabilities and revenues and expenses of Pace Technology, Inc. have been included in the accompanying financial statements. National Hybrid, Inc. provides financial support to the entity and 97 percent of Pace Technology’s sales are made to National Hybrid, Inc. For the nine months ended September 30, 2006 and 2005 Pace Technology had total assets of $22,718 and $70,147, respectively, total liabilities of $11,618 and $28,895, respectively, revenue of $784,430 and $634,120, respectively, and expenses of $770,771 and $720,523, respectively.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate the carrying value due to the short-term nature of these instruments.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies (continued)

Long-Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and property and equipment, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

Note B -	Property and Equipment
At September 30, 2006, property and equipment consisted of:

		Estimated Useful Life
Machinery and equipment	$2,078,098	10 years
Leasehold improvements	202,536	10 years
Office equipment	56,534	7 years

	2,337,168
Less: Accumulated depreciation and amortization	(2,226,659)

Property and equipment, net	$110,509

Note C -	Stockholder’s Equity

Common Stock consists of the following:

1.      National Hybrid Inc: 200 shares no par value authorized, twenty one shares issued, ten shares outstanding; eleven shares in Treasury at a cost of $706,990.

2.      Pace Technology Inc: 200 shares no par value authorized, ten shares issued and outstanding.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note D -	Related Party Transactions

The Company leases its operating facilities in Ronkonkoma, New York from the estate of its stockholder, on a month-to-month basis. The Company is responsible for the payment of real estate taxes, insurance and other related expenses on the property.

Related rent for the nine months ended September 30, 2006 and 2005 totaled $135,000 and $45,000.

Note E -	Operating Leases

The Company occupies a facility of about 13,400 square feet in Largo, Florida, under a lease that expires December 31, 2007; the rent is $7,887 per month.

Future minimum annual rents are as follows for the years ended December 31,

2006	$94,644
2007	94,644

Note F -	Benefit Plan

The Company has established a defined contribution plan under Section 401(k) of the Internal Revenue Code, which provides for voluntary employee contributions of up to 15 percent of compensation for employees meeting certain eligibility requirements. The Company did not contribute to the plan.

Supplementary Information

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Schedules of Cost of Goods Sold

For the Nine Months Ended

September 30

	2006	2005
Inventory, beginning	$4,066,794	$3,293,809
Purchases	2,779,740	1,738,908
Engineering salaries	222,258	214,335
Technician salaries	584,923	549,798
Quality control salaries	51,882	55,163
Direct assembly salaries	1,055,379	996,241
Material salaries	34,937	36,785
Design salaries	85,511	82,264
Indirect salaries	149,295	137,073
Maintenance salaries	97,949	79,974
Operations salaries	143,244	159,458
Production salaries	252,470	232,614
Payroll taxes	239,303	235,777
Hospitalization	315,368	296,600
Insurance	70,575	—
Rent	228,420	105,926
Factory supplies	366,879	235,406
Depreciation and amortization	24,262	39,090
Utilities	156,344	149,339
Repairs and maintenance	40,939	28,154
Test equipment calibration	18,719	11,569
Building maintenance	52,088	43,495
Freight	5,186	4,677
Factory expenses	22,576	27,486
Subcontracting	23,505	31,237
Equipment leases	5,921	1,569

Cost of goods available for sale	11,094,467	8,786,747
Inventory, ending	(4,300,000)	(2,600,000)

Total Cost of Goods Sold	$6,794,467	$6,186,747

See accountants’ report on supplementary information

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Schedules of Selling Expenses

For the Nine Months Ended

September 30

	2006	2005
Sales and marketing salaries	$184,450	$251,471
Payroll Taxes	16,483	—
Royalty fees	84,661	48,548
Commissions	285,683	222,521
Advertising	33,788	46,340
Sales and marketing expenses	93,484	96,850
Business expenses	15,029	21,391
Airfare	23,240	9,001
Auto and travel	29,097	5,900
Lodging	—	4,948
Trade shows	—	1,240
Other	36,103	—

Total Selling Expenses	$802,018	$708,210

See accountants’ report on supplementary information

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Schedules of General and Administrative Expenses

For the Nine Months Ended

September 30

	2006	2005
Officers’ salaries	$427,670	$212,511
Office salaries	139,022	76,600
Purchasing salaries	109,494	89,447
Research and development salaries	558,903	568,169
Payroll taxes	110,372	111,061
Hospitalization	35,041	32,956
Professional fees	95,146	17,674
Insurance	7,842	69,574
Shipping	39,811	31,241
Rent	25,380	11,770
Utilities	17,371	16,593
Office supplies	14,670	13,931
Auto expense	3,161	116
Repairs and maintenance	5,359	3,480
Office expense	29,825	29,153
Miscellaneous expense	807	5,818
Telephone	17,327	21,040

Total General and Administrative Expenses	$1,637,201	$1,311,134

See accountants’ report on supplementary information

National Hybrid, Inc. and

Pace Technology, Inc.

Consolidated Financial Statements

With Supplementary Information

For the Years Ended

December 31, 2005 and 2004

National Hybrid, Inc. and

Pace Technology, Inc.

Consolidated Financial Statements

With Supplementary Information

For the Years Ended

December 31, 2005 and 2004

Independent Auditors’ Report

To the Stockholders,

National Hybrid, Inc and Pace Technology, Inc.:

We have audited the accompanying consolidated balance sheets of National Hybrid, Inc and Pace Technology, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Hybrid, Inc and Pace Technology, Inc. as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

October 6, 2006

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Balance Sheets

December 31

Assets

	2005	2004
Current Assets:
Cash	$3,003,691	$2,171,326
Accounts receivable, net of allowance for doubtful accounts of $11,439 in each year	1,180,433	1,082,695
Inventories	4,066,794	3,293,809
Prepaid taxes, expenses and other current assets	114,354	275,368

Total Current Assets	8,365,272	6,823,198

Property and Equipment, net	120,420	64,118

Other Assets:
Security deposits	3,242	3,442

Total Assets	$8,488,934	$6,890,758

The Notes to Consolidated Financial Statements are an integral part of these statements.

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Balance Sheets

December 31

Liabilities and Stockholder’s Equity

	2005	2004
Current Liabilities:
Accounts payable and accrued expenses	$949,134	$772,863
Other liabilities	253,266	354,663

Total Current Liabilities	1,202,400	1,127,526

Stockholder’s Equity:
Common stock	2,000	2,000
Treasury stock, at cost	(706,990)	(706,990)
Retained earnings	7,994,085	6,337,487
Non-controlling interest in (deficit) equity	(2,561)	130,735

Total Stockholder’s Equity	7,286,534	5,763,232

Total Liabilities and Stockholder’s Equity	$8,488,934	$6,890,758

The Notes to Consolidated Financial Statements are an integral part of these statements.

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Statements of Income

For the Years Ended December 31

	2005	2004
Sales	$12,771,293	$16,754,488

Cost of Goods Sold	7,708,501	11,135,495

Gross Profit	5,062,792	5,618,993

Operating Expenses:
Selling	990,011	991,790
General and administrative	1,818,782	3,175,799

Total Operating Expenses	2,808,793	4,167,589

Income from operations	2,253,999	1,451,404

Other Income:
Interest/dividend income	31,492	27,861
Other income	3,111	182,565

Income before non-controlling interest	2,288,602	1,661,830

Non-controlling interest in net (income) loss of variable interest entity	133,296	(117,290)

Net income	$2,421,898	$1,544,540

The Notes to Consolidated Financial Statements are an integral part of these statements.

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Statements of Changes in Stockholder's Equity

Years Ended December 31, 2005 and 2004

	Common Stock		Treasury Stock		Retained Earnings	Non-Controlling Interest In Deficit	Total Stockholder's Equity
	Shares	Amount	Shares	Amount
January 1, 2004	10	$2,000	11	$(706,990)	$6,680,200	$13,445	$5,988,655
Net income		—		—	1,544,540	—	1,544,540
Non-controlling interest in net income		—		—	—	117,290	117,290
Distributions to stockholder		—		—	(1,887,253)	—	(1,887,253)

December 31, 2004	10	2,000	11	(706,990)	6,337,487	130,735	5,763,232
Net income		—		—	2,421,898	—	2,421,898
Non-controlling interest in net loss		—		—	—	(133,296)	(133,296)
Distributions to stockholder		—		—	(765,300)	—	(765,300)

December 31, 2005	10	$2,000	11	$(706,990)	$7,994,085	$(2,561)	$7,286,534

The Notes to Consolidated Financial Statements are an integral part of these statements.

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31

	2005	2004
Cash flows from operating activities:
Net income	$2,421,898	$1,544,540

Adjustments to reconcile net income to net cash provided by operating activities:
Non-controlling interest in net income (loss) of variable interest entities	(133,296)	117,290
Depreciation and amortization	38,115	45,454
Changes in assets and liabilities:
Accounts receivable	(97,738)	(31,753)
Inventories	(772,985)	1,167,298
Prepaid expenses and other current assets	70,833	(123,684)
Other assets	200	122,804
Accounts payable and accrued expenses	176,271	231,982
Other liabilities	(11,216)	95,321

Total adjustments	(729,816)	1,624,712

Net cash provided by operating activities	1,692,082	3,169,252

Cash flows used in investing activities:
Acquisition of fixed assets	(94,417)	—

Cash flows used in financing activities:
Distributions to stockholder	(765,300)	(1,887,253)

Net increase in cash	832,365	1,281,999

Cash, beginning	2,171,326	889,327

Cash, ending	$3,003,691	$2,171,326

Supplemental disclosures of cash flow information:

Cash paid for interest	—	—

Cash paid for taxes	—	—

The Notes to Consolidated Financial Statements are an integral part of these statements.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of National Hybrid Inc. (an S-Corporation) and Pace Technology, Inc. (an S-Corporation) which are affiliated through common ownership and management. Effective January 1, 2003, the Company has adopted FASB Interpretation No. 46R (Consolidation of Variable Interest Entities). In accordance with the interpretation, National Hybrid Inc. and Pace Technology, Inc. (hereafter, the “Company”) are presented as consolidated financial statements. All significant inter-company transactions and balances have been eliminated in consolidation.

Nature of Operations

The Company, with a primary location in Ronkonkoma, New York, and a location in Largo, Florida, manufactures hybrid electronic components for military and industrial applications.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable.

The Company places its cash with high credit quality institutions. In general, such investments exceed the FDIC insurance limit of $100,000.

The Company provides credit to its customers in the normal course of business. The Company routinely assesses the financial strength of its customers, and as a consequence, believes that its trade accounts receivable exposure is limited.

AR Concentration

The Company may, at times, have a concentration of its customer receivables with a specific customer. At December 31, 2005, two customers accounted for approximately 32 percent of outstanding receivables (each customer accounting for approximately 15 and 17 percent) and at December 31, 2004 two customers accounted for approximately 36 percent of outstanding receivables (each customer accounting for approximately 17 and 19 percent).

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, money market instruments and other investments having maturities of three months or less at the date of acquisition. Cash equivalents are stated at cost, which approximates fair value.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. The Company determines an account receivable to be delinquent when payments have not been made according to contractual terms. In addition to reviewing delinquent accounts receivable, management considers many factors in estimating the allowance, including historical data, experience, customer types, creditworthiness, and economic trends. From time to time, management may adjust its assumptions for anticipated changes in these or other factors expected to effect collectibility.

Income Taxes

The Company, with the consent of its stockholder, has elected under the Internal Revenue Code and applicable state law to be an S corporation. In lieu of corporation income taxes, the stockholder of an S corporation is taxed on his or her proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal, and a reduced provision for State income taxes have been included in these financial statements.

Deferred Income Taxes

Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. Due to immateriality, the Company has not established deferred income tax assets or liabilities at December 31, 2005 and 2004.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are carried at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant expenditures that increase the value, or extend the useful lives, of the property are capitalized.

Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally from five to ten years.

Depreciation and amortization relating to property and equipment charged to income for the year ended December 31, 2005 and 2004 was $38,115 and $45,454, respectively.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory consists of the following:

	December 31, 2005	December 31, 2004
Raw materials	$2,303,003	$1,643,000
Work in progress	656,276	940,599
Finished goods	1,107,515	710,210

	$4,066,794	$3,293,809

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes non-contract revenue when it is realized or realizable and earned. The Company considers non-contract revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped and risk of loss and ownership has transferred to the customer.

The Company reserves for returns and warranty costs based on the Company’s historical experience and industry standards.

Shipping Costs

Shipping costs for the years ended December 31, 2005 and 2004 amounted to $47,006 and $48,314 and are included in general and administrative expenses.

Research and Development Expenses

Expenditures for research and development are expensed as incurred. During the years ended December 31, 2005 and 2004, the Company incurred $749,840 and $1,299,320, respectively.

Advertising Costs

Advertising costs are expensed as incurred. During 2005 and 2004, advertising expense was $47,665 and $28,748, respectively.

Variable Interest Entities

In accordance with FASB Interpretation No. 46 (Consolidation of Variable Interest Entities), the Company consolidates variable interest entities (VIE’s) in which the Company is the primary beneficiary. VIE’s that share common ownership are reported at carrying value.

National Hybrid, Inc. is the primary beneficiary of Pace Technology, Inc. which qualifies as a variable interest entity. Accordingly, the assets and liabilities and revenues and expenses of Pace Technology, Inc. have been included in the accompanying financial statements. National Hybrid, Inc. provides financial support to the entity and 97 percent of Pace Technology’s sales are made to National Hybrid, Inc. As of December 31, 2005 and 2004 and for the years then ended, Pace Technology had total assets of $73,497 and $222,380, respectively, total liabilities of $206,794 and $105,089, respectively, revenue of $991,784 and $1,819,772, respectively, and expenses of $1,125,081 and $1,702,481, respectively.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note A -	Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate the carrying value due to the short-term nature of these instruments.

Long-Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and property and equipment, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

Note B -	Property and Equipment
At December 31, 2005 and 2004, property and equipment consisted of:

	2005	2004	Estimated Useful Life
Machinery and equipment	$2,063,748	$1,977,914	10 years
Leasehold improvements	202,536	193,952	10 years
Office equipment	56,533	56,534	7 years

	2,322,817	2,228,400
Less: Accumulated depreciation and amortization	(2,202,397)	(2,164,282)

Property and equipment, net	$120,420	$64,118

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note C -	Stockholder’s Equity

Common Stock consists of the following:

1.      National Hybrid Inc: 200 shares no par value authorized, twenty one shares issued, ten shares outstanding; eleven shares in Treasury at a cost of $706,990.

2.      Pace Technology Inc: 200 shares no par value authorized, ten shares issued and outstanding.

Note D -

Related Party Transactions

The Company leases its operating facilities in Ronkonkoma, New York from its stockholder, on a month-to-month basis. The Company is responsible for the payment of real estate taxes, insurance and other related expenses on the property.

Rent paid to the stockholder during 2005 and 2004 totaled $88,000 and $60,000 respectively.

Note E -

Operating Leases

The Company occupies a facility of about 13,400 square feet in Largo, Florida, under a lease that expires December 31, 2007; the rent is $7,887 per month.

Future minimum annual rents are as follows for the years ended December 31,

2006	$94,644
2007	94,644

Note F -

Benefit Plan

The Company has established a defined contribution plan under Section 401(k) of the Internal Revenue Code, which provides for voluntary employee contributions of up to 15 percent of compensation for employees meeting certain eligibility requirements. The Company did not contribute to the plan.

National Hybrid Inc. and Pace Technology Inc.

Notes to Consolidated Financial Statements

Note G -

Subsequent Event (Unaudited)

On July 14, 2006 the stockholder, the Estate of Benedict Pace, entered into a non-binding letter of intent (the “Letter of Intent”) to sell all of the capital stock of National Hybrid, Inc. and Pace Technology, Inc. to API Nanotronics (“API”). Pursuant to the Letter of Intent API has the option to purchase two thirty day extensions for $100,000 each. The extension payments are non-refundable, but such payments shall be applied to the purchase price. During the period ended October 31, 2006 the Estate received $100,000 to extend negotiations under the Letter of Intent to October 31, 2006. Subsequent to October 31, 2006 the Estate received an additional $100,000 to extend negotiations under the Letter of Intent to January 31, 2007.

Supplementary Information

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Schedules of Cost of Goods Sold

For the Years Ended December 31

	2005	2004
Inventory, beginning	$3,293,809	$4,461,107
Purchases	3,079,706	3,842,555
Engineering salaries	226,508	415,380
Technician salaries	779,252	809,434
Quality control salaries	95,815	131,771
Direct assembly salaries	1,355,273	1,694,087
Material salaries	51,049	67,132
Design salaries	115,368	109,863
Indirect salaries	190,085	187,062
Maintenance salaries	119,581	152,283
Operations salaries	231,945	181,161
Production salaries	362,932	311,100
Payroll taxes	304,046	394,156
Hospitalization	392,023	465,007
Insurance	60,193	118,964
Rent	304,834	195,879
Factory supplies	341,957	390,595
Depreciation and amortization	38,115	45,454
Utilities	217,454	206,851
Repairs and maintenance	38,028	39,514
Test equipment calibration	14,780	18,883
Building maintenance	64,972	91,367
Freight	6,798	11,367
Factory expenses	34,045	26,826
Subcontracting	52,939	42,869
Equipment leases	3,788	18,637

Cost of goods available for sale	11,775,295	14,429,304
Inventory, ending	(4,066,794)	(3,293,809)

Total Cost of Goods Sold	$7,708,501	$11,135,495

See Independent Auditors’ Report

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Schedules of Selling Expenses

For the Years Ended December 31

	2005	2004
Sales and marketing salaries	$332,522	$329,866
Payroll taxes	28,170	32,030
Royalty fees	76,637	109,297
Commissions	283,508	319,037
Advertising	47,665	28,748
Sales and marketing expenses	147,268	135,578
Business expenses	24,151	36,246
Airfare	16,127	—
Auto and travel	18,423	—
Trade show expenses	13,806	—
Other	1,734	988

Total Selling Expenses	$990,011	$991,790

See Independent Auditors’ Report

National Hybrid, Inc. and Pace Technology, Inc.

Consolidated Schedules of General and Administrative Expenses

For the Years Ended December 31

	2005	2004
Officers’ salaries	$332,881	$1,069,925
Office salaries	125,264	208,158
Purchasing salaries	131,134	120,167
Research and development salaries	749,840	1,299,320
Payroll taxes	126,672	106,771
Hospitalization	43,558	51,667
Professional fees	84,550	89,281
Insurance	6,688	13,218
Shipping	47,006	48,314
Rent	33,870	21,764
Utilities	24,161	22,983
Auto expense	1,353	10,026
Fees and permits	—	19,224
Office supplies	27,021	17,269
Repairs and maintenance	5,940	5,391
Office expense	39,758	45,978
Miscellaneous expense	10,754	3,787
Telephone	28,332	22,556

Total General and Administrative Expenses	$1,818,782	$3,175,799

See Independent Auditors’ Report

EXHIBIT A—SUPPORT AGREEMENT

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT is entered into as of November 6, 2006, between API Nanotronics Corp., formerly known as Rubincon Ventures Inc., a Delaware corporation (“RVI”), and RVI Sub, Inc., an Ontario corporation (“RVI Sub”).

RECITALS

WHEREAS, pursuant to a Combination Agreement dated effective as of May 5, 2006, by and between RVI and API Electronics Group Corp. (“API”) (such agreement, as it may be amended or restated, is hereinafter referred to as the “Combination Agreement”), the parties agreed that on the Effective Date (as defined in the Combination Agreement), RVI and RVI Sub would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

AND WHEREAS, pursuant to an arrangement (the “Arrangement”) effected by Articles of Arrangement dated •, 2006 filed pursuant to the Business Corporations Act (Ontario) (or any successor or other corporate statute by which API may in the future be governed) (the “Act”) each issued and outstanding common share of API (an “API Common Share”) was exchanged either for ten (10) Exchangeable Shares of RVI Sub (the “Exchangeable Shares”) or at the option of the holder of such API Common Share, ten (10) common shares of RVI (“RVI Common Stock”);

AND WHEREAS, the Articles of Incorporation of RVI Sub set forth the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares;

AND WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby RVI will take certain actions and make certain payments and deliveries necessary to ensure that RVI Sub will be able to make certain payments and to deliver or cause to be delivered shares of RVI Common Stock in satisfaction of the obligations of RVI Sub under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2 Interpretation Not Affected by Headings, Etc.

The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3 Number, Gender, Etc.

Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 Date for Any Action

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE II

COVENANTS OF RVI AND RVI SUB

2.1 Covenants of RVI Regarding Exchangeable Shares

So long as any Exchangeable Shares are outstanding, RVI will:

(a) not declare or pay any dividend on RVI Common Stock unless (i) RVI Sub will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (ii) subsection 2.1 (b) shall have been complied with in connection with such dividend;

(b) cause RVI Sub to declare simultaneously with the declaration of any dividend on RVI Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on RVI Common Stock, cause RVI Sub to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

(c) advise RVI Sub sufficiently in advance of the declaration by RVI of any dividend on RVI Common Stock and take all such other actions as are necessary, in cooperation with RVI Sub, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on RVI Common Stock and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed, if any;

(d) ensure that the record date for any dividend declared on RVI Common Stock is not less than ten Business Days after the declaration date for such dividend;

(e) take all such actions and do all such things as are necessary or desirable to enable and permit RVI Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of RVI Sub or any other distribution of the assets of RVI Sub for the purpose of winding-up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit RVI Sub to cause to be delivered shares of RVI Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

(f) take all such actions and do all such things as are necessary or desirable to enable and permit RVI Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit RVI Sub to cause to be delivered shares of RVI Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be;

(g) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of RVI Sub nor take any action that, or omit to take any action the omission of which is designed to result in the liquidation, dissolution or winding-up of RVI Sub or (ii) would result in a meeting or vote of the shareholders of RVI Sub to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of RVI Sub, other than a meeting as described in clause (d) of the definition of “Automatic Redemption Date” in the Exchangeable Share Provisions; and

(h) use its best efforts to take all such actions and do all such things as are necessary to ensure that there is no meeting or vote of the shareholders of RVI Sub to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of RVI Sub, other than a meeting as described in clause (d) of the definition of “Automatic Redemption Date” in the Exchangeable Share Provisions.

2.2 Segregation of Funds

RVI will cause RVI Sub to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable RVI Sub to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and RVI Sub will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3 Reservation of Shares of RVI Common Stock

RVI hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by section 2.7 hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit RVI Sub to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which RVI may now or hereafter be required to issue shares of RVI Common Stock.

2.4 Notification of Certain Events

In order to assist RVI to comply with its obligations hereunder, RVI Sub will give RVI notice of each of the following events at the time set forth below:

(a) immediately, in the event of any determination by the Board of Directors of RVI Sub to take any action which would require a vote of the holders of Exchangeable Shares for approval;

(b) immediately, upon the earlier of (i) receipt by RVI Sub of notice of, and (ii) RVI Sub otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of RVI Sub or to effect any other distribution of the assets of RVI Sub among its shareholders for the purpose of winding-up its affairs;

(c) immediately, upon receipt by RVI Sub of a Retraction Request (as defined in the Exchangeable Share Provisions);

(d) at least 45 days prior to any Automatic Redemption Date determined by the Board of Directors of RVI Sub in accordance with clause (b) of the definition of Automatic Redemption Date in the Exchangeable Share Provisions;

(e) as soon as practicable upon the issuance by RVI Sub of any Exchangeable Shares or rights to acquire Exchangeable Shares; and

(f) in the event of any determination by the Board of Directors of RVI Sub to institute voluntary liquidation, dissolution or winding-up proceedings with respect to RVI Sub or to effect any other distribution of the assets of RVI Sub among its shareholders for the purpose of winding-up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution.

2.5 Delivery of Shares of RVI Common Stock

In furtherance of its obligations hereunder, upon notice of any event which requires RVI Sub to cause to be delivered shares of RVI Common Stock to any holder of Exchangeable Shares, RVI shall forthwith issue and deliver the requisite shares of RVI Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as RVI Sub shall direct. All such shares of RVI Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

2.6 Qualification of Shares of RVI Common Stock

RVI covenants that if any shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the “Applicable Laws”) before such shares (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by RVI to the initial holder thereof (other than RVI Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a “control person” of RVI for purposes of Canadian federal or provincial securities law or an “affiliate” of RVI for purposes of United States federal or state securities law), RVI will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved. RVI represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a “control person” of RVI for the purposes of Canadian federal and provincial securities law or an “affiliate” of RVI for purposes of United States federal or state securities law). RVI will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder (including, for greater certainty, pursuant to Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted, posted or eligible for trading on all stock exchanges and quotation systems on which such shares are listed, quoted, posted or eligible for trading at such time.

2.7 Equivalence

(a)	RVI will not:

(i) issue or distribute shares of RVI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of RVI Common Stock) to the holders of all or substantially all of the then outstanding shares of RVI Common Stock by way of stock dividend or other distribution; or

(ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of RVI Common Stock entitling them to subscribe for or to purchase shares of RVI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of RVI Common Stock); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding shares of RVI Common Stock (A) shares or securities of RVI of any class other than RVI Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of RVI Common Stock), (B) rights, options or warrants other than those referred to in subsection 2.7 (a) (ii) above, (C) evidences of indebtedness of RVI or (D) assets of RVI;

unless

(iv)	one or both of RVI and RVI Sub is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

(v)	one or both of RVI and RVI Sub shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

(b)	RVI will not:

(i)	subdivide, redivide or change the then outstanding shares of RVI Common Stock into a greater number of shares of RVI Common Stock; or

(ii)	reduce, combine or consolidate or change the then outstanding shares of RVI Common Stock into a lesser number of shares of RVI Common Stock; or

(iii)	reclassify or otherwise change the shares of RVI Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of RVI Common Stock;

unless

(iv)	RVI Sub is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

(v)	the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

RVI will ensure that the record date for any event referred to in section 2.7 (a) or 2.7 (b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by RVI (with simultaneous notice thereof to be given by RVI to RVI Sub).

2.8 Tender Offers, Etc.

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to RVI Common Stock (an “Offer”) is proposed by RVI or is proposed to RVI or its shareholders and is recommended by the Board of Directors of RVI, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of RVI, RVI shall, in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of RVI Common Stock, without discrimination, including, without limiting the generality of the foregoing, RVI will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by RVI or where RVI is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against RVI Sub (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.9 Ownership of Outstanding Shares

Without the prior approval of RVI Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, RVI covenants and agrees in favor of RVI Sub that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than RVI or any of its subsidiaries, RVI, alone or together with any direct or indirect wholly-owned subsidiary of RVI, will be and remain the beneficial owner of all issued and outstanding securities of RVI Sub other than Exchangeable Shares. Notwithstanding the foregoing, RVI shall not be in violation of this Section if any person or group of persons acting jointly or in concert acquires RVI Common Stock pursuant to any merger of RVI pursuant to which RVI was not the surviving corporation.

2.10 RVI Not to Vote Exchangeable Shares

RVI covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by RVI and its subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. RVI further covenants and agrees that it will not, and will cause its subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11 Due Performance

On and after the Effective Date, RVI shall duly and timely perform all of its obligations provided for in connection with the Plan of Arrangement and the Articles of Incorporation of RVI Sub, including any obligations that may arise upon the exercise of RVI’s rights under the Exchangeable Share Provisions.

ARTICLE III

GENERAL

3.1 Term

This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than RVI and any of its subsidiaries.

3.2 Changes in Capital of RVI and RVI Sub

Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 hereof, as a result of which either RVI Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which RVI Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall as soon as possible execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 Severability

If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 Amendments, Modifications, Etc.

This agreement may not be amended, modified or waived except by an agreement in writing executed by RVI Sub and RVI and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

3.5 Ministerial Amendments

Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

(b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of RVI Sub and RVI, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes or corrections which, on the advice of counsel to RVI Sub and RVI, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of RVI Sub and RVI shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 Meeting to Consider Amendments

RVI Sub, at the request of RVI, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of RVI Sub, the Exchangeable Share Provisions and all Applicable Laws.

3.7 Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8 Inurement

This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

3.9 Notices to Parties

All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

(a)	if to RVI:

API Nanotronics Corp.

505 University Avenue

Suite 1400

Toronto, Ontario M5G 1X3

Attention: Mr. Phillip DeZwirek

Fax: (416) 593-4658

(b)	if to RVI Sub to:

RVI, Sub Inc.

505 University Avenue

Suite 1400

Toronto, Ontario M5G 1X3

Attention: Mr. Phillip DeZwirek

Fax: (416) 593-4658

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10 Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11 Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

3.12 Attornment

RVI agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints RVI Sub at its registered office in the Province of Ontario as RVI’s attorney for service of process.

IN WITNESS WHEREOF, RVI and RVI Sub have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

API NANOTRONICS CORP.

Per:	/s/ Phillip DeZwirek

RVI SUB, INC.

Per:	/s/ Phillip DeZwirek

EXHIBIT B—VOTING AND EXCHANGE AGREEMENT

VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of November 6, 2006, by and between API Nanotronics Corp., formerly known as Rubincon Ventures Inc., a Delaware corporation (“RVI”), RVI Sub, Inc., an Ontario corporation (“RVI Sub”), and Equity Transfer & Trust Company (“Trustee”).

WHEREAS, pursuant to a Combination Agreement dated effective as of •, 2006 by and between RVI and API Electronics Group Corp. (“API”) (such agreement as it may be amended or restated is hereinafter referred to as the “Combination Agreement”), the parties agreed that on the Effective Date (as defined in the Combination Agreement), RVI and RVI Sub would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

AND WHEREAS, pursuant to an arrangement (the “Arrangement”) effected by a Articles of Arrangement dated •, 2006 filed pursuant to the Business Corporations Act (Ontario) (or any successor or other corporate statute by which API may in the future be governed) (the “Act”), each issued and outstanding common share of API (an “API Common Share”) was exchanged for ten (10) shares of RVI Common Stock or at the option of shareholders resident in Canada, ten (10) Exchangeable Shares of RVI Sub (the “Exchangeable Shares”);

AND WHEREAS, the Articles of Incorporation of RVI Sub set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the “Exchangeable Share Provisions”), and a copy of such Articles of Incorporation is attached hereto as Exhibit A;

AND WHEREAS, RVI is to provide voting rights in RVI to each holder (other than RVI and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of RVI Common Stock;

AND WHEREAS, RVI is to grant to and in favor of the holders (other than RVI and its subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require RVI to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

AND WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in RVI shall be exercisable by holders (other than RVI and its subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to and a share certificate in respect of one share of RVI Special Voting Stock (the “RVI Special Voting Stock”) to which voting rights attach for the benefit of such holders of Exchangeable Shares and whereby the rights to require RVI or, at the option of RVI, RVI Holdco, to purchase Exchangeable Shares from the holders thereof (other than RVI and its subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

AND WHEREAS, these recitals and any statements of fact in this agreement are made by RVI and RVI Sub and not by the Trustee;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this agreement, the following terms shall have the following meanings:

“Act” has the meaning in the recitals hereto;

“Aggregate Equivalent Vote Amount” means, with respect to any matter, proposition or question on which holders of RVI Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

“API” has the meaning in the recitals hereto.

“Arrangement” has the meaning provided in the recitals hereto.

“Automatic Exchange Rights” means the benefit of the obligation of RVI to effect the automatic exchange of shares of Exchangeable Shares for RVI Common Stock pursuant to Section 5.12 hereof.

“Board of Directors” means the Board of Directors of RVI Sub.

“Business Day” has the meaning provided in the Exchangeable Share Provisions.

“Combination Agreement” has the meaning in the recitals hereto.

“Equivalent Vote Amount” means, with respect any matter, proposition or question on which holders of RVI Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of RVI Common Stock is entitled with respect to such matter, proposition or question.

“Exchange Put Right” has the meaning provided in the Exchangeable Share Provisions.

“Exchange Right” has the meaning provided in Section 5.1(b) hereof.

“Exchangeable Share Consideration” has the meaning provided in the Exchangeable Share Provisions.

“Exchangeable Share Price” has the meaning provided in the Exchangeable Share Provisions.

“Exchangeable Share Provisions” has the meaning provided in the recitals hereto.

“Exchangeable Shares” has the meaning provided in the recitals hereto.

“Holder Votes” has the meaning provided in Section 4.2 hereof.

“Holders” means the registered holders from time to time of Exchangeable Shares, other than RVI and its Subsidiaries.

“Insolvency Event” means the institution by RVI Sub of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of RVI Sub to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by RVI Sub to contest in good faith any such proceedings commenced in respect of RVI Sub within 15 days of becoming aware thereof, or if so contested the adjudication that RVI Sub is bankrupt or insolvent or is to be dissolved or wound-up, or the consent by RVI Sub to the filing of any such petition or to the appointment of a receiver, or the making by RVI Sub of a general assignment for the benefit of creditors, or the admission in writing by RVI Sub of its inability to pay its debts generally as they become due, or RVI Sub’s not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.5 of the Exchangeable Share Provisions.

“Liquidation Call Right” has the meaning provided in the Exchangeable Share Provisions.

“Liquidation Event” has the meaning provided in subsection 5.12(b) hereof.

“Liquidation Event Effective Time” has the meaning provided in subsection 5.12(c) hereof.

“List” has the meaning provided in Section 4.6 hereof.

“Officer’s Certificate” means, with respect to RVI or RVI Sub, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of RVI or RVI Sub, as the case may be.

“Person” includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

“Plan of Arrangement” has the meaning provided in the Exchangeable Share Provisions.

“Redemption Call Right” has the meaning provided in the Exchangeable Share Provisions.

“Retracted Shares” has the meaning provided in Section 5.7 hereof.

“Retraction Call Right” has the meaning provided in the Exchangeable Share Provisions.

“RVI” has the meaning in the recitals hereto.

“RVI Common Stock” has the meaning provided in the Exchangeable Share Provisions.

“RVI Consent” has the meaning provided in Section 4.2 hereof.

“RVI Holdco” means a subsidiary of RVI (other than RVI Sub) established by RVI for the purpose of purchasing Exchangeable Shares and delivering RVI Common Stock as provided for in this Agreement, the Exchangeable Share Provisions or the Support Agreement.

“RVI Meeting” has the meaning provided in Section 4.2 hereof.

“RVI Special Voting Stock” has the meaning provided in the recitals hereto.

“RVI Stock Options” means the outstanding options entitling the holders to acquire upon exercise thereof up to 5,100,000 shares of RVI Common Stock in the aggregate.

“RVI Sub” has the meaning in the recitals hereto.

“Successor” has the meaning provided in subsection 11.1 (a) hereof.

“Support Agreement” means that certain support agreement made as of even date hereof by and between RVI and RVI Sub.

“Trust” means the trust created by this agreement.

“Trust Estate” means the Voting Share, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

“Trustee” means Equity Transfer & Trust Company and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

“Voting Rights” means the voting rights attached to the Voting Share.

“Voting Share” means the one share of RVI Special Voting Stock, U.S. $0.011 par value, issued by RVI to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of RVI Common Stock equal to the Aggregate Equivalent Vote Amount.

1.2 Interpretation Not Affected by Headings, Etc.

The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3 Number, Gender, Etc.

Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 Date for Any Action

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5 Payments

All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.

ARTICLE II

PURPOSE OF AGREEMENT

The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.

ARTICLE III

VOTING SHARE

3.1 Issuance and Ownership of the Voting Share

RVI hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. RVI hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by RVI to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

(a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

(b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2 Legended Share Certificates

RVI Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

3.3 Safe Keeping of Certificate

The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

3.4 Holders’ Benefit

For greater certainty, the Trustee holds the benefit of the Voting Rights for the Holders, but all other rights in respect of the Voting Share, including without limitation any rights to receive dividends on the Voting Share, are for benefit of RVI.

ARTICLE IV

EXERCISE OF VOTING RIGHTS

4.1 Voting Rights

The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of RVI at a RVI Meeting or in connection with a RVI Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a RVI Consent is sought or a RVI Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder’s Voting Rights.

4.2 Number of Votes

With respect to all meetings of stockholders of RVI at which holders of shares of RVI Common Stock are entitled to vote (a “RVI Meeting”) and with respect to all written consents sought by RVI from its stockholders including the holders of shares of RVI Common Stock (a “RVI Consent”), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by RVI or by applicable law for such RVI Meeting or RVI Consent, as the case may be, (the “Holder Votes”) in respect of each matter, question or proposition to be voted on at such RVI Meeting or to be consented to in connection with such RVI Consent.

4.3 Mailings to Shareholders

With respect to each RVI Meeting and RVI Consent, the Trustee will mail use its reasonable efforts to or cause to be mailed (or otherwise communicate in the same manner as RVI utilizes in communications to holders of RVI Common Stock, subject to the Trustee’s ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by RVI to its stockholders:

(a) a copy of such notice, together with any proxy or information statement and related materials to be provided to holders of RVI Common Stock;

(b) a statement of the number of Holder Votes which the Holder is entitled to exercise;

(c) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such RVI Meeting or RVI Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such RVI Meeting and to exercise personally the Holder Votes thereat;

(d) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i) a proxy to such Holder or such Holder’s designee to exercise personally the Holder Votes; or

(ii) a proxy to a designated agent or other representative of the management of RVI to exercise such Holder Votes;

(e) a statement that if no voting instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

(f) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

(g) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a RVI Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

The materials referred to above are to be provided by RVI to the Trustee, but shall be subject to review and comment by the Trustee.

For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such RVI Meeting or RVI Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by RVI or by applicable law for purposes of determining stockholders entitled to vote at such RVI Meeting or to give written consent in connection with such RVI Consent. RVI will notify the Trustee in writing of any decision of the board of directors of RVI with respect to the calling of any such RVI Meeting or the seeking of any such RVI Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4 Copies of Stockholder Information

RVI will deliver to the Trustee copies of all proxy materials, (including notices of RVI Meetings, but excluding proxies to vote shares of RVI Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of RVI Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder, to the extent possible, at the same time as such materials are first sent to holders of RVI Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of RVI, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by RVI) received by the Trustee from RVI, to the extent possible, at the same time as such materials are first sent to holders of RVI Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee’s principal transfer office in the city of Toronto.

4.5 Other Materials

Immediately after receipt by RVI or any stockholder of RVI of any material sent or given generally to the holders of RVI Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), RVI shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of RVI, copies of all such materials received by the Trustee from RVI. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee’s principal transfer office in the city of Toronto.

4.6 List of Persons Entitled to Vote

RVI Sub shall, (i) prior to each annual, general or special RVI Meeting or the seeking of any RVI Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a RVI Meeting or a RVI Consent, at the close of business on the record date established by RVI or pursuant to applicable law for determining the holders of RVI Common Stock entitled to receive notice of and/or to vote at such RVI Meeting or to give consent in connection with such RVI Consent. Each such List shall be delivered to the Trustee promptly after receipt by RVI Sub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. RVI agrees to give RVI Sub written notice (with a copy to the Trustee) of the calling of any RVI Meeting or the seeking of any RVI Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable RVI Sub to perform its obligations under this Section 4.6.

4.7 Entitlement to Direct Votes

Any Holder named in a List prepared in connection with any RVI Meeting or any RVI Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8 Voting by Trustee, and Attendance of Trustee Representative, at Meeting

In connection with each RVI Meeting and RVI Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.3 hereof.

The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each RVI Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee’s representatives, and at the Holder’s request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

(i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such RVI Meeting, or

(ii) submits to the Trustee’s representatives written revocation of any such previous instructions.

At such RVI Meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9 Distribution of Written Materials

Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as RVI utilizes in communications to holders of RVI Common Stock subject to the Trustee’s ability to provide this method of communication and upon being advised in writing of such method) to each Holder at its address as shown on the books of RVI Sub. RVI Sub shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

(a) current lists of the Holders; and

(b) on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

The materials referred to above are to be provided by RVI Sub to the Trustee, but shall be subject to review and comment by the Trustee.

4.10 Termination of Voting Rights

Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to RVI, and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of RVI Common Stock, as specified in Article 5 hereof (unless in any case RVI or RVI Holdco shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of RVI Sub or any other distribution of the assets of RVI Sub among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by RVI pursuant to the exercise by RVI of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

ARTICLE V

EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1 Grant and Ownership of the Exchange Put Right, Exchange Right and Automatic Exchange Right

RVI hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

(a) the Exchange Put Right;

(b) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require RVI to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, [provided that, upon exercise of such right, RVI may, at its option, cause RVI Holdco to purchase such shares;] and

(c) the Automatic Exchange Rights, all in accordance with the provisions of this agreement and the Exchangeable Share Provisions, as the case may be. RVI hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by RVI to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise and enforce for the benefit of the Holders all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(d) hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

5.2 Legended Share Certificates

RVI Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

(a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

(b) the Automatic Exchange Rights.

5.3 General Exercise of Exchange Put Right and the Exchange Right

The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.14 hereof, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

5.4 Purchase Price

The purchase price payable by RVI (or RVI Holdco, in the case of a purchase by RVI Holdco) for each Exchangeable Share to be purchased by RVI or RVI Holdco (as the case may be) (i) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions; and (ii) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, RVI will provide to the Trustee an Officer’s Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by RVI’s issuing and delivering or causing to be issued and delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

5.5 Exercise Instructions for Exchange Right

Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of RVI Sub. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal transfer offices in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires RVI to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of RVI Sub and such additional documents and instruments as the Trustee may reasonably require, together with:

(a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

(i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require RVI to purchase from the Holder the number of Exchangeable Shares specified therein,

(ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by RVI free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

(iii) the names in which the certificates representing RVI Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

(iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

(b) payment (or evidence satisfactory to the Trustee, RVI Sub and RVI of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by RVI under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of RVI Sub.

5.6 Delivery of Exchangeable Share Consideration; Effect of Exercise

Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires RVI to purchase under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right), duly endorsed for transfer to RVI (or RVI Holdco as RVI may direct), the Trustee shall notify RVI and RVI Sub of its receipt of the same, which notice to RVI and RVI Sub shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and RVI shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, RVI Sub and RVI of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to RVI and RVI Sub of the exercise of the Exchange Put Right or the Exchange Right, as provided in this Section 5.6, (i) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, (ii) RVI shall be required to take all action necessary to permit it to occur, including delivery to the Trustee of the relevant Exchangeable Share Consideration, no later than the close of business on the third Business Day following the receipt by the Trustee of notice, certificates and other documents as aforesaid and (iii) the Holder of such Exchangeable Shares shall be deemed to have transferred to RVI (or RVI Holdco as RVI may direct) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by RVI to the Trustee by the date specified above, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by RVI and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of RVI Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing, until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of the Voting Rights with respect thereto.

5.7 Exercise of Exchange Right Subsequent to Retraction

In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require RVI Sub to redeem any or all of the Exchangeable Shares held by the Holder (the “Retracted Shares”) and is notified by RVI Sub pursuant to Section 6.6 of the Exchangeable Share Provisions that RVI Sub will not be permitted as a result of liquidity or solvency provisions of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from RVI Sub and provided that RVI shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to RVI Sub pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which RVI Sub is unable to redeem. In any such event, RVI Sub hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against RVI Sub’s redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to RVI Sub or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which RVI Sub is not permitted to redeem and will require RVI to purchase such shares in accordance with the provisions of this Article 5.

5.8 Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to RVI pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing RVI Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the

Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

(a) shall pay (and none of RVI, RVI Sub, RVI Holdco, API or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

(b) shall have established to the satisfaction of the Trustee, RVI and API that such taxes, if any, have been paid.

RVI, RVI Sub, RVI Holdco and the Trustee (as directed in writing by RVI) shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any Holder such amounts as RVI, RVI Sub, RVI Holdco or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded unless such Holder provides to RVI and the Trustee certificates or such other assurances as are provided for under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or such other applicable taxation provisions. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority as and when required. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion, if any, of the consideration otherwise payable to the Holder, RVI, RVI Sub, RVI Holdco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to RVI, RVI Sub, RVI Holdco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and RVI, RVI Sub, RVI Holdco or the Trustee, as the case may be, shall notify the Holder and remit to such Holder any unapplied balance of the net proceeds of such sale.

5.9 Notice of Insolvency Event

Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, RVI Sub and RVI shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from RVI Sub or RVI of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of RVI, a notice of such Insolvency Event in the form provided by RVI, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10 Qualification of RVI Common Stock

RVI covenants with the Trustee for the benefit of Holders that if any shares of RVI Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the “Applicable Laws”) before such shares may be issued and delivered by RVI to the initial holder thereof (other than RVI Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a “control person” of RVI for purposes of Canadian provincial securities law or an “affiliate” of RVI for purposes of United States federal or state securities law), RVI will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of RVI Common Stock to be and remain duly registered, qualified or approved to the extent expressly provided in the Combination Agreement. RVI represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of RVI Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange

Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a “control person” of RVI for the purposes of Canadian provincial securities law or an “affiliate” of RVI for the purposes of United States federal or state securities law). RVI will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of RVI Common Stock to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

5.11 Reservation of Shares of RVI Common Stock

RVI hereby represents, warrants and covenants with the Trustee for the benefit of the Holders that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of RVI Common Stock:

(a) as is equal to the sum of

(i) the number of Exchangeable Shares issued and outstanding from time to time, and

(ii) the number of shares of RVI Common Stock issuable pursuant to the RVI Stock Options outstanding on the date hereof; and

(b) as are now and may hereafter be required to enable and permit RVI Sub to meet its obligations hereunder, under the Certificate of Incorporation of RVI, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which RVI may now or hereafter be required to issue shares of RVI Common Stock.

5.12 Automatic Exchange on Liquidation of RVI

(a) RVI will give the Trustee written notice of each of the following events at the time set forth below:

(i) in the event of any determination by the board of directors of RVI to institute voluntary liquidation, dissolution or winding-up proceedings with respect to RVI or to effect any other distribution of assets of RVI among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii) immediately, upon the earlier of

(A) receipt by RVI of notice of, and

(B) RVI otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of RVI or to effect any other distribution of assets of RVI among its stockholders for the purpose of winding up its affairs.

(b) Immediately following receipt by the Trustee from RVI of notice of any event (a “Liquidation Event”) contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by RVI to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of RVI Common Stock provided for in Section 5.12(c) below.

(c) In order that the Holders will be able to participate on a pro rata basis with the holders of RVI Common Stock in the distribution of assets of RVI in connection with a Liquidation Event, immediately prior to the effective time (the “Liquidation Event Effective Time”) of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of RVI Common Stock. To effect such automatic exchange, RVI or, at the option of RVI, RVI Holdco, shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, RVI will provide to the Trustee an Officer’s Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

(d) The closing of the transaction of purchase and sale contemplated by Section 5.12(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to RVI or RVI Holdco, as the case may be, all of the Holder’s right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares, and RVI or RVI Holdco, as the case may be, shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder’s ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of RVI Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for RVI Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with RVI or RVI Holdco, as the case may be, pursuant to such automatic exchange shall thereafter be deemed to represent the shares of RVI Common Stock issued to the Holder by RVI or RVI Holdco, as the case may be, pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of RVI Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as RVI may reasonably require, RVI or RVI Holdco, as the case may be, shall deliver or cause to be delivered to the Holder certificates representing the shares of RVI Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of RVI Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all Voting Rights with respect thereto.

ARTICLE VI

RESTRICTIONS ON ISSUANCE OF RVI SPECIAL VOTING STOCK

6.1 During the term of this agreement, RVI will not issue any shares of RVI Special Voting Stock in addition to the Voting Share.

ARTICLE VII

CONCERNING THE TRUSTEE

7.1 Powers and Duties of the Trustee

The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

(a) receipt and deposit of the Voting Share from RVI as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

(b) granting proxies and distributing materials to Holders as provided in this agreement;

(c) voting the Holder Votes in accordance with the provisions of this agreement;

(d) receiving the grant of the Exchange Put Right and the Exchange Right and the Automatic Exchange Rights from RVI as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

(e) exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of RVI Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f) holding title to the Trust Estate;

(g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

(h) taking action at the direction of a Holder or Holders to enforce the obligations of RVI under this agreement; and

(i) taking such other actions and doing such other things as are specifically provided in this agreement.

In the exercise of such rights, powers and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2 No Conflict of Interest

The Trustee represents to RVI Sub and RVI that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which RVI Sub has its registered office for an order that the Trustee be replaced as trustee hereunder.

7.3 Dealings with Transfer Agents, Registrars, Etc.

RVI Sub and RVI irrevocably authorize the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and RVI Common Stock; and

(b) requisition, from time to time,

(i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement, and

(ii) from the transfer agent of RVI Common Stock, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article 5 hereof, the share certificates issuable upon such exercise.

RVI Sub and RVI irrevocably authorize their respective registrars and transfer agents to comply with all such requests. RVI covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

7.4 Books and Records

The Trustee shall keep available for inspection by RVI and RVI Sub, at the Trustee’s principal transfer office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee’s actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before March 31, 2007, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to RVI and RVI Sub a brief report, dated as of the preceding December 31, with respect to:

(a) the property and funds comprising the Trust Estate as of that date;

(b) the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by RVI of shares of RVI Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

(c) all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.5 Income Tax Returns and Reports

RVI Sub shall or shall cause the Trustee, to the extent necessary, prepare and file on behalf of the RVI Sub appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, RVI shall retain such experts for purposes of providing such advice and assistance upon it becoming aware of any obligation to report or withhold and remit any amounts pursuant to this section.

7.6 Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder’s furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 7.15 hereof, and with respect to the Exchange Put Right and the Exchange Right pursuant to Article 5 hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof. None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7 Actions by Holders

No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.8 Reliance upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this agreement.

7.9 Evidence and Authority to Trustee

RVI Sub and/or RVI shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by RVI Sub and/or RVI or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of RVI Sub and/or RVI forthwith if and when:

(a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

(b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives RVI Sub and/or RVI written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer’s Certificate of RVI Sub and/or RVI or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuator, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that, if such report or opinion is furnished by a director, officer or employee of RVI Sub and/or RVI, it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

(i) declaring that such person has read and understands the provisions of this agreement relating to the condition in question;

(ii) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(iii) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

7.10 Experts, Advisers and Agents

The Trustee may:

(a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by RVI Sub and/or RVI or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

7.11 Investment of Moneys Held by Trustee

Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of RVI Sub. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of RVI Sub, in the deposit department of any loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

7.13 Trustee Not Bound to Act on Request

Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of RVI Sub and/or RVI or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 Authority to Carry on Business

The Trustee represents to RVI Sub and RVI that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

7.15 Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b) all differences with respect to the Voting Rights, the Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16 Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

ARTICLE VIII

COMPENSATION

RVI and RVI Sub jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that RVI and RVI Sub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct. The Trustee shall be obligated to provide only one account or invoice to RVI Sub from time to time in connection with its appointment hereunder.

ARTICLE IX

INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 Indemnification of the Trustee

RVI and RVI Sub jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, costs, penalties, fines and reasonable expenses

(including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by RVI or RVI Sub pursuant hereto. In no case shall RVI or RVI Sub be liable under this indemnity for any claim against any of the Indemnified Parties unless RVI and RVI Sub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, RVI and RVI Sub shall be entitled to participate at their own expense in the defense and, if RVI or RVI Sub so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by RVI or RVI Sub, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and RVI or RVI Sub and the Trustee shall have been advised by counsel acceptable to RVI or RVI Sub that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to RVI or RVI Sub and that an actual or potential conflict of interest exists (in which case RVI and RVI Sub shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the resignation or removal of the Trustee and the termination of the trust.

9.2 Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

ARTICLE X

CHANGE OF TRUSTEE

10.1 Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to RVI and RVI Sub specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless RVI and RVI Sub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, RVI and RVI Sub shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which RVI Sub has its registered office upon application of one or more of the parties hereto.

10.2 Removal

The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days prior notice by written instrument executed by RVI and RVI Sub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee; provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

10.3 Successor Trustee

Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to RVI and RVI Sub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of RVI and RVI Sub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, RVI, RVI Sub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, RVI and RVI Sub shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If RVI or RVI Sub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of RVI and RVI Sub.

ARTICLE XI

SUCCESSORS

11.1 Certain Requirements in Respect of Combination, Etc.

Neither RVI nor RVI Sub shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

(a) such other Person or continuing corporation (the “Successor”), by operation of law, becomes, without further action, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of RVI or RVI Sub, as the case may be, under this agreement; and

(b) such transaction shall, to the satisfaction of the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

11.2 Vesting of Powers in Successor

Whenever the conditions of Section 11. 1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the Successor and RVI or RVI Sub, as the case may be, shall execute and deliver the supplemental agreement provided for in Article 12 hereof, and thereupon the Successor shall possess and from time to time may exercise each and every right and power of RVI or RVI Sub, as the case may be, under this agreement in the name of RVI or RVI Sub, as the case may be, or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors or any officers of RVI or RVI Sub may be done and performed with like force and effect by the directors or officers of such Successor.

11.3 Wholly-owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of RVI with or into RVI or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of RVI provided that all of the assets of such subsidiary are transferred to RVI or another wholly-owned subsidiary of RVI, and any such transactions are expressly permitted by this Article 11.

ARTICLE XII

AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

12.1 Amendments, Modifications, Etc.

Subject to Sections 12.2 and 12.4, this agreement may not be amended, modified or waived except by an agreement in writing executed by RVI Sub, RVI and the Trustee and approved by the Holders in accordance with Section 10.2 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2 Ministerial Amendments

Notwithstanding the provisions of Section 12.1 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

(a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder subject to the receipt by the Trustee of an opinion of its counsel that the addition of the proposed covenant is not prejudicial to the interests of the holders as a whole or the Trustee;

(b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of RVI and RVI Sub and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole;

(c) making such changes or corrections which, on the advice of counsel to RVI Sub, RVI and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel and the board of directors of each of RVI Sub and RVI shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole; or

(d) making such changes as may be necessary or appropriate to implement or give effect to any assignment or assumption made pursuant to Section 14.9 hereof.

12.3 Meeting to Consider Amendments

RVI Sub, at the request of RVI, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of RVI Sub, the Exchangeable Share Provisions and all applicable laws.

12.4 Changes in Capital of RVI and RVI Sub

At all times after the occurrence of any event effected pursuant to Section 2.7 or Section 2.8 of the Support Agreement, as a result of which either RVI Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which RVI Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 Execution of Supplemental Agreements

From time to time, RVI Sub (when authorized by a resolution of its Board of Directors), RVI (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) evidencing the succession of any Successors to RVI and the covenants of and obligations assumed by each such Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

(b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to RVI, RVI Sub, the Trustee or this agreement;

(c) to implement or give effect to any assignment or assumption made pursuant to Section 14.9 hereof; and

(d) for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

ARTICLE XIII

TERMINATION

13.1 Term

The Trust created by this agreement shall continue until the earliest to occur of the following events:

(a) no outstanding Exchangeable Shares are held by a Holder;

(b) each of RVI Sub and RVI elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions; and

(c) 21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2 Survival of Agreement

This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this agreement.

ARTICLE XIV

GENERAL

14.1 Severability

If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby, and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2 Inurement

This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

14.3 Notices to Parties

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(a)	if to RVI:

API Nanotronics Corp.

505 University Avenue

Suite 1400

Toronto, Ontario M5G 1X3

Attention: Mr. Phillip DeZwirek

Fax: (416) 593-4658

(b)	if to RVI Sub to:

RVI Sub, Inc.

505 University Avenue

Suite 1400

Toronto, Ontario M5G 1X3

Attention: Mr. Phillip DeZwirek

Fax: (416) 593-4658

(c)	if to the Trustee to:

Equity Transfer & Trust Company

120 Adelaide Street West

Suite 420

Toronto, Ontario M5H 4C3

Attention: President

Fax: (416) 361-0470

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4 Notice to Holders

Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the

Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5 Risk of Payments by Post

Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by RVI Sub or by RVI or by such Holder to the Trustee or to RVI or RVI Sub, the making of such payment or sending of such document sent through the mail shall be at the risk of RVI Sub or RVI, in the case of payments made or documents sent by the Trustee or RVI Sub or RVI, and the Holder, in the case of payments made or documents sent by the Holder.

14.6 Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7 Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

14.8 Attornment

RVI agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints RVI Sub at its registered office in the Province of Ontario as RVI’s attorney for service of process.

14.9 Permitted Assignment

RVI may assign any or all of its rights and obligations under this Agreement to RVI Holdco, provided that each of RVI and RVI Holdco shall thereafter, jointly and severally, be liable for the performance by RVI Holdco of the obligations of RVI pursuant to this Agreement. Any and all of the obligations of RVI may be performed and satisfied by RVI Holdco, except that nothing in this Section 14.9 will permit any change to the rights, privileges, restrictions and conditions attaching to the Voting Share or Exchangeable Shares or to the Exchange Right, Exchange Put Right or Automatic Exchange Rights.

IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.

API NANOTRONICS CORP. (f/k/a Rubincon Ventures Inc.)

Per:	/s/ Phillip DeZwirek

RVI SUB, INC.

Per:	/s/ Phillip DeZwirek

EQUITY TRANSFER & TRUST COMPANY

Per:	Carol Mikos

Per:	Beau Cairns

EXHIBIT “C”

SHARE CAPITAL AND OTHER PROVISIONS

INCLUDED IN THE ARTICLES OF INCORPORATION OF RVI SUB

SHARE CAPITAL

PROVISIONS ATTACHING TO THE COMMON SHARES

The common shares (“Common Shares”) in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

Dividends

Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, holders of Common Shares have a right to receive dividends when declared by the Board of Directors out of property of the Corporation legally available therefor.

Liquidation

Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, the holders of Common Shares shall, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, be entitled to receive the remaining property and assets of the Corporation.

Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders (other than separate meetings of other classes or series of shares), and shall be entitled to one vote for each Common Share held.

PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

ARTICLE I

INTERPRETATION

1.1 For the purposes of these rights, privileges, restrictions and conditions:

“Act” means the Business Corporations Act (Ontario), as amended, consolidated or re-enacted from time to time.

“Aggregate Equivalent Vote Amount” means, with respect to any matter, proposition or question on which holders of RVI Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares then issued and outstanding and held by holders (other than RVI and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of RVI Common Stock is entitled with respect to such matter, proposition or question.

“API” means API Electronics Group Corp., a corporation organized and existing under the Act.

“Automatic Redemption Date” means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the date, if any, selected pursuant to this clause (a) by the Board of Directors of the Corporation, such date to be no earlier than the tenth anniversary of the Effective Date, (b) the date selected by the Board of Directors of the Corporation (such date to be no earlier than the third anniversary of the Effective Date of the Arrangement) at a time when less than 10% of the number of Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by RVI and its Subsidiaries, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares), are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below, or (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the RVI Common Stock.

“Board of Directors” means the board of directors of the Corporation and any committee thereof acting within its authority.

“Business Day” means any day other than a Saturday, a Sunday or a day when banks are not open for business in Toronto, Ontario.

“Common Shares” means the common shares in the capital of the Corporation.

“Corporation” means RVI Sub, Inc., a corporation organized and existing under the Act and includes any successor corporation.

“Current Market Price” means, in respect of a share of RVI Common Stock on any date, the average of the closing sale prices per share (computed and rounded to the third decimal point) of shares of RVI Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on the OTC Bulletin Board (“OTCBB”), or, if RVI Common Stock is not then traded on the OTCBB, on such other principal U.S. stock exchange or automated quotation system on which the RVI Common Stock is then listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors the public distribution or trading activity of RVI Common Stock during such period does not create a market which reflects the fair market value of a share of RVI Common Stock, then the Current Market Price of a share of RVI Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement.

“Exchange Put Date” has the meaning provided in Section 8.2.

“Exchange Put Right” has the meaning provided in Section 8.1.

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

(a) the Current Market Price of one share of RVI Common Stock deliverable in connection with such action;

(b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; and

(c) such stock or other property constituting any declared and unpaid, and all undeclared but payable, non-cash dividends deliverable in connection with such action,

provided that (i) that part of the consideration which represents (a) above, shall be fully paid and satisfied by the delivery of one share of RVI Common Stock, such share to be duly issued as a fully paid and non-assessable share, (ii) that part of the consideration which represents (c), above, shall be fully paid and satisfied by delivery of such non-cash items, and (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest less any tax required to be deducted and withheld therefrom and without interest.

“Exchangeable Share Price” means, for each Exchangeable Share, an amount equal to the aggregate of:

(a) the Current Market Price of a share of RVI Common Stock; plus

(b) an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus

(c) an additional amount equal to all dividends declared and payable on RVI Common Stock which have not been declared on Exchangeable Shares in accordance herewith; plus

(d) an additional amount representing non-cash dividends declared, payable and unpaid, on such Exchangeable Share.

“Exchangeable Shares” means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

“Liquidation Amount” has the meaning provided in Section 5.1.

“Liquidation Call Right” has the meaning provided in the Articles of Incorporation of the Corporation.

“Liquidation Call Purchase Price” has the meaning provided in the Articles of Incorporation of the Corporation.

“Liquidation Date” has the meaning provided in Section 5.1.

“Plan of Arrangement” means the plan of arrangement involving and affecting API, RVI, the Corporation and the holders of common shares and options of API under section 182 of the Act contemplated in the Combination Agreement by and among RVI and API, dated effective as of May 5, 2006, as further amended and restated from time to time.

“Purchase Price” has the meaning provided in Section 6.3.

“Redemption Call Purchase Price” has the meaning provided in the Articles of Incorporation of the Corporation.

“Redemption Call Right” has the meaning provided in the Articles of Incorporation of the Corporation.

“Redemption Price” has the meaning provided in Section 7.1.

“Retracted Shares” has the meaning provided in subsection 6.1 (a).

“Retraction Call Right” has the meaning provided in subsection 6.1 (c).

“Retraction Date” has the meaning provided in subsection 6.1 (b).

“Retraction Price” has the meaning provided in Section 6.1.

“Retraction Request” has the meaning provided in Section 6.1.

“RVI” means API Nanotronics Corp., formerly known as Rubincon Ventures Inc., a corporation organized and existing under the laws of the State of Delaware and includes any successor corporation or any corporation in which the holders of RVI Common Stock hold securities resulting from the application of Section 2.7 of the Support Agreement;

“RVI Call Notice” has the meaning provided in Section 6.3.

“RVI Common Stock” means the shares of common stock of RVI, with a par value of U.S. $0.001 per share, having voting rights of one vote per share, and any other securities resulting from the application of Section 2.7 of the Support Agreement.

“RVI Dividend Declaration Date” means the date on which the board of directors of RVI declares any dividend on the RVI Common Stock.

“RVI Holdco” has the meaning provided in the Voting and Exchange Trust Agreement.

“RVI Special Share” means the one share of Special Voting Stock of RVI, with a par value of U.S. $0.01, and having voting rights at meetings of holders of RVI Common Stock equal to the Aggregate Equivalent Voting Amount.

“Subsidiary”, in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

“Support Agreement” means the Support Agreement between RVI and the Corporation, made as of the Effective Date.

“Transfer Agent” means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent.

“Trustee” means the Trustee appointed under the Voting and Exchange Trust Agreement, and any successor trustee.

“Voting and Exchange Trust Agreement” means the Voting and Exchange Trust Agreement among the Corporation, RVI and the Trustee, made as of the Effective Date.

ARTICLE II

RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

ARTICLE III

DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each RVI Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the RVI Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of RVI Common Stock, (b) in the case of a stock dividend declared on the RVI Common Stock to be paid in RVI Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of RVI Common Stock to be paid on each share of RVI Common Stock, (c) in the case of a dividend declared on the RVI Common Stock in property other than cash or securities of RVI, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of RVI Common Stock or (d) in the case of a dividend declared on the RVI Common Stock to be paid in securities of RVI other than RVI Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of RVI to be paid on each share of RVI Common Stock. Such dividends (less any tax required to be deducted and withheld from such dividends) shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsections 3.1 (b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1 (c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases, any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends, and the Corporation shall be entitled to liquidate some of the property which would otherwise be deliverable in payment of such dividends to a particular holder of Exchangeable Shares to fund any statutory withholding obligation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the RVI Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

ARTICLE IV

CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Article 10 of these share provisions:

(a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

(c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any liquidation distribution; or

(d) amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights or privileges of the holders of the Exchangeable Shares.

The restrictions in subsections 4.1 (a), 4.1 (b) and 4.1 (c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the effective date of the Plan of Arrangement on the RVI Common Stock shall have been declared on the Exchangeable Shares and paid in full. Nothing herein shall be interpreted to restrict the Corporation from issuing additional Common Shares or Exchangeable Shares.

ARTICLE V

DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, provided that neither RVI nor RVI Holdco shall have exercised the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the “Liquidation Date”), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”) in accordance with Section 5.2. In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the RVI Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 Within 10 Business Days after the Liquidation Date, and subject to the exercise by RVI or RVI Holdco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the RVI Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.4 If RVI or RVI Holdco exercises the Liquidation Call Right, each holder of Exchangeable Shares shall be obligated to sell the Exchangeable Shares held by such holder to RVI or RVI Holdco, as the case may be, on the Liquidation Date on payment to such holder by RVI or RVI Holdco, as the case may be, of the Exchangeable Share Consideration representing the Liquidation Call Purchase Price for each Exchangeable Share.

ARTICLE VI

RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by RVI or RVI Holdco of the Retraction Call Right (which, if exercised by RVI or RVI Holdco, shall be binding on the holder of Exchangeable Shares) and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”) which as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such holder’s Retraction Price. In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the RVI Common Stock that would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule “A” hereto or in such other form as may be acceptable to the Corporation:

(a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Transfer Agent as agent for the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Transfer Agent; and

(c) acknowledging the overriding right (the “Retraction Call Right”) of RVI or RVI Holdco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by RVI or RVI Holdco of the Retraction Call Right, upon receipt by the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by RVI or RVI Holdco pursuant to the Retraction Call Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify RVI and RVI Holdco thereof. In order to exercise the Retraction Call Right, RVI or RVI Holdco must notify the Corporation in writing of its determination to do so (the “RVI Call Notice”) within two Business Days of such notification. If RVI or RVI Holdco does not so notify the Corporation within such two Business Days, the Corporation will notify the holder as soon as possible thereafter that neither RVI nor RVI Holdco will exercise the Retraction Call Right. If RVI or RVI Holdco delivers the RVI Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6 hereof, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to RVI or RVI Holdco, as the case may be, in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and RVI or RVI Holdco, as the case may be, shall purchase from such holder and such holder shall sell to RVI or RVI Holdco, as the case may be, on the Retraction Date the Retracted Shares for a purchase price per share (the “Purchase Price”) equal to the Retraction Price, which as set forth in Section 6.4 hereof, shall be fully paid and satisfied by the delivery by or on behalf of RVI or RVI Holdco, as the case may be, of the Exchangeable Share Consideration representing such holder’s Purchase Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, RVI or RVI Holdco, as the case may be, shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that RVI or RVI Holdco, as the case may be, does not deliver a RVI Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.6 hereof, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 Subject to receipt by the Corporation of a Retraction Request, the Corporation, RVI or RVI Holdco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive such holder’s proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by RVI or RVI Holdco shall thereafter be considered and deemed for all purposes to be a holder of the RVI Common Stock delivered to it. Notwithstanding the foregoing, until such payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither RVI nor RVI Holdco shall have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6 hereof, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require RVI or RVI Holdco, as the case may be, to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by RVI or RVI Holdco, as the case may be, to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and RVI shall make such purchase.

6.6 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to RVI or RVI Holdco, as the case may be, shall be deemed to have been revoked.

ARTICLE VII

REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and if neither RVI or RVI Holdco exercises the Redemption Call Right (which, if exercised, shall be binding on the holders of Exchangeable Shares), the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the “Redemption Price”) which, as set forth in Section 7.3 hereof, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. In connection with payment of the Exchangeable Share Consideration representing the Redemption Price, the Corporation shall be entitled to liquidate some of the RVI Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by RVI or RVI Holdco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Automatic Redemption Date, and subject to the exercise by RVI or RVI Holdco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Exchangeable Share Consideration representing the Redemption Price for each such Exchangeable Share upon presentation and surrender at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation, of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the Exchangeable Share Consideration representing the total Redemption Price, unless payment of the Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Exchangeable Share Consideration representing the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the RVI Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

7.4 If RVI or RVI Holdco exercises the Redemption Call Right, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to RVI or RVI Holdco, as the case may be, on the Automatic Redemption Date against payment to such holder by RVI of the Exchangeable Share Consideration representing the Redemption Call Purchase Price for each such share.

ARTICLE VIII

EXCHANGE PUT RIGHT

8.1 Upon and subject to the terms and conditions contained in these share provisions and the Voting and Exchange Trust Agreement:

(a) a holder of Exchangeable Shares shall have the right (the “Exchange Put Right”) at any time to require RVI to purchase all or any part of the Exchangeable Shares of the holder, provided that, upon the exercise of such right, RVI may, at its option, cause RVI Holdco to purchase such shares; and

(b) upon the exercise by the holder of the Exchange Put Right the holder shall be required to sell to RVI or RVI Holdco, as the case may be, and RVI shall be required to purchase, or cause RVI Holdco to purchase, from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by RVI or RVI Holdco, as the case may be, of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under Section 8.2 hereof) and delivery by or on behalf of RVI or RVI Holdco, as the case may be, of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price. In connection with payment of the Exchangeable Share Consideration, the Corporation shall be entitled to liquidate some of the RVI Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

8.2 The Exchange Put Right provided in Section 8.1 hereof and in Article 5 of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the “Exchange Put Date”) and accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer offices in Toronto, Ontario of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose, or (iii) in other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder’s authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3 The completion of the sale and purchase referred to in Section 8.1 hereof shall be required to occur, and RVI shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

8.4 The surrender by the holder of Exchangeable Shares under Section 8.2 hereof shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so surrendered are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

8.5 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.6 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by Section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of RVI or RVI Holdco, as the case may be, and subject to receipt by the Trustee from RVI or RVI Holdco, as the case may be, of the applicable

Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in Section 8.3 hereof. Delivery by RVI or RVI Holdco, as the case may be, to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

8.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by RVI or RVI Holdco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the RVI Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

ARTICLE IX

VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE X

AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by RVI or its Subsidiaries) duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting (excluding Exchangeable Shares beneficially owned by RVI or its Subsidiaries) shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this Section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

ARTICLE XI

RECIPROCAL CHANGES, ETC. IN RESPECT OF RVI COMMON STOCK

11.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that RVI will not:

(i)	issue or distribute shares of RVI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of RVI Common Stock) to the holders of all or substantially all of the then outstanding shares of RVI Common Stock by way of stock dividend or other distribution; or

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of RVI Common Stock entitling them to subscribe for or to purchase shares of RVI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of RVI Common Stock); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding shares of RVI Common Stock (A) shares or securities of RVI of any class other than RVI Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of RVI Common Stock), (B) rights, options or warrants other than those referred to in subsection 11.1 (a) (ii) above, (C) evidences of indebtedness of RVI or (D) assets of RVI;

unless

(iv)	one or both of RVI and the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

(v)	one or both of RVI and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

(b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that RVI will not:

(i)	subdivide, redivide or change the then outstanding shares of RVI Common Stock into a greater number of shares of RVI Common Stock; or

(ii)	reduce, combine or consolidate or change the then outstanding shares of RVI Common Stock into a lesser number of shares of RVI Common Stock; or

(iii)	reclassify or otherwise change the shares of RVI Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of RVI Common Stock;

unless

(iv)	the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

(v)	the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions.

ARTICLE XII

ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by RVI with all provisions of the Support Agreement, the Voting Trust and Exchange Agreement and RVI’s Certificate of Incorporation applicable to the Corporation and RVI, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust and Exchange Agreement or RVI’s Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

(a)	adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

(b)	making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)	making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE XIII

LEGEND

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Articles of the Corporation relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange provisions thereunder).

ARTICLE XIV

MISCELLANEOUS

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to such office of the Transfer Agent as may be specified by the Corporation, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Transfer Agent, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

14.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

14.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

14.6 For greater certainty, any payments to the holders of Exchangeable Shares shall be net of applicable taxes, if any, and the payor shall not be obliged to gross up or increase the amount of such payment which would otherwise be made to take into account such taxes. Any such taxes which have been withheld or deducted by the payor thereof shall be remitted to the applicable tax authority within the time required for such remittance.

SCHEDULE “A”

RETRACTION REQUEST

To:	RVI Sub, Inc. (the “Corporation”)

And To:	API Nanotronics Corp., formerly known as Rubincon Ventures Inc.(“RVI”)

And To:	(“RVI Holdco”)

This request is given pursuant to Article 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this request which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned requests the Corporation to redeem in accordance with Article 6 of the Share Provisions:

[    ]: all share(s) represented by the accompanying certificate(s); or

[    ]:                      share(s) only.

The undersigned hereby notifies the Corporation that the Retraction Date shall be                                 .

NOTE:	The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice and the accompanying shares are received at any office of the Transfer Agent as may be specified in this Retraction Request or as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. In the event that no such Business Day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this request is received by the Corporation.

The undersigned acknowledges the Retraction Call Right of RVI and RVI Holdco (as defined in the Share Provisions) to purchase all but not less than all the Retracted Shares from the undersigned and that this request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to RVI or RVI Holdco, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If neither RVI or RVI Holdco, as the case may be, determines to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This retraction request, and offer to sell the Retracted Shares to RVI or RVI Holdco, as the case may be, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require RVI to purchase, or cause RVI Holdco to purchase, the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation and RVI that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

[ ]	Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ]	Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer offices of Equity Transfer & Trust Company (the “Transfer Agent”) in Toronto, Ontario, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the share provisions.

NOTE:	This panel must be completed and the accompanying share certificate(s), together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer offices in Toronto, Ontario. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.

Name of Person in Whose Name Securities or Cheque(s) or Other Non-cash Assets Are To Be Registered, Issued or Delivered (please print)	Date

Street Address or P.O. Box	Signature of Shareholder

City, Province	Signature Guaranteed by

NOTE:	If this retraction request is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the Registrant:

SEC Registration Fee	$7,407
Accountant’s Fees and Expenses	$328,167
Legal Fees and Expenses	$347,448
Printing Expenses	$135,479
Blue Sky Qualification Fees and Expenses	$1,860
Miscellaneous	$52,669

Total	$873,030

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide for mandatory indemnification for our officers and directors to the full extent provided by Delaware General Corporation Law. This indemnification protection includes the right to be paid by us the expenses such officer or director incurs in defending a proceeding in advance of a final disposition of the matter. Our by-laws also provide for permissive indemnification for our employees and agents, as authorized by our Board of Directors. We also are authorized to purchase insurance on behalf of an individual including a director, officer, employee, fiduciary or agent of ours for liabilities incurred whether or not we would have the power or obligation to indemnify him under our bylaws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since January, 2004, we have sold and issued the following unregistered securities:

In February 2006, we issued 5,000,000 shares of common stock for $1.00 per share, for an aggregate purchase price of $5,000,000, to two accredited investors, Armen Investments LLC and James H. Batmasian. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. There were no underwriting discounts or commissions paid in connection with this private placement.

In February 2006, we issued 20,000 common shares to Coach Capital as the payment of a loan placement fee. The issuance of this option was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. There were no underwriting discounts or commissions paid in connection with this private placement.

In March 2006, we issued options to purchase 100,000 shares of our common stock to Martin Moskovits, who is an adviser and consultant to us. There were no underwriters employed in connection with this issuance. The options are exercisable at an exercise price of $1.00 per share for a period of five years. One fourth of the options, or options to purchase 25,000 shares of our common stock vested upon issuance. The remainder of the options will vest upon the consummation of an acquisition in the nanotechnology field that the consultant is instrumental in identifying for us. The options were issued as compensation. The issuance of this option was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. There were no underwriting discounts or commissions paid in connection with this private placement.

In March 2006, we issued options to purchase 25,000 shares of common stock to Donald A. Wright, a director. The option exercise price is $1.00 per share. The options have a ten year term. One half or 12,500 of the options are vested. The remaining 12,500 unvested options will vest one year from the date of issuance. The options were issued as compensation. The issuance of this option was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. There were no underwriting discounts or commissions paid in connection with this private placement.

Commencing November 6, 2006 with the Business Combination, as part of the Business Combination, we have issued 15,960,380 shares of our common stock and 11,717,030 Exchangeable Shares of API Nanotronics Sub, Inc. in exchange for API common shares and may issue up to an additional 576,650 shares of our common stock or Exchangeable Shares for the remaining 57,665 API Electronics Group Corp. common shares that have not been converted. The issuance of these shares and the remaining shares to be issued for API Electronics Group Corp. common shares was deemed to be exempt pursuant to Section 3(a)(10) of the Securities Act as a transaction where the terms and conditions of the exchange are approved by a court after a hearing upon the fairness of such terms and conditions.

In November 2006, as part of the Business Combination which occurred pursuant to the Combination Agreement, we issued options to purchase 5,800,000 shares of common stock to holders of options to purchase shares of API common stock in exchange for such API options. As provided in the Combination Agreement, such new options were exerciseable for shares of Rubincon common stock equal to 10 times the number of shares of API stock as were able to be purchased under the cancelled API options. The exercise price of each option for Rubincon common stock was computed by dividing the applicable exercise price of the API option by 10, the exchange ratio. The other terms of the exchanged options remained the same. The issuance of these options was deemed to be exempt pursuant to Section 3(a)(10) of the Securities Act as a transaction where the terms and conditions of the exchange are approved by a court after a hearing upon the fairness of such terms and conditions.

We have conditionally sold in December 2006 and January 2007 1,935,000 shares of our common stock for $1.85 per share to investors located outside the United States in private placement transactions, which were made pursuant to Regulation S under the Securities Act of 1933 and were exempt from registration under such act. However, because the terms of this offering included a minimum amount of $7,500,000 to be raised, which minimum amount has not yet been met, these shares have been paid for but not yet issued. We anticipated that the minimum amount will be raised, and if not, that it will seek a waiver of such requirement from the investors.

We issued options to purchase 300,000 shares of common stock to Martin Moskovits, our consultant, on November 28, 2006. The options are exercisable for $2.06 per share, which was the closing price of our common stock on the day prior to such issuance. The options expire on June 29, 2011. The options were issued under our option plan, the API Nanotronics Corp. Equity Incentive Plan, in a private placement transaction that did not involve a public offering and was exempt from registration under Section 4(2) of the Securities Act of 1933. No underwriter was involved and there were no underwriting discounts or commissions paid in connection with this option issuance. The below chart sets forth the vesting schedule for such options:

Number of Options Vested	Vesting Dates
60,000	June 29, 2007

60,000	On the date the Company (or any of its successors or affiliates) has a facility that can be used for research and development purposes or for the production of nano-related products (the “MEMS Facility”) or such earlier date that the Board of Directors of the Company, in its discretion, decides this vesting condition has been either (i) waived or (ii) cannot be satisfied as a result of decisions made by the Board of Directors of the Company due to no fault of the Option Holder.

60,000	June 29, 2008

60,000	June 29, 2010

60,000	Upon the receipt of the Company (or any of its successor corporations or affiliates) of US$5,000,000 of commitments in total grants or funding from bona-fide third parties related to the research and/or development of nanotechnology or related products.

If Mr. Moskovit’s service as a full-time employee or full-time consultant, or if agreed to, as a part-time consultant to the Company or any of its affiliates is terminated for any reason, then the options, to the extent not vested, will be cancelled without consideration.

We issued options to purchase 500,000 shares of common stock to a number of our employees on December 27, 2006. The options are exercisable for $2.00 per share, which was the closing price of our common stock on the day prior to such issuance. The options vest over a five year period at the rate of one-fifth per year commencing on the date of issuance. The options expire ten years after the date of issuance or earlier upon the occurrence of certain events. The options were issued under our option plan, the API Nanotronics Corp. Equity Incentive Plan, in private placement transactions that did not involve a public offering and were exempt from registration under Section 4(2) of the Securities Act of 1933. No underwriter was involved and there were no underwriting discounts or commissions paid in connection with this option issuance.

All recipients in the transaction described above either received adequate information about us or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS

(a)	Financial Statements. See page F-1 for an index of the financial statements included in this registration statement.

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

3.1	Certificate of Incorporation (incorporated by reference from the Company’s Registration Statement on Form 10-SB filed on February 10, 2000)

3.2	Amendment to Certificate of Incorporation dated May 20, 1999 (incorporated by reference from the Company’s Form 10-KSB filed on April 27, 2006)

3.3	Amendment to Certificate of Incorporation dated September 21, 2005 (incorporated by reference from the Company’s Form 10-KSB filed on April 27, 2006)

3.4	Amendment to Certificate of Incorporation dated November 6, 2006 (incorporated by reference from Amendment No. 2 to Registration Statement on Form S-1 filed on November 6, 2006).

3.5	By-laws (incorporated by reference from the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on October 27, 2006).

5	Opinion of Sugar, Friedberg & Felsenthal LLP, as to the legality of the Registrant’s common stock being registered hereby (incorporated by reference to the Company’s Amendment No. 2 to Registration Statement file on November 6, 2006)

10.1	Subscription Agreement with Investors in $5,000,000 Private Placement (incorporated by reference to the Company’s Form 8-K filed on February 28, 2006)

10.2	Consulting Agreement between the Company and Martin Moskovits (incorporated by reference to the Company’s Form 8-K filed on March 24, 2006).

10.3	Amendment to Consulting Agreement, dated June 29, 2006, among the Company, Martin Moskovits, Steven Bulwa and API Electronics Group Corp. (incorporated by reference to the Company’s Form S-1 filed on August 14, 2006).

10.4	Compensation Arrangement between the Company and Donald A. Wright (incorporated by reference from the Company’s Form 8-K filed on March 29, 2006.)

10.5	Option Agreement between the Company and Donald A. Wright (incorporated by reference from the Company’s Form 8-K filed on March 29, 2006.)

10.6	Support Agreement dated November 6, 2006 among API Nanotronics Corp. and RVI Sub, Inc. (incorporated by reference from the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on November 6, 2006)

10.7	Voting and Exchange Agreement dated November 6, 2006 among API Nanotronics Corp., RVI Sub, Inc. and Equity Transfer & Trust Company, (incorporated by reference from the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on November 6, 2006)

10.8	Share Capital and Other Provisions included in the Articles of Incorporation of RVI Sub, Inc. (incorporated by reference from the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on November 6, 2006)

10.9	API Nanotronics Corp. 2006 Equity Incentive Plan (incorporated by reference from Amendment No. 1 to the Company’s Form S-1 filed on October 26, 2006).

10.10	Stock Purchase Agreement, dated January 24, 2007, among the Company, the Estate of Benedict Pace, National Hybrid, Inc. and Pace Technologies, Inc. (incorporated by reference from the Company’s Form 8-K filed on January 30, 2007)

10.11	Promissory Note of API Nanotronics Corp., in the principal amount of $6,000,000, dated as of January 24, 2007, in favor of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (incorporated by reference from the Company’s Form 8-K filed on January 30, 2007)

14.1	Code of Ethics (incorporated by reference from the Company’s Definitive Proxy Statement filed on April 19, 2004).

14.2	Code of Ethics for Principal Executive, Senior Financial Officers and Other Designated Officers (incorporated by reference from the Company’s Form 8-K filed on March 10, 2006).

16.1	Letter on Change in Certifying Accountant (incorporated by reference from the Company’s Form 8-K filed on February 13, 2004).

16.2	Letter on Change in Certifying Accountant (incorporated by reference from the Company’s Form 8-K filed on February 8, 2006).

16.3	Letter on Change in Certifying Accounts (incorporated by reference from the Company’s Form 8-K filed on December 1, 2006).

16.4	Letter on Change in Certifying Accounts (incorporated by reference from the Company’s Form 8-K filed on December 22, 2006).

23.1	Consent of Sugar, Friedberg & Felsenthal LLP, with respect to the opinion contained in Exhibit 5. (included in Exhibit 5)

23.2	Consent of BDO Dunwoody LLP, independent registered public accounting firm, with respect to the financial statements of the API Electronics Group Corp.

23.3	Consent of Thomas P. Curtain, certified public accountant, with respect to the financial statements of Keytronics, Inc.

23.4	Consent of WithumSmith+Brown, Professional Corporation, independent auditors, with respect to the financial statements of National Hybrid, Inc. and Pace Technology, Inc.

24.	Power of Attorney (previous filed in the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on November 6, 2006 on page II-8)

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

(3) to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that for purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario on February 2, 2007.

API NANOTRONICS CORP.

By:	/s/ Phillip DeZwirek
Phillip DeZwirek
Chairman, Chief Executive Officer,
Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Date
/s/ Phillip DeZwirek	February 2, 2007
Phillip DeZwirek
Chairman, Chief Executive Officer,
Treasurer and Director
(Principal Executive Officer)
/s/ Claudio Mannarino	February 2, 2007
Claudio Mannarino
Chief Financial Officer
(Principal Financial Officer)
/s/ Jason DeZwirek	February 2, 2007
Jason DeZwirek
Secretary and Director
/s/ Thomas Mills*	February 2, 2007
Thomas Mills
President, Chief Operating
Officer and Director
/s/ Donald A. Wright*	February 2, 2007
Donald A. Wright, Director

* Pursuant to power of attorney